AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 29, 2021
File No. 811-21638

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 50

JPMORGAN INSTITUTIONAL TRUST
(Exact Name of Registrant as Specified in Charter)

277 Park Avenue
New York, New York 10172
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code 800-343-1113

Gregory S. Samuels, Esq.
JPMorgan Chase & Co.
4 New York Plaza
New York, New York 10004
(Name and Address of Agent for Service)

Copies to:
Zachary E. Vonnegut-Gabovitch, Esq.
JPMorgan Chase & Co.
4 New York Plaza
New York, New York 10004

EXPLANATORY NOTE
This Amendment is filed by JPMorgan Institutional Trust (the “Registrant”). This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of beneficial interest in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such shares are issued solely in private placement transactions that do not involve a “public offering” within the meaning of Section 4(2) of the Securities Act. The shares have not been registered under any state securities laws in reliance upon various exemptions provided by those laws. Investments in the shares of the Registrant may be made only by “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Registrant.

Prospective Investor	Copy # ____________________
___________________________________________	DO NOT COPY OR CIRCULATE
INSTITUTIONAL INVESTING
Confidential Offering Memorandum
JPMorgan Institutional Trust
June 28, 2021
JPMorgan Intermediate Bond Trust
JPMorgan Core Bond Trust
For Institutional Clients
This cover is not part of the Confidential Offering Memorandum. Each Fund issues shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (“Securities Act”). The enclosed Confidential Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act. In addition, there shall be no sale of the shares referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This Confidential Offering Memorandum (“Memorandum”) describes two separate series (each a “Fund” and collectively the “Funds”) of the JPMorgan Institutional Trust. Shares of the Funds have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or the securities laws of any state. Each Fund issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Shares of the Funds may be purchased only by certain clients of J.P. Morgan Investment Management Inc. (“JPMIM”) and its affiliates who maintain one or more separately managed private accounts, and who are “accredited investors,” as defined in Regulation D under the Securities Act. Eligible investors are institutional investors such as corporations, pension and profit-sharing plans, financial institutions, endowments, and foundations. The Funds are not intended for individuals or accounts established for the benefit of individuals (other than certain pension and profit-sharing plans sponsored by employers or unions for the benefit of individual plan participants). Subscriptions may be accepted or rejected, in whole or in part, in the sole discretion of JPMIM.
Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed only in accordance with the procedures set forth in this Memorandum.
This Memorandum is intended for use only by the person to whom it has been issued. This Memorandum may not be reproduced, provided to others or used for any other purpose.
The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved the shares of any of the Funds as an investment or determined whether this Memorandum is accurate or complete. Any representation to the contrary is a criminal offense.
The Funds provide access to the professional investment advisory services offered by JPMIM, which is an indirect wholly owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”), a bank holding company. Investors may direct questions regarding the Funds to their client relationship or client service manager.
Although the Funds may be similar to one or more other funds or accounts advised by JPMIM or its affiliates, each Fund is a separate series with its own investment objective, policies and expenses. Other funds and accounts advised by JPMIM or its affiliates will have different investment results, and information about those funds and accounts should not be assumed to apply to the Funds.
This Memorandum explains what you should know about the Funds before you invest. Please read it carefully.

JPMorgan Intermediate Bond Trust
What is the goal of the Fund?
The Fund seeks current income consistent with the preservation of capital by investing in high- and medium-grade fixed income securities with intermediate maturities.
Fees and Expenses of the Fund
In addition to the fees and expenses of the Fund set out below, separate account clients of JPMIM or its affiliates may also incur investment advisory, servicing and other fees in connection with the maintenance of the client’s separately managed account. The Total Annual Fund Operating Expenses in the table below are based on the average net assets during the most recent fiscal year; this ratio will generally increase as Fund assets decline due to market movements, net redemptions, and other factors during the current fiscal year, but expenses (other than acquired fund fees and expenses other than certain money market fund fees as described below, dividend and interest expenses related to short sales, interest, taxes, expenses related to litigation and potential litigation, and extraordinary expenses) will not increase beyond the level of any expense limitation in place for the Fund.
This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the Fund.
ANNUAL FUND OPERATING EXPENSES (Expenses that you pay each year as a percentage of the value of your investment)
Institutional
Management Fees	0.28%
Distribution (Rule 12b-1) Fees	NONE
Other Expenses	0.24
Total Annual Fund Operating Expenses	0.52
Fee Waivers and/or Expense Reimbursements[1]	-0.37
Total Annual Fund Operating Expenses after Fee Waivers and/or Expense Reimbursements[1]	0.15
1
The Fund’s adviser and/or its affiliates have contractually agreed to waive fees and/or reimburse expenses to the extent Total Annual Fund Operating Expenses (excluding acquired fund fees and expenses other than certain money market fund fees as described below, dividend and interest expenses related to short sales, interest, taxes, expenses related to litigation and potential litigation, expenses related to trustee elections, and extraordinary expenses) exceed 0.15% of the average daily net assets. The Fund may invest in one or more money market funds advised by the adviser or its affiliates (affiliated money market funds). The Fund’s adviser, shareholder servicing agent and/or administrator have contractually agreed to waive fees and/or reimburse expenses in an amount sufficient to offset the respective net fees each collects from the affiliated money market funds on the Fund’s investment in such money market funds. These waivers are in effect through 6/30/22, at which time it will be determined whether such waivers will be renewed or revised. To the extent that the Fund engages in securities lending, affiliated money market fund fees and expenses resulting from the Fund’s investment of cash received from securities lending borrowers are not included in Total Annual Fund Operating Expenses and therefore, the above waivers do not apply to such investments.
Example
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are equal to the total annual fund operating expenses after fee waivers and expense reimbursements shown in the fee table through 6/30/22 and total annual fund operating expenses thereafter. Your actual costs may be higher or lower.
WHETHER OR NOT YOU SELL YOUR SHARES, YOUR COST WOULD BE:
	1 Year	3 Years	5 Years	10 Years
INSTITUTIONAL SHARES ($)	15	129	254	617
Portfolio Turnover
The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 40% of the average value of its portfolio.
What are the Fund’s main investment strategies?
The Fund mainly invests in investment grade debt securities of all types or unrated debt securities which J.P. Morgan Investment Management Inc. (JPMIM or the adviser) determines to be of comparable quality, including bonds, notes and U.S. government obligations with intermediate maturities. These include mortgage-backed securities, asset-backed securities and collateralized mortgage obligations. Such securities may be structured as collateralized mortgage obligations (CMOs) and stripped mortgage-backed securities, including those structured such that payments consist of interest-only (IO), principal-only (PO) or principal and interest. The Fund also may invest in inverse floaters and inverse IOs, which are debt securities with interest rates that reset in the opposite direction from the market rate to which the security is indexed.
As a matter of fundamental policy, the Fund will invest at least 80% of its net assets in bonds and at least 50% of its total assets will consist of obligations issued by the U.S. government or its agencies and instrumentalities, some of which may be subject to repurchase agreements. For purposes of this policy, “net assets” means net assets, plus the amount of borrowings for investment purposes. U.S. government obligations include U.S. Treasury obligations as well as the Federal National Mortgage Association (Fannie Mae), the Government National
June 28, 2021  |  1

JPMorgan Intermediate Bond Trust (continued)
Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and other government agency mortgage-backed securities.
Securities will be rated investment grade (or the unrated equivalent) at the time of purchase. In addition, all securities will be U.S. dollar-denominated although they may be issued by a foreign corporation or a U.S. affiliate of a foreign corporation, or a foreign government or its agencies and instrumentalities. The adviser may invest a significant portion or all of its assets in mortgage-related and mortgage-backed securities in the adviser’s discretion. The Fund expects to invest no more than 10% of its assets in “sub-prime” mortgage-related securities at the time of purchase.
Up to 20% of the Fund’s total assets may be invested in preferred stock.
While the Fund is not required to maintain a specific duration, the Fund’s average weighted maturity will ordinarily range between three and ten years, taking into account expected prepayment of principal on certain investments. The Fund may have a longer or shorter average weighted maturity under certain market conditions and the Fund may shorten or lengthen its average weighted maturity if deemed appropriate for temporary defensive purposes. Because of the Fund’s holdings in asset-backed, mortgage-backed and similar securities, the Fund’s average weighted maturity is equivalent to the average weighted maturity of the cash flows in the securities held by the Fund given certain prepayment assumptions (also known as weighted average life).
The adviser buys and sells securities and investments for the Fund based on its view of individual securities and market sectors. Taking a long-term approach, the adviser looks for individual fixed income investments that it believes will perform well over market cycles. The adviser is value oriented and makes decisions to purchase and sell individual securities and instruments after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, duration, liquidity, legal provisions and the structure of the transaction. As part of its security selection process, the adviser also evaluates whether environmental, social and governance factors could have a material negative or positive impact on the cash flows or risk profiles of companies in the universe in which the Fund may invest. These determinations may not be conclusive and securities of issuers that may be negatively impacted by such factors may be purchased and retained by the Fund while the Fund may divest or not invest in securities of issuers that may be positively impacted by such factors.
The Fund’s Main Investment Risks
The Fund is subject to management risk and may not achieve its objective if the adviser’s expectations regarding particular instruments or markets are not met.

An investment in this Fund or any other fund may not provide a complete investment program. The suitability of an investment in the Fund should be considered based on the investment objective, strategies and risks described in this prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals and time horizons. You may want to consult with a financial advisor to determine if this Fund is suitable for you.
The Fund is subject to the main risks noted below, any of which may adversely affect the Fund’s performance and ability to meet its investment objective.
General Market Risk. Economies and financial markets throughout the world are becoming increasingly interconnected, which increases the likelihood that events or conditions in one country or region will adversely impact markets or issuers in other countries or regions. Securities in the Fund’s portfolio may underperform in comparison to securities in general financial markets, a particular financial market or other asset classes due to a number of factors, including inflation (or expectations for inflation), deflation (or expectations for deflation), interest rates, global demand for particular products or resources, market instability, debt crises and downgrades, embargoes, tariffs, sanctions and other trade barriers, regulatory events, other governmental trade or market control programs and related geopolitical events. In addition, the value of the Fund’s investments may be negatively affected by the occurrence of global events such as war, terrorism, environmental disasters, natural disasters or events, country instability, and infectious disease epidemics or pandemics.
For example, the outbreak of COVID-19, a novel coronavirus disease, has negatively affected economies, markets and individual companies throughout the world, including those in which the Fund invests. The effects of this pandemic to public health and business and market conditions, including exchange trading suspensions and closures may continue to have a significant negative impact on the performance of the Fund’s investments, increase the Fund’s volatility, exacerbate pre-existing political, social and economic risks to the Fund, and negatively impact broad segments of businesses and populations. The Fund’s operations may be interrupted as a result, which may contribute to the negative impact on investment performance. In addition, governments, their regulatory agencies, or self-regulatory organizations may take actions in response to the pandemic that affect the instruments in which the Fund invests, or the issuers of such instruments, in ways that could have a significant negative impact on the Fund’s investment performance. The full impact of the COVID-19 pandemic, or other future epidemics or pandemics, is currently unknown.
Interest Rate Risk. The Fund’s investments in bonds and other debt securities will change in value based on changes in interest rates. If rates increase, the value of these investments generally declines. Securities with greater interest rate sensitivity and
2  |  JPMorgan Institutional Trust

longer maturities generally are subject to greater fluctuations in value. The Fund may invest in variable and floating rate securities. Although these instruments are generally less sensitive to interest rate changes than fixed rate instruments, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly, or as much, as general interest rates. The Fund may face a heightened level of interest rate risk due to certain changes in monetary policy. During periods when interest rates are low or there are negative interest rates, the Fund’s yield (and total return) also may be low or the Fund may be unable to maintain positive returns.
Credit Risk. The Fund’s investments are subject to the risk that issuers and/or counterparties will fail to make payments when due or default completely. Prices of the Fund’s investments may be adversely affected if any of the issuers or counterparties it is invested in are subject to an actual or perceived deterioration in their credit quality. Credit spreads may increase, which may reduce the market values of the Fund’s securities. Credit spread risk is the risk that economic and market conditions or any actual or perceived credit deterioration may lead to an increase in the credit spreads (i.e., the difference in yield between two securities of similar maturity but different credit quality) and a decline in price of the issuer’s securities.
Government Securities Risk. The Fund invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as securities issued by the Government National Mortgage Association (Ginnie Mae), the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac)). U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by Ginnie Mae or the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to the Fund. Securities issued or guaranteed by U.S. government-related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government will provide financial support. Therefore, U.S. government-related organizations may not have the funds to meet their payment obligations in the future.
Asset-Backed, Mortgage-Related and Mortgage-Backed Securities Risk. The Fund may invest in asset-backed, mortgage-related and mortgage-backed securities including so-called “sub-prime” mortgages that are subject to certain other risks including prepayment and call risks. When mortgages and other obligations are prepaid and when securities are called, the Fund may have to reinvest in securities with a lower yield or fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss and/or a decrease in the amount of dividends and yield. In periods of either rising or declining interest rates, the Fund may be subject to extension risk, and may receive principal later than expected. As a result, in periods of rising interest rates, the Fund may exhibit additional volatility. During periods of difficult or frozen credit markets, significant changes in interest rates or deteriorating economic conditions, such securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Additionally, asset-backed, mortgage-related and mortgage-backed securities are subject to risks associated with their structure and the nature of the assets underlying the securities and the servicing of those assets. Certain asset-backed, mortgage-related and mortgage-backed securities may face valuation difficulties and may be less liquid than other types of asset-backed, mortgage-related and mortgage-backed securities, or debt securities.
Collateralized mortgage obligations (CMOs) and stripped mortgage-backed securities, including those structured as interest-only (IOs) and principal-only (POs), are more volatile and may be more sensitive to the rate of prepayment than other mortgage-related securities. The risk of default, as described under “Credit Risk,” for “sub-prime” mortgages is generally higher than other types of mortgage-backed securities. The structure of some of these securities may be complex and there may be less available information than other types of debt securities.
Inverse Floater Risk. Inverse floaters and inverse IOs are debt securities structured with interest rates that reset in the opposite direction from the market rate to which the security is indexed. Generally, interest rates on these securities vary inversely with a short-term floating rate (which may be reset periodically). They are more volatile and more sensitive to interest rate changes than other types of debt securities. Interest rates on inverse floaters and inverse IOs will decrease when the rate to which they are indexed increases, and will increase when the rate to which they are indexed decreases. In response to changes in market interest rates or other market conditions, the value of an inverse floater or inverse IO may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If interest rates move in a manner not anticipated by the adviser, the Fund could lose all or substantially all of its investment in inverse IOs.
Prepayment Risk. The issuer of certain securities may repay principal in advance, especially when yields fall. Changes in the rate at which prepayments occur can affect the return on investment of these securities. When debt obligations are prepaid or when securities are called, the Fund may have to reinvest in securities with a lower yield. The Fund also may fail to recover additional amounts (i.e., premiums) paid for securities with higher coupons, resulting in an unexpected capital loss.
Preferred Stock Risk. Preferred stock generally has a preference as to dividends and liquidation over an issuer’s common stock but ranks junior to debt securities in an issuer’s capital
June 28, 2021  |  3

JPMorgan Intermediate Bond Trust (continued)
structure. Unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer’s board of directors. Preferred stock also may be subject to optional or mandatory redemption provisions.
Foreign Issuer Risk. U.S. dollar-denominated securities of foreign issuers or U.S. affiliates of foreign issuers may be subject to additional risks not faced by domestic issuers. These risks include political and economic risks, civil conflicts and war, greater volatility, expropriation and nationalization risks, sanctions or other measures by the United States or other governments and regulatory issues facing issuers in such foreign countries. Events and evolving conditions in certain economies or markets may alter the risks associated with investments tied to countries or regions that historically were perceived as comparatively stable becoming riskier and more volatile.
Industry and Sector Focus Risk. At times the Fund may increase the relative emphasis of its investments in a particular industry or sector. The prices of securities of issuers in a particular industry or sector may be more susceptible to fluctuations due to changes in economic or business conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry or sector more than securities of issuers in other industries and sectors. To the extent that the Fund increases the relative emphasis of its investments in a particular industry or sector, its shares’ values may fluctuate in response to events affecting that industry or sector.
Transactions Risk. The Fund could experience a loss and its liquidity may be negatively impacted when selling securities to meet redemption requests by shareholders. The risk of loss increases if the redemption requests are unusually large or frequent or occur in times of overall market turmoil or declining prices. Similarly, large purchases of Fund shares may adversely affect the Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would.
Investments in the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency.
You could lose money investing in the Fund.
The Fund’s Past Performance
This section provides some indication of the risks of investing in the Fund. The bar chart shows how the performance of the Fund has varied from year to year for the past ten calendar years. The table shows the average annual total returns for the past one year, five years and ten years. The table compares the Fund’s performance to the performance of the Bloomberg Barclays Intermediate U.S. Government/Credit Index. Past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.
YEAR-BY-YEAR RETURNS

Best Quarter	3rd quarter, 2011	3.12%
Worst Quarter	4th quarter, 2016	-2.07%

The Fund’s year-to-date total return	through	3/31/21	was	-1.59%	.

AVERAGE ANNUAL TOTAL RETURNS (For periods ended December 31, 2020)
	Past 1 Year	Past 5 Years	Past 10 Years
INSTITUTIONAL SHARES
Return Before Taxes	6.35%	3.92%	3.61%
Return After Taxes on Distributions	4.79	2.34	2.13
Return After Taxes on Distributions and Sale of Fund Shares	4.02	2.37	2.18
BLOOMBERG BARCLAYS INTERMEDI- ATE U.S. GOVERNMENT/CREDIT INDEX (Reflects No Deduction for Fees, Expenses, or Taxes)	6.43	3.64	3.11
After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes.Actual after-tax returns depend on the investor’s tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements.
4  |  JPMorgan Institutional Trust

Management
J.P. Morgan Investment Management Inc. (the adviser)
Portfolio Manager	Managed Fund Since	Primary Title with Investment Adviser
Scott E. Grimshaw	2005	Executive Director
Daniel Ateru	2019	Executive Director
Purchase and Sale of Fund Shares
Purchase minimums
To establish an account	$5,000,000
To add to an account	No minimum levels
In general, you may purchase or redeem shares on any business day:
•
By contacting your client relationship or client service manager
Tax Information
The Fund intends to make distributions that may be taxed as ordinary income or capital gains, except when your investment is a qualified retirement plan or other tax-advantaged investment plans, in which case you may be subject to federal income tax upon withdrawal from the tax-advantaged investment plan.
June 28, 2021  |  5

JPMorgan Core Bond Trust
What is the goal of the Fund?
The Fund seeks to maximize total return by investing primarily in a diversified portfolio of intermediate- and long-term debt securities.
Fees and Expenses of the Fund
In addition to the fees and expenses of the Fund set out below, separate account clients of JPMIM or its affiliates may also incur investment advisory, servicing and other fees in connection with the maintenance of the client’s separately managed account. The Total Annual Fund Operating Expenses in the table below are based on the average net assets during the most recent fiscal year; this ratio will generally increase as Fund assets decline due to market movements, net redemptions, and other factors during the current fiscal year, but expenses (other than acquired fund fees and expenses other than certain money market fund fees as described below, dividend and interest expenses related to short sales, interest, taxes, expenses related to litigation and potential litigation, and extraordinary expenses) will not increase beyond the level of any expense limitation in place for the Fund.
This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the Fund.
“Acquired Fund Fees and Expenses” are expenses incurred indirectly by the Fund through its ownership of shares in other investment companies, including affiliated money market funds, other mutual funds, exchange-traded funds and business development companies. The impact of Acquired Fund Fees and Expenses is included in the total returns of the Fund. Acquired Fund Fees and Expenses are not direct costs of the Fund, are not used to calculate the Fund’s net asset value per share and are not included in the calculation of the ratio of expenses to average net assets shown in the Financial Highlights section of the Fund’s prospectus.
ANNUAL FUND OPERATING EXPENSES (Expenses that you pay each year as a percentage of the value of your investment)
Institutional
Management Fees	0.28%
Distribution (Rule 12b-1) Fees	NONE
Other Expenses	0.12
Acquired Fund Fees and Expenses	0.01
Total Annual Fund Operating Expenses	0.41
Fee Waivers and/or Expense Reimbursements[1]	-0.26
Total Annual Fund Operating Expenses after Fee Waivers and/or Expense Reimbursements[1]	0.15
1
The Fund’s adviser and/or its affiliates have contractually agreed to waive fees and/or reimburse expenses to the extent Total Annual Fund Operating Expenses (excluding Acquired Fund Fees and Expenses other than certain money market fund fees as described below, dividend and interest expenses related to short sales, interest, taxes, expenses related to litigation and potential litigation, expenses related to trustee elections, and extraordinary expenses) exceed 0.15% of the average daily net assets. The Fund may invest in one or more money market funds advised by the adviser or its affiliates (affiliated money market funds). The Fund’s adviser, shareholder servicing agent and/or administrator have contractually agreed to waive fees and/or reimburse expenses in an amount sufficient to offset the respective net fees each collects from the affiliated money market funds on the Fund’s investment in such money market funds. These waivers are in effect through 6/30/22, at which time it will be determined whether such waivers will be renewed or revised. To the extent that the Fund engages in securities lending, affiliated money market fund fees and expenses resulting from the Fund’s investment of cash received from securities lending borrowers are not included in Total Annual Fund Operating Expenses and therefore, the above waivers do not apply to such investments.
Example
This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses are equal to the total annual fund operating expenses after fee waivers and expense reimbursements shown in the fee table through 6/30/22 and total annual fund operating expenses thereafter. Your actual costs may be higher or lower.
WHETHER OR NOT YOU SELL YOUR SHARES, YOUR COST WOULD BE:
	1 Year	3 Years	5 Years	10 Years
INSTITUTIONAL SHARES ($)	15	105	204	492
Portfolio Turnover
The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. During the Fund’s most recent fiscal year, the Fund’s portfolio turnover rate was 66% of the average value of its portfolio.
What are the Fund’s main investment strategies?
The Fund is designed to maximize total return by investing in a portfolio of investment grade intermediate- and long-term debt securities. As part of its main investment strategy, the Fund may principally invest in corporate bonds, U.S. treasury obligations including treasury coupon strips and treasury principal strips and other U.S. government and agency securities, and asset-backed, mortgage-related and mortgage-backed securities. Mortgage-related and mortgage-backed securities may be structured as collateralized mortgage obligations (agency and non-agency), stripped mortgage-backed securities, commercial mortgage-backed securities, mortgage pass-through securities
6  |  JPMorgan Institutional Trust

and cash and cash equivalents. These securities may be structured such that payments consist of interest-only (IO), principal-only (PO) or principal and interest.
As a matter of fundamental policy, the Fund will invest at least 80% of its Assets in bonds. For purposes of this policy, “Assets” means net assets plus the amount of borrowings for investment purposes. Generally, such bonds will have intermediate to long maturities. The Fund’s average weighted maturity will ordinarily range between four and 12 years. The Fund may have a longer or shorter average weighted maturity under certain market conditions and the Fund may shorten or lengthen its average weighted maturity if deemed appropriate for temporary defensive purposes. Because of the Fund’s holdings in asset-backed, mortgage-backed and similar securities, the Fund’s average weighted maturity is equivalent to the average weighted maturity of the cash flows in the securities held by the Fund given certain prepayment assumptions (also known as weighted average life).
Securities will be rated investment grade (or the unrated equivalent) at the time of purchase. In addition, all securities will be U.S. dollar-denominated although they may be issued by a foreign corporation or a U.S. affiliate of a foreign corporation or a foreign government or its agencies and instrumentalities. The adviser may invest a significant portion or all of its assets in mortgage-related and mortgage-backed securities in the adviser’s discretion. The Fund expects to invest no more than 10% of its assets in “sub-prime” mortgage-related securities at the time of purchase.
The adviser buys and sells securities and investments for the Fund based on its view of individual securities and market sectors. Taking a long-term approach, the adviser looks for individual fixed income investments that it believes will perform well over market cycles. The adviser is value oriented and makes decisions to purchase and sell individual securities and instruments after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, duration, liquidity, legal provisions and the structure of the transaction. As part of its security selection process, the adviser also evaluates whether environmental, social and governance factors could have a material negative or positive impact on the cash flows or risk profiles of companies in the universe in which the Fund may invest. These determinations may not be conclusive and securities of issuers that may be negatively impacted by such factors may be purchased and retained by the Fund while the Fund may divest or not invest in securities of issuers that may be positively impacted by such factors.
The Fund’s Main Investment Risks
The Fund is subject to management risk and may not achieve its objective if the adviser’s expectations regarding particular instruments or markets are not met.

An investment in this Fund or any other fund may not provide a complete investment program. The suitability of an investment in the Fund should be considered based on the investment objective, strategies and risks described in this prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals and time horizons. You may want to consult with a financial advisor to determine if this Fund is suitable for you.
The Fund is subject to the main risks noted below, any of which may adversely affect the Fund’s performance and ability to meet its investment objective.
General Market Risk. Economies and financial markets throughout the world are becoming increasingly interconnected, which increases the likelihood that events or conditions in one country or region will adversely impact markets or issuers in other countries or regions. Securities in the Fund’s portfolio may underperform in comparison to securities in general financial markets, a particular financial market or other asset classes due to a number of factors, including inflation (or expectations for inflation), deflation (or expectations for deflation), interest rates, global demand for particular products or resources, market instability, debt crises and downgrades, embargoes, tariffs, sanctions and other trade barriers, regulatory events, other governmental trade or market control programs and related geopolitical events. In addition, the value of the Fund’s investments may be negatively affected by the occurrence of global events such as war, terrorism, environmental disasters, natural disasters or events, country instability, and infectious disease epidemics or pandemics.For example, the outbreak of COVID-19, a novel coronavirus disease, has negatively affected economies, markets and individual companies throughout the world, including those in which the Fund invests. The effects of this pandemic to public health and business and market conditions, including exchange trading suspensions and closures may continue to have a significant negative impact on the performance of the Fund’s investments, increase the Fund’s volatility, exacerbate pre-existing political, social and economic risks to the Fund, and negatively impact broad segments of businesses and populations. The Fund’s operations may be interrupted as a result, which may contribute to the negative impact on investment performance. In addition, governments, their regulatory agencies, or self-regulatory organizations may take actions in response to the pandemic that affect the instruments in which the Fund invests, or the issuers of such instruments, in ways that could have a significant negative impact on the Fund’s investment performance. The full impact of the COVID-19 pandemic, or other future epidemics or pandemics, is currently unknown.
Interest Rate Risk. The Fund’s investments in bonds and other debt securities will change in value based on changes in interest rates. If rates increase, the value of these investments generally declines. Securities with greater interest rate sensitivity and longer maturities generally are subject to greater fluctuations
June 28, 2021  |  7

JPMorgan Core Bond Trust (continued)
in value. The Fund may invest in variable and floating rate securities. Although these instruments are generally less sensitive to interest rate changes than fixed rate instruments, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly, or as much, as general interest rates. The Fund may face a heightened level of interest rate risk due to certain changes in monetary policy. During periods when interest rates are low or there are negative interest rates, the Fund’s yield (and total return) also may be low or the Fund may be unable to maintain positive returns.
Credit Risk. The Fund’s investments are subject to the risk that issuers and/or counterparties will fail to make payments when due or default completely. Prices of the Fund’s investments may be adversely affected if any of the issuers or counterparties it is invested in are subject to an actual or perceived deterioration in their credit quality. Credit spreads may increase, which may reduce the market values of the Fund’s securities. Credit spread risk is the risk that economic and market conditions or any actual or perceived credit deterioration may lead to an increase in the credit spreads (i.e., the difference in yield between two securities of similar maturity but different credit quality) and a decline in price of the issuer’s securities.
Government Securities Risk. The Fund invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as securities issued by the Government National Mortgage Association (Ginnie Mae), the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac)). U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by Ginnie Mae or the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to the Fund. Securities issued or guaranteed by U.S. government-related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government will provide financial support. Therefore, U.S. government-related organizations may not have the funds to meet their payment obligations in the future.
Asset-Backed, Mortgage-Related and Mortgage-Backed Securities Risk. The Fund may invest in asset-backed, mortgage-related and mortgage-backed securities including so-called “sub-prime” mortgages that are subject to certain other risks including prepayment and call risks. When mortgages and other obligations are prepaid and when securities are called, the Fund may have to reinvest in securities with a lower yield or fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss and/or a decrease in the amount of dividends and yield. In periods of either rising or declining interest rates, the Fund may be subject to extension risk, and may receive principal later than expected. As a result, in periods of rising interest rates, the Fund may exhibit additional volatility. During periods of difficult or frozen credit markets, significant changes in interest rates or deteriorating economic conditions, such securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Additionally, asset-backed, mortgage-related and mortgage-backed securities are subject to risks associated with their structure and the nature of the assets underlying the securities and the servicing of those assets. Certain asset-backed, mortgage-related and mortgage-backed securities may face valuation difficulties and may be less liquid than other types of asset-backed, mortgage-related and mortgage-backed securities, or debt securities.
Collateralized mortgage obligations (CMOs) and stripped mortgage-backed securities, including those structured as interest-only (IOs) and principal-only (POs), are more volatile and may be more sensitive to the rate of prepayment than other mortgage-related securities. The risk of default, as described under “Credit Risk,” for “sub-prime” mortgages is generally higher than other types of mortgage-backed securities. The structure of some of these securities may be complex and there may be less available information than other types of debt securities.
Prepayment Risk. The issuer of certain securities may repay principal in advance, especially when yields fall. Changes in the rate at which prepayments occur can affect the return on investment of these securities. When debt obligations are prepaid or when securities are called, the Fund may have to reinvest in securities with a lower yield. The Fund also may fail to recover additional amounts (i.e., premiums) paid for securities with higher coupons, resulting in an unexpected capital loss.
Foreign Issuer Risk. U.S. dollar-denominated securities of foreign issuers or U.S. affiliates of foreign issuers may be subject to additional risks not faced by domestic issuers. These risks include political and economic risks, civil conflicts and war, greater volatility, expropriation and nationalization risks, sanctions or other measures by the United States or other governments and regulatory issues facing issuers in such foreign countries. Events and evolving conditions in certain economies or markets may alter the risks associated with investments tied to countries or regions that historically were perceived as comparatively stable becoming riskier and more volatile.
Industry and Sector Focus Risk. At times the Fund may increase the relative emphasis of its investments in a particular industry or sector. The prices of securities of issuers in a particular industry or sector may be more susceptible to fluctuations due to changes in economic or business conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry or sector more than securities of issuers in other industries and sectors. To the extent that the
8  |  JPMorgan Institutional Trust

Fund increases the relative emphasis of its investments in a particular industry or sector, its shares’ values may fluctuate in response to events affecting that industry or sector.
Transactions Risk. The Fund could experience a loss and its liquidity may be negatively impacted when selling securities to meet redemption requests by shareholders. The risk of loss increases if the redemption requests are unusually large or frequent or occur in times of overall market turmoil or declining prices. Similarly, large purchases of Fund shares may adversely affect the Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would.
Investments in the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other government agency.
You could lose money investing in the Fund.
The Fund’s Past Performance
This section provides some indication of the risks of investing in the Fund. The bar chart shows how the performance of the Fund has varied from year to year for the past ten calendar years. The table shows the average annual total returns for the past one year, five years and ten years. The table compares the Fund’s performance to the performance of the Bloomberg Barclays U.S. Aggregate Index. Past performance (before and after taxes) is not necessarily an indication of how the Fund will perform in the future.
YEAR-BY-YEAR RETURNS

Best Quarter	2nd quarter, 2020	3.69%
Worst Quarter	4th quarter, 2016	-2.82%

The Fund’s year-to-date total return	through	3/31/21	was	-2.69%	.

AVERAGE ANNUAL TOTAL RETURNS (For periods ended December 31, 2020)
	Past 1 Year	Past 5 Years	Past 10 Years
INSTITUTIONAL SHARES
Return Before Taxes	8.64%	5.02%	4.42%
Return After Taxes on Distributions	6.65	3.33	2.79
Return After Taxes on Distributions and Sale of Fund Shares	5.48	3.19	2.74
BLOOMBERG BARCLAYS U.S. AGGREGATE INDEX (Reflects No Deduction for Fees, Expenses, or Taxes)	7.51	4.44	3.84
After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on the investor’s tax situation and may differ from those shown, and the after-tax returns shown are not relevant to investors who hold their shares through tax-deferred arrangements.
Management
J.P. Morgan Investment Management Inc. (the adviser)
Portfolio Manager	Managed Fund Since	Primary Title with Investment Adviser
Richard D. Figuly	2015	Managing Director
Justin Rucker	2019	Executive Director
Steven Lear	2021	Managing Director
Purchase and Sale of Fund Shares
Purchase minimums
To establish an account	$10,000,000
To add to an account	No minimum levels
In general, you may purchase or redeem shares on any business day:
•
By contacting your client relationship or client service manager
Tax Information
The Fund intends to make distributions that may be taxed as ordinary income or capital gains, except when your investment is a qualified retirement plan or other tax-advantaged investment plans, in which case you may be subject to federal income tax upon withdrawal from the tax-advantaged investment plan.
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More About the Funds
Additional Information About the Funds' Investment Strategies
Each of the Funds described in this Confidential Offering Memorandum is managed by JPMIM. The principal types of securities and the main strategies that each Fund currently anticipates using are summarized in its Risk/Return Summary. Except as otherwise indicated, the strategies described below are principal investment strategies of each Fund. Where applicable, the following identifies other strategies that are not anticipated to be main strategies of a Fund but that may become more important to a Fund’s management in the future. The Funds may utilize these investments and strategies to a greater or lesser degree in the future.
The frequency with which each Fund buys and sells securities will vary from year to year, depending on market conditions.
The name, investment objective and policies of the Funds are similar to other funds advised by the adviser or its affiliates. However, the investment results of a Fund may be higher or lower than, and there is no guarantee that the investment results of a Fund will be comparable to, any other of these funds.
Credit Quality of Income Funds. The Funds will invest in investment grade securities or the unrated equivalent.
A security’s quality is determined at the time of purchase and securities that are rated investment grade or the unrated equivalent may be downgraded or decline in credit quality such that subsequently they would be deemed to be below investment grade. The adviser will consider such an event in determining whether a Fund should continue to hold the security and is not required to sell a security in the event of a downgrade. The Funds use the methodology described below to determine the credit quality of their investments.
For these Funds, investment grade securities are securities that have been determined to be investment grade (for example, the equivalent of BBB- or higher) based on ratings by the following NRSROs - Moody’s Investors Service Inc. (Moody’s), Standard & Poor’s Corporation (S&P), Fitch Ratings (Fitch), DBRS Morningstar, and Kroll and the following methodology. Securities that have received ratings from more than one of these NRSROs are considered investment grade if any one of the NRSROs has rated the security investment grade. If none of these NRSROs rate a security, the adviser must determine that it is of comparable quality to an investment grade security or a non-investment grade security, respectively, in order for such security to be treated as an investment grade or a non-investment grade security, respectively.
Average Weighted Maturity of Income Funds. The Intermediate Bond Trust and the Core Bond Trust have policies with respect to average weighted maturity as described in the risk/return summaries. These Funds may have a longer or shorter average weighted maturity under certain market conditions. In addition, these Funds may shorten or lengthen their average weighted maturity if deemed appropriate for temporary defensive purposes. Average weighted maturity is the average of all the current maturities (that is, the term of the securities of the individual bonds in the Fund calculated so as to count most heavily those securities with the highest dollar value). Average weighted maturity is important to investors as an indication of a Fund’s sensitivity to changes in interest rates. Usually, the longer the average weighted maturity, the more fluctuation in share price you can expect. Mortgage-related securities are subject to prepayment of principal which can shorten the average weighted maturity of a Fund. Therefore, in the case of a Fund which holds mortgage-backed securities, asset-backed securities and similar types of securities, the average weighted maturity of the Fund is equivalent to its weighted average life. Weighted average life is the average weighted maturity of the cash flows in the securities held by the Fund given certain prepayment assumptions.
Securities Lending. Although not a principal investment strategy for either Fund, each Fund may engage in securities lending to increase its income. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers in exchange for cash collateral. The Fund will invest cash collateral in one or more money market funds advised by the adviser or its affiliates and from which the adviser or its affiliates may receive fees. During the term of the loan, the Fund is entitled to receive amounts equivalent to distributions paid on the loaned securities as well as the return on the cash collateral investments. Upon termination of the loan, the Fund is required to return the cash collateral to the borrower plus any agreed upon rebate. Cash collateral investments will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of cash collateral. If the adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1∕3% of the value of total assets of a Fund. Loan collateral (including any investment of that collateral) is not subject to the percentage limitations regarding a Fund’s investments described elsewhere in this Confidential Offering Memorandum.
Intermediate Bond Trust
The Fund mainly invests in investment grade debt securities of all types or unrated debt securities which J.P. Morgan Investment Management Inc. (JPMIM or the adviser) determines to be of comparable quality, including bonds, notes and U.S. government obligations with intermediate maturities. These include mortgage-backed securities, asset-backed securities and collateralized mortgage obligations. Such securities may be structured as collateralized mortgage obligations (CMOs) and stripped mortgage-backed securities, including those structured such that payments consist of interest-only (IO), principal-only (PO) or principal and interest. The Fund also may invest in inverse floaters and inverse IOs, which are debt securities with interest rates that reset in the opposite direction from the market rate to which the security is indexed.
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As a matter of fundamental policy, the Fund will invest at least 80% of its net assets in bonds and at least 50% of its total assets will consist of obligations issued by the U.S. government or its agencies and instrumentalities, some of which may be subject to repurchase agreements. For purposes of this policy, “net assets” means net assets, plus the amount of borrowings for investment purposes. U.S. government obligations include U.S. Treasury obligations as well as the Federal National Mortgage Association (Fannie Mae), the Government National Mortgage Association (Ginnie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and other government agency mortgage-backed securities.
Securities will be rated investment grade (or the unrated equivalent) at the time of purchase. In addition, all securities will be U.S. dollar-denominated although they may be issued by a foreign corporation or a U.S. affiliate of a foreign corporation, or a foreign government or its agencies and instrumentalities. The adviser may invest a significant portion or all of its assets in mortgage-related and mortgage-backed securities in the adviser’s discretion. The Fund expects to invest no more than 10% of its assets in “sub-prime” mortgage-related securities at the time of purchase.
Up to 20% of the Fund’s total assets may be invested in preferred stock.
While the Fund is not required to maintain a specific duration, the Fund’s average weighted maturity will ordinarily range between three and ten years, taking into account expected prepayment of principal on certain investments. The Fund may have a longer or shorter average weighted maturity under certain market conditions and the Fund may shorten or lengthen its average weighted maturity if deemed appropriate for temporary defensive purposes. Because of the Fund’s holdings in asset-backed, mortgage-backed and similar securities, the Fund’s average weighted maturity is equivalent to the average weighted maturity of the cash flows in the securities held by the Fund given certain prepayment assumptions (also known as weighted average life).
The adviser buys and sells securities and investments for the Fund based on its view of individual securities and market sectors. Taking a long-term approach, the adviser looks for individual fixed income investments that it believes will perform well over market cycles. The adviser is value oriented and makes decisions to purchase and sell individual securities and instruments after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, duration, liquidity, legal provisions and the structure of the transaction. As part of its security selection process, the adviser also evaluates whether environmental, social and governance factors could have a material negative or positive impact on the cash flows or risk profiles of companies in the universe in which the Fund may invest. These determinations may not be conclusive and securities of issuers that may be negatively impacted by such factors may be purchased and retained by the Fund while the Fund may divest or not invest in securities of issuers that may be positively impacted by such factors.
For purposes of the Fund’s fundamental policy to invest at least 80% of its net assets in bonds, a “bond” is a debt security with a maturity of 90 days or more at the time of its issuance issued or guaranteed by the U.S. government or its agencies and instrumentalities, a domestic or a foreign corporation or a municipality, securities issued or guaranteed by a foreign government or its agencies and instrumentalities, securities issued or guaranteed by domestic and supranational banks, mortgage-related and mortgage-backed securities, including principal-only and interest-only stripped mortgage-backed securities, collateralized mortgage obligations, asset-backed securities, convertible bonds, stripped government securities and zero-coupon obligations.
The Fund may invest in bonds and other debt securities that are rated in the lowest investment grade category.
The Fund has flexibility to invest in derivatives and may use such instruments to manage duration, sector and yield curve exposure, credit and spread volatility and to respond to volatile market conditions. Derivatives which are instruments that have a value based on another instrument, exchange rate or index, may also be used as substitutes for securities in which the Fund can invest. The Fund may use futures contracts, options, and swaps from time to time to hedge various investments, for risk management purposes and/or to increase income or gain to the Fund although the use of such derivatives is not a principal strategy of the Fund.
Although not a principal investment strategy, the Fund may engage in securities lending. The Fund may invest in loan participations and assignments (Loans) although the Fund does not currently use Loans as part of its principal investment strategy.
WHAT IS SECURITIES LENDING?
Securities lending involves the loan of securities to borrowers in exchange for cash collateral which the Fund may reinvest. During the term of the loan, the Fund is entitled to receive amounts equivalent to distributions paid on the loaned securities as well as the return on the cash collateral investments. Upon termination of the loan, the Fund is required to return the cash collateral to the borrower plus an agreed upon rebate.

June 28, 2021  |  11

More About the Funds (continued)
Core Bond Trust
The Fund is designed to maximize total return by investing in a portfolio of investment grade intermediate- and long-term debt securities. As part of its main investment strategy, the Fund may principally invest in corporate bonds, U.S. treasury obligations including treasury coupon strips and treasury principal strips and other U.S. government and agency securities, and asset-backed, mortgage-related and mortgage-backed securities. Mortgage-related and mortgage-backed securities may be structured as collateralized mortgage obligations (agency and non-agency), stripped mortgage-backed securities, commercial mortgage-backed securities, mortgage pass-through securities and cash and cash equivalents. These securities may be structured such that payments consist of interest-only (IO), principal-only (PO) or principal and interest. The Fund also may invest in inverse floaters and inverse IOs, which are debt securities with interest rates that reset in the opposite direction from the market rate to which the security is indexed.
As a matter of fundamental policy, the Fund will invest at least 80% of its Assets in bonds. For purposes of this policy, “Assets” means net assets plus the amount of borrowings for investment purposes. Generally, such bonds will have intermediate to long maturities. While the Fund is not required to maintain a specific duration, the Fund’s average weighted maturity will ordinarily range between four and 12 years. The Fund may have a longer or shorter average weighted maturity under certain market conditions and the Fund may shorten or lengthen its average weighted maturity if deemed appropriate for temporary defensive purposes. Because of the Fund’s holdings in asset-backed, mortgage-backed and similar securities, the Fund’s average weighted maturity is equivalent to the average weighted maturity of the cash flows in the securities held by the Fund given certain prepayment assumptions (also known as weighted average life).
Securities will be rated investment grade (or the unrated equivalent) at the time of purchase. In addition, all securities will be U.S. dollar-denominated although they may be issued by a foreign corporation or a U.S. affiliate of a foreign corporation or a foreign government or its agencies and instrumentalities. The adviser may invest a significant portion or all of its assets in mortgage-related and mortgage-backed securities in the adviser’s discretion. The Fund expects to invest no more than 10% of its assets in “sub-prime” mortgage-related securities at the time of purchase.
The adviser buys and sells securities and investments for the Fund based on its view of individual securities and market sectors. Taking a long-term approach, the adviser looks for individual fixed income investments that it believes will perform well over market cycles. The adviser is value oriented and makes decisions to purchase and sell individual securities and instruments after performing a risk/reward analysis that includes an evaluation of interest rate risk, credit risk, duration, liquidity, legal provisions and the structure of the transaction. As part of its security selection process, the adviser also evaluates whether environmental, social and governance factors could have a material negative or positive impact on the cash flows or risk profiles of companies in the universe in which the Fund may invest. These determinations may not be conclusive and securities of issuers that may be negatively impacted by such factors may be purchased and retained by the Fund while the Fund may divest or not invest in securities of issuers that may be positively impacted by such factors.
For purposes of the Fund’s fundamental policy to invest at least 80% of its Assets in bonds, a “bond” is a debt security with a maturity of 90 days or more, at the time of its issuance, issued or guaranteed by the U.S. government or its agencies and instrumentalities, a domestic or a foreign corporation or a municipality, securities issued or guaranteed by a foreign government or its agencies and instrumentalities, securities issued or guaranteed by domestic and supranational banks, mortgage-related and mortgage-backed securities, including principal-only and interest-only stripped mortgage-backed securities, collateralized mortgage obligations, asset-backed securities, convertible bonds, stripped government securities and zero-coupon obligations.
The Fund may invest in bonds and other debt securities that are rated in the lowest investment grade category.
The Fund has flexibility to invest in derivatives and may use such instruments to manage duration, sector and yield curve exposure, credit and spread volatility and to respond to volatile market conditions. Derivatives which are instruments that have a value based on another instrument, exchange rate or index, may also be used as substitutes for securities in which the Fund can invest. The Fund may use futures contracts, options, and swaps from time to time to hedge various investments, for risk management purposes and/or to increase income or gain to the Fund, although the use of such derivatives is not a principal investment strategy of the Fund.
Although not a principal investment strategy, the Fund may engage in securities lending. The Fund may invest in loan participations and assignments (Loans) although the Fund does not currently use Loans as part of its principal investment strategy.
FUNDAMENTAL POLICIES
A Fund’s investment strategy may involve “fundamental policies.” A policy is fundamental if it cannot be changed without the consent of a majority of the outstanding shares of the Fund. The investment objectives for the Funds are fundamental. All other fundamental policies are specifically identified in the Risk/Return Summaries or in the Confidential Offering Memorandum
Supplement.

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Please note that the Funds also may use strategies that are not described in this section, but which are described in the “Investment Practices” section later in the Confidential Offering Memorandum and in the Confidential Offering Memorandum Supplement.
Investment Risks
There can be no assurance that the Funds will achieve their investment objectives.
The main risks associated with investing in each Fund are summarized in the “Risk/Return Summaries” at the front of this prospectus. In addition to each Fund’s main risks, each Fund may be subject to additional risks in connection with investments and strategies used by each Fund from time to time. The table below identifies main risks and some of the additional risks for each Fund.
 An investment in a Fund or any other fund may not provide a complete investment program. The suitability of an investment in a Fund should be considered based on the investment objective, strategies and risks described in this prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals and time horizons. You may want to consult with a financial advisor to determine if a Fund is suitable for you.
The Funds are subject to the risks noted below, any of which may adversely affect a Fund’s net asset value (NAV), performance and ability to meet its investment objective. Each Fund may also be subject to additional risks that are not described herein but which are described in the Confidential Offering Memorandum Supplement.
	Core Bond Trust	Intermediate Bond Trust
Asset-Backed, Mortgage-Related and Mortgage-Backed Securities Risk	•	•
Credit Risk	•	•
Cyber Security Risk	○	○
Derivatives Risk	○	○
Foreign Issuer Risk	•	•
General Market Risk	•	•
Government Securities Risk	•	•
Industry and Sector Focus Risk	•	•
Interest Rate Risk	•	•
Inverse Floater Risk	○	•
Loan Risk	○	○
Preferred Stock Risk		•
Prepayment Risk	•	•
Securities Lending Risk	○	○
Transactions and Liquidity Risk	•	•
Volcker Rule Risk	○	○
•
Main Risks
○
Additional Risks
General Market Risk. Economies and financial markets throughout the world are becoming increasingly interconnected, which increases the likelihood that events or conditions in one country or region will adversely impact markets or issuers in other countries or regions. Securities in the Fund’s portfolio may underperform in comparison to securities in general financial markets, a particular financial market or other asset classes due to a number of factors, including inflation (or expectations for inflation), deflation (or expectations for deflation), interest rates, global demand for particular products or resources, market instability, debt crises and downgrades, embargoes, tariffs, sanctions and other trade barriers, regulatory events, other governmental trade or market control programs and related geopolitical events. In addition, the value of the Fund’s investments may be negatively affected by the occurrence of global events such as war, terrorism, environmental disasters, natural disasters or events, country instability, and infectious disease epidemics or pandemics.
For example, the outbreak of COVID-19, a novel coronavirus disease, has negatively affected economies, markets and individual companies throughout the world, including those in which a Fund invests. The effects of this pandemic to public health and business and market conditions, may continue to have a significant negative impact on the performance of the Fund’s investments, increase
June 28, 2021  |  13

More About the Funds (continued)
the Fund’s volatility, exacerbate pre-existing political, social and economic risks to the Fund, and negatively impact broad segments of businesses and populations. The Fund’s operations may be interrupted as a result, which may contribute to the negative impact on investment performance. In addition, governments, their regulatory agencies, or self-regulatory organizations may take actions in response to the pandemic that affect the instruments in which the Fund invests, or the issuers of such instruments, in ways that could have a significant negative impact on the Fund’s investment performance. The full impact of the COVID-19 pandemic, or other future epidemics or pandemics, is currently unknown.
Interest Rate Risk. The Funds invest in debt securities that change in value based on changes in interest rates. If rates increase, the value of these investments generally declines. On the other hand, if rates fall, the value of these investments generally increases. Your investment will decline in value if the value of these investments decreases. Securities with greater interest rate sensitivity and longer maturities generally are subject to greater fluctuations in value. The Funds may invest in variable and floating rate securities. Although these instruments are generally less sensitive to interest rate changes than fixed rate instruments, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly or as much as general interest rates. Many factors can cause interest rates to rise. Some examples include central bank monetary policy, rising inflation rates and general economic conditions. The Funds may face a heightened level of interest rate risk due to certain changes or uncertainty in monetary policy.
Certain countries have experienced negative interest rates on certain debt securities. Negative or very low interest rates could magnify the risks associated with changes in interest rates. In general, changing interest rates, including rates that fall below zero, could have unpredictable effects on markets and may expose debt and related markets to heightened volatility. During periods when interest rates are low or there are negative interest rates, a Fund’s yield (and total return) also may be low or the Fund may be unable to maintain positive returns.
Debt market conditions are highly unpredictable and some parts of the market are subject to dislocations. In response to the outbreak of COVID-19, as with other serious economic disruptions, governmental authorities and regulators are enacting significant fiscal and monetary policy changes, including providing direct capital infusions into companies, creating new monetary programs and lowering interest rates considerably. These actions present heightened risks to debt instruments, and such risks could be even further heightened if these actions are unexpectedly or suddenly reversed or are ineffective in achieving their desired outcomes. In light of these actions and current conditions, interest rates and bond yields in the U.S. and many other countries are at or near historic lows, and in some cases, such rates and yields are negative. The current very low or negative interest rates subject the Funds to the risks described above. In addition, the current environment is exposing debt markets to significant volatility and reduced liquidity for Fund investments.
Credit Risk. There is a risk that issuers and/or counterparties will not make payments on securities, repurchase agreements or other investments held by a Fund when due or default completely. The risk of defaults across issuers and/or counterparties increases in adverse market and economic conditions, including the conditions resulting from the COVID-19 pandemic. Such defaults could result in losses to the Fund. In addition, the credit quality of securities held by a Fund may be lowered if an issuer’s or counterparty’s financial condition changes. Lower credit quality may lead to greater volatility in the price of a security and in shares of a Fund. Lower credit quality also may affect liquidity and make it difficult for a Fund to sell the security. The Funds may invest in securities that are rated in the lowest investment grade category. Such securities also are considered to have speculative characteristics similar to junk bonds, and issuers or counterparties of such securities are more vulnerable to changes in economic conditions than issuers or counterparties of higher grade securities. Prices of the Fund’s investments may be adversely affected if any of the issuers or counterparties it is invested in are subject to an actual or perceived deterioration in their credit quality. Credit spreads may increase, which may reduce the market values of the Fund’s securities. Credit spread risk is the risk that economic and market conditions or any actual or perceived credit deterioration may lead to an increase in the credit spreads (i.e., the difference in yield between two securities of similar maturity but different credit quality) and a decline in price of the issuer’s securities.
Government Securities Risk. The Funds invest in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as securities issued by the Government National Mortgage Association (Ginnie Mae), the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac)). U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by Ginnie Mae or the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Notwithstanding that these securities are backed by the full faith and credit of the United States, circumstances could arise that would prevent the payment of interest or principal. This would result in losses to a Fund. Securities issued or guaranteed by U.S. government-related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government will provide financial support. Therefore, U.S. government-related organizations may not have the funds to meet their payment obligations in the future. U.S. government securities include zero-coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities.
14  |  JPMorgan Institutional Trust

Asset-Backed, Mortgage-Related and Mortgage-Backed Securities Risk. Asset-backed, mortgage-related and mortgage-backed securities differ from conventional debt securities and are subject to certain additional risks because principal is paid back over the life of the security rather than at maturity. The value of these securities will be influenced by the factors affecting the housing market and the assets underlying such securities. As a result, during periods of difficult or frozen credit markets, swings in interest rates or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Additionally, during such periods and also under normal conditions, these securities are also subject to prepayment and call risk. Gains and losses associated with prepayments will increase or decrease a Fund’s yield and the income available for distribution by a Fund. When mortgages and other obligations are prepaid and when securities are called, the Fund may have to reinvest in securities with a lower yield or fail to recover additional amounts (i.e., premiums) paid for securities with higher interest rates, resulting in an unexpected capital loss and/or a decrease in the amount of dividends and yield. In periods of either rising or declining interest rates, a Fund may be subject to extension risk, and may receive principal later than expected. In periods of rising interest rates, a Fund may exhibit additional volatility. Some of these securities may receive little or no collateral protection from the underlying assets and are thus subject to the risk of default described under “Credit Risk.” The risk of such defaults is generally higher in the case of asset-backed, mortgage-related and mortgage-backed investments that include so-called “sub-prime” mortgages (which are loans made to borrowers with low credit ratings or other factors that increase the risk of default). The structure of some of these securities may be complex and there may be less available information than other types of debt securities. Additionally, asset-backed, mortgage-related and mortgage-backed securities are subject to risks associated with their structure and the nature of the assets underlying the securities and the servicing of those assets. Certain asset-backed, mortgage-related and mortgage-backed securities may face valuation difficulties and may be less liquid than other types of asset-backed, mortgage-related and mortgage-backed securities, or debt securities.
The mortgage loans underlying privately issued mortgage-related securities may not be subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have government or government-sponsored entity guarantees. As a result, the mortgage loans underlying privately issued mortgage-related securities may have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. In addition, certain mortgage-related securities which may include loans that originally qualified under standards established by government-sponsored entities (for example, certain REMICs that include Fannie Mae mortgages) are not considered as government securities for purposes of a Fund’s investment strategies or policies. There is no government or government-sponsored guarantee for such privately issued investments.
The Funds may invest in CMOs. CMOs are debt obligations collateralized by mortgage loans or mortgage pass-through securities. CMOs are issued in multiple classes, and each class may have its own interest rate and/or final payment date. A class with an earlier final payment date may have certain preferences in receiving principal payments or earning interest. As a result, the value of some classes in which a Fund invests may be more volatile and may be subject to higher risk of non-payment. The values of IO and PO mortgage-backed securities are more volatile than other types of mortgage-related securities. They are very sensitive not only to changes in interest rates, but also to the rate of prepayments. A rapid or unexpected increase in prepayments can significantly depress the price of interest-only securities, while a rapid or unexpected decrease could have the same effect on principal-only securities. In addition, because there may be a drop in trading volume, an inability to find a ready buyer or the imposition of legal restrictions on the resale of securities, these instruments may be illiquid.
Prepayment Risk. The issuer of certain securities may repay principal in advance, especially when yields fall. Changes in the rate at which prepayments occur can affect the return on investment of these securities. When debt obligations are prepaid or when securities are called, a Fund may have to reinvest in securities with a lower yield. A Fund also may fail to recover additional amounts (i.e., premiums) paid for securities with higher coupons, resulting in an unexpected capital loss.
Foreign Issuer Risk. U.S. dollar-denominated securities of foreign issuers or U.S. affiliates of foreign issuers may be subject to additional risks not faced by domestic issuers. These risks include political and economic risks, civil conflicts and war, greater volatility, expropriation and nationalization risks, sanctions or other measures by the United States or other governments, and regulatory issues facing issuers in such foreign countries. Events and evolving conditions in certain economies or markets may alter the risks associated with investments tied to countries or regions that historically were perceived as comparatively stable becoming riskier and more volatile.
Industry and Sector Focus Risk. At times a Fund may increase the relative emphasis of its investments in a particular industry or sector. The prices of securities of issuers in a particular industry or sector may be more susceptible to fluctuations due to changes in economic or business conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry or sector more than securities of issuers in other industries and sectors. To the extent that a Fund increases the relative emphasis of its investments in a particular industry or sector, its shares’ values may fluctuate in response to events affecting that industry or sector.
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More About the Funds (continued)
Transactions and Liquidity Risk. A Fund could experience a loss when selling securities to meet redemption requests, and its liquidity may be negatively impacted. The risk of loss increases if the redemption requests are large or frequent, occur in times of overall market turmoil or declining prices for the securities sold, or when the securities a Fund wishes to, or is required to, sell are illiquid. To the extent a large proportion of shares of a Fund are held by a small number of shareholders (or a single shareholder) including funds or accounts over which the adviser or its affiliates have investment discretion, the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts rapidly or unexpectedly, including as a result of an asset allocation decision made by the adviser or its affiliates. In addition to the other risks described in this section, these transactions could adversely affect the ability of a Fund to conduct its investment program. A Fund may be unable to sell illiquid securities at its desired time or price or the price at which the securities have been valued for purposes of the Fund’s net asset value. Illiquidity can be caused by a drop in overall market trading volume, an inability to find a ready buyer, or legal restrictions on the securities’ resale. Other market participants may be attempting to sell debt securities at the same time as a Fund, causing downward pricing pressure and contributing to illiquidity. The capacity for bond dealers to engage in trading or “make a market” in debt securities has not kept pace with the growth of bond markets. This could potentially lead to decreased liquidity and increased volatility in the debt markets. Liquidity and valuation risk may be magnified in a rising interest rate environment, when credit quality is deteriorating or in other circumstances where investor redemptions from fixed income mutual funds may be higher than normal. Certain securities that were liquid when purchased may later become illiquid, particularly in times of overall economic distress. Similarly, large purchases of Fund shares may adversely affect a Fund’s performance to the extent that the Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. Large redemptions also could accelerate the realization of capital gains, increase a Fund’s transaction costs and impact a Fund’s performance.
Inverse Floater Risk. Inverse floaters and inverse IOs are debt securities structured with interest rates that reset in the opposite direction from the market rate to which the security is indexed. Generally, interest rates on these securities vary inversely with a short-term floating rate (which may be reset periodically). They are more volatile and more sensitive to interest rate changes than other types of debt securities. Interest rates on inverse floaters and inverse IOs will decrease when the rate to which they are indexed increases, and will increase when the rate to which they are indexed decreases. In response to changes in market interest rates or other market conditions, the value of an inverse floater or inverse IO may increase or decrease at a multiple of the increase or decrease in the value of the underlying securities. If interest rates move in a manner not anticipated by the adviser, a Fund could lose all or substantially all of its investment in inverse IOs.
Preferred Stock Risk. Preferred stock generally has a preference as to dividends and liquidation over an issuer’s common stock but ranks junior to debt securities in an issuer’s capital structure. Unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer’s board of directors. Because preferred stocks generally pay dividends only after the issuing company makes required payments to holders of its bonds and other debt, the value of preferred stocks generally is more sensitive than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred stock also may be subject to optional or mandatory redemption provisions.
Derivatives Risk. The Funds may use derivatives in connection with their investment strategies. Derivatives may be riskier than other types of investments because they may be more sensitive to changes in economic or market conditions than other types of investments and could result in losses that significantly exceed a Fund’s original investment. Derivatives are subject to the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index. The use of derivatives may not be successful, resulting in losses to a Fund and the cost of such strategies may reduce a Fund’s returns. Certain derivatives also expose a Fund to counterparty risk (the risk that the derivative counterparty will not fulfill its contractual obligations), including credit risk of the derivative counterparty. In addition, a Fund may use derivatives for non-hedging purposes, which increases the Fund’s potential for loss. Certain derivatives are synthetic instruments that attempt to replicate the performance of certain reference assets. With regard to such derivatives, a Fund does not have a claim on the reference assets and is subject to enhanced counterparty risk.
The possible lack of a liquid secondary market for derivatives and the resulting inability of a Fund to sell or otherwise close a derivatives position could expose the Fund to losses and could make derivatives more difficult for the Fund to value accurately.
Investing in derivatives will result in a form of leverage. Leverage involves special risks. A Fund may be more volatile than if the Fund had not been leveraged because the leverage tends to exaggerate any effect on the value of a Fund’s portfolio securities. The Fund cannot assure you that the use of leverage will result in a higher return on your investment, and using leverage could result in a net loss on your investment. Registered investment companies are limited in their ability to engage in derivative transactions and required to identify and earmark assets to provide asset coverage for derivative transactions.
A Fund’s transactions in futures contracts, swaps and other derivatives could also affect the amount, timing and character of distributions to shareholders which may result in a Fund realizing more short-term capital gain and ordinary income subject to tax at ordinary income tax rates than it would if it did not engage in such transactions, which may adversely impact the Fund’s after-tax return.
16  |  JPMorgan Institutional Trust

Currently, Derivatives Risk is not a principal risk of the Intermediate Bond Trust and Core Bond Trust.
WHAT IS A DERIVATIVE?
Derivatives are securities or contracts (like futures and options) that derive their value from the performance of underlying assets or securities.
Securities Lending Risk. Each Fund may engage in securities lending. Securities lending involves counterparty risk, including the risk that the loaned securities may not be returned or returned in a timely manner and/or a loss of rights in the collateral if the borrower or the lending agent defaults. This risk is increased when a Fund’s loans are concentrated with a single or limited number of borrowers. In addition, each Fund bears the risk of loss in connection with its investments of the cash collateral it receives from the borrower. To the extent that the value or return of a Fund’s investments of the cash collateral declines below the amount owed to a borrower, the Fund may incur losses that exceed the amount it earned on lending the security. In situations where the adviser does not believe that it is prudent to sell the cash collateral investments in the market, a Fund may borrow money to repay the borrower the amount of cash collateral owed to the borrower upon return of the loaned securities. This will result in financial leverage, which may cause a Fund to be more volatile because financial leverage tends to exaggerate the effect of any increase or decrease in the value of the Fund’s portfolio securities.
Loan Risk. The Funds may invest in Loans that are investment grade. Loans are subject to a risk of default in the payment of principal and interest as well as the other risks described under “Interest Rate Risk” and “Credit Risk.” In recent years, there has been a broad trend of weaker or less restrictive covenant protections in the Loan market. Among other things, under such weaker or less restrictive covenants, borrowers might be able to exercise more flexibility with respect to certain activities than borrowers who are subject to stronger or more protective covenants. For example, borrowers might be able to incur more debt, including secured debt, return more capital to shareholders, remove or reduce assets that are designated as collateral securing Loans, increase the claims against assets that are permitted against collateral securing Loans or otherwise manage their business in ways that could impact creditors negatively. In addition, certain privately held borrowers might be permitted to file less frequent, less detailed or less timely financial reporting or other information, which could negatively impact the value of the Loans issued by such borrowers. Each of these factors might negatively impact the Loans held by a Fund.
No active trading market may exist for some of the Loans and certain Loans may be subject to restrictions on resale. The inability to dispose of Loans in a timely fashion could result in losses to a Fund. In addition, the settlement period for Loans is uncertain as there is no standardized settlement schedule applicable to such investments. Certain Loans may take more than seven days to settle. Because some Loans that the Fund invests in may have a more limited secondary market, liquidity and valuation risk is more pronounced for the Fund than for funds that invest primarily in other types of fixed income instruments or equity securities. Typically, Loans are not registered securities and are not listed on any national securities exchange. Consequently, there may be less public information available about a Fund’s investments and the market for certain Loans may be subject to irregular trading activity, wide bid/ask spreads and extended settlement periods. As a result, a Fund may be more dependent upon the analytical ability of its adviser. Certain Loans may not be considered securities under the federal securities laws and, therefore, investments in such Loans may not be subject to certain protections under those laws. In addition, the adviser may not have access to material non-public information to which other investors may have access.
When the Fund acquires a loan participation, the Fund typically enters into a contractual relationship with the lender or third party selling such participations, but not the borrower. As a result, the Fund assumes the credit risk of the seller of the loan participation and any other parties interpositioned between the Fund and the borrower. The Fund may not benefit directly from the collateral supporting the loan in which it has purchased the loan participations or assignments.
Affiliates of the adviser may participate in the primary and secondary market for Loans. Because of limitations imposed by applicable law, the presence of the adviser’s affiliates in the Loan market may restrict a Fund’s ability to acquire some Loans, affect the timing of such acquisition or affect the price at which the Loan is acquired. Also, because the adviser may wish to invest in the publicly traded securities of an obligor, it may not have access to material non-public information regarding the obligor to which other investors have access. A Fund will not have direct recourse against the issuer of a loan participation.
Loans are subject to prepayment risks. Gains and losses associated with prepayments will increase or decrease a Fund’s yield and the income available for distribution by a Fund. When Loans are prepaid, a Fund may have to reinvest in securities with a lower yield or fail to recover additional amounts (i.e., premiums) paid for Loans, resulting in an unexpected capital loss and/or a decrease in the amount of dividends and yield.
Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Funds have become more susceptible to operational and financial risks associated with cyber security, including: theft, loss, misuse, improper release, corruption and destruction of, or unauthorized access to, confidential or highly restricted data relating to a Fund and its shareholders; and
June 28, 2021  |  17

More About the Funds (continued)
compromises or failures to systems, networks, devices and applications relating to the operations of a Fund and its service providers. Cyber security risks may result in financial losses to a Fund and its shareholders; the inability of a Fund to transact business with its shareholders; delays or mistakes in the calculation of a Fund’s NAV or other materials provided to shareholders; the inability to process transactions with shareholders or other parties; violations of privacy and other laws; regulatory fines, penalties and reputational damage; and compliance and remediation costs, legal fees and other expenses. A Fund’s service providers (including, but not limited to, the adviser, any sub-advisers, administrator, transfer agent, and custodian or their agents), financial intermediaries, companies in which a Fund invests and parties with which a Fund engages in portfolio or other transactions also may be adversely impacted by cyber security risks in their own businesses, which could result in losses to a Fund or its shareholders. While measures have been developed which are designed to reduce the risks associated with cyber security, there is no guarantee that those measures will be effective, particularly since the Funds do not directly control the cyber security defenses or plans of their service providers, financial intermediaries and companies in which they invest or with which they do business.
Volcker Rule Risk. Pursuant to section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and certain rules promulgated thereunder known as the Volcker Rule, if the adviser and/or its affiliates own 25% or more of the outstanding ownership interests of a Fund after the permitted seeding period from the implementation of a Fund’s investment strategy, a Fund could be subject to restrictions on trading that would adversely impact a Fund’s ability to execute its investment strategy. Generally, the permitted seeding period is three years from the implementation of a Fund’s investment strategy. As a result, the adviser and/or its affiliates may be required to reduce their ownership interests in a Fund at a time that is sooner than would otherwise be desirable, which may result in a Fund’s liquidation or, if a Fund is able to continue operating, may result in losses, increased transaction costs and adverse tax consequences as a result of the sale of portfolio securities.
Conflicts of Interest
An investment in a Fund is subject to a number of actual or potential conflicts of interest. For example, the Adviser and/or its affiliates provide a variety of different services to a Fund, for which the Fund compensates them. As a result, the Adviser and/or its affiliates have an incentive to enter into arrangements with a Fund, and face conflicts of interest when balancing that incentive against the best interests of a Fund. The Adviser and/or its affiliates also face conflicts of interest in their service as investment adviser to other clients, and, from time to time, make investment decisions that differ from and/or negatively impact those made by the Adviser on behalf of a Fund. In addition, affiliates of the Adviser provide a broad range of services and products to their clients and are major participants in the equity, fixed-income and other markets in which a Fund invests or will invest. In certain circumstances by providing services and products to their clients, these affiliates’ activities will disadvantage or restrict the Funds and/or benefit these affiliates. The Adviser may also acquire material non-public information which would negatively affect the Adviser’s ability to transact in securities for a Fund. JPMorgan and the Funds have adopted policies and procedures reasonably designed to appropriately prevent, limit or mitigate conflicts of interest. In addition, many of the activities that create these conflicts of interest are limited and/or prohibited by law, unless an exception is available. For more information about conflicts of interest, see the Potential Conflicts of Interest section in the Confidential Offering Memorandum Supplement.
Temporary Defensive and Cash Positions
For liquidity and to respond to unusual market conditions, the Intermediate Bond Trust and the Core Bond Trust may invest all or most of their total assets in cash and cash equivalents for temporary defensive purposes. In addition, the Funds may invest in cash and cash equivalents as a principal investment strategy. These investments may result in a lower yield than lower-quality or longer-term investments.
WHAT IS A CASH EQUIVALENT?
Cash equivalents are highly liquid, high-quality instruments with maturities of three months or less on the date they are purchased.
They include securities issued by the U.S. government, its agencies and instrumentalities, repurchase agreements, certificates of deposit, bankers’ acceptances, commercial paper, money market mutual funds, and bank deposit accounts. While the Funds are engaged in a temporary defensive position, they may not meet their investment objectives. These investments may also be inconsistent with a Fund’s main investment strategies. Therefore, the Funds will pursue a temporary defensive position only when market conditions warrant.

18  |  JPMorgan Institutional Trust

Additional Fee Waiver and/or Expense Reimbursement
Service providers to a Fund may, from time to time, voluntarily waive all or a portion of any fees to which they are entitled and/or reimburse certain expenses as they may determine from time to time. A Fund’s service providers may discontinue or modify these voluntary actions at any time without notice. Performance for the Funds will reflect the voluntary waiver of fees and/or the reimbursement of expenses, if any. Without these voluntary waivers and/or expense reimbursements, performance would have been less favorable.
June 28, 2021  |  19

The Funds' Management and Administration
Each Fund is a series of the JPMorgan Institutional Trust, a Delaware statutory trust (the Trust). The Trust is governed by the Board of Trustees, which is responsible for overseeing all business activities of the Funds.
The Funds' Investment Adviser
J.P. Morgan Investment Management Inc. (JPMIM) acts as investment adviser to the Funds and makes day-to-day investment decisions for the Funds.
JPMIM is a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc., which is a wholly-owned subsidiary of JPMorgan Chase & Co. (JPMorgan Chase), a bank holding company. JPMIM is located at 383 Madison Avenue, New York, NY 10179.
During the most recent fiscal year ended 2/28/21, the adviser was paid management fees (net of waivers), as shown below, as a percentage of average daily net assets:
Core Bond Trust	0.12%
Intermediate Bond Trust	0.01
A discussion of the basis the Board of Trustees of the Trust used in reapproving the investment advisory agreement for the Funds is available in the semi-annual report for the most recent fiscal period ended August 31.
In addition to the foregoing fees, a separate account client of JPMIM or its affiliates may also incur investment advisory fees, servicing fees and other fees in connection with the maintenance of the client’s separately managed account with JPMIM or its affiliates.
The Funds' Administrator
JPMIM (the Administrator) provides administration services and oversees the Funds’ other services providers. The Administrator receives an annual fee of 0.10% of the aggregate daily net assets of all the Funds for administration services.
THE FUND MANAGERS
Bond Funds. The lead portfolio managers who are primarily responsible for the day-to-day management of the Intermediate Bond Trust and the Core Bond Trust are listed below. As part of that responsibility, the portfolio managers establish and monitor the overall duration, yield curve, and sector allocation strategies for the Funds. The portfolio managers are assisted by research teams who provide individual security and sector recommendations regarding their area of focus, while the portfolio managers select and allocate individual securities in a manner designed to meet the investment objective of the Funds.
JPMorgan Intermediate Bond Trust. Scott E. Grimshaw, Executive Director and CFA charterholder, and Daniel Ateru, Executive Director and CFA charterholder, are the portfolio managers for the Fund. Mr. Grimshaw is a member of the Global Fixed Income Currency & Commodities Group (GFICC). An employee of JPMIM or predecessor firms since 1988 and portfolio manager of the Fund since June 2005, Mr. Grimshaw is a portfolio manager for the U.S. Value Driven team and is responsible for managing institutional taxable bond portfolios. An employee of JPMIM since 2012 and a portfolio manager of the Fund since 2019, Daniel Ateru, Executive Director, is a member of the GFICC group and a portfolio manager for the U.S. Value Driven team responsible for managing institutional taxable bond portfolios.
JPMorgan Core Bond Trust. The portfolio management team for the Fund consists of Richard Figuly, Managing Director, Justin Rucker, Executive Director and CFA charterholder and Steven Lear, Managing Director and CFA charterholder. Richard Figuly is the lead portfolio manager responsible for day-to-day management of the Fund. An employee of JPMIM or predecessor firms since 1993 and a member of the portfolio management team since September 2015, Mr. Figuly is a member of JPMIM’s Global Fixed Income, Currency & Commodities Group (GFICC) and head of GFICC’s Core Bond team responsible for managing certain J.P. Morgan Funds and institutional taxable bond portfolios. An employee of JPMIM since 2006 and a portfolio manager of the Fund since 2019, Justin Rucker, is a member of the GFICC group responsible for managing Long Duration and Core Bond institutional taxable bond portfolios. An employee of JPMIM since 2008 and a portfolio manager of the Fund since January 2021, Steven Lear is the U.S. Chief Investment Officer within the GFICC team responsible for oversight and management of fixed income investment strategies in the U.S.
The Confidential Offering Memorandum Supplement provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Funds.
20  |  JPMorgan Institutional Trust

Subscribing for and Purchasing and Redeeming Fund Shares
Purchasing Fund Shares
Who can buy shares?
Shares of the Funds are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (Securities Act). This Confidential Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any “security” to the public within the meaning of the Securities Act.
Shares of the Funds are not registered or qualified for sale in any U.S. state. Shares of the Funds may not be offered or sold in any state unless an exemption from registration or qualification is available. You should inquire as to whether shares of a particular Fund are available for offer and sale in your state of residence.
Shares of the Funds are offered only to certain clients of either JPMIM or its affiliates who maintain one or more separately managed private accounts, and who are “accredited investors,” within the meaning of Regulation D under the Securities Act. Eligible investors are institutional investors such as corporations, pension and profit-sharing plans, financial institutions, endowments, and foundations. The Funds are not intended for individuals or accounts established for the benefit of individuals (other than certain pension and profit-sharing plans sponsored by employers or unions for the benefit of individual plan participants). If you have questions about eligibility, please contact your client relationship or client service manager.
Shares of the Funds have not been registered for sale outside of the United States. This Confidential Offering Memorandum is not intended for distribution to prospective investors outside of the United States. The Funds generally do not sell shares to investors domiciled outside of the United States.
How do I subscribe for shares?
To subscribe, an eligible investor must complete, date, execute and deliver to their client relationship or client service manager a copy of the Subscription Agreement (including the signature page contained therein) and other subscription documents which have been furnished to such investor along with this Confidential Offering Memorandum. Investors must submit all of the required documents, properly completed, at least 10 days before the date of their initial purchase (or such shorter period as the Trust may accept in its sole discretion). Subscriptions may be accepted or rejected, in whole or in part, in the sole discretion of the Trust.
Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When you open an account, we will ask for your name, residential or business street address, date of birth (for an individual), and other information that will allow us to identify you, including your social security number, tax identification number or other identifying number. The Funds cannot waive these requirements. The Funds are required by law to reject your Account Application if the required identifying information is not provided. Once we have received all of the required information, federal law requires us to verify your identity. After an account is opened, we may restrict your ability to purchase additional shares until your identity is verified. If we are unable to verify your identity within a reasonable time, the Funds reserve the right to close your account at the current day’s net asset value (NAV).
What are the minimum investment amounts?
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The minimum initial investment for shares of the JPMorgan Intermediate Bond Trust is $5,000,000 and for shares of the JPMorgan Core Bond Trust is $10,000,000.
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You are required to maintain a minimum account balance equal to the minimum initial investment in each Fund.
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The Funds reserve the right to waive any investment minimum. For further information on investment minimum waivers, contact your client relationship or client service manager.
When can I buy shares?
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Purchases may be made on any business day. This includes any day that the Funds are open for business, other than weekends and days on which the New York Stock Exchange (NYSE) is closed, including the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Investors should contact their client relationship or client service manager to make initial investment requests and in order to request to purchase additional shares.
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Purchase requests received by the Fund or an authorized agent of the Fund in proper form before 4:00 p.m. Eastern Time (ET) will be effective that day. On occasion, the NYSE will close before 4:00 p.m. ET. When that happens, purchase requests received by the Fund or an authorized agent of the Fund after the NYSE closes will be effective the following business day.
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Share ownership is electronically recorded; therefore, no certificates will be issued.
June 28, 2021  |  21

Subscribing for and Purchasing and Redeeming Fund Shares (continued)
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The J.P. Morgan Funds do not authorize market timing and use reasonable methods to identify market timers and to prevent such activity. However, there can be no assurance that these methods will prevent market timing or other trading that may be deemed abusive. Market timing is an investment strategy using frequent purchases, redemptions and/or exchanges in an attempt to profit from short-term market movements. Market timing may result in dilution of the value of Fund shares held by long-term shareholders, disrupt portfolio management and increase Fund expenses for all shareholders. Although market timing may affect any Fund, these risks may be higher for Funds that invest significantly in non-U.S. securities or thinly traded securities (e.g., certain small cap securities), such as international, global or emerging market funds or small cap funds. For example, when a Fund invests in securities trading principally in non-U.S. markets that close prior to the close of the NYSE, market timers may seek to take advantage of the difference between the prices of these securities at the close of their non-U.S. markets and the value of such securities when the Fund calculates its net asset value.
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The J.P. Morgan Funds will prohibit any purchase order (including exchanges) with respect to one investor, a related group of investors or their agent(s), where they detect a pattern of either purchases and sales of one of the J.P. Morgan Funds, that indicates market timing or trading that they determine is abusive.
•
Although J.P. Morgan Funds use a variety of methods to detect and deter market timing, there is no assurance that the Funds’ own operational systems and procedures will identify and eliminate all market timing strategies. For example, certain accounts, which are known as omnibus accounts, include multiple investors and such accounts typically provide the Funds with a net purchase or redemption order on any given day where purchasers of Fund shares and redeemers of Fund shares are netted against one another and the identity of individual purchasers and redeemers are not known by the Funds. While the Funds seek to monitor for market timing activities in omnibus accounts, the netting effect limits the Funds’ ability to locate and eliminate individual market timers. As a result, the Funds are often dependent upon financial intermediaries who utilize their own policies and procedures to identify market timers. These policies and procedures may be different than those utilized by the Funds.
•
The J.P. Morgan Funds’ Board of Trustees has adopted policies and procedures that use a variety of methods to identify market timers, including reviewing “round trips” in and out of the J.P. Morgan Funds by investors. A “round trip” includes a purchase into a Fund followed or preceded by a redemption out of the same Fund. If the Fund detects that you completed two round trips within 60 days in the same Fund, the Fund will reject your purchase orders for a period of at least 90 days. For subsequent violations, the Fund may, in its sole discretion, reject your purchase orders temporarily or permanently. In identifying market timers, the Fund may also consider activity of accounts that it believes to be under common ownership or control.
•
J.P. Morgan Funds have attempted to put safeguards in place designed to deter market timing and abusive trading. Despite these safeguards, there is no assurance that the Funds will be able to effectively identify and eliminate market timing and abusive trading in the Funds particularly with respect to omnibus accounts.
J.P. Morgan Funds will seek to apply the Funds’ market timing policies and restrictions as uniformly as practicable to accounts with the Funds, except with respect to the following:
1.
Trades that occur through omnibus accounts at financial intermediaries as described above;
2.
Purchases, redemptions and exchanges made on a systematic basis;
3.
Automatic reinvestments of dividends and distributions;
4.
Purchases, redemptions or exchanges that are part of a rebalancing program, such as an advisory or bona fide asset allocation program, which includes investment models developed and maintained by a financial intermediary;
5.
Redemptions of shares to pay fund or account fees;
6.
Transactions initiated by the trustee or adviser to a donor-advised charitable gift fund;
7.
Transactions within a Retirement account such as:
•
Shares redeemed to return an excess contribution
•
Transactions initiated by sponsors of group employee benefit plans or other related accounts
•
Retirement plan contributions, loans, distributions, and hardship withdrawals
•
In addition to rejecting purchase orders in connection with suspected market timing activities, the Funds can reject a purchase order for any reason, including purchase orders that it does not think are in the best interests of a Fund and/or its shareholders or if they determine the trading to be abusive.
How much do shares cost?
Shares are purchased at NAV per share. Shares are also redeemed at NAV.
22  |  JPMorgan Institutional Trust

The NAV of a Fund is equal to the value of all the assets attributable to that Fund, minus the liabilities attributable to that Fund, divided by the number of outstanding shares of that Fund. The following is a summary of the procedures generally used to value J.P. Morgan Funds’ investments.
Securities for which market quotations are readily available are generally valued at their current market value. Other securities and assets, including securities for which market quotations are not readily available; market quotations are determined not to be reliable; or, their value has been materially affected by events occurring after the close of trading on the exchange or market on which the security is principally traded but before a Fund’s NAV is calculated, may be valued at fair value in accordance with policies and procedures adopted by the J.P. Morgan Funds’ Board of Trustees. Fair value represents a good faith determination of the value of a security or other asset based upon specifically applied procedures. Fair valuation may require subjective determinations. There can be no assurance that the fair value of an asset is the price at which the asset could have been sold during the period in which the particular fair value was used in determining a Fund’s NAV.
Equity securities listed on a North American, Central American, South American or Caribbean securities exchange are generally valued at the last sale price on the exchange on which the security is principally traded. Other foreign equity securities are fair valued using quotations from an independent pricing service, as applicable. The value of securities listed on the NASDAQ Stock Market, Inc. is generally the NASDAQ official closing price.
Fixed income securities are valued using prices supplied by an approved independent third party or affiliated pricing services or broker/dealers. Those prices are determined using a variety of inputs and factors as more fully described in the Confidential Offering Memorandum Supplement.
Assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars at the prevailing market rates from an approved independent pricing service as of 4:00 p.m. ET.
Shares of exchanged-traded funds (ETFs) are generally valued at the last sale price on the exchange on which the ETF is principally traded. Shares of open-end investment companies are valued at their respective NAVs.
Options traded on U.S. securities exchanges are valued at the composite mean price, using the National Best Bid and Offer quotes.
Options traded on foreign exchanges are valued at the settled price, or if no settled price is available, at the last sale price available prior to the calculation of the Fund’s NAV and will be fair valued by applying fair value factors provided by independent pricing services, as applicable, for any options involving equity reference obligations listed on exchanges other than North American, Central American, South American or Caribbean securities exchanges.
Exchange traded futures are valued at the last sale price available prior to the calculation of the Fund’s NAV. Any futures involving equity reference obligations listed on exchanges other than North American, Central American, South American or Caribbean securities exchanges will be fair valued by applying fair value factors provided by independent pricing services, as applicable.
Non-listed over-the-counter options and futures are valued utilizing market quotations provided by approved pricing services.
Swaps and structured notes are priced generally by an approved independent third party or affiliated pricing service or at an evaluated price provided by a counterparty or broker/dealer.
Any derivatives involving equity reference obligations listed on exchanges other than North American, Central American, South American or Caribbean securities exchanges will be fair valued by applying fair value factor provided by independent pricing services, as applicable.
NAV is calculated each business day as of the close of the NYSE, which is typically 4:00 p.m. ET. On occasion, the NYSE will close before 4:00 p.m. ET. When that happens, NAV will be calculated as of the time the NYSE closes. The Funds will not treat an intraday unscheduled disruption or closure in NYSE trading as a closure of the NYSE and will calculate NAV as of 4:00 p.m. ET, if the particular disruption or closure directly affects only the NYSE. The price at which a purchase is effected is based on the next calculation of NAV after the order is received in proper form in accordance with this Confidential Offering Memorandum. To the extent a Fund invests in securities that are primarily listed on foreign exchanges or other markets that trade on weekends or other days when a Fund does not price its shares, the value of a Fund’s shares may change on days when you will not be able to purchase or redeem your shares.
Redeeming Fund Shares
As stated above, the Funds’ shares are restricted securities that may not be sold to investors other than “accredited investors” within the meaning of Regulation D under the Securities Act.
June 28, 2021  |  23

Subscribing for and Purchasing and Redeeming Fund Shares (continued)
Shares of the Funds may not be assigned, resold or otherwise transferred without the prior written consent of the Trust and, if requested, an opinion of counsel acceptable to the Trust that an exemption from registration is available. Any attempt to transfer to a third party in violation of this provision shall be void. The Trust may enforce this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.
When can I redeem shares?
You may redeem all or some of your shares on any day that the Funds are open for business.
Redemption orders received by a Fund or an authorized agent of the Fund before 4:00 p.m. ET (or before the NYSE closes, if the NYSE closes before 4:00 p.m. ET) will be effective at that day’s price.
A redemption order must be supported by all appropriate documentation and information in the proper form. The Funds may refuse to honor incomplete redemption orders.
How do I redeem shares?
To redeem all or some of your shares on any day that the Funds are open for business, contact your client relationship or client service manager.
The Funds typically pay redemption proceeds by wiring the proceeds to your custodian. The Funds typically expect to make payments of redemption proceeds by wire on the next business day following receipt of the redemption order by the Funds.
Payment of redemption proceeds may take longer than the time a Fund typically expects and may take up to seven days as permitted by the Investment Company Act of 1940.
What will my shares be worth?
If a Fund or an authorized agent of a Fund accepts your redemption order before 4:00 p.m. ET (or before the NYSE closes if the NYSE closes before 4:00 p.m. ET), your redemption order will be effective at that day’s price. If a Fund or its authorized agent receives your redemption order in good order after 4:00 p.m. ET (or after the NYSE closes if the NYSE closes before 4:00 p.m. ET), your redemption order will be effective at the price per share next calculated after your order is accepted.
Additional information regarding redemptions
Generally, all redemptions will be for cash. The J.P. Morgan Funds typically expect to satisfy redemption requests by selling portfolio assets or by using holdings of cash or cash equivalents. On a less regular basis, the Funds may also satisfy redemption requests by borrowing from another Fund, by drawing on a line of credit from a bank, or using other short-term borrowings from its custodian. These methods may be used during both normal and stressed market conditions. In addition, to paying redemption proceeds in cash, If you redeem shares worth $250,000 or more, the Funds reserve the right to pay part or all of your redemption proceeds in readily marketable securities instead of cash. If payment is made in securities, the Fund will value the securities selected in the same manner that it computes its NAV. This process seeks to minimize the adverse effect of large redemptions on the Fund and its remaining shareholders. If you receive a redemption in-kind, securities received by you may be subject to market risk and you could incur taxable gains and brokerage or other charges in converting the securities to cash. While the Funds do not routinely use redemptions in-kind, the Funds reserve the right to use redemptions in-kind to manage the impact of large redemptions on the Funds. Redemption in-kind proceeds will typically be made by delivering a pro-rata amount of a Fund’s holdings that are readily marketable securities to the redeeming shareholder within seven days after the Fund’s receipt of the redemption order.
The Funds may suspend your ability to redeem when:
1.
Trading on the NYSE is restricted;
2.
The NYSE is closed (other than weekend or holiday closings);
3.
Federal securities laws permit;
4.
The SEC has permitted a suspension; or
5.
An emergency exists, as determined by the SEC.
See “Additional Purchase and Redemption Information” in the Confidential Offering Memorandum Supplement for more details about this process.
You generally will recognize a gain or loss on a redemption for federal income tax purposes. You should talk to your tax advisor before making a redemption.
24  |  JPMorgan Institutional Trust

Additional information regarding your account
Investors in the Funds must be separate account clients of JPMIM or its affiliates and the terms and conditions of the account agreement between JPMIM (or other JPMorgan affiliate) and the investor will govern the account relationship and account investments, including investments in shares of the Funds.
June 28, 2021  |  25

Shareholder Information
Dividend Policies
Dividends
The Intermediate Bond Trust and the Core Bond Trust generally distribute net investment income, if any, on a monthly basis. Capital gains, if any, for all Funds are distributed at least annually.
The Funds pay dividends and distributions on a per-share basis. This means that the value of your shares will be reduced by the amount of the payment. If you purchase shares shortly before the record date for a dividend or the distribution of capital gains, you will pay the full price for the shares and receive a portion of the price back as a taxable dividend or distribution.
Dividend Reinvestment
You automatically will receive all income dividends and capital gain distributions in additional shares of the same Fund, unless you have elected to take such payments in cash. The price of the shares of each Fund is the NAV determined immediately following the dividend record date. Reinvested dividends and distributions receive the same tax treatment as dividends and distributions paid in cash and thus are currently taxable.
Tax Treatment of Shareholders
Qualification as a Regulated Investment Company
Each Fund has elected to be treated and intends to qualify each taxable year as a regulated investment company. A regulated investment company is not subject to tax at the corporate level on income and gains from investments that are distributed to shareholders. A Fund’s failure to qualify as a regulated investment company would result in corporate-level taxation and, consequently, a reduction in income available for distribution to shareholders.
Taxation of Shareholder Transactions
A sale or redemption of Fund shares generally may produce either a taxable gain or a loss. You are responsible for any tax liabilities generated by your transactions. For more information about your specific tax situation, please consult your tax advisor.
Taxation of Distributions
Each Fund will distribute substantially all of its net investment income (including, for this purpose, the excess of net short-term capital gains over net long-term capital losses) and net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) on at least an annual basis. For federal income tax purposes, distributions of net investment income generally are taxable as ordinary income. Dividends of net investment income paid to a non-corporate U.S. shareholder that are properly reported as qualified dividend income generally will be taxable to such shareholder preferential rates. The maximum individual federal income tax rate applicable to “qualified dividend income” is either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. The amount of dividend income that may be so reported by a Fund generally will be limited to the aggregate of the eligible dividends received by each Fund. In addition, a Fund must meet certain holding period and other requirements with respect to the shares on which the Fund received the eligible dividends, and the non-corporate U.S. shareholder must meet certain holding period and other requirements with respect to the Fund. The amount of a Fund’s distributions that would otherwise qualify for this favorable tax treatment may be reduced as a result of a Fund’s securities lending activities or high portfolio turnover rate. Dividends of net investment income that are not reported as qualified dividend income and dividends of net short-term capital gain will be taxable to a U.S. shareholder as ordinary income.
Distributions are taxable to you even if they are paid from income or gains earned by a Fund before your investment (and thus were included in the price you paid). Distributions are taxable whether you received them in cash or reinvested them in additional shares through the dividend reinvestment plan. Any gain resulting from the sale or exchange of Fund shares generally will be taxable as long-term or short-term capital gain, depending on how long you have held your shares. A Fund may produce capital gains even if it does not have income to distribute and performance has been poor.
The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts.
Dividends paid in January, but declared in October, November or December of the previous year, will be considered to have been paid in the previous year.
26  |  JPMorgan Institutional Trust

Tax Consequences of Certain Investments
Some of the Funds may acquire certain securities issued with original issue discount (including zero-coupon securities). Current federal tax law requires that a holder (such as a Fund) of such a security must include in taxable income a portion of the original issue discount which accrues during the tax year on such security even if a Fund receives no payment in cash on the security during the year. As a regulated investment company, a Fund must pay out substantially all of its net investment income each year, including any original issue discount. Accordingly, a Fund may be required to distribute each year an amount which is greater than the total amount of cash interest a Fund actually received. Such distributions will be made from the cash assets of the Fund or by liquidation of investments, if necessary. If a distribution of cash necessitates the liquidation of investments, JPMIM will select which securities to sell and the Fund may realize a gain or loss from those sales. In the event the Fund realizes net capital gains from these transactions, you may receive a larger capital gain distribution, if any, than you would in the absence of such transactions.
A Fund’s investment in foreign securities may be subject to foreign withholding or other taxes. In that case, the Fund’s yield on those securities would be decreased. Any foreign tax withheld on payments made “in lieu of” dividends or interest with respect to loaned securities will not qualify for the pass-through of foreign tax credits to shareholders. Although in some cases a Fund (or an Underlying Fund as applicable) may be able to apply for a refund or a portion of such taxes, the ability to successfully obtain such a refund may be uncertain.
A Fund’s investments in certain debt obligations, mortgage-backed securities, asset-backed securities and derivative instruments may require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may be required to liquidate other investments in its portfolio that it otherwise would have continued to hold, including when it is not advantageous to do so.
A Fund’s transactions in futures contracts, short sales, swaps and other derivatives will be subject to special tax rules, the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund’s securities, and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. A Fund’s use of these types of transactions may result in the Fund realizing more short-term capital gain and ordinary income subject to tax at ordinary income tax rates than it would if it did not engage in such transactions.
Please see the Confidential Offering Memorandum Supplement for additional discussion of the tax consequences of the above-described and other investments to each Fund and its shareholders.
Taxation of Retirement Plans
Distributions by the Funds to qualified retirement plans generally will not be taxable. However, if shares are held by a plan that ceases to qualify for tax-exempt treatment or by an individual who has received shares as a distribution from a retirement plan, the distributions will be taxable to the plan or individual as described in “Tax Treatment of Shareholders.” If you are considering purchasing shares with qualified retirement plan assets, you should consult your tax advisor for a more complete explanation of the federal, state, local and (if applicable) foreign tax consequences of making such an investment.
Foreign Shareholders
The Funds are not intended for foreign shareholders. Any foreign shareholders would generally be subject to U.S. tax withholding on distributions by a Fund, as discussed in the Confidential Offering Memorandum Supplement.
Tax Information
Shares of the Funds are generally held of record in the name of the shareholder’s investment adviser or custodian. Because of how the shares are held, the Funds do not provide tax reporting to underlying shareholders. You are responsible for verifying your tax liability with your tax professional.
Please note that this tax discussion is general in nature; no attempt has been made to present a complete explanation of the federal, state, local or foreign tax treatment of the Funds or their shareholders. For additional information on the potential tax consequences of investing in the Funds. For additional tax information, see the Confidential Offering Memorandum Supplement.
Shareholder Statements and Reports
The Funds or your JPMorgan client relationship or client service manager will send you transaction confirmation statements and quarterly account statements. Please review these statements carefully. The Funds will correct errors if notified within one year of the date printed on the transaction confirmation or account statement.
June 28, 2021  |  27

Shareholder Information (continued)
Annually you will receive an audited financial report from the Funds. In addition, the Funds will periodically send you proxy statements and other reports.
If you have any questions or need additional information, please contact your client relationship or client service manager.
Availability of Proxy Voting Record
The Trustees have delegated the authority to vote proxies for securities owned by the Funds to JPMIM. A copy of each Fund’s voting record for the most recent 12-month period is available on the SEC’s website at www.sec.gov or by calling the following toll-free number: 1-800-343-1113. Each Fund’s proxy voting record will include, among other things, a brief description of the matter voted on for each portfolio security and state how each vote was cast, for example, for or against the proposal.
Portfolio Holdings Disclosure
No sooner than ten days after the end of each month, each Fund will make available upon request a complete uncertified schedule of its portfolio holdings as of the last day of that month. Not later than 60 days after the end of each quarter, each Fund will make available a complete schedule of its portfolio holdings as of the last day of that quarter. In addition to providing hard copies upon request, the Funds will post these quarterly schedules on the SEC’s website at www.sec.gov.
In addition to information on portfolio holdings, no sooner than ten days after month end, you may obtain a portfolio characteristic summary by calling your client relationship or client service manager.
Shareholders may request portfolio holdings schedules at no charge by contacting their client relationship or client service manager.
A description of the Funds’ policies and procedures with respect to the disclosure of the Funds’ portfolio holdings is available in the Confidential Offering Memorandum Supplement.
28  |  JPMorgan Institutional Trust

Investment Practices
The Funds invest in a variety of securities and employ a number of investment techniques. Each security and technique involves certain risks. What follows is a list of some of the securities and techniques utilized by the Funds, as well as the risks inherent in their use. Equity securities are subject mainly to market risk. Fixed income securities are primarily influenced by market, credit and prepayment risks, although certain securities may be subject to additional risks. For a more complete discussion, see the Confidential Offering Memorandum Supplement.
INSTRUMENT	RISK TYPE
Adjustable Rate Mortgage Loans (ARMs): Loans in a mortgage pool which provide for a fixed initial mortgage interest rate for a specified period of time, after which the rate may be subject to periodic adjustments.
Credit Interest Rate Liquidity Market Political Prepayment Valuation
Asset-Backed Securities: Securities secured by company receivables, home equity loans, truck and auto loans, leases and credit card receivables or other securities backed by other types of receivables or other assets.
Credit Interest Rate Liquidity Market Political Prepayment Valuation
Bank Obligations: Bankers’ acceptances, certificates of deposit and time deposits. Bankers’ acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Maturities are generally six months or less. Certificates of deposit are negotiable certificates issued by a bank for a specified period of time and earning a specified return. Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds.
Credit Currency Interest Rate Liquidity Market Political
Borrowings: A Fund may borrow for temporary purposes and/or for investment purposes. Such a practice will result in leveraging of a Fund’s assets and may cause a Fund to liquidate portfolio positions when it would not be advantageous to do so. A Fund must maintain continuous asset coverage of 300% of the amount borrowed, with the exception for borrowings not in excess of 5% of a Fund’s total assets made for temporary administrative purposes.
Credit Interest Rate Market
Call and Put Options: A call option gives the buyer the right to buy, and obligates the seller of the option to sell a security at a specified price at a future date. A put option gives the buyer the right to sell, and obligates the seller of the option to buy a security at a specified price at a future date. A Fund will sell only covered call and secured put options.
Credit Leverage Liquidity Management Market
Commercial Paper: Secured and unsecured short-term promissory notes issued by corporations and other entities. Maturities generally vary from a few days to nine months.	Credit Currency Interest Rate Liquidity Market Political Valuation
Convertible Securities: Bonds or preferred stock that can convert to common stock including contingent convertible securities.	Credit Currency Interest Rate Liquidity Market Political Valuation
June 28, 2021  |  29

Investment Practices (continued)
INSTRUMENT	RISK TYPE
Corporate Debt Securities: May include bonds and other debt securities of domestic and foreign issuers, including obligations of industrial, utility, banking and other corporate issuers.	Credit Currency Interest Rate Liquidity Market Political Valuation
Credit Default Swaps (CDSs): A swap agreement between two parties pursuant to which one party pays the other a fixed periodic coupon for the specified life of the agreement. The other party makes no payment unless a credit event, relating to a predetermined reference asset, occurs. If such an event occurs, the party will then make a payment to the first party, and the swap will terminate.
Credit Currency Interest Rate Leverage Liquidity Management Market Political Valuation
Custodial Receipts: A Fund may acquire securities in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds in connection with programs sponsored by banks and brokerage firms. These are not considered to be U.S.
government securities. These notes and bonds are held in custody by a bank on behalf of the owners of the receipts.
Credit Liquidity Market
Demand Features: Securities that are subject to puts and standby commitments to purchase the securities at a fixed price (usually with accrued interest) within a fixed period of time following demand by a Fund.
Liquidity Management Market
Emerging Market Securities: Securities issued by issuers or governments in countries with emerging economies or securities markets which may be undergoing significant evolution and rapid development.	Foreign Investment
Exchange-Traded Funds (ETFs): Ownership interest in unit investment trusts, depositary receipts, and other pooled investment vehicles that hold a portfolio of securities or stocks designed to track the price performance and dividend yield of a particular broad-based, sector or international index. ETFs include a wide range of investments.
Investment Company Market
Foreign Investments: Equity and debt securities (e.g., bonds and commercial paper) of foreign entities and obligations of foreign branches of U.S. banks and foreign banks. Foreign securities may also include
American Depositary Receipts (ADRs), Global Depositary Receipts (GDRs), European Depositary Receipts
(EDRs) and American Depositary Securities.
Foreign Investment Liquidity Market Political Prepayment Valuation
Inflation-Linked Debt Securities: Includes fixed and floating rate debt securities of varying maturities issued by the U.S. government as well as securities issued by other entities such as corporations, foreign governments and foreign issuers.
Credit Currency Interest Rate Political
Interfund Lending: Involves lending money and borrowing money for temporary purposes through a credit facility.	Credit Interest Rate Market
Inverse Floating Rate Instruments: Leveraged variable debt instruments with interest rates that reset in the opposite direction from the market rate of interest to which the inverse floater is indexed.
Credit Leverage Market
Investment Company Securities: Shares of other investment companies, including money market funds for which the adviser and/or its affiliates serve as investment adviser or administrator. The adviser will waive certain fees when investing in funds for which it serves as investment adviser, to the extent required by law or by contract.
Investment Company Market
30  |  JPMorgan Institutional Trust

INSTRUMENT	RISK TYPE
Loan Assignments and Participations: Assignments of, or participations in, all or a portion of loans to corporations or to governments, including governments of less developed countries.	Credit Currency Extension Foreign Investment Interest Rate Liquidity Market Political Prepayment
Mortgages (Directly Held): Debt instruments secured by real property.	Credit Environmental Extension Interest Rate Liquidity Market Natural Event Political Prepayment Valuation
Mortgage-Backed Securities: Debt obligations secured by real estate loans and pools of loans including collateralized mortgage obligations (CMOs), commercial mortgage- backed securities (CMBSs), and other asset-backed structures.
Credit Currency Extension Interest Rate Leverage Liquidity Market Political Prepayment Tax Valuation
Mortgage Dollar Rolls: A transaction in which a Fund sells securities for delivery in a current month and simultaneously contracts with the same party to repurchase similar but not identical securities on a specified future date.
Currency Extension Interest Rate Leverage Liquidity Market Political Prepayment
Municipal Securities: Securities issued by a state or political subdivision to obtain funds for various public purposes. Municipal securities include, among others, private activity bonds and industrial development bonds, as well as general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, other short-term tax-exempt obligations, municipal leases, obligations of municipal housing authorities and single-family revenue bonds.
Credit Interest Rate Market Natural Event Political Prepayment Tax Valuation
New Financial Products: New options and futures contracts and other financial products continue to be developed and a Fund may invest in such options, contracts and products.	Credit Liquidity Management Market
June 28, 2021  |  31

Investment Practices (continued)
INSTRUMENT	RISK TYPE
Obligations of Supranational Agencies: Obligations which are chartered to promote economic development and are supported by various governments and governmental agencies.	Credit Foreign Investment Liquidity Political Valuation
Options and Futures Transactions: A Fund may purchase and sell (a) exchange traded and over-the-counter put and call options on securities, indexes of securities and futures contracts on securities and indexes of securities and (b) futures contracts on securities and indexes of securities.
Credit Leverage Liquidity Management Market
Preferred Stock: A class of stock that generally pays a dividend at a specified rate and has preference over common stock in the payment of dividends and in liquidation.	Market
Private Placements, Restricted Securities and Other Unregistered Securities: Securities not registered under the Securities Act of 1933, such as privately placed commercial paper and Rule 144A securities.
Liquidity Market Valuation
Real Estate Investment Trusts (REITs): Pooled investment vehicles which invest primarily in income producing real estate or real estate related loans or interest.	Credit Interest Rate Liquidity Management Market Political Prepayment Tax Valuation
Repurchase Agreements: The purchase of a security and the simultaneous commitment to return the security to the seller at an agreed upon price on an agreed upon date. This is treated as a loan.	Credit Liquidity Market
Reverse Repurchase Agreements: The sale of a security and the simultaneous commitment to buy the security back at an agreed upon price on an agreed upon date. This is treated as a borrowing by a Fund.	Credit Leverage Market
Securities Issued in Connection with Reorganizations and Corporate Restructurings: In connection with reorganizing or restructuring of an issuer, an issuer may issue common stock or other securities to holders of its debt securities.
Market
Securities Lending: The lending of up to 33 1∕3% of a Fund’s total assets. In return, the Fund will receive cash, other securities, and/or letters of credit as collateral.	Credit Leverage Market
Short-Term Funding Agreements: Agreements issued by banks and highly rated U.S. insurance companies such as Guaranteed Investment Contracts (GICs) and Bank Investment Contracts (BICs).	Credit Liquidity Market
Sovereign Obligations: Investments in debt obligations issued or guaranteed by a foreign sovereign government, or its agencies, authorities or political subdivisions.	Credit Foreign Investment Liquidity Political Valuation
Stripped Mortgage-Backed Securities: Derivative multi-class mortgage securities which are usually structured with two classes of shares that receive different proportions of the interest and principal from a pool of mortgage assets. These include Interest-Only (IO) and Principal-Only (PO) securities issued outside a
Real Estate Mortgage Investment Conduit (REMIC) or CMO structure.
Credit Liquidity Market Political Prepayment Valuation
32  |  JPMorgan Institutional Trust

INSTRUMENT	RISK TYPE
Structured Investments: A security having a return tied to an underlying index or other security or asset class. Structured investments generally are individually negotiated agreements and may be traded over-
the-counter. Structured investments are organized and operated to restructure the investment characteristics of the underlying security.
Credit Foreign Investment Liquidity Management Market Valuation
Swaps and Related Swap Products: Swaps involve an exchange of obligations by two parties. Caps and floors entitle a purchaser to a principal amount from the seller of the cap or floor to the extent that a specified index exceeds or falls below a predetermined interest rate or amount. A Fund may enter into these transactions to manage its exposure to changing interest rates and other factors.
Credit Currency Interest Rate Leverage Liquidity Management Market Political Valuation
Temporary Defensive Positions: To respond to unusual circumstances a Fund may invest in cash and cash equivalents for temporary defensive purposes.	Credit Interest Rate Liquidity Market
Treasury Receipts: A Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and that are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. Receipts include Treasury Receipts (TRs), Treasury Investment Growth Receipts (TIGRs), and Certificates of Accrual
on Treasury Securities (CATS).
Market
Trust Preferreds: Securities with characteristics of both subordinated debt and preferred stock. Trust preferreds are generally long term securities that make periodic fixed or variable interest payments.
Credit Currency Interest Rate Liquidity Market Political Valuation
U.S. Government Agency Securities: Securities issued or guaranteed by agencies and instrumentalities of the
U.S. government. These include all types of securities issued by Ginnie Mae, Fannie Mae and Freddie Mac, including funding notes, subordinated benchmark notes, CMOs and REMICs.
Credit Government Securities Interest Rate Market
U.S. Government Obligations: May include direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States, and separately traded principal and interest component parts of such obligations that are transferable through the Federal book-entry system known as Separate Trading of Registered Interest and Principal of Securities (STRIPS) and Coupons Under Book Entry Safekeeping (CUBES).
Interest Rate Market
Variable and Floating Rate Instruments: Obligations with interest rates which are reset daily, weekly, quarterly or some other frequency and which may be payable to a Fund on demand or at the expiration of a specified term.
Credit Liquidity Market Valuation
When-Issued Securities, Delayed Delivery Securities and Forward Commitments: Purchase or contract to purchase securities at a fixed price for delivery at a future date.	Credit Leverage Liquidity Market Valuation
June 28, 2021  |  33

Investment Practices (continued)
INSTRUMENT	RISK TYPE
Zero-Coupon, Pay-in-Kind and Deferred Payment Securities: Zero-coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security.
Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Deferred payment securities are zero-coupon debt securities which convert on a specified date to interest bearing debt securities.
Credit Currency Interest Rate Liquidity Market Political Valuation Zero-Coupon Securities
INVESTMENT RISKS
Below is a more complete discussion of the types of risks inherent in the securities and investment techniques listed above. Because of these risks, the value of the securities held by the Funds may fluctuate, as will the value of your investment in the Funds. Certain investments are more susceptible to these risks than others.
Risk related to certain investments held by the Funds:
Credit risk The risk that a financial obligation will not be met by the issuer of a security or the counterparty to a contract, resulting in a loss to the purchaser.
Currency risk The risk that currency exchange rate fluctuations may reduce gains or increase losses on foreign investments.
Environmental risk The risk that an owner or operator of real estate may be liable for the costs associated with hazardous or toxic substances located on the property.
Extension risk The risk that a rise in interest rates will extend the life of a security to a date later than the anticipated prepayment date, causing the value of the investment to fall.
Foreign investment risk The risk associated with higher transaction costs, delayed settlements, currency controls, adverse economic developments, and exchange rate volatility. These risks are increased in emerging markets. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk.
Government securities risk U.S. government securities are subject to market risk, interest rate risk and credit risk. Securities, such as those issued or guaranteed by Ginnie Mae or the U.S. Treasury, that are backed by the full faith and credit of the United States are guaranteed only as to the timely payment of interest and principal when held to maturity and the market prices for such securities will fluctuate. Circumstances could arise that would prevent the payment of interest or principal. Securities issued or guaranteed by certain U.S. government-related organizations, such as Fannie Mae and Freddie Mac, are not backed by the full faith and credit of the U.S. government and no assurance can be given that the U.S. government will provide financial support.
Interest rate risk The risk that a change in interest rates will adversely affect the value of an investment. The value of fixed income securities generally moves in the opposite direction of interest rates (decreases when interest rates rise and increases when interest rates fall). A Fund may face a heightened level of interest rate risk due to certain changes in monetary policy, such as an interest rate increase by the Federal Reserve.
Investment company risk If a Fund invests in shares of another investment company, shareholders would bear not only their proportionate share of the Fund’s expenses, but also similar expenses of the investment company. The price movement of an investment company that is an ETF may not track the underlying index and may result in a loss.
Leverage risk The risk that gains or losses will be disproportionately higher than the amount invested.
Liquidity risk The risk that the holder may not be able to sell the security at the time or price it desires.
Management risk The risk that a strategy used by a Fund’s management may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks.
Market risk The risk that when the market as a whole declines, the value of a specific investment will decline proportionately. This systematic risk is common to all investments and the mutual funds that purchase them.
Natural event risk The risk that a natural disaster, such as a hurricane or similar event, will cause severe economic losses and default in payments by the issuer of the security.
Political risk The risk that governmental policies or other political actions will negatively impact the value of the investment.
Prepayment risk The risk that declining interest rates or other factors will result in unexpected prepayments, causing the value of the investment to fall.
Tax risk The risk that the issuer of the securities will fail to comply with certain requirements of the Internal Revenue Code, which could cause adverse tax consequences. Also the risk that the tax treatment of municipal or other securities could be changed by Congress thereby affecting the value of outstanding securities.
Valuation risk The risk that the estimated value of a security does not match the actual amount that can be realized if the security is sold.
Zero-Coupon securities risk The market value of these securities are generally more volatile than the market value of, and is more likely to respond to a greater degree to changes in interest rates than, other fixed income securities with similar maturities and credit quality that pay interest periodically. Actions required by federal income tax law may reduce the assets to which a Fund’s expenses could otherwise be allocated and may reduce a Fund’s rate of return.
34  |  JPMorgan Institutional Trust

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Financial Highlights

		Per share operating performance
		Investment operations			Distributions
	Net asset value, beginning of period	Net investment income (loss) (a)	Net realized and unrealized gains (losses) on investments	Total from investment operations	Net investment income	Net realized gain	Total distributions
JPMorgan Core Bond Trust
Year Ended February 28, 2021	$10.80	$0.31	$(0.03)	$0.28	$(0.31)	$(0.27)	$(0.58)
Year Ended February 29, 2020	9.97	0.34	0.87	1.21	(0.34)	(0.04)	(0.38)
Year Ended February 28, 2019	10.03	0.34	(0.03)	0.31	(0.34)	(0.03)	(0.37)
Year Ended February 28, 2018	10.33	0.35	(0.18)	0.17	(0.35)	(0.12)	(0.47)
Year Ended February 28, 2017	10.58	0.33	(0.14)	0.19	(0.34)	(0.10)	(0.44)
(a)
Calculated based upon average shares outstanding.
(b)
Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset values for financial reporting purposes and the returns based upon those net asset values may differ from the net asset values and returns for shareholder transactions.
(c)
Includes earnings credits and interest expense, if applicable, each of which is less than 0.005% unless otherwise noted.
36  |  JPMorgan Institutional Trust

	Ratios/Supplemental data
			Ratios to average net assets
Net asset value, end of period	Total return (b)	Net assets, end of period (000’s)	Net expenses (c)	Net investment income (loss)	Expenses without waivers, reimbursements and earnings credits	Portfolio turnover rate

$10.50	2.57%	$2,220,686	0.14%	2.89%	0.40%	66%
10.80	12.32	2,059,714	0.14	3.25	0.41	32
9.97	3.16	1,876,288	0.15	3.42	0.42	17
10.03	1.59	2,218,802	0.15	3.36	0.43	18
10.33	1.78	3,159,232	0.15	3.15	0.42	16
June 28, 2021  |  37

Financial Highlights (continued)

		Per share operating performance
		Investment operations			Distributions
	Net asset value, beginning of period	Net investment income (loss) (a)	Net realized and unrealized gains (losses) on investments	Total from investment operations	Net investment income	Net realized gain	Total distributions
JPMorgan Intermediate Bond Trust
Year Ended February 28, 2021	$10.18	$0.27	$(0.02)(d)	$0.25	$(0.27)	$(0.16)	$(0.43)
Year Ended February 29, 2020	9.65	0.31	0.53	0.84	(0.31)	—	(0.31)
Year Ended February 28, 2019	9.63	0.31	0.02	0.33	(0.31)	—	(0.31)
Year Ended February 28, 2018	9.87	0.30	(0.20)	0.10	(0.30)	(0.04)	(0.34)
Year Ended February 28, 2017	10.37	0.29	(0.15)	0.14	(0.30)	(0.34)	(0.64)
(a)
Calculated based upon average shares outstanding.
(b)
Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset values for financial reporting purposes and the returns based upon those net asset values may differ from the net asset values and returns for shareholder transactions.
(c)
Includes earnings credits and interest expense, if applicable, each of which is less than 0.005% unless otherwise noted.
(d)
Calculation of the net realized and unrealized gains (losses) per share does not correlate with the Fund’s net realized and unrealized gains (losses) presented in the Statement of Operations due to the timing of capital transactions in relation to the fluctuating market values of the Fund’s investments.
38  |  JPMorgan Institutional Trust

	Ratios/Supplemental data
			Ratios to average net assets
Net asset value, end of period	Total return (b)	Net assets, end of period (000’s)	Net expenses (c)	Net investment income (loss)	Expenses without waivers, reimbursements and earnings credits	Portfolio turnover rate

$10.00	2.42%	$105,150	0.15%	2.63%	0.52%	40%
10.18	8.79	140,002	0.15	3.08	0.54	23
9.65	3.47	143,173	0.15	3.18	0.53	32
9.63	1.00	162,046	0.15	3.00	0.53	56
9.87	1.33	181,349	0.15	2.85	0.48	32
June 28, 2021  |  39

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How to Reach Us
If you want more information about the Funds, the following documents are free upon request:
Annual/Semi-Annual Reports. Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In each Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.
Confidential Offering Memorandum Supplement (the Supplement). The Supplement provides more detailed information about the Funds and is incorporated into this Memorandum by reference.
How Can I Get More Information? You can get a free copy of the semi-annual/annual reports or the Supplement, request other information or discuss your questions about the Funds by contacting your client relationship or client service manager or by writing the Funds at:
JPMorgan Institutional Trust
277 Park Avenue
New York, NY 10172
You can also review and copy the Funds’ reports and the Supplement at the Public Reference Section of the Securities and Exchange Commission (SEC) in Washington, D.C. You can also get reports and other information about the Funds from the EDGAR Database on the SEC’s website at http://www.sec.gov. Copies of this information may be obtained, after paying a copying charge, by electronic request at the following e-mail address: publicinfo@sec.gov or by writing the Public Reference Section, Washington, D.C. 20549-1520.
The Investment Company Act File No. is 811-21638.
©JPMorgan Chase & Co. All Rights Reserved June 2021

PR-INSTT-621

CONFIDENTIAL OFFERING MEMORANDUM SUPPLEMENT
JPMORGAN INSTITUTIONAL TRUST
JPMORGAN INTERMEDIATE BOND TRUST (THE “INTERMEDIATE BOND TRUST”) JPMORGAN CORE BOND TRUST (THE “CORE BOND TRUST”)
(EACH A “FUND,” AND COLLECTIVELY THE “FUNDS”)
June 28, 2021
This Confidential Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Confidential Offering Memorandum of JPMorgan Institutional Trust, dated June 28, 2021, as amended or supplemented from time to time. Each Fund issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the “Securities Act”). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.
Shares of the Funds may be purchased only by certain clients of J.P. Morgan Investment Management Inc. (“JPMIM”) and its affiliates who maintain one or more separately managed private accounts, and who are also “accredited investors,” as defined in Regulation D under the Securities Act. Eligible investors are institutional investors such as corporations, pension and profit sharing plans, financial institutions, endowments, and foundations. The Funds are not intended for individuals or accounts established for the benefit of individuals (other than certain pension and profit-sharing plans sponsored by employers or unions for the benefit of individual plan participants). Subscriptions may be accepted or rejected, in whole or in part, in the sole discretion of JPMIM. Shares of the Funds may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.
Shares of the Funds are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Confidential Offering Memorandum.
This Supplement is intended for use only by the person to whom it has been issued. Reproduction of this Supplement is prohibited.
There shall be no sale of the shares referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
SAI-INSTT-621

i

ii

iii

THE TRUST
JPMorgan Institutional Trust is an open-end management investment company. The Trust was formed as a Delaware statutory trust on September 14, 2004. The Trust consists of two series of units of beneficial interest (“Shares”) each representing interests in one of the following separate investment portfolios (each a “Fund” and collectively, the “Funds”).
Each Fund is not subject to registration or regulation as a “commodity pool operator” as defined in the Commodity Exchange Act because it has claimed an exclusion from such definition.
INVESTMENT OBJECTIVES AND POLICIES
The following policies supplement each Fund’s investment objective and policies as set forth in the Confidential Offering Memorandum. The Funds are advised by J.P. Morgan Investment Management Inc. (“JPMIM” or the “Adviser”).
Asset-Backed Securities
Asset-backed securities consist of securities secured by company receivables, home equity loans, truck and auto loans, leases, or credit card receivables. Asset-backed securities also include other securities backed by other types of receivables or other assets, including collateralized debt obligations (“CDOs”), asset-backed commercial paper (“ABCP”) and other similarly structured securities. CDOs include collateralized loan obligations (“CLOs”) and collateral bond obligations (“CBOs”). Such assets are generally securitized through the use of trusts or special purpose corporations. Asset-backed securities are backed by a pool of assets representing the obligations often of a number of different parties. Certain of these securities may be illiquid.
Asset-backed securities are generally subject to the risks of the underlying assets. In addition, asset-backed securities, in general, are subject to certain additional risks including depreciation, damage or loss of the collateral backing the security, failure of the collateral to generate the anticipated cash flow or in certain cases more rapid prepayment because of events affecting the collateral, such as accelerated prepayment of loans backing these securities or destruction of equipment subject to equipment trust certificates. In addition, the underlying assets (for example, underlying home equity loans) may be refinanced or paid off prior to maturity during periods of increasing or declining interest rates. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Changes in prepayment rates can result in greater price and yield volatility. If asset-backed securities are pre-paid, a Fund may have to reinvest the proceeds from the securities at a lower rate. Potential market gains on a security subject to prepayment risk may be more limited than potential market gains on a comparable security that is not subject to prepayment risk. Under certain prepayment rate scenarios, a Fund may fail to recover additional amounts paid (i.e., premiums) for securities with higher interest rates, resulting in an unexpected loss.
A CBO is a trust or other special purpose entity (“SPE”) which is typically backed by a diversified pool of fixed income securities (which may include high risk, below investment grade securities). A CLO is a trust or other SPE that is typically collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. While many CDOs may receive credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, such enhancement may not always be present and may fail to protect a Fund against the risk of loss on default of the collateral. Certain CDOs may use derivatives contracts to create “synthetic” exposure to assets rather than holding such assets directly, which entails the risks of derivative instruments described elsewhere in this Supplement. CDOs may charge management fees and administrative expenses, which are in addition to those of a Fund.
The cash flows for CDOs from the SPE usually are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche, which bears the first loss from defaults from the bonds or loans in the SPE and serves to protect the other, more senior tranches from default (though such protection is not complete). Since it is partially protected from defaults, a senior tranche from a CDO typically has higher ratings and lower yields than its underlying securities, and may be rated investment grade. Despite the protection from the equity tranche, CDO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as investor aversion to CDO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.
The risks of an investment in a CDO depend largely on the type of the collateral or securities and the class of the CDO in which a Fund invests. CDO tranches often have credit ratings and are typically issued in classes with various priorities. Normally, CDOs are privately offered and sold (that is, they are not registered under the securities laws), and may be subject to additional liquidity risks. However, an active dealer market may exist for CDOs, allowing a CDO to be sold pursuant to Rule 144A. In addition to the risks typically associated with fixed income securities and asset-backed securities generally discussed elsewhere in this Supplement, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization (“NRSRO”); (iii) a Fund may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; (viii) values may be volatile; (ix) disputes with the issuer may produce unexpected results; and (x) the CDO’s manager may perform poorly.
Certain Funds may purchase ABCP that is issued by conduits sponsored by banks, mortgage companies, investment banking firms, finance companies, hedge funds, private equity firms and special purpose finance entities. ABCP typically refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported from underlying assets, or one or more liquidity or credit support providers, or both. Assets backing ABCP, which may be included in revolving pools of assets with large numbers of obligors, include credit card, car loan and other consumer receivables and home or commercial mortgages, including subprime mortgages. To protect investors from the risk of non-payment, ABCP programs are generally structured with various protections, such as credit enhancement, liquidity support, and commercial paper stop issuance and wind-down triggers. There can be no guarantee that these protections will be sufficient to prevent losses to investors in ABCP. The repayment of ABCP issued by a conduit depends primarily on the conduit’s ability to issue new ABCP, access to the liquidity or credit support and, to a lesser extent, cash collections received from the conduit’s underlying asset portfolio. There could be losses to a Fund’s investing in ABCP in the event that: (i) the Fund is unable to access the liquidity or credit support for the ABCP; (ii) the conduit is unable to issue new ABCP; (iii) there is credit or market deterioration in the conduit’s underlying portfolio; and (iv) there are mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing ABCP.
Some ABCP programs historically have provided for an extension of the maturity date of the ABCP if, on the related maturity date, the conduit is unable to access sufficient liquidity by issuing additional ABCP. This may delay the sale of the underlying collateral and a Fund may incur a loss if the value of the collateral deteriorates during the extension period. Alternatively, if collateral for ABCP deteriorates in value, the collateral may be required to be sold at inopportune times or at prices insufficient to repay the principal and interest on the ABCP. ABCP programs may provide for the issuance of subordinated notes as an additional form of credit enhancement. The subordinated notes are typically of a lower credit quality and have a higher risk of default. A Fund purchasing these subordinated notes will therefore have a higher likelihood of loss than investors in the senior notes.
Total Annual Fund Operating Expenses set forth in the fee table and Financial Highlights section of the Funds’ Confidential Offering Memorandum do not include any expenses associated with any Fund investments in certain structured or synthetic products that may rely on the exception for the definition of “investment company” provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”).
Bank Obligations
Bank obligations include bankers’ acceptances, certificates of deposit, bank notes and time deposits.
Bankers’ acceptances are negotiable drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity.

Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return. Certificates of deposit may also include those issued by foreign banks outside the United States (“U.S.”). Such certificates of deposit include Eurodollar and Yankee certificates of deposit. Eurodollar certificates of deposit are U.S. dollar-denominated certificates of deposit issued by branches of foreign and domestic banks located outside the U.S. Yankee certificates of deposit are certificates of deposit issued by a U.S. branch of a foreign bank denominated in U.S. dollars and held in the U.S. Certain Funds may also invest in obligations (including bankers’ acceptances and certificates of deposit) denominated in foreign currencies (see “Foreign Investments (including Foreign Currencies)”) herein. With regard to certificates of deposit issued by U.S. banks and savings and loan associations, to be eligible for purchase by a Fund, a certificate of deposit must be issued by (i) a domestic or foreign branch of a U.S. commercial bank which is a member of the Federal Reserve System or the deposits of which are insured by the Federal Deposit Insurance Corporation, or (ii) a domestic savings and loan association, the deposits of which are insured by the Federal Deposit Insurance Corporation.
Time deposits are interest-bearing non-negotiable deposits at a bank or a savings and loan association that have a specific maturity date. A time deposit earns a specific rate of interest over a definite period of time. Time deposits cannot be traded on the secondary market.
The Funds will not invest in obligations for which the Adviser, or any of its affiliated persons, is the ultimate obligor or accepting bank, provided, however, that the Funds maintain demand deposits at their affiliated custodian, JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”).
Subject to a Fund’s limitations on concentration in a particular industry, there is no limitation on the amount of a Fund’s assets which may be invested in obligations of banks which meet the conditions set forth herein.
Commercial Paper
Commercial paper is a short-term obligation, generally with a maturity from 1 to 270 days, issued by a bank or bank holding company, corporation or finance company. Although commercial paper is generally unsecured, the Funds may also purchase secured commercial paper. In the event of a default of an issuer of secured commercial paper, a Fund may hold the securities and other investments that were pledged as collateral even if it does not invest in such securities or investments. In such a case, the Fund would take steps to dispose of such securities or investments in a commercially reasonable manner. Commercial paper includes master demand obligations. See “Variable and Floating Rate Instruments” below.
Certain Funds may also invest in Canadian commercial paper, which is commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and in Europaper, which is U.S. dollar denominated commercial paper of a foreign issuer. See “Risk Factors of Foreign Investments” below. Certain Funds may purchase commercial paper that is issued by conduits, including ABCP. Additional information about ABCP is included under “Asset-Backed Securities.”
Convertible Securities
Certain Funds may invest in convertible securities. Convertible securities include any debt securities or preferred stock which may be converted into common stock or which carry the right to purchase common stock. Generally, convertible securities entitle the holder to exchange the securities for a specified number of shares of common stock, usually of the same company, at specified prices within a certain period of time.
The terms of any convertible security determine its ranking in a company’s capital structure. In the case of subordinated convertible debentures, the holders’ claims on assets and earnings are subordinated to the claims of other creditors, and are senior to the claims of preferred and common shareholders. In the case of convertible preferred stock, the holders’ claims on assets and earnings are subordinated to the claims of all creditors and are senior to the claims of common shareholders.
Convertible securities have characteristics similar to both debt and equity securities. Due to the conversion feature, the market value of convertible securities tends to move together with the market value of the underlying common stock. As a result, selection of convertible securities, to a great extent, is based on the potential for capital appreciation that may exist in the underlying stock. The value of convertible securities is also affected by prevailing interest rates, the credit quality of the issuer, and any call provisions. In some cases, the issuer may cause a convertible security to convert to common stock. In other situations, it may be advantageous for a Fund to cause the conversion of convertible securities to common stock. If a convertible security converts to common stock, a Fund may hold such common stock in its portfolio even if it does not ordinarily invest in common stock.
Custodial Receipts
Certain Funds may acquire securities in the form of custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Treasury notes or bonds in connection with programs sponsored by banks and brokerage firms. These are not considered U.S. government securities and are not backed by the full faith and credit of the U.S. government. These notes and bonds are held in custody by a bank on behalf of the owners of the receipts.
Debt Instruments
Corporate Debt Securities. Corporate debt securities may include bonds and other debt securities of U.S. and non-U.S. issuers, including obligations of industrial, utility, banking and other corporate issuers. All debt securities are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as market interest rates, market perception of the creditworthiness of the issuer and general market liquidity.
Inflation-Linked Debt Securities. Inflation-linked securities include fixed and floating rate debt securities of varying maturities issued by the U.S. government, its agencies and instrumentalities, such as Treasury Inflation Protected Securities (“TIPS”), as well as securities issued by other entities such as corporations, municipalities, foreign governments and foreign issuers, including foreign issuers from emerging markets. See also “Foreign Investments (including Foreign Currencies).” Typically, such securities are structured as fixed income investments whose principal value is periodically adjusted according to the rate of inflation. The U.S. Treasury, among some other issuers, issues inflation-linked securities that accrue inflation into the principal value of the security and other issuers may pay out the Consumer Price Index (“CPI”) accruals as part of a semi-annual coupon. Other types of inflation-linked securities exist which use an inflation index other than the CPI.
Inflation-linked securities issued by the U.S. Treasury, such as TIPS, have maturities of approximately five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. Typically, TIPS pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if a Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation of 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of TIPS, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. Other inflation-related bonds may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.
The value of inflation-linked securities is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-linked securities.
While inflation-linked securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.
The periodic adjustment of U.S. inflation-linked securities is tied to the Consumer Price Index for All Urban Consumers (“CPI-U”), which is not seasonally adjusted and which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-linked securities issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or a foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the U.S.
Any increase in the principal amount of an inflation-linked security will be considered taxable ordinary income, even though investors do not receive their principal until maturity.
Variable and Floating Rate Instruments. Certain obligations purchased by the Funds may carry variable or floating rates of interest, may involve a conditional or unconditional demand feature and may include variable amount master demand notes. Variable and floating rate instruments are issued by a wide variety of issuers and may be issued for a wide variety of purposes, including as a method of reconstructing cash flows.
Subject to their investment objective policies and restrictions, certain Funds may acquire variable and floating rate instruments. A variable rate instrument has terms that provide for the adjustment of its interest rate on set dates and which, upon such adjustment, can reasonably be expected to have a market value that approximates its par value. Certain Funds may purchase extendable commercial notes. Extendable commercial notes are variable rate notes which typically mature within a short period of time (e.g., 1 month) but which may be extended by the issuer for a maximum maturity of thirteen months.
A floating rate instrument has terms that provide for the adjustment of its interest rate whenever a specified interest rate changes and which, at any time, can reasonably be expected to have a market value that approximates its par value. Floating rate instruments are frequently not rated by credit rating agencies; however, unrated variable and floating rate instruments purchased by a Fund will be determined by the Fund’s Adviser to be of comparable quality at the time of purchase to rated instruments eligible for purchase under the Fund’s investment policies. In making such determinations, a Fund’s Adviser will consider the earning power, cash flow and other liquidity ratios of the issuers of such instruments (such issuers include financial, merchandising, bank holding and other companies) and will continuously monitor their financial condition. There may be no active secondary market with respect to a particular variable or floating rate instrument purchased by a Fund. The absence of such an active secondary market could make it difficult for the Fund to dispose of the variable or floating rate instrument involved in the event the issuer of the instrument defaulted on its payment obligations, and the Fund could, for this or other reasons, suffer a loss to the extent of the default. Variable or floating rate instruments may be secured by bank letters of credit or other assets. A Fund may purchase a variable or floating rate instrument to facilitate portfolio liquidity or to permit investment of the Fund’s assets at a favorable rate of return.
As a result of the floating and variable rate nature of these investments, the Funds’ yields may decline, and they may forego the opportunity for capital appreciation during periods when interest rates decline; however, during periods when interest rates increase, the Funds’ yields may increase, and they may have reduced risk of capital depreciation.
Past periods of high inflation, together with the fiscal measures adopted to attempt to deal with it, have seen wide fluctuations in interest rates, particularly “prime rates” charged by banks. While the value of the underlying floating or variable rate securities may change with changes in interest rates generally, the nature of the underlying floating or variable rate should minimize changes in value of the instruments. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed rate securities. A Fund’s portfolio may contain floating or variable rate securities on which stated minimum or maximum rates, or maximum rates set by state law limit the degree to which interest on such floating or variable rate securities may fluctuate; to the extent it does, increases or decreases in value may be somewhat greater than would be the case without such limits. Because the adjustment of interest rates on the floating or variable rate securities is made in relation to movements of the applicable banks’ “prime rates” or other short-term rate securities adjustment indices, the floating or variable rate securities are not comparable to long-term fixed rate securities. Accordingly, interest rates on the floating or variable rate securities may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities.
Variable Amount Master Notes. Variable amount master notes are notes, which may possess a demand feature, that permit the indebtedness to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. Variable amount master notes may not be secured by collateral. To the extent that variable amount master notes are secured by collateral, they are subject to the risks described under the section “Loans — Collateral and Subordination Risk.”

Because master notes are direct lending arrangements between a Fund and the issuer of the notes, they are not typically traded. Although there is no secondary market in the notes, a Fund may demand payment of principal and accrued interest. If the Fund is not repaid such principal and accrued interest, the Fund may not be able to dispose of the notes due to the lack of a secondary market.
While master notes are not typically rated by credit rating agencies, issuers of variable amount master notes (which are typically manufacturing, retail, financial, brokerage, investment banking and other business concerns) must satisfy the same criteria as those set forth with respect to commercial paper, if any, under the heading “Commercial Paper.” A Fund’s Adviser will consider the credit risk of the issuers of such notes, including its earning power, cash flow, and other liquidity ratios of such issuers and will continuously monitor their financial status and ability to meet payment on demand. In determining average weighted portfolio maturity, a variable amount master note will be deemed to have a maturity equal to the period of time remaining until the principal amount can be recovered from the issuer.
Limitations on the Use of Variable and Floating Rate Notes. Variable and floating rate instruments for which no readily available market exists will be purchased in an amount which, together with securities with legal or contractual restrictions on resale or for which no readily available market exists (including repurchase agreements providing for settlement more than seven days after notice), exceeds 15% of a Fund’s net assets only if such instruments are subject to a demand feature that will permit the Fund to demand payment of the principal within seven days after demand by the Fund. Please see the “Liquidity Risk Management Program” section for more details. There is no limit on the extent to which a Fund may purchase demand instruments that are not illiquid or deemed to be liquid in accordance with the Adviser’s liquidity determination procedures. If not rated, such instruments must be found by the Adviser to be of comparable quality to instruments in which a Fund may invest. A rating may be relied upon only if it is provided by an NRSRO that is not affiliated with the issuer or guarantor of the instruments.
Zero-Coupon, Pay-in-Kind and Deferred Payment Securities. Zero-coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. A Fund accrues income with respect to zero-coupon and pay-in-kind securities prior to the receipt of cash payments. Deferred payment securities are securities that remain zero-coupon securities until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. While interest payments are not made on such securities, holders of such securities are deemed to have received “phantom income.” Because a Fund will distribute “phantom income” to shareholders, to the extent that shareholders elect to receive dividends in cash rather than reinvesting such dividends in additional shares, the applicable Fund will have fewer assets with which to purchase income-producing securities. Zero-coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods.
Negative Interest Rates. In a low or negative interest rate environment, debt instruments may trade at negative yields, which means the purchaser of the instrument may receive at maturity less than the total amount invested. In addition, in a negative interest rate environment, if a bank charges negative interest, instead of receiving interest on deposits, a depositor must pay the bank fees to keep money with the bank. To the extent a Fund holds a negatively-yielding debt instrument or has a bank deposit with a negative interest rate, the Fund would generate a negative return on that investment.
In response to recent market volatility and economic uncertainty, the U.S. government and certain foreign central banks have taken steps to stabilize markets by, among other things, reducing interest rates. As a result, interest rates in the United States are at historically low levels, and certain European countries and Japan have pursued negative interest rate policies. If negative interest rates become more prevalent in the market and/or if low or negative interest rates persist for a sustained period of time, some investors may seek to reallocate assets to other income-producing assets, such as investment-grade and higher-yield debt instruments, or equity investments that pay a dividend, absent other market risks that may make such alternative investments unattractive. This increased demand for higher yielding assets may cause the price of such instruments to rise while triggering a corresponding decrease in yield over time, thus reducing the value of such alternative investments. In addition, a move to higher yielding investments may cause investors, including a Fund (to the extent permitted by its investment objective and strategies), to seek fixed-income investments with longer maturities and/or potentially reduced credit quality in order to seek the desired level of yield. These considerations may limit a Fund’s ability to locate fixed-income instruments containing the desired risk/return profile. Changing interest rates, including, but not limited to, rates that fall below zero, could have unpredictable effects on the markets and may expose fixed-income and related markets to heightened volatility and potential illiquidity.
For a Fund that operates as a money market fund and seeks to maintain a stable $1.00 price per share, a low or negative interest rate environment could impact the Fund’s ability to maintain a stable $1.00 share price. During a low or negative interest rate environment, such a Fund may reduce the number of shares outstanding on a pro rata basis through reverse stock splits, negative dividends or other mechanisms to seek to maintain a stable $1.00 price per share, to the extent permissible by applicable law and its organizational documents. Alternatively, the Fund may discontinue using the amortized cost method of valuation to maintain a stable $1.00 price per share and establish a fluctuating NAV per share rounded to four decimal places by using available market quotations or equivalents.
Impact of Market Conditions on the Risks associated with Debt Securities
Investments in certain debt securities will be especially subject to the risk that, during certain periods, the liquidity of particular issuers or industries, or all securities within a particular investment category, may shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions, whether or not accurate.
Current market conditions pose heightened risks for Funds that invest in debt securities given the current interest rate environment. Any future interest rate increases or other adverse conditions (e.g., inflation/deflation, increased selling of certain fixed-income investments across other pooled investment vehicles or accounts, changes in investor perception, or changes in government intervention in the markets) could cause the value of any Fund that invests in debt securities to decrease. As such, debt securities markets may experience heightened levels of interest rate and liquidity risk, as well as increased volatility. If rising interest rates cause a Fund to lose value, the Fund could also face increased shareholder redemptions, which would further impair the Fund’s ability to achieve its investment objectives.
The capacity for traditional dealers to engage in fixed-income trading for certain fixed income instruments has not kept pace with the growth of the fixed income market, and in some cases has decreased. As a result, because dealers acting as market makers provide stability to a market, the significant reduction in certain dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty or market volatility.
Debt market conditions are highly unpredictable and some parts of the market are subject to dislocations. In response to the outbreak of COVID-19, as with other serious economic disruptions, governmental authorities and regulators are enacting significant fiscal and monetary policy changes, including providing direct capital infusions into companies, creating new monetary programs and lowering interest rates considerably. These actions present heightened risks to debt instruments, and such risks could be even further heightened if these actions are unexpectedly or suddenly reversed or are ineffective in achieving their desired outcomes. In light of these actions and current conditions, interest rates and bond yields in the U.S. and many other countries are at or near historic lows, and in some cases, such rates and yields are negative. The current very low or negative interest rates are magnifying the Funds' susceptibility to interest rate risk and diminishing yield and performance. In addition, the current environment is exposing debt markets to significant volatility and reduced liquidity for Fund investments.
Demand Features
Certain Funds may acquire securities that are subject to puts and standby commitments (“Demand Features”) to purchase the securities at their principal amount (usually with accrued interest) within a fixed period (usually seven days) following a demand by the Fund. Demand Features may be issued by the issuer of the underlying securities, a dealer in the securities or by another third party and may not be transferred separately from the underlying security. The underlying securities subject to a put may be sold at any time at market rates. To the extent that a Fund invests in such securities, the Fund expects that it will acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if determined by the Adviser to be advisable or necessary, a premium may be paid for put features. A premium paid will have the effect of reducing the yield otherwise payable on the underlying security. Demand Features provided by foreign banks involve certain risks associated with foreign investments. See “Foreign Investments (including Foreign Currencies)” for more information on these risks.

Under a “stand-by commitment,” a dealer would agree to purchase, at a Fund’s option, specified securities at a specified price. A Fund will acquire these commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments may also be referred to as put options.
The purpose of engaging in transactions involving puts is to maintain flexibility and liquidity to permit a Fund to meet redemption requests and remain as fully invested as possible.
Equity Securities, Warrants and Rights
Common Stock. Common stock represents a share of ownership in a company and usually carries voting rights and may earn dividends. Unlike preferred stock, common stock dividends are not fixed but are declared at the discretion of the issuer’s board of directors. Common stock occupies the most junior position in a company’s capital structure. As with all equity securities, the price of common stock fluctuates based on changes in a company’s financial condition, including those that result from management’s performance or changes to the business of the company, and overall market and economic conditions.
Common Stock Warrants and Rights. Common stock warrants entitle the holder to buy common stock from the issuer of the warrant at a specific price (the “strike price”) for a specific period of time. The market price of warrants may be substantially lower than the current market price of the underlying common stock, yet warrants are subject to similar price fluctuations. As a result, warrants may be more volatile investments than the underlying common stock. If a warrant is exercised, a Fund may hold common stock in its portfolio even if it does not ordinarily invest in common stock.
Rights are similar to warrants but normally have a shorter duration and are typically distributed directly by the issuers to existing shareholders, while warrants are typically attached to new debt or preferred stock issuances.
Warrants and rights generally do not entitle the holder to dividends or voting rights with respect to the underlying common stock and do not represent any rights in the assets of the issuer. Warrants and rights will expire if not exercised on or prior to the expiration date.
Preferred Stock. Preferred stock is a class of stock that generally pays dividends at a specified rate and has preference over common stock in the payment of dividends and during a liquidation. Preferred stock generally does not carry voting rights. As with all equity securities, the price of preferred stock fluctuates based on changes in a company’s financial condition and on overall market and economic conditions. Because preferred stocks generally pay dividends only after the issuing company makes required payments to holders of its bonds and other debt, the value of preferred stocks is more sensitive than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Similar to common stock rights described above, rights may also be issued to holders of preferred stock.
Initial Public Offerings (“IPOs”). Certain Funds may purchase securities in IPOs. These securities are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and there may be limited information about the companies. The prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time, a Fund may not be able to invest in securities issued in IPOs, or invest to the extent desired, because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Fund. In addition, under certain market conditions, a relatively small number of companies may issue securities in IPOs. Similarly, as the number of Funds to which IPO securities are allocated increases, the number of securities issued to any one Fund may decrease. The investment performance of a Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. In addition, as a Fund increases in size, the impact of IPOs on the Fund’s performance will generally decrease.
Foreign Investments (including Foreign Currencies)
Some of the Funds may invest in certain obligations or securities of foreign issuers. For purposes of a Fund’s investment policies and unless described otherwise in the Funds’ Confidential Offering Memorandum, an issuer of a security will be deemed to be located in a particular country if: (i) the principal trading market for the security is in such country, (ii) the issuer is organized under the laws of such country or (iii) the issuer derives at least 50% of its revenues or profits from such country or has at least 50% of its total assets situated in such country. Possible investments include equity securities and debt securities (e.g., bonds and commercial paper) of foreign entities, obligations of foreign branches of

U.S. banks and of foreign banks, including, without limitation, eurodollar certificates of deposit, eurodollar time deposits, eurodollar bankers’ acceptances, Canadian time deposits and yankee certificates of deposit, and investments in Canadian commercial paper, and europaper. Securities of foreign issuers may include sponsored and unsponsored American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), and Global Depositary Receipts (“GDRs”). Sponsored ADRs are listed on the New York Stock Exchange; unsponsored ADRs are not. Therefore, there may be less information available about the issuers of unsponsored ADRs than the issuers of sponsored ADRs. Unsponsored ADRs are restricted securities. EDRs and GDRs are not listed on the New York Stock Exchange. As a result, it may be difficult to obtain information about EDRs and GDRs.
Risk Factors of Foreign Investments. The following is a summary of certain risks associated with foreign investments:
Political and Exchange Risks. Foreign investments may subject a Fund to investment risks that differ in some respects from those related to investments in obligations of U.S. domestic issuers. Such risks include potential future adverse political and economic developments, sanctions or other measures by the United States or other governments, possible imposition of withholding taxes on interest or other income, possible seizure, nationalization or expropriation of foreign deposits, possible establishment of exchange controls or taxation at the source, greater fluctuations in value due to changes in exchange rates, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations.
Higher Transaction Costs. Foreign investments may entail higher custodial fees and sales commissions than domestic investments.
Accounting and Regulatory Differences. Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those of domestic issuers of similar securities or obligations. In addition, foreign issuers are usually not subject to the same degree of regulation as domestic issuers, and their securities may trade on relatively small markets, causing their securities to experience potentially higher volatility and more limited liquidity than securities of domestic issuers. Foreign branches of U.S. banks and foreign banks are not regulated by U.S. banking authorities and may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks. In addition, foreign banks generally are not bound by accounting, auditing, and financial reporting standards comparable to those applicable to U.S. banks. Dividends and interest paid by foreign issuers may be subject to withholding and other foreign taxes which may decrease the net return on foreign investments as compared to dividends and interest paid to a Fund by domestic companies.
Currency Risk. Foreign securities may be denominated in foreign currencies, although foreign issuers may also issue securities denominated in U.S. dollars. The value of a Fund’s investments denominated in foreign currencies and any funds held in foreign currencies will be affected by changes in currency exchange rates, the relative strength of those currencies and the U.S. dollar, and exchange-control regulations. Changes in the foreign currency exchange rates also may affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any, to be distributed to shareholders by a Fund. The exchange rates between the U.S. dollar and other currencies are determined by the forces of supply and demand in foreign exchange markets and the relative merits of investments in different countries, actual or anticipated changes in interest rates and other complex factors, as seen from an international perspective. Currency exchange rates may fluctuate significantly over short periods of time. Currency exchange rates also can be affected by intervention (or lack of intervention) by the United States or foreign governments or central banks or by currency controls or political developments in the United States or elsewhere.
Accordingly, the ability of a Fund that invests in foreign securities as part of its principal investment strategy to achieve its investment objective may depend, to a certain extent, on exchange rate movements. In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, in most cases it remains appreciably below that of domestic securities exchanges. Accordingly, a Fund’s foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities of U.S. companies. In buying and selling securities on foreign exchanges, purchasers normally pay fixed commissions that are generally higher than the negotiated commissions charged in the U.S. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers located in foreign countries than in the U.S.
Limitations on the Use of Foreign Investments. Investments in all types of foreign obligations or securities will not exceed 25% of the net assets of the Core Bond Trust.

Global Depositary Notes. Foreign securities and emerging markets securities include Global Depositary Notes (“GDNs”). A GDN is a debt instrument created by a bank that evidences ownership of local currency-denominated debt securities. GDNs reflect the terms of particular local currency-denominated bonds. GDNs trade, settle, and pay interest and principal in U.S. dollars but typically are restricted securities that do not trade on an exchange. Any distributions paid to the holders of GDNs are usually subject to a fee charged by the depositary bank. In addition to the risks associated with foreign investments, a Fund’s investments in GDNs is subject to the risks associated with the underlying local currency-denominated bond and derivative instruments including credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk, liquidity risk, and management risk. Holders of GDNs may have limited rights, and investment restrictions in certain countries may adversely impact the value of GDNs because such restrictions may limit the ability to convert the bonds into GDNs and vice versa. Such restrictions may cause bonds of the underlying issuer to trade at a discount or premium to the market price of the GDN.
Obligations of Supranational Entities. Obligations of supranational entities include securities designated or supported by governmental entities to promote economic reconstruction or development of international banking institutions and related government agencies, such as the International Bank for Reconstruction and Development. Each supranational entity’s lending activities are limited to a percentage of its total capital (including “callable capital” contributed by its governmental members at the entity’s call), reserves and net income. There is no assurance that participating governments will be able or willing to honor their commitments to make capital contributions to a supranational entity.
Sukuk. Foreign securities and emerging market securities include sukuk. Sukuk are certificates, similar to bonds, issued by the issuer to obtain an upfront payment in exchange for an income stream. Sukuks are also known as Islamic financial certificates that are designed to comply with Islamic religious law commonly known as Sharia. Such income stream may or may not be linked to a tangible asset. For sukuk that are not linked to a tangible asset, the sukuk represents a contractual payment obligation of the issuer or issuing vehicle to pay income or periodic payments to the investor, and such contractual payment obligation is linked to the issuer or issuing vehicle and not from interest on the investor’s money for the sukuk. For sukuk linked to a tangible asset, the Fund will not have a direct interest in the underlying asset or pool of assets. The issuer also makes a contractual promise to buy back the certificate at a future date at par value. Even when the certificate is linked to the returns generated by certain assets of the issuer, the underlying assets are not pledged as security for the certificates, and the Fund (as the investor) is relying on the creditworthiness of the issuer for all payments required by the sukuk. The issuer may be a special purpose vehicle (“SPV”) with no other assets. Investors do not have direct legal ownership of any underlying assets. In the event of default, the process may take longer to resolve than conventional bonds. Changing interpretations of Islamic law by courts or prominent scholars may affect the free transferability of sukuk in ways that cannot now be foreseen. In such an event, the Fund may be required to hold its sukuk for longer than intended, even if their condition is deteriorating.
Issuers of sukuk may include international financial institutions, foreign governments and agencies of foreign governments. Underlying assets may include, without limitation, real estate (developed and undeveloped), lease contracts and machinery and equipment. Although the sukuk market has grown significantly in recent years, there may be times when the market is illiquid and where it is difficult for a Fund to make an investment in or dispose of sukuk at the Fund’s desired time. Furthermore, the global sukuk market is significantly smaller than conventional bond markets, and restrictions imposed by the Shariah board of the issuing entity may limit the number of investors who are interested in investing in particular sukuk. The unique characteristics of sukuk may lead to uncertainties regarding their tax treatment within a Fund.
A Fund’s ability to pursue and enforce actions with respect to these payment obligations or to otherwise enforce the terms of the sukuk, restructure the sukuk, obtain a judgment in a court of competent jurisdiction, and/or attach assets of the obligor may be limited. Sukuk are also subject to the risks associated with developing and emerging market economies, which include, among others, the risk of sanctions and inconsistent accounting and legal principles.
Emerging Market Securities. Investing in companies domiciled in emerging market countries (i.e., emerging market securities) may be subject to potentially higher risks than investments in companies in developed countries. These risks include the risk that there is, or there may likely be: (i) less social, political, and economic stability; (ii) greater illiquidity and price volatility due to smaller or limited local capital markets for such securities, or low non-existent trading volumes; (iii) less scrutiny and regulation by local authorities of the foreign exchanges and broker-dealers; (iv) the seizure or confiscation by local governments of securities held by foreign investors, and the possible suspension or limiting by local governments of an issuer’s ability to make dividend or interest payments; (v) limiting or entirely restricting repatriation of invested capital, profits, and dividends by local governments; (vi) local taxation of capital gains, including on a retroactive basis; (vii) the attempt by issuers facing restrictions on dollar or euro payments imposed by local governments to make dividend or interest payments to foreign investors in the local currency; (viii) difficulty in enforcing legal claims related to the securities and/or local judges favoring the interests of the issuer over those of foreign investors; (ix) bankruptcy judgments being paid in the local currency; and (x) greater difficulty in determining market valuations of the securities due to limited public information regarding the issuer. Additionally, certain emerging market countries may be subject to less stringent requirements regarding accounting, auditing, financial reporting and record keeping and therefore, all material information may not be available or reliable. In addition, a Fund is limited in its ability to exercise its legal rights or enforce a counterparty's legal obligations in certain jurisdictions outside of the United States, in particular, in emerging market countries. In addition, due to jurisdictional limitations, U.S. regulators may be limited in their ability to enforce regulatory or legal obligations in emerging market countries. Also, U.S. regulators may not have sufficient access to adequately audit and oversee issuers. For example, the Public Company Accounting Oversight Board (the “PCAOB”) is responsible for inspecting and auditing the accounting practices and products of U.S.-listed companies, regardless of the issuer’s domicile. However, certain emerging market countries, including China, do not provide sufficient access to the PCAOB to conduct its inspections and audits. As a result, U.S. investors, including the Funds, may be subject to risks associated with less stringent accounting oversight.
Emerging market securities markets are typically marked by a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of ownership of such securities by a limited number of investors. Although some emerging markets have become more established and issuers in such markets tend to issue securities of higher credit quality, the markets for securities in other emerging countries are in the earliest stages of their development, and these countries issue securities across the credit spectrum. Even the markets for relatively widely traded securities in emerging countries may not be able to absorb, without price disruptions, a significant increase in trading volume or trades of a size customarily undertaken by institutional investors in the securities markets of developed countries. The limited size of many of these securities markets can cause prices to be erratic for various reasons. For example, prices may be unduly influenced by traders who control large positions in these markets. Additionally, market making and arbitrage activities are generally less extensive in such markets, which may contribute to increased volatility and reduced liquidity of such markets. The limited liquidity of emerging country securities may also affect a Fund’s ability to accurately value its portfolio securities or to acquire or dispose of securities at the price and time it wishes to do so or in order to meet redemption requests.
Many emerging market countries suffer from uncertainty and corruption in their legal frameworks. Legislation may be difficult to interpret and laws may be too new to provide any precedential value. Laws regarding foreign investment and private property may be weak or non-existent. Sudden changes in governments may result in policies which are less favorable to investors, such as policies designed to expropriate or nationalize “sovereign” assets. In the past, some emerging market countries have expropriated large amounts of private property, in many cases with little or no compensation, and there can be no assurance that such expropriation will not occur in the future.
Foreign investment in certain emerging market securities is restricted or controlled to varying degrees, which may limit a Fund’s investment in such securities and may increase the expenses of the Fund. Certain countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an issuer’s outstanding securities or to a specific class of securities, which may have less advantageous terms (including price) than securities of the company available for purchase by nationals.
Many emerging market countries lack the same social, political, and economic stability characteristics of the U.S. Political instability among emerging market countries can be common and may be caused by an uneven distribution of wealth, social unrest, labor strikes, civil wars, and religious oppression. Economic instability in emerging market countries may take the form of: (i) high interest rates; (ii) high levels of inflation, including hyperinflation; (iii) high levels of unemployment or underemployment; (iv) changes in government economic and tax policies, including confiscatory taxation; and (v) imposition of trade barriers.

Currencies of emerging market countries are subject to significantly greater risks than currencies of developed countries. Many emerging market countries have experienced steady declines or even sudden devaluations of their currencies relative to the U.S. dollar. Some emerging market currencies may not be internationally traded or may be subject to strict controls by local governments, resulting in undervalued or overvalued currencies.
Some emerging market countries have experienced balance of payment deficits and shortages in foreign exchange reserves. Governments have responded by restricting currency conversions. Future restrictive exchange controls could prevent or restrict a company’s ability to make dividend or interest payments in the original currency of the obligation (usually U.S. dollars). In addition, even though the currencies of some emerging market countries may be convertible into U.S. dollars, the conversion rates may be artificial to their actual market values.
A Fund’s income and, in some cases, capital gains from foreign stocks and securities, will be subject to applicable taxation in certain of the countries in which it invests and treaties between the U.S. and such countries may not be available in some cases to reduce the otherwise applicable tax rates.
Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Such delays in settlement could result in temporary periods when a portion of the assets of a Fund remains uninvested and no return is earned on such assets. The inability of the Fund to make intended security purchases or sales due to settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio securities, in the Fund deeming those securities to be illiquid, or, if the Fund has entered into a contract to sell the securities, in possible liability to the purchaser.
In the past, governments within the emerging markets have become overly reliant on the international capital markets and other forms of foreign credit to finance large public spending programs which cause huge budget deficits. Often, interest payments have become too overwhelming for a government to meet, representing a large percentage of total gross domestic product (“GDP”). Some foreign governments were forced to seek a restructuring of their loan and/or bond obligations, have declared a temporary suspension of interest payments or have defaulted. These events have adversely affected the values of securities issued by foreign governments and corporations domiciled in emerging market countries and have negatively affected not only their cost of borrowing, but their ability to borrow in the future as well.
Sovereign Obligations. Sovereign debt includes investments in securities issued or guaranteed by a foreign sovereign government or its agencies, authorities or political subdivisions. An investment in sovereign debt obligations involves special risks not present in corporate debt obligations. The issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due, and a Fund may have limited recourse in the event of a default. During periods of economic uncertainty, the market prices of sovereign debt may be more volatile than prices of U.S. debt obligations. In the past, certain emerging markets have encountered difficulties in servicing their debt obligations, withheld payments of principal and interest and declared moratoria on the payment of principal and interest on their sovereign debts.
A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange, the relative size of the debt service burden, the sovereign debtor’s policy toward principal international lenders and local political constraints. Sovereign debtors may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearages on their debt. The failure of a sovereign debtor to implement economic reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of third-party commitments to lend funds to the sovereign debtor, which may further impair such debtor’s ability or willingness to service its debts.
Inverse Floaters and Interest Rate Caps
Inverse floaters are instruments whose interest rates bear an inverse relationship to the interest rate on another security or the value of an index. The market value of an inverse floater will vary inversely with changes in market interest rates and will be more volatile in response to interest rate changes than that of a fixed rate obligation. Interest rate caps are financial instruments under which payments occur if an interest rate index exceeds a certain predetermined interest rate level, known as the cap rate, which is tied to a specific index. These financial products will be more volatile in price than securities which do not include such a structure.

Investments in inverse floaters and similar instruments expose a Fund to the same risks as investments in debt securities and derivatives, as well as other risks, including those associated with leverage and increased volatility. An investment in these securities typically will involve greater risk than an investment in a fixed rate security. Inverse floaters may be considered to be leveraged, including if their interest rates vary by a magnitude that exceeds the magnitude of a change in a reference rate of interest (typically a short-term interest rate), and the market prices of inverse floaters may as a result be highly sensitive to changes in interest rates and in prepayment rates on the underlying securities, and may decrease significantly when interest rates increase or prepayment rates change. Investments in inverse floaters and similar instruments that have asset-backed, mortgage-backed or mortgage-related securities underlying them will expose a Fund to the risks associated with those asset-backed, mortgage-backed and mortgage-related securities and the values of those investments may be especially sensitive to changes in prepayment rates on the underlying asset-backed, mortgage-backed or mortgage-related securities.
Investment Company Securities and Exchange-Traded Funds
In October 2020, the SEC adopted certain regulatory changes and took other actions related to the ability of an investment company to invest in another investment company. These changes include, among other things, amendments to Rule 12d1-1, the rescission of Rule 12d1-2, the adoption of Rule 12d1-4, and the rescission of certain exemptive relief issued by the SEC permitting such investments in excess of statutory limits. Compliance with these new requirements will be required by January 19, 2022. Following the compliance date, these regulatory changes may adversely impact each Fund’s investment strategies and operations.
Investment Company Securities. A Fund may acquire the securities of other investment companies (“acquired funds”) to the extent permitted under the 1940 Act and consistent with its investment objective and strategies. As a shareholder of another investment company, a Fund would bear, along with other shareholders, its pro rata portion of the other investment company’s expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that a Fund bears directly in connection with its own operations. Except as described below, the 1940 Act currently requires that, as determined immediately after a purchase is made, (i) not more than 5% of the value of a fund’s total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by a fund.
In addition, Section 17 of the 1940 Act prohibits a Fund from investing in another J.P. Morgan Fund except as permitted by Section 12 of the 1940 Act, by rule, or by exemptive order.
The limitations described above do not apply to investments in money market funds subject to certain conditions. The Funds may invest in affiliated and unaffiliated money market funds without limit under Rule 12d1-1 under the 1940 Act subject to the acquiring fund’s investment policies and restrictions and the conditions of the Rule.
In addition, the 1940 Act’s limits and restrictions summarized above do not apply to J.P. Morgan Funds that invest in other J.P. Morgan Funds in reliance on Section 12(d)(1)(G) of the 1940 Act, SEC rule, or an exemptive order issued by the SEC (each, a “Fund of Funds”; collectively, “Funds of Funds”). None of the Funds of the Trust currently rely on Section 12(d)(1)(G) of the 1940 Act.
Section 12(d)(1)(G) of the 1940 Act permits a fund to invest in acquired funds in the “same group of investment companies” (“affiliated funds”), government securities and short-term paper. In addition to the investments permitted by Section 12(d)(1)(G), Rule 12d1-2 permits funds of funds to make investments in addition to affiliated funds under certain circumstances including: (1) unaffiliated investment companies (subject to certain limits), (2) other types of securities (such as stocks, bonds and other securities) not issued by an investment company that are consistent with the fund of fund’s investment policies and (3) affiliated and unaffiliated money market funds. In order to be an eligible investment under Section 12(d)(1)(G), an affiliated fund must have a policy prohibiting it from investing in other funds under Section 12(d)(1)(F) or (G) of the 1940 Act.
Exchange-Traded Funds (“ETFs”). ETFs are pooled investment vehicles whose ownership interests are purchased and sold on a securities exchange. ETFs may be structured investment companies, depositary receipts or other pooled investment vehicles. As shareholders of an ETF, the Funds will bear their pro rata portion of any fees and expenses of the ETFs. Although shares of ETFs are traded on an exchange, shares of certain ETFs may not be redeemable by the ETF. In addition, ETFs may trade at a price below their net asset value (also known as a discount).

Certain Funds may use ETFs to gain exposure to various asset classes and markets or types of strategies and investments. By way of example, ETFs may be structured as broad based ETFs that invest in a broad group of stocks from different industries and market sectors; select sector; or market ETFs that invest in debt securities from a select sector of the economy, a single industry or related industries; or ETFs that invest in foreign and emerging markets securities. Other types of ETFs continue to be developed and the Fund may invest in them to the extent consistent with such Funds’ investment objectives, policies and restrictions. The ETFs in which the Funds invest are subject to the risks applicable to the types of securities and investments used by the ETFs (e.g., debt securities are subject to risks like credit and interest rate risks; emerging markets securities are subject risks like currency risks and foreign and emerging markets risk; derivatives are subject to leverage and counterparty risk).
ETFs may be actively managed or index-based. Actively managed ETFs are subject to management risk and may not achieve their objective if the ETF’s manager’s expectations regarding particular securities or markets are not met. Generally, an index based ETF’s objective is to track the performance of a specified index. Index based ETFs may invest in a securities portfolio that includes substantially all of the securities in substantially the same amount as the securities included in the designated index or a representative sample. Because passively managed ETFs are designed to track an index, securities may be purchased, retained and sold at times when an actively managed ETF would not do so. As a result, shareholders of a Fund that invest in such an ETF can expect greater risk of loss (and a correspondingly greater prospect of gain) from changes in the value of securities that are heavily weighted in the index than would be the case if ETF were not fully invested in such securities. This risk is increased if a few component securities represent a highly concentrated weighting in the designated index.
Unless permitted by the 1940 Act or an order or rule issued by the Securities and Exchange Commission (“SEC”) (see “Investment Company Securities” above for more information), the Fund’s investments in unaffiliated ETFs that are structured as investment companies as defined in the 1940 Act are subject to certain percentage limitations of the 1940 Act regarding investments in other investment companies. As a general matter, these percentage limitations currently require a Fund to limit its investments in any one issue of ETFs to 5% of the Fund’s total assets and 3% of the outstanding voting securities of the ETF issue. Moreover, a Fund’s investments in all ETFs may not currently exceed 10% of the Fund’s total assets under the 1940 Act, when aggregated with all other investments in investment companies. ETFs that are not structured as investment companies as defined in the 1940 Act are not subject to these percentage limitations.
SEC exemptive orders granted to various ETFs and their investment advisers permit the Funds to invest beyond the 1940 Act limits, subject to certain terms and conditions, including a finding of the Board of Trustees that the advisory fees charged by the Adviser to the Fund are for services that are in addition to, and not duplicative of, the advisory services provided to those ETFs.
Loans
Some of the Funds may invest in fixed and floating rate loans (“Loans”). Loans may include senior floating rate loans (“Senior Loans”) and secured and unsecured loans, second lien or more junior loans (“Junior Loans”) and bridge loans or bridge facilities (“Bridge Loans”). Loans are typically arranged through private negotiations between borrowers in the U.S. or in foreign or emerging markets which may be corporate issuers or issuers of sovereign debt obligations (“Obligors”) and one or more financial institutions and other lenders (“Lenders”). Generally, the Funds invest in Loans by purchasing assignments of all or a portion of Loans (“Assignments”) or Loan participations (“Participations”) from third parties.
A Fund has direct rights against the Obligor on the Loan when it purchases an Assignment. Because Assignments are arranged through private negotiations between potential assignees and potential assignors, however, the rights and obligations acquired by a Fund as the purchaser of an Assignment may differ from, and be more limited than, those held by the assigning Lender. With respect to Participations, typically, a Fund will have a contractual relationship only with the Lender and not with the Obligor. The agreement governing Participations may limit the rights of a Fund to vote on certain changes which may be made to the Loan agreement, such as waiving a breach of a covenant. However, the holder of a Participation will generally have the right to vote on certain fundamental issues such as changes in principal amount, payment dates and interest rate. Participations may entail certain risks relating to the creditworthiness of the parties from which the participations are obtained.
A Loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution (the “Agent”) for a group of Loan investors. The Agent typically administers and enforces the Loan on behalf of the other Loan investors in the syndicate. The Agent’s duties may include responsibility for the collection of principal and interest payments from the Obligor and the apportionment of these payments to the credit of all Loan investors. The Agent is also typically responsible for monitoring compliance with the covenants contained in the Loan agreement based upon reports prepared by the Obligor. In addition, an institution, typically but not always the Agent, holds any collateral on behalf of the Loan investors. In the event of a default by the Obligor, it is possible, though unlikely, that the Fund could receive a portion of the borrower’s collateral. If the Fund receives collateral other than cash, any proceeds received from liquidation of such collateral will be available for investment as part of the Fund’s portfolio.
In the process of buying, selling and holding Loans, a Fund may receive and/or pay certain fees. These fees are in addition to interest payments received and may include facility fees, commitment fees, commissions and prepayment penalty fees. When a Fund buys or sells a Loan it may pay a fee. In certain circumstances, a Fund may receive a prepayment penalty fee upon prepayment of a Loan.
Additional Information concerning Senior Loans. Senior Loans typically hold the most senior position in the capital structure of the Obligor, are typically secured with specific collateral and have a claim on the assets and/or stock of the Obligor that is senior to that held by subordinated debtholders and shareholders of the Obligor. Collateral for Senior Loans may include (i) working capital assets, such as accounts receivable and inventory; (ii) tangible fixed assets, such as real property, buildings and equipment; (iii) intangible assets, such as trademarks and patent rights; and/or (iv) security interests in shares of stock of subsidiaries or affiliates.
Additional Information concerning Junior Loans. Junior Loans include secured and unsecured loans including subordinated loans, second lien and more junior loans, and bridge loans. Second lien and more junior loans (“Junior Lien Loans”) are generally second or further in line in terms of repayment priority. In addition, Junior Lien Loans may have a claim on the same collateral pool as the first lien or other more senior liens or may be secured by a separate set of assets. Junior Loans generally give investors priority over general unsecured creditors in the event of an asset sale.
Additional Information concerning Bridge Loans. Bridge Loans are short-term loan arrangements (e.g., 12 to 36 months) typically made by an Obligor in anticipation of intermediate-term or long-term permanent financing. Most Bridge Loans are structured as floating-rate debt with step-up provisions under which the interest rate on the Bridge Loan rises the longer the Loan remains outstanding. In addition, Bridge Loans commonly contain a conversion feature that allows the Bridge Loan investor to convert its Loan interest to senior exchange notes if the Loan has not been prepaid in full on or prior to its maturity date. Bridge Loans typically are structured as Senior Loans but may be structured as Junior Loans.
Additional Information concerning Unfunded Commitments. Unfunded commitments are contractual obligations pursuant to which the Fund agrees to invest in a Loan at a future date. Typically, the Fund receives a commitment fee for entering into the Unfunded Commitment.
Additional Information concerning Synthetic Letters of Credit. Loans include synthetic letters of credit. In a synthetic letter of credit transaction, the Lender typically creates a special purpose entity or a credit-linked deposit account for the purpose of funding a letter of credit to the borrower. When a Fund invests in a synthetic letter of credit, the Fund is typically paid a rate based on the Lender’s borrowing costs and the terms of the synthetic letter of credit. Synthetic letters of credit are typically structured as Assignments with the Fund acquiring direct rights against the Obligor.
Limitations on Investments in Loan Assignments and Participations. If a government entity is a borrower on a Loan, the Fund will consider the government to be the issuer of an Assignment or Participation for purposes of a Fund’s fundamental investment policy that it will not invest 25% or more of its total assets in securities of issuers conducting their principal business activities in the same industry (i.e., foreign government).
Limited Federal Securities Law Protections. Certain Loans may not be considered securities under the federal securities laws. In such circumstances, fewer legal protections may be available with respect to a Fund’s investment in those Loans. In particular, if a Loan is not considered a security under the federal securities laws, certain legal protections normally available to investors under the federal securities laws, such as those against fraud and misrepresentation, may not be available.
Multiple Lender Risk. There may be additional risks associated with Loans, when there are Lenders or other participants in addition to the Fund. For example, a Fund could lose the ability to consent to certain actions taken by the Borrower if certain conditions are not met. In addition, for example, certain governing agreements that provide the Fund with the right to consent to certain actions taken by a Borrower may provide that the Fund will no longer have the right to provide such consent if another Lender makes a subsequent advance to the Borrower.
Risk Factors of Loans. Loans are subject to the risks associated with debt obligations in general including interest rate risk, credit risk and market risk. When a Loan is acquired from a Lender, the risk includes the credit risk associated with the Obligor of the underlying Loan. The Fund may incur additional credit risk when the Fund acquires a participation in a Loan from another lender because the Fund must assume the risk of insolvency or bankruptcy of the other lender from which the Loan was acquired. To the extent that Loans involve Obligors in foreign or emerging markets, such Loans are subject to the risks associated with foreign investments or investments in emerging markets in general. The following outlines some of the additional risks associated with Loans.
Liquidity Risk. Loans that are deemed to be liquid at the time of purchase may become illiquid or less liquid. No active trading market may exist for certain Loans and certain Loans may be subject to restrictions on resale or have a limited secondary market. Certain Loans may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. The inability to dispose of certain Loans in a timely fashion or at a favorable price could result in losses to a Fund. Also, to the extent that a Fund needs to satisfy redemption requests or cover unanticipated cash shortfalls, the Fund may seek to engage in borrowing under a credit facility or enter into lending agreements under which the Fund would borrow money for temporary purposes directly from another J.P. Morgan Fund (please see “Interfund Lending”).
Collateral and Subordination Risk. With respect to Loans that are secured, a Fund is subject to the risk that collateral securing the Loan will decline in value or have no value or that the Fund’s lien is or will become junior in payment to other liens. A decline in value of the collateral, whether as a result of market value declines, bankruptcy proceedings or otherwise, could cause the Loan to be under collateralized or unsecured. In such event, the Fund may have the ability to require that the Obligor pledge additional collateral. The Fund, however, is subject to the risk that the Obligor may not pledge such additional collateral or a sufficient amount of collateral. In some cases (for example, in the case of non-recourse Loans), there may be no formal requirement for the Obligor to pledge additional collateral. In addition, collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy an Obligor’s obligation on a Loan. If the Fund were unable to obtain sufficient proceeds upon a liquidation of such assets, this could negatively affect Fund performance.
If an Obligor becomes involved in bankruptcy proceedings, a court may restrict the ability of the Fund to demand immediate repayment of the Loan by the Obligor or otherwise liquidate the collateral. A court may also invalidate the Loan or the Fund’s security interest in collateral or subordinate the Fund’s rights under a Senior Loan or Junior Loan to the interest of the Obligor’s other creditors, including unsecured creditors, or cause interest or principal previously paid to be refunded to the Obligor. If a court required interest or principal to be refunded, it could negatively affect Fund performance. Such action by a court could be based, for example, on a “fraudulent conveyance” claim to the effect that the Obligor did not receive fair consideration for granting the security interest in the Loan collateral to a Fund. For Senior Loans made in connection with a highly leveraged transaction, consideration for granting a security interest may be deemed inadequate if the proceeds of the Loan were not received or retained by the Obligor, but were instead paid to other persons (such as shareholders of the Obligor) in an amount which left the Obligor insolvent or without sufficient working capital. There are also other events, such as the failure to perfect a security interest due to faulty documentation or faulty official filings, which could lead to the invalidation of a Fund’s security interest in Loan collateral. If the Fund’s security interest in Loan collateral is invalidated or a Senior Loan were subordinated to other debt of an Obligor in bankruptcy or other proceedings, the Fund would have substantially lower recovery, and perhaps no recovery on the full amount of the principal and interest due on the Loan, or the Fund could have to refund interest.
Lenders and investors in Loans can be sued by other creditors and shareholders of the Obligors. Losses can be greater than the original Loan amount and occur years after the principal and interest on the Loan have been repaid.
Agent Risk. Selling Lenders, Agents and other entities who may be positioned between a Fund and the Obligor will likely conduct their principal business activities in the banking, finance and financial services industries. Investments in Loans may be more impacted by a single economic, political or regulatory occurrence affecting such industries than other types of investments. Entities engaged in such industries may be more susceptible to, among other things, fluctuations in interest rates, changes in monetary policies, government regulations concerning such industries and concerning capital raising activities generally and fluctuations in the financial markets generally. An Agent, Lender or other entity positioned between a Fund and the Obligor may become insolvent or enter Federal Deposit Insurance Corporation (“FDIC”) receivership or bankruptcy. The Fund might incur certain costs and delays in realizing payment on a Loan or suffer a loss of principal and/or interest if assets or interests held by the Agent, Lender or other party positioned between the Fund and the Obligor are determined to be subject to the claims of the Agent’s, Lender’s or such other party’s creditors.
Regulatory Changes. To the extent that legislation or state or federal regulators that regulate certain financial institutions impose additional requirements or restrictions with respect to the ability of such institutions to make Loans, particularly in connection with highly leveraged transactions, the availability of Loans for investment may be adversely affected. Furthermore, such legislation or regulation could depress the market value of Loans held by the Fund.
Inventory Risk. Affiliates of the Adviser may participate in the primary and secondary market for Loans. Because of limitations imposed by applicable law, the presence of the Adviser’s affiliates in the Loan market may restrict a Fund’s ability to acquire some Loans, affect the timing of such acquisition or affect the price at which the Loan is acquired.
Information Risk. There is typically less publicly available information concerning Loans than other types of fixed income investments. As a result, a Fund generally will be dependent on reports and other information provided by the Obligor, either directly or through an Agent, to evaluate the Obligor’s creditworthiness or to determine the Obligor’s compliance with the covenants and other terms of the Loan Agreement. Such reliance may make investments in Loans more susceptible to fraud than other types of investments. In addition, because the Adviser may wish to invest in the publicly traded securities of an Obligor, it may not have access to material non-public information regarding the Obligor to which other Loan investors have access.
Junior Loan Risk. Junior Loans are subject to the same general risks inherent to any Loan investment. Due to their lower place in the Obligor’s capital structure and possible unsecured status, Junior Loans involve a higher degree of overall risk than Senior Loans of the same Obligor. Junior Loans that are Bridge Loans generally carry the expectation that the Obligor will be able to obtain permanent financing in the near future. Any delay in obtaining permanent financing subjects the Bridge Loan investor to increased risk. An Obligor’s use of Bridge Loans also involves the risk that the Obligor may be unable to locate permanent financing to replace the Bridge Loan, which may impair the Obligor’s perceived creditworthiness.
Foreclosure Risk. There may be additional costs associated with enforcing a Fund’s remedies under a Loan including additional legal costs and payment of real property transfer taxes upon foreclosure in certain jurisdictions or legal costs and expenses associated with operating real property. As a result of these additional costs, the Fund may determine that pursuing foreclosure on the Loan collateral is not worth the associated costs. In addition, if the Fund incurs costs and the collateral loses value or is not recovered by the Fund in foreclosure, the Fund could lose more than its original investment in the Loan. Foreclosure risk is heightened for Junior Loans.
Miscellaneous Investment Strategies and Risks
Borrowings. A Fund may borrow for temporary purposes and/or for investment purposes. Such a practice will result in leveraging of a Fund’s assets and may cause a Fund to liquidate portfolio positions when it would not be advantageous to do so. This borrowing may be secured or unsecured. If a Fund utilizes borrowings, for investment purposes or otherwise, it may pledge up to 33 1∕3% of its total assets to secure such borrowings. A Fund must maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of at least 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Fund’s total assets made for temporary administrative or emergency purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Fund’s total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, a Fund may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. Borrowing will tend to exaggerate the effect on net asset value of any increase or decrease in the market value of a Fund’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of any securities that may have been purchased during the time of the borrowing. A Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit, either of which would increase the cost of borrowing over the stated interest rate.
Certain types of investments are considered to be borrowings under precedents issued by the SEC. Such investments are subject to the limitations as well as asset segregation requirements. In addition, each Fund may enter into Interfund Lending Arrangements. Please see “Interfund Lending.”
LIBOR Discontinuance or Unavailability Risk. The London Interbank Offering Rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that (i) immediately after December 31, 2021, publication of the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; (ii) immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and (iii) immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that the dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published, and we recommend that you consult your advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to implement new or alternative reference rates to be used in place of LIBOR. There is no assurance that any such alternative reference rate will be similar to or produce the same value or economic equivalence as LIBOR or that it will have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability, which may affect the value or liquidity or return on certain of a Fund’s loans, notes, derivatives and other instruments or investments comprising some or all of a Fund’s investments and result in costs incurred in connection with closing out positions and entering into new trades. These risks may also apply with respect to changes in connection with other interbank offering rates (e.g., Euribor) and a wide range of other index levels, rates and values that are treated as “benchmarks” and are the subject of recent regulatory reform.
Commodity-Related Pooled Investment Vehicles. Commodity-related pooled investment vehicles include ownership interests in grantor trusts and other pooled investment vehicles that hold tangible assets such as gold, silver or other commodities or invest in commodity futures. Grantor trusts are typically traded on an exchange.
Investors do not have the rights normally associated with ownership of other types of shares when they invest in pooled investment vehicles holding commodities or commodity futures, including those structured as limited partnerships or grantor trusts holding commodities. For example, the owners of these commodity-related grantor trusts or limited partnerships do not have the right to elect directors, receive dividends or take other actions normally associated with the ownership of shares of a corporation. Holders of a certain percentage of shares in a grantor trust may have the right to terminate the trust or exercise other rights which would not be available to small investors. If investors other than a Fund exercise their right to terminate, a Fund that wishes to invest in the underlying commodity through the pooled investment vehicle will have to find another investment and may not be able to find another vehicle that offers the same investment features. In the event that one or more participants holding a substantial interest in these pooled investment vehicles withdraw from participation, the liquidity of the pooled investment vehicle will likely decrease which could adversely affect the market price of the pooled investment vehicle and result in a Fund incurring a loss on its investments.
These pooled investment vehicles are not registered investment companies, and many are not commodity pools, and therefore, do not have the protections available to those types of investments under federal securities or commodities laws. For example, unlike registered investment companies, these vehicles are not subject to federal securities laws that limit transactions with affiliates, require redemption of shares, or limit sales load. Although shares of these vehicles may be traded on an exchange, there may be no active market for such shares and such shares may be highly illiquid.
These vehicles are subject to the risks associated with direct investments in commodities. The market price of shares of these vehicles will be as unpredictable as the price of the underlying commodity. Many factors can cause a decline in the prices of commodities including a change in economic conditions, such as a recession. This risk is magnified when the commodity is used in manufacturing. In addition, the prices of commodities may be adversely impacted by a change in the attitude of speculators and investors toward the applicable commodity, or a significant increase in commodity price hedging activity. In addition, the value of the shares will be adversely affected if the assets owned by the trust are lost, damaged or of inferior quality.
The commodities represented by shares of a grantor trust will decrease over the life of the trust due to sales of the underlying commodities necessary to pay trust fees and expenses, including expenses associated with indemnification of certain service providers to the pooled investment vehicle. Without increases in the price of the underlying commodity sufficient to compensate for that decrease, the price of the investment will decline and a Fund will incur a loss on its investment.
Commodity-related grantor trusts are passive investment vehicles. This means that the value of the investment in a grantor trust may be adversely affected by trust losses that, if the trust had been actively managed, it might have been possible to avoid. A Fund’s intention to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) may limit its ability to make investments in grantor trusts or limited partnerships that invest in commodities or commodity futures.
Cyber Security Risk. As the use of technology has become more prevalent in the course of business, the Funds have become more susceptible to operational and financial risks associated with cyber security, including: theft, loss, misuse, improper release, corruption and destruction of, or unauthorized access to, confidential or highly restricted data relating to a Fund and its shareholders; and compromises or failures to systems, networks, devices and applications relating to the operations of a Fund and its service providers. Cyber security risks may result in financial losses to a Fund and its shareholders; the inability of a Fund to transact business with its shareholders; delays or mistakes in the calculation of a Fund’s net asset value (“NAV”) or other materials provided to shareholders; the inability to process transactions with shareholders or other parties; violations of privacy and other laws; regulatory fines, penalties and reputational damage; and compliance and remediation costs, legal fees and other expenses. A Fund’s service providers (including, but not limited to, the Adviser, any sub-advisers, administrator, transfer agent, and custodian or their agents), financial intermediaries, companies in which a Fund invests and parties with which a Fund engages in portfolio or other transactions also may be adversely impacted by cyber security risks in their own businesses, which could result in losses to a Fund or its shareholders. While measures have been developed which are designed to reduce the risks associated with cyber security, there is no guarantee that those measures will be effective, particularly since the Funds do not directly control the cyber security defenses or plans of their service providers, financial intermediaries and companies in which they invest or with which they do business.
Volcker Rule Risk. Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and certain rules promulgated thereunder (known as the Volcker Rule) places restrictions on the activities of banking entities, including the Adviser and its affiliates, and may impact the long-term viability of a Fund. Under the Volcker Rule, if the Adviser or its affiliates own 25% or more of the ownership interests of a Fund outside of the permitted seeding time period, a Fund could be subject to restrictions on trading that would adversely impact a Fund’s ability to execute its investment strategy. Generally, the permitted seeding period is three years from the implementation of a Fund’s investment strategy. As a result, the Adviser and/or its affiliates may be required to reduce their ownership interests in a Fund at a time that is sooner than would otherwise be desirable. This may require the sale of Fund securities, which may result in losses, increased transaction costs and adverse tax consequences. In addition, the ongoing viability of a Fund may be adversely impacted by the anticipated or actual redemption of Fund shares owned by the Adviser and its affiliates and could result in a Fund’s liquidation.
Exchange-Traded Notes (“ETNs”) are senior, unsecured notes linked to an index. Like ETFs, they may be bought and sold like shares of stock on an exchange (e.g., the New York Stock Exchange) during normal trading hours. However, ETNs have a different underlying structure and may be held until their maturity. While ETF shares represent an interest in a portfolio of securities, ETNs are structured products that are an obligation of the issuing bank, whereby the bank agrees to pay a return based on the target index less any fees. Essentially, these notes allow individual investors to have access to derivatives linked to commodities and assets such as oil, currencies and foreign stock indexes. ETNs combine certain aspects of bonds and ETFs. At maturity, the issuer of a ETN pays to the investor a cash amount equal to principal amount, subject to the day’s index factor. ETN returns are based upon the performance of a market index minus applicable fees. ETNs do not make periodic coupon payments and provide no principal protection. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying commodities markets, changes in the applicable interest rates, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the referenced commodity. The timing and character of income and gains derived from ETNs is under consideration by the U.S. Treasury and Internal Revenue Service and may also be affected by future legislation.
Impact of Large Redemptions and Purchases of Fund Shares. Under applicable regulations, the Adviser or an affiliate of the Adviser may be required to reduce its seed investment or other ownership interest in a Fund at a time that is sooner than the Adviser or its affiliate otherwise would. In addition to such redemptions of seed investment, from time to time, shareholders of a Fund (which may include the Adviser or affiliates of the Adviser or accounts for which the Adviser or its affiliates serve as investment adviser or trustee or, for certain Funds, affiliated and/or non-affiliated registered investment companies that invest in a Fund) may make relatively large redemptions or purchases of Fund shares. These transactions may cause a Fund to have to sell securities, or invest additional cash, as the case may be. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on a Fund’s performance to the extent that the Fund is required to sell securities or invest cash at times when it would not otherwise do so, which may result in a loss to the Fund. These transactions may result in higher portfolio turnover, accelerate the realization of taxable income if sales of securities resulted in capital gains or other income, and/or increase transaction costs, which may impact the Fund’s expense ratio. Additionally, a significant reduction in Fund assets would result in Fund expenses being spread over a small asset base, potentially causing an increase in the Fund’s expense ratio. To the extent that such transactions result in short-term capital gains, such gains will generally be taxed at the ordinary income tax rate. In addition to the above information, the Funds’ Supplement include disclosure of accounts holding more than 5% of a Fund’s voting securities.
Capital Gains. A Fund may sell securities and subsequently repurchase the same securities in an effort to manage capital gains distributions. This may occur if a Fund’s unrealized and/or realized capital gains represent a significant portion of its net assets. If this occurs, this will change the timing, amount and/or character of capital gains to be distributed and therefore the amount and timing of tax paid by Fund shareholders will change. In addition, shareholders may experience corresponding tax implications upon redemption as reinvested distributions will generally increase the cost basis of their Fund share position, potentially changing the amount of realized gain or loss. Accordingly, a redeeming shareholder’s total tax liability from distributions and redemptions for a year may be impacted by the character of the distributions and whether or not shares are redeemed in the same year. In addition, a Fund’s repurchased securities when subsequently sold may cause the Fund to realize short-term capital gains or losses rather than long-term capital gains or losses. Repurchases of substantially identical securities within 30 days before or after the securities are sold at a loss will result in the application of the wash sale rules. The Fund would incur additional transaction costs from the selling and repurchasing of securities, and the value of the securities sold may change. An increase or decrease in the value of securities sold prior to being repurchased may impact Fund performance.
Government Intervention in Financial Markets. Events in the financial sector resulted in reduced liquidity in credit and fixed income markets and a higher degree of volatility in the financial markets, both domestically and internationally. While entire markets were, and may continue to be, impacted, issuers that have exposure to the real estate, mortgage and credit markets were, and may continue to be, particularly affected. Future market turbulence may have an adverse effect on the Funds’ investments.
Instability in the financial markets has previously led, and could lead, governments and regulators around the world to take a number of actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility, a lack of liquidity or other adverse conditions. Governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the regulation of the instruments in which the Funds invest, or the issuers of such instruments, in ways that are unforeseeable. Legislation or regulation may also change the way in which the Funds themselves are regulated. For instance, in 2016, the SEC adopted rules that regulate the Funds’ management of liquidity risk. Such legislation or regulation could limit or preclude a Fund’s ability to achieve its investment objective. Further, in response to the outbreak of COVID-19, a novel coronavirus disease, the U.S. Government passed the Coronavirus Aid, Relief and Economic Security Act (CARES Act) in March 2020, which established loan programs for certain issuers impacted by COVID-19. Among other conditions, borrowers under these loan programs are generally restricted from paying dividends. The adoption of any future legislation could further limit or restrict the ability of issuers to pay dividends. The ongoing effects of COVID-19 could result in continuing volatility in the market, which may negatively impact the performance of the Funds.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions. The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of a Fund’s portfolio holdings. Furthermore, volatile financial markets can expose the Funds to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Funds.
Interfund Lending. To satisfy redemption requests or to cover unanticipated cash shortfalls, a Fund may enter into lending agreements (“Interfund Lending Agreements”) under which the Fund would lend money and borrow money for temporary purposes directly to and from another J.P. Morgan Fund through a credit facility (“Interfund Loan”), subject to meeting the conditions of an SEC exemptive order granted to the Funds or other relief provided by the SEC or its staff permitting such interfund lending. No Fund may borrow more than the lesser of the amount permitted by Section 18 of the 1940 Act or the amount permitted by its investment limitations. All Interfund Loans will consist only of uninvested cash reserves that the Fund otherwise would invest in short-term repurchase agreements or other short-term instruments.
If a Fund has outstanding borrowings, any Interfund Loans to the Fund will (a) be at an interest rate equal to or lower than any outstanding bank loan, (b) be secured at least on an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding bank loan that requires collateral, (c) have a maturity no longer than any outstanding bank loan (and in any event not over seven days) and (d) provide that, if an event of default occurs under any agreement evidencing an outstanding bank loan to the Fund, the event of default will automatically (without need for action or notice by the lending Fund) constitute an immediate event of default under an Interfund Lending Agreement entitling the lending Fund to call the Interfund Loan (and exercise all rights with respect to any collateral), and such call will be made if the lending bank exercises its right to call its loan under its agreement with the borrowing Fund.
A Fund may make an unsecured borrowing through the credit facility if its outstanding borrowings from all sources immediately after the interfund borrowing total 10% or less of its total assets; provided, that if the Fund has a secured loan outstanding from any other lender, including but not limited to another J.P. Morgan Fund, the Fund’s interfund borrowing will be secured on at least an equal priority basis with at least an equivalent percentage of collateral to loan value as any outstanding loan that requires collateral. If a Fund’s total outstanding borrowings immediately after an interfund borrowing would be greater than 10% of its total assets, the Fund may borrow through the credit facility on a secured basis only. A Fund may not borrow through the credit facility nor from any other source if its total outstanding borrowings immediately after the interfund borrowing would exceed the limits imposed by Section 18 of the 1940 Act.
No Fund may lend to another Fund through the interfund lending credit facility if the loan would cause its aggregate outstanding loans through the credit facility to exceed 15% of the lending Fund’s net assets at the time of the loan. A Fund’s Interfund Loans to any one Fund shall not exceed 5% of the lending Fund’s net assets. The duration of Interfund Loans is limited to the time required to receive payment for securities sold, but in no event may the duration exceed seven days. Loans effected within seven days of each other will be treated as separate loan transactions for purposes of this condition. Each Interfund Loan may be called on one business day’s notice by a lending Fund and may be repaid on any day by a borrowing Fund.
The limitations detailed above and the other conditions of the SEC exemptive order permitting interfund lending are designed to minimize the risks associated with interfund lending for both the lending fund and the borrowing fund. However, no borrowing or lending activity is without risk. When a Fund borrows money from another Fund, there is a risk that the loan could be called on one day’s notice or not renewed, in which case the Fund may have to borrow from a bank at higher rates if an Interfund Loan were not available from another Fund. A delay in repayment to a lending Fund could result in a lost opportunity or additional lending costs.
New Financial Products. New options and futures contracts and other financial products, and various combinations thereof, including over-the-counter (“OTC”) products, continue to be developed. These various products may be used to adjust the risk and return characteristics of certain Funds’ investments. These various products may increase or decrease exposure to security prices, interest rates, commodity prices, or other factors that affect security values, regardless of the issuer’s credit risk. If market conditions do not perform as expected, the performance of a Fund would be less favorable than it would have been if these products were not used. In addition, losses may occur if counterparties involved in transactions do not perform as promised. These products may expose the Fund to potentially greater return as well as potentially greater risk of loss than more traditional fixed income investments.

Private Placements, Restricted Securities and Other Unregistered Securities. Subject to its investment policies, a Fund may acquire investments such as obligations issued in reliance on the so-called “private placement” exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended (the “1933 Act”), which cannot be offered for public sale in the U.S. without first being registered under the 1933 Act. These securities may be subject to liquidity risks and certain private placements may be determined to be Illiquid Investments under the Liquidity Risk Management Program applicable to the Funds.
A Fund is subject to a risk that should the Fund decide to sell such securities when a ready buyer is not available at a price the Fund deems representative of their value, the value of the Fund’s net assets could be adversely affected. Where a security must be registered under the 1933 Act before it may be sold, a Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, a Fund might obtain a less favorable price than prevailed when it decided to sell.
The Funds may invest in commercial paper issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the 1933 Act and other restricted securities (i.e., other securities subject to restrictions on resale). Section 4(a)(2) commercial paper (“4(a)(2) paper”) is restricted as to disposition under federal securities law and is generally sold to institutional investors, such as the Funds, that agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. 4(a)(2) paper is normally resold to other institutional investors through or with the assistance of the issuer or investment dealers who make a market in 4(a)(2) paper, thus providing liquidity.
Securities Issued in Connection with Reorganizations and Corporate Restructuring. Debt securities may be downgraded and issuers of debt securities including investment grade securities may default in the payment of principal or interest or be subject to bankruptcy proceedings. In connection with reorganizing or restructuring of an issuer, an issuer may issue common stock or other securities to holders of its debt securities. A Fund may hold such common stock and other securities even though it does not ordinarily invest in such securities and such common stock or other securities may be denominated in currencies that a Fund may not ordinarily hold.
Stapled Securities. From time to time, the Funds may invest in stapled securities to gain exposure to companies. A stapled security is a security that is comprised of two or more parts that cannot be separated from one another. The resulting security is influenced by both parts, and must be treated as one unit at all times, such as when buying or selling a security. The value of stapled securities and the income derived from them may fall as well as rise. Stapled securities are not obligations of, deposits in, or guaranteed by, the Fund. The listing of stapled securities on a domestic or foreign exchange does not guarantee a liquid market for stapled securities.
Temporary Defensive Positions. To respond to unusual market conditions, all of the Funds may invest their assets in cash or cash equivalents. Cash equivalents are highly liquid, high quality instruments with maturities of three months or less on the date they are purchased (“Cash Equivalents”) for temporary defensive purposes. These investments may result in a lower yield than lower-quality or longer term investments and may prevent the Funds from meeting their investment objectives. The percentage of Fund’s total assets that a Fund may invest in cash or cash equivalents is described in the Funds’ Confidential Offering Memorandum. They include securities issued by the U.S. government, its agencies, Government-Sponsored Enterprises (“GSEs”) and instrumentalities, repurchase agreements with maturities of 7 days or less, certificates of deposit, bankers’ acceptances, commercial paper, money market mutual funds, and bank deposit accounts. In order to invest in repurchase agreements with the Federal Reserve Bank of New York for temporary defensive purposes, certain Funds may engage in periodic “test” trading in order to assess operational abilities at times when the Fund would otherwise not enter into such a position. These exercises may vary in size and frequency.
Infectious Disease Risk. A worldwide outbreak of COVID-19 has negatively affected economies, markets and individual companies throughout the world. The effects of this COVID-19 pandemic to public health, and business and market conditions, including exchange trading suspensions and closures may continue to have a significant negative impact on the performance of a Fund’s investments, increase a Fund’s volatility, negatively impact the Fund’s arbitrage and pricing mechanisms and exacerbate other pre-existing political, social and economic risks to the Funds.

The risk of further spreading of COVID-19 has led to significant uncertainty and volatility in the financial markets. The impacts of COVID-19, and other epidemics and pandemics that may arise in the future, could adversely affect the economies of many nations, particular regions, or the entire global economy, individual companies and investment products, and the market in general. The full extent of such impacts cannot necessarily be foreseen. The impacts may be short term or may last for an extended period of time, and may exacerbate other pre-existing political, social and economic risks. The value of a Fund and the securities in which a Fund invests may be adversely affected by impacts caused by COVID-19 and other epidemics and pandemics that may arise in the future. The impact of a pandemic may also negatively affect the liquidity of certain of a Fund’s portfolio holdings and may make it more difficult to value such holdings. Because epidemics and pandemics (such as COVID-19) impact broad segments of businesses and populations at the same time or in close succession, often in unpredictable and significant ways, they create the risk that a Fund’s operations may be interrupted , which may have a significant negative impact on investment performance. Governments, their regulatory agencies, or self-regulatory organizations may take actions that affect the instruments in which a Fund invests, or the issuers of such instruments, in ways that could also have a significant negative impact on a Fund’s investment performance.
Mortgage-Related Securities
Mortgages (Directly Held). Mortgages are debt instruments secured by real property. Unlike mortgage-backed securities, which generally represent an interest in a pool of mortgages, direct investments in mortgages involve prepayment and credit risks of an individual issuer and real property. Consequently, these investments require different investment and credit analysis by a Fund’s Adviser.
Directly placed mortgages may include residential mortgages, multifamily mortgages, mortgages on cooperative apartment buildings, commercial mortgages, and sale-leasebacks. These investments are backed by assets such as office buildings, shopping centers, retail stores, warehouses, apartment buildings and single-family dwellings. In the event that a Fund forecloses on any non-performing mortgage, and acquires a direct interest in the real property, such Fund will be subject to the risks generally associated with the ownership of real property. There may be fluctuations in the market value of the foreclosed property and its occupancy rates, rent schedules and operating expenses. There may also be adverse changes in local, regional or general economic conditions, deterioration of the real estate market and the financial circumstances of tenants and sellers, unfavorable changes in zoning, building, environmental and other laws, increased real property taxes, rising interest rates, reduced availability and increased cost of mortgage borrowings, the need for unanticipated renovations, unexpected increases in the cost of energy, environmental factors, acts of God and other factors which are beyond the control of a Fund or the Adviser. Hazardous or toxic substances may be present on, at or under the mortgaged property and adversely affect the value of the property. In addition, the owners of property containing such substances may be held responsible, under various laws, for containing, monitoring, removing or cleaning up such substances. The presence of such substances may also provide a basis for other claims by third parties. Costs of clean up or of liabilities to third parties may exceed the value of the property. In addition, these risks may be uninsurable. In light of these and similar risks, it may be impossible to dispose profitably of properties in foreclosure.
Mortgage-Backed Securities. A Fund may invest in mortgage-backed securities (“MBS”), which are securities that represent pools of mortgage loans assembled and/or securitized for sale to investors. MBS include mortgage pass-through securities and collateralized mortgage obligations (“CMOs”). MBS may be arranged by various governmental agencies, such as the Government National Mortgage Association (“Ginnie Mae”); government sponsored enterprises (“GSEs”), such as the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”); and private issuers, such as commercial banks, savings and loan institutions, mortgage bankers, and private mortgage insurance companies.
A mortgage pass-through security is a pro rata interest in a pool of mortgages where the cash flow generated from the mortgage collateral is passed through to the security holder after paying servicing and guarantee fees.
CMOs are debt securities that are fully collateralized by a portfolio of mortgages or MBS, or re-securitized or reorganized MBS. Unlike mortgage pass-through securities, CMOs may be organized in a variety of different ways to create customized cash flows in different tranches and may offer certain protections against prepayment risk, such as creating more definite maturities. CMOs may pay fixed or variable rates of interest, and certain CMOs have priority over others with respect to the receipt of prepayments. CMOs may be structured as Real Estate Mortgage Investment Conduits (“REMICs”) which are federally tax-exempt entities that may be organized as trusts, partnerships, corporations or other types of associations.
CMOs are also subject to cash flow uncertainty and price volatility. Stripped mortgage securities (a type of potentially high-risk CMO) are created by separating the interest and principal payments generated by a pool of MBS or a CMO to create additional classes of securities. CMOs are subject to principal prepayments on the underlying mortgages and, thus, may be retired earlier than scheduled.
MBS are subject to scheduled and unscheduled principal payments as homeowners pay down or prepay their mortgages. As these payments are received, they must be reinvested when interest rates may be higher or lower than on the original mortgage security. Therefore, these securities may not be an effective means of locking in long-term interest rates. In addition, when interest rates fall, the pace of mortgage prepayments increase, sometimes rapidly. These refinanced mortgages are paid off at face value (par), causing a loss for any investor who may have purchased the MBS at a price above par. In such an environment, this risk limits the potential price appreciation of these securities and can negatively affect a Fund’s NAV. When rates rise, the prices of mortgage-backed securities can be expected to decline, although historically these securities have experienced smaller price declines than comparable quality bonds. In addition, when rates rise and prepayments slow, the effective duration of MBS extends, resulting in increased volatility. A decline or flattening of housing values may cause delinquencies in the mortgages (especially sub-prime or non-prime mortgages) underlying MBS and thereby adversely affect the ability of the MBS issuer to make principal payments to MBS holders.
MBS issued by the U.S. government and its agencies and instrumentalities may be backed by the full faith and credit of the U.S. government or may be guaranteed as to principal and interest payments. There are a number of important differences among the agencies, GSEs and instrumentalities of the U.S. government that issue MBS and among the securities that they issue.
Ginnie Mae Securities. MBS issued by Ginnie Mae include Ginnie Mae Mortgage Pass-Through Certificates and CMOs which are guaranteed as to the timely payment of principal and interest by Ginnie Mae. Ginnie Mae’s guarantee is backed by the full faith and credit of the U.S. government. Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae certificates also are supported by the authority of Ginnie Mae to borrow funds from the U.S. Treasury to make payments under its guarantee.
Fannie Mae and Freddie Mac Securities. MBS issued by Fannie Mae include Fannie Mae Guaranteed Mortgage Pass-Through Certificates which are solely the obligations of Fannie Mae and are not backed by or entitled to the full faith and credit of the U.S. government. Fannie Mae is a government-sponsored enterprise, which is chartered by Congress but owned by private shareholders. Fannie Mae Certificates are guaranteed as to timely payment of the principal and interest by Fannie Mae. MBS issued by Freddie Mac include Freddie Mac Mortgage Participation Certificates and CMOs. Like Fannie Mae, Freddie Mac is a government-sponsored enterprise, which is chartered by Congress but owned by private shareholders. Freddie Mac Certificates are not guaranteed by the U.S. government and do not constitute a debt or obligation of the U.S. government. Freddie Mac Certificates entitle the holder to timely payment of interest, which is guaranteed by Freddie Mac. Freddie Mac guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. When Freddie Mac does not guarantee timely payment of principal, Freddie Mac may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying mortgage, but in no event later than one year after it becomes payable.
On June 3, 2019, under the FHFA’s “Single Security Initiative,” Fannie Mae and Freddie Mac began issuing uniform mortgage-backed securities (“UMBS”). UMBS are eligible for delivery into the TBA market. Each UMBS has a 55-day remittance cycle and can be used as collateral in either a Fannie Mae or Freddie Mac security or held for investment. Freddie Mac’s legacy TBA-eligible securities have a 45-day remittance cycle and will not be directly eligible for delivery in settlement of a UMBS trade. Freddie Mac will offer investors the opportunity to exchange outstanding legacy mortgage-backed securities for mirror UMBS with a 55-day remittance period. The exchange offer includes compensation for the 10-day delay in receipt of payments. A Fund’s ability to invest in UMBS to the same degree that the Fund currently invests in Fannie Mae and Freddie Mac mortgage-backed securities is uncertain.
While Fannie Mae and Freddie Mac have taken steps for a smooth transition to the issuance of UMBS, the effects of the issuance of UMBS on the MBS and TBA markets are uncertain and there may be factors that affect the timing of the transition to UMBS or the ability of market participants, including a Fund, to adapt to the issuance of UMBS. A Fund may need to consider the tax and accounting issues raised by investments in UMBS and/or the exchange of legacy Freddie Mac securities for UMBS. Additionally, there could be divergence in prepayment rates of UMBS issued by Fannie Mae and Freddie Mac, which could lead to differences in the prices of Fannie Mae- and Freddie Mac-issued UMBS if Fannie Mae and Freddie Mac fail to align programs, policies and practices that affect prepayments. The initial effects of the issuance of UMBS on the market for mortgage-related securities have been relatively minimal, however the long-term effects are still uncertain.
For more information on recent events impacting Fannie Mae and Freddie Mac securities, see “Recent Events Regarding Fannie Mae and Freddie Mac Securities” under the heading “Risk Factors of Mortgage-Related Securities” below.
CMOs and guaranteed REMIC pass-through certificates (“REMIC Certificates”) issued by Fannie Mae, Freddie Mac, Ginnie Mae and private issuers are types of multiple class pass-through securities. Investors may purchase beneficial interests in REMICs, which are known as “regular” interests or “residual” interests. The Funds do not currently intend to purchase residual interests in REMICs. The REMIC Certificates represent beneficial ownership interests in a REMIC Trust, generally consisting of mortgage loans or Fannie Mae, Freddie Mac or Ginnie Mae guaranteed mortgage pass-through certificates (the “Mortgage Assets”). The obligations of Fannie Mae, Freddie Mac or Ginnie Mae under their respective guaranty of the REMIC Certificates are obligations solely of Fannie Mae, Freddie Mac or Ginnie Mae, respectively.
Fannie Mae REMIC Certificates. Fannie Mae REMIC Certificates are issued and guaranteed as to timely distribution of principal and interest by Fannie Mae. In addition, Fannie Mae will be obligated to distribute the principal balance of each class of REMIC Certificates in full, whether or not sufficient funds are otherwise available.
Freddie Mac REMIC Certificates. Freddie Mac guarantees the timely payment of interest, and also guarantees the payment of principal as payments are required to be made on the underlying mortgage participation certificates (“PCs”). PCs represent undivided interests in specified residential mortgages or participation therein purchased by Freddie Mac and placed in a PC pool. With respect to principal payments on PCs, Freddie Mac generally guarantees ultimate collection of all principal of the related mortgage loans without offset or deduction. Freddie Mac also guarantees timely payment of principal on certain PCs referred to as “Gold PCs.”
Ginnie Mae REMIC Certificates. Ginnie Mae guarantees the full and timely payment of interest and principal on each class of securities (in accordance with the terms of those classes as specified in the related offering circular supplement). The Ginnie Mae guarantee is backed by the full faith and credit of the U.S.
REMIC Certificates issued by Fannie Mae, Freddie Mac and Ginnie Mae are treated as U.S. Government securities for purposes of investment policies.
CMOs and REMIC Certificates provide for the redistribution of cash flow to multiple classes. Each class of CMOs or REMIC Certificates, often referred to as a “tranche,” is issued at a specific adjustable or fixed interest rate and must be fully retired no later than its final distribution date. This reallocation of interest and principal results in the redistribution of prepayment risk across different classes. This allows for the creation of bonds with more or less risk than the underlying collateral exhibits. Principal prepayments on the mortgage loans or the Mortgage Assets underlying the CMOs or REMIC Certificates may cause some or all of the classes of CMOs or REMIC Certificates to be retired substantially earlier than their final distribution dates. Generally, interest is paid or accrues on all classes of CMOs or REMIC Certificates on a monthly basis.
The principal of and interest on the Mortgage Assets may be allocated among the several classes of CMOs or REMIC Certificates in various ways. In certain structures (known as “sequential pay” CMOs or REMIC Certificates), payments of principal, including any principal prepayments, on the Mortgage Assets generally are applied to the classes of CMOs or REMIC Certificates in the order of their respective final distribution dates. Thus, no payment of principal will be made on any class of sequential pay CMOs or REMIC Certificates until all other classes having an earlier final distribution date have been paid in full.
Additional structures of CMOs and REMIC Certificates include, among others, principal only structures, interest only structures, inverse floaters and “parallel pay” CMOs and REMIC Certificates. Certain of these structures may be more volatile than other types of CMO and REMIC structures. Parallel pay CMOs or REMIC Certificates are those which are structured to apply principal payments and prepayments of the Mortgage Assets to two or more classes concurrently on a proportionate or disproportionate basis. These simultaneous payments are taken into account in calculating the final distribution date of each class.
A wide variety of REMIC Certificates may be issued in the parallel pay or sequential pay structures. These securities include accrual certificates (also known as “Z-Bonds”), which only accrue interest at a specified rate until all other certificates having an earlier final distribution date have been retired and are converted thereafter to an interest-paying security, and planned amortization class (“PAC”) certificates, which are parallel pay REMIC Certificates which generally require that specified amounts of principal be applied on each payment date to one or more classes of REMIC Certificates (the “PAC Certificates”), even though all other principal payments and prepayments of the Mortgage Assets are then required to be applied to one or more other classes of the certificates. The scheduled principal payments for the PAC Certificates generally have the highest priority on each payment date after interest due has been paid to all classes entitled to receive interest currently. Shortfalls, if any, are added to the amount of principal payable on the next payment date. The PAC Certificate payment schedule is taken into account in calculating the final distribution date of each class of PAC. In order to create PAC tranches, one or more tranches generally must be created that absorb most of the volatility in the underlying Mortgage Assets. These tranches tend to have market prices and yields that are much more volatile than the PAC classes. The Z-Bonds in which the Funds may invest may bear the same non-credit-related risks as do other types of Z-Bonds. Z-Bonds in which the Fund may invest will not include residual interest.
Total Annual Fund Operating Expenses set forth in the fee table section of the Confidential Offering Memorandum do not include any expenses associated with investments in certain structured or synthetic products that may rely on the exception for the definition of “investment company” provided by section 3(c)(1) or 3(c)(7) of the 1940 Act.
GSE Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE Credit risk transfer securities are notes issued directly by a GSE, such as Fannie Mae and Freddie Mac, and GSE credit-linked notes are notes issued by a SPV sponsored by a GSE. Investors in these notes provide credit protection for the applicable GSE’s mortgage-related securities guarantee obligations. In this regard, a noteholder receives compensation for providing credit protection to the GSE and, when a specified level of losses on the relevant mortgage loans occurs, the principal balance and certain payments owed to the noteholder may be reduced. In addition, noteholders may receive a return of principal prior to the stated maturity date reflecting prepayment on the underlying mortgage loans and in any other circumstances that may be set forth in the applicable loan agreement. The notes may be issued in different tranches representing the issuance of different levels of credit risk protection to the GSE on the underlying mortgage loans and the notes are not secured by the reference mortgage loans. There are important differences between the structure of GSE credit risk transfer securities and GSE credit-linked notes.
GSE Credit Risk Transfer Securities Structure. In this structure, the GSE receives the note sale proceeds. The GSE pays noteholders monthly interest payments and a return of principal on the stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans.
GSE Credit-Linked Notes Structure. In this structure, the SPV receives the note sale proceeds and the SPV’s obligations to the noteholder are collateralized by the note sale proceeds. The SPV invests the proceeds in cash or other short-term assets. The SPV also enters into a credit protection agreement with the GSE pursuant to which the GSE pays the SPV monthly premium payments and the SPV compensates the GSE for covered losses on the reference mortgage loans. The SPV pays noteholders monthly interest payments based on the premium payments paid by the GSE and the performance on the invested note sale proceeds. The noteholders also receive a return of principal on a stated maturity date based on the initial investment amount, as reduced by any covered losses on the reference mortgage loans paid by the SPV or the GSE.
Mortgage TBAs. A Fund may invest in mortgage pass-through securities eligible to be sold in the “to-be-announced” or TBA market (“Mortgage TBAs”). Mortgage TBAs provide for the forward or delayed delivery of the underlying instrument with settlement up to 180 days. The term TBA comes from the fact that the actual mortgage-backed security that will be delivered to fulfill a TBA trade is not designated at the time the trade is made, but rather is generally announced 48 hours before the settlement date. Mortgage TBAs are subject to the risks described in the “When-Issued Securities, Delayed Delivery Securities and Forward Commitments” section. Additionally, amendments to applicable rolls include certain mandatory margin requirements for the TBA market, which may require the Funds to pay collateral in connection with their TBA transactions. The required margin could increase the cost of the Funds and add additional complexity for Funds engaging in these transactions.
Mortgage Dollar Rolls. In a mortgage dollar roll transaction, one party sells mortgage-backed securities, principally Mortgage TBAs, for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. When a Fund enters into TBAs/mortgage dollar rolls, the Fund will segregate or earmark until the settlement date liquid assets, in an amount equal to the agreed-upon purchase price of each long and short position. Economically offsetting TBA positions with the same agency, coupon, and maturity date, are generally permitted to be netted if the short position settles on the same date or before the long position. During the period between the sale and repurchase in a mortgage dollar roll transaction, the Fund will not be entitled to receive interest and principal payments on securities sold. Losses may arise due to changes in the value of the securities or if the counterparty does not perform under the terms of the agreement. If the counterparty files for bankruptcy or becomes insolvent, the Fund’s right to repurchase or sell securities may be limited. Mortgage dollar rolls may be subject to leverage risks. In addition, mortgage dollar rolls may increase interest rate risk and result in an increased portfolio turnover rate which increases costs and may increase taxable gains. The benefits of mortgage dollar rolls may depend upon a Fund’s Adviser’s ability to predict mortgage prepayments and interest rates. There is no assurance that mortgage dollar rolls can be successfully employed. For purposes of diversification and investment limitations, mortgage dollar rolls are considered to be mortgage-backed securities.
Stripped Mortgage-Backed Securities. Stripped Mortgage-Backed Securities (“SMBS”) are derivative multi-class mortgage securities issued outside the REMIC or CMO structure. SMBS may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A common type of SMBS will have one class receiving all of the interest from the mortgage assets (“IOs”), while the other class will receive all of the principal (“POs”). Mortgage IOs receive monthly interest payments based upon a notional amount that declines over time as a result of the normal monthly amortization and unscheduled prepayments of principal on the associated mortgage POs.
In addition to the risks applicable to Mortgage-Related Securities in general, SMBS are subject to the following additional risks:
Prepayment/Interest Rate Sensitivity. SMBS are extremely sensitive to changes in prepayments and interest rates. Even though these securities have been guaranteed by an agency or instrumentality of the U.S. government, under certain interest rate or prepayment rate scenarios, the Funds may lose money on investments in SMBS.
Interest Only SMBS. Changes in prepayment rates can cause the return on investment in IOs to be highly volatile. Under extremely high prepayment conditions, IOs can incur significant losses.
Principal Only SMBS. POs are bought at a discount to the ultimate principal repayment value. The rate of return on a PO will vary with prepayments, rising as prepayments increase and falling as prepayments decrease. Generally, the market value of these securities is unusually volatile in response to changes in interest rates.
Yield Characteristics. Although SMBS may yield more than other mortgage-backed securities, their cash flow patterns are more volatile and there is a greater risk that any premium paid will not be fully recouped. A Fund’s Adviser will seek to manage these risks (and potential benefits) by investing in a variety of such securities and by using certain analytical and hedging techniques.
Privately Issued Mortgage-Related Securities. Non-government issuers, including commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Mortgage pools created by non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance of guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof may be considered in determining whether a mortgage-related security meets a Fund’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements.
Privately issued mortgage-related securities may not be subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities may include second mortgages, high loan-to-value ratio mortgages where a government or government-sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with low credit ratings or other factors that increase the risk of default. For these reasons, the loans underlying these securities historically have had higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A, at times, have also performed poorly. Even loans classified as prime may experience higher levels of delinquencies and defaults. A decline in real property values across the U.S. may exacerbate the level of losses that investors in privately issued mortgage-related securities have experienced. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for these securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in a Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
The Funds may purchase privately issued mortgage-related securities that are originated, packaged and serviced by third party entities. Such third parties may have obligations to investors of mortgage-related securities under trust or other documents. For example, loan servicers may be liable to the holder of the mortgage-related securities for negligence or willful misconduct in carrying out their servicing duties. Similarly, loan originators/servicers may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security, which if untrue, may trigger an obligation of the originator/service or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Although trust and other documents may include protective provisions, investors in certain mortgage-related securities have had limited success in enforcing terms or such agreements against such third parties. In addition, such third parties may have had interests that are in conflict with those holders of the mortgage-related.
For example, to the extent third party entities are involved in litigation relating to the securities, actions may be taken by such third parties that are adverse to the interest of the holders of the mortgage-related securities, including the Funds, such as withholding proceeds due to holders of the mortgage-related securities, to cover legal or related costs. Any such action could result in losses to the Funds.
In addition, certain mortgage-related securities, which may include loans that originally qualified under standards established by government-sponsored entities (for example, certain REMICs that include Fannie Mae mortgages), are not considered as government securities for purposes of a Fund’s investment strategies or policies and may be subject to the same risks as privately-issued mortgage-related securities. There is no government or government-sponsored guarantee for such privately issued investments.
Adjustable Rate Mortgage Loans. Certain Funds may invest in adjustable rate mortgage loans (“ARMs”). ARMs eligible for inclusion in a mortgage pool will generally provide for a fixed initial mortgage interest rate for a specified period of time. Thereafter, the interest rates (the “Mortgage Interest

Rates”) may be subject to periodic adjustment based on changes in the applicable index rate (the “Index Rate”). The adjusted rate would be equal to the Index Rate plus a gross margin, which is a fixed percentage spread over the Index Rate established for each ARM at the time of its origination.
Adjustable interest rates can cause payment increases that some borrowers may find difficult to make. However, certain ARMs may provide that the Mortgage Interest Rate may not be adjusted to a rate above an applicable lifetime maximum rate or below an applicable lifetime minimum rate for such ARM. Certain ARMs may also be subject to limitations on the maximum amount by which the Mortgage Interest Rate may adjust for any single adjustment period (the “Maximum Adjustment”). Other ARMs (“Negatively Amortizing ARMs”) may provide instead or as well for limitations on changes in the monthly payment on such ARMs. Limitations on monthly payments can result in monthly payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its maturity at the Mortgage Interest Rate in effect in any particular month. In the event that a monthly payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, any such excess interest is added to the principal balance of the loan, causing negative amortization and will be repaid through future monthly payments. It may take borrowers under Negatively Amortizing ARMs longer periods of time to achieve equity and may increase the likelihood of default by such borrowers. In the event that a monthly payment exceeds the sum of the interest accrued at the applicable Mortgage Interest Rate and the principal payment which would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess (or “accelerated amortization”) further reduces the principal balance of the ARM. Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their Mortgage Interest Rate. As a result, unless there is a periodic recalculation of the payment amount (which there generally is), the final payment may be substantially larger than the other payments. These limitations on periodic increases in interest rates and on changes in monthly payments protect borrowers from unlimited interest rate and payment increases.
Certain ARMs may provide for periodic adjustments of scheduled payments in order to amortize fully the mortgage loan by its stated maturity. Other ARMs may permit their stated maturity to be extended or shortened in accordance with the portion of each payment that is applied to interest as affected by the periodic interest rate adjustments.
There are two main categories of indices which provide the basis for rate adjustments on ARMs: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year, three-year and five-year constant maturity Treasury bill rates, the three-month Treasury bill rate, the 180-day Treasury bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month, three-month, six-month or one-year LIBOR, the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds index, tend to lag behind changes in market rate levels and tend to be somewhat less volatile. The degree of volatility in the market value of the Fund’s portfolio and therefore in the net asset value of the Fund’s shares will be a function of the length of the interest rate reset periods and the degree of volatility in the applicable indices.
In general, changes in both prepayment rates and interest rates will change the yield on Mortgage-Backed Securities. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. As is the case with fixed mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to “lock-in” a lower fixed interest rate. Conversely, if prevailing interest rates rise significantly, ARMs may prepay at lower rates than if prevailing rates remain at or below those in effect at the time such ARMs were originated. As with fixed rate mortgages, there can be no certainty as to the rate of prepayments on the ARMs in either stable or changing interest rate environments. In addition, there can be no certainty as to whether increases in the principal balances of the ARMs due to the addition of deferred interest may result in a default rate higher than that on ARMs that do not provide for negative amortization.
Other factors affecting prepayment of ARMs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgage properties and servicing decisions.
Risk Factors of Mortgage-Related Securities. The following is a summary of certain risks associated with Mortgage-Related Securities:

Guarantor Risk. There can be no assurance that the U.S. government would provide financial support to Fannie Mae or Freddie Mac if necessary in the future. Although certain mortgage-related securities are guaranteed by a third party or otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured.
Interest Rate Sensitivity. If a Fund purchases a mortgage-related security at a premium, that portion may be lost if there is a decline in the market value of the security whether resulting from changes in interest rates or prepayments in the underlying mortgage collateral. As with other interest-bearing securities, the prices of such securities are inversely affected by changes in interest rates. Although the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true since in periods of declining interest rates the mortgages underlying the securities are prone to prepayment. For this and other reasons, a mortgage-related security’s stated maturity may be shortened by unscheduled prepayments on the underlying mortgages and, therefore, it is not possible to predict accurately the security’s return to the Fund. In addition, regular payments received in respect of mortgage-related securities include both interest and principal. No assurance can be given as to the return the Fund will receive when these amounts are reinvested.
Liquidity. The liquidity of certain mortgage-backed securities varies by type of security; at certain times the Fund may encounter difficulty in disposing of such investments. In the past, in stressed markets, certain types of mortgage-backed securities suffered periods of illiquidity when disfavored by the market. It is possible that the Fund may be unable to sell a mortgage-backed security at a desirable time or at the value the Fund has placed on the investment.
Market Value. The market value of the Fund’s adjustable rate Mortgage-Backed Securities may be adversely affected if interest rates increase faster than the rates of interest payable on such securities or by the adjustable rate mortgage loans underlying such securities. Furthermore, adjustable rate Mortgage-Backed Securities or the mortgage loans underlying such securities may contain provisions limiting the amount by which rates may be adjusted upward and downward and may limit the amount by which monthly payments may be increased or decreased to accommodate upward and downward adjustments in interest rates. When the market value of the properties underlying the Mortgage-Backed Securities suffer broad declines on a regional or national level, the values of the corresponding Mortgage-Backed Securities or Mortgage-Backed Securities as a whole, may be adversely affected as well.
Prepayments. Adjustable rate Mortgage-Backed Securities have less potential for capital appreciation than fixed rate Mortgage-Backed Securities because their coupon rates will decline in response to market interest rate declines. The market value of fixed rate Mortgage-Backed Securities may be adversely affected as a result of increases in interest rates and, because of the risk of unscheduled principal prepayments, may benefit less than other fixed rate securities of similar maturity from declining interest rates. Finally, to the extent Mortgage-Backed Securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the Fund’s principal investment to the extent of the premium paid. On the other hand, if such securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income.
Yield Characteristics. The yield characteristics of Mortgage-Backed Securities differ from those of traditional fixed income securities. The major differences typically include more frequent interest and principal payments, usually monthly, and the possibility that prepayments of principal may be made at any time. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors and cannot be predicted with certainty. As with fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater prepayment rate in a declining interest rate environment. The yields to maturity of the Mortgage-Backed Securities in which the Funds invest will be affected by the actual rate of payment (including prepayments) of principal of the underlying mortgage loans. The mortgage loans underlying such securities generally may be prepaid at any time without penalty. In a fluctuating interest rate environment, a predominant factor affecting the prepayment rate on a pool of mortgage loans is the difference between the interest rates on the mortgage loans and prevailing mortgage loan interest rates taking into account the cost of any refinancing. In general, if mortgage loan interest rates fall sufficiently below the interest rates on fixed rate mortgage loans underlying mortgage pass-through securities, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on the fixed rate mortgage loans underlying the mortgage pass-through securities, the rate of prepayment may be expected to decrease.

Recent Events Regarding Fannie Mae and Freddie Mac Securities. On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed Fannie Mae and Freddie Mac into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac with respect to Fannie Mae and Freddie Mac and the assets of Fannie Mae and Freddie Mac. In connection with the conservatorship, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement (“SPA”) with each of Fannie Mae and Freddie Mac pursuant to which the U.S. Treasury agreed to purchase 1,000 shares of senior preferred stock with an initial liquidation preference of $1 billion and obtained warrants and options to for the purchase of common stock of each of Fannie Mae and Freddie Mac. Under the SPAs as currently amended, the U.S. Treasury has pledged to provide financial support to a GSE in any quarter in which the GSE has a net worth deficit as defined in the respective SPA. The SPAs contain various covenants that severely limit each enterprise’s operations.
The conditions attached to entering into the SPAs place significant restrictions on the activities of Freddie Mac and Fannie Mae. Freddie Mac and Fannie Mae must obtain the consent of the U.S. Treasury to, among other things, (i) make any payment to purchase or redeem its capital stock or pay any dividend other than in respect of the senior preferred stock, (ii) issue capital stock of any kind, (iii) terminate the conservatorship of the FHFA except in connection with a receivership, or (iv) increase its debt beyond certain specified levels. Under a letter agreement entered into in January 2021, each enterprise is permitted to retain earnings and raise private capital to enable them to meet the minimum capital requirements under the FHFA’s Enterprise Regulatory Capital Framework. The letter agreement also permits each enterprise to develop a plan to exit conservatorship, but may not do so until all litigation involving the conservatorships is resolved and each enterprise has the minimum capital required by FHFA’s rules. In addition, significant restrictions are placed on the maximum size of each of Freddie Mac’s and Fannie Mae’s respective portfolios of mortgages and MBS, and the purchase agreements entered into by Freddie Mac and Fannie Mae provide that the maximum size of their portfolios of these assets must decrease by a specified percentage each year. The future status and role of Freddie Mac and Fannie Mae could be impacted by (among other things) the actions taken and restrictions placed on Freddie Mac and Fannie Mae by the FHFA in its role as conservator, the restrictions placed on Freddie Mac’s and Fannie Mae’s operations and activities as a result of the senior preferred stock investment made by the U.S. Treasury, market responses to developments at Freddie Mac and Fannie Mae, and future legislative and regulatory action that alters the operations, ownership, structure and/or mission of these institutions, each of which may, in turn, impact the value of, and cash flows on, any MBS guaranteed by Freddie Mac and Fannie Mae, including any such MBS held by a Fund.
Fannie Mae and Freddie Mac are continuing to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The SPAs are intended to enhance each of Fannie Mae’s and Freddie Mac’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed. The FHFA recently announced plans to consider taking Fannie Mae and Freddie Mac out of conservatorship. Should Fannie Mae and Freddie Mac be taken out of conservatorship, it is unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Purchase Agreement. It is also unclear how the capital structure of Fannie Mae and Freddie Mac would be constructed post-conservatorship, and what effects, if any, the privatization of Fannie Mae and Freddie Mac will have on their creditworthiness and guarantees of certain mortgage-backed securities. Accordingly, should the FHFA take Fannie Mae and Freddie Mac out of conservatorship, there could be an adverse impact on the value of their securities, which could cause a Fund’s investments to lose value.
Risks Related to GSE Credit Risk Transfer Securities and GSE Credit-Linked Notes. GSE Credit risk transfer securities are general obligations issued by a GSE and are unguaranteed and unsecured. GSE Credit-linked notes are similar, except that the notes are issued by an SPV, rather than by a GSE, and the obligations of the SPV are collateralized by the note proceeds as invested by the SPV, which are invested in cash or short-term securities. Although both GSE credit risk transfer securities and GSE credit-linked notes are unguaranteed, obligations of an SPV are also not backstopped by the Department of Treasury or an obligation of a GSE.
The risks associated with these investments are different than the risks associated with an investment in mortgage-backed securities issued by GSEs or a private issuer. For example, in the event of a default on the obligations to noteholders, noteholders such as the Funds have no recourse to the underlying mortgage loans. In addition, some or all of the mortgage default risk associated with the underlying mortgage loans is transferred to noteholders. As a result, there can be no assurance that losses will not occur on an investment in GSE credit risk transfer securities or GSE credit-linked notes and Funds investing in these instruments may be exposed to the risk of loss on their investment. In addition, these investments are subject to prepayment risk.
In the case of GSE credit-linked notes, if a GSE fails to make a premium or other required payment to the SPV, the SPV may be unable to pay a noteholder the entire amount of interest or principal payable to the noteholder. In the event of a default on the obligations to noteholders, the SPV’s principal and interest payment obligations to noteholders will be subordinated to the SPV’s credit protection payment obligations to the GSE. Payment of such amounts to noteholders depends on the cash available in the trust from the loan proceeds and the GSE’s premium payments.
Any income earned by the SPV on investments of loan proceeds is expected to be less than the interest payments amounts to be paid to noteholders of the GSE credit-linked notes and interest payments to noteholders will be reduced if the GSE fails to make premium payments to the SPV. An SPV’s investment of loan proceeds may also be concentrated in the securities of a few number of issuers. A noteholder bears any investment losses on the allocable portion of the loan proceeds.
An SPV that issues GSE credit-linked notes may fall within the definition of a “commodity pool” under the Commodity Exchange Act. Certain GSEs are not registered as commodity pool operators in reliance on CFTC no-action relief, subject to certain conditions similar to those under CFTC Rule 4.13(a)(3), which respect to the operation of the SPV. If the GSE or SPV fails to comply with such conditions, noteholders that are investment vehicles, such as the Funds, may need to register as a CPO, which could cause such a Fund to incur increased costs.
Municipal Securities
Municipal Securities are issued to obtain funds for a wide variety of reasons. For example, municipal securities may be issued to obtain funding for the construction of a wide range of public facilities such as:
1.
bridges;
2.
highways;
3.
roads;
4.
schools;
5.
waterworks and sewer systems; and
6.
other utilities.
Other public purposes for which Municipal Securities may be issued include:
1.
refunding outstanding obligations;
2.
obtaining funds for general operating expenses; and
3.
obtaining funds to lend to other public institutions and facilities.
In addition, certain debt obligations known as “Private Activity Bonds” may be issued by or on behalf of municipalities and public authorities to obtain funds to provide:
1.
water, sewage and solid waste facilities;
2.
qualified residential rental projects;
3.
certain local electric, gas and other heating or cooling facilities;
4.
qualified hazardous waste facilities;
5.
high-speed intercity rail facilities;
6.
governmentally-owned airports, docks and wharves and mass transportation facilities;
7.
qualified mortgages;
8.
student loan and redevelopment bonds; and
9.
bonds used for certain organizations exempt from Federal income taxation.

Certain debt obligations known as “Industrial Development Bonds” under prior Federal tax law may have been issued by or on behalf of public authorities to obtain funds to provide:
1.
privately operated housing facilities;
2.
sports facilities;
3.
industrial parks;
4.
convention or trade show facilities;
5.
airport, mass transit, port or parking facilities;
6.
air or water pollution control facilities;
7.
sewage or solid waste disposal facilities; and
8.
facilities for water supply.
Other private activity bonds and industrial development bonds issued to fund the construction, improvement, equipment or repair of privately-operated industrial, distribution, research, or commercial facilities may also be Municipal Securities, however the size of such issues is limited under current and prior Federal tax law. The aggregate amount of most private activity bonds and industrial development bonds is limited (except in the case of certain types of facilities) under Federal tax law by an annual “volume cap.” The volume cap limits the annual aggregate principal amount of such obligations issued by or on behalf of all governmental instrumentalities in the state.
The two principal classifications of Municipal Securities consist of “general obligation” and “limited” (or revenue) issues. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from the issuer’s general unrestricted revenues and not from any particular fund or source. The characteristics and method of enforcement of general obligation bonds vary according to the law applicable to the particular issuer, and payment may be dependent upon appropriation by the issuer’s legislative body. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Private activity bonds and industrial development bonds generally are revenue bonds and thus not payable from the unrestricted revenues of the issuer. The credit and quality of such bonds is generally related to the credit of the bank selected to provide the letter of credit underlying the bond. Payment of principal of and interest on industrial development revenue bonds is the responsibility of the corporate user (and any guarantor).
The Funds may also acquire “moral obligation” issues, which are normally issued by special purpose authorities, and in other tax-exempt investments including pollution control bonds and tax-exempt commercial paper. Each Fund that may purchase municipal bonds may purchase:
1.
Short-term tax-exempt General Obligations Notes;
2.
Tax Anticipation Notes;
3.
Bond Anticipation Notes;
4.
Revenue Anticipation Notes;
5.
Project Notes; and
6.
Other forms of short-term tax-exempt loans.
Such notes are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements, or other revenues. Project Notes are issued by a state or local housing agency and are sold by the Department of Housing and Urban Development. While the issuing agency has the primary obligation with respect to its Project Notes, they are also secured by the full faith and credit of the U.S. through agreements with the issuing authority which provide that, if required, the Federal government will lend the issuer an amount equal to the principal of and interest on the Project Notes.
There are, of course, variations in the quality of Municipal Securities, both within a particular classification and between classifications. Also, the yields on Municipal Securities depend upon a variety of factors, including:
1.
general money market conditions;

2.
coupon rate;
3.
the financial condition of the issuer;
4.
general conditions of the municipal bond market;
5.
the size of a particular offering;
6.
the maturity of the obligations; and
7.
the rating of the issue.
The ratings of Moody’s and S&P represent their opinions as to the quality of Municipal Securities. However, ratings are general and are not absolute standards of quality. Municipal Securities with the same maturity, interest rate and rating may have different yields while Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Fund, an issue of Municipal Securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Adviser will consider such an event in determining whether the Fund should continue to hold the obligations.
Municipal Securities may include obligations of municipal housing authorities and single-family mortgage revenue bonds. Weaknesses in Federal housing subsidy programs and their administration may result in a decrease of subsidies available for payment of principal and interest on housing authority bonds. Economic developments, including fluctuations in interest rates and increasing construction and operating costs, may also adversely impact revenues of housing authorities. In the case of some housing authorities, inability to obtain additional financing could also reduce revenues available to pay existing obligations.
Single-family mortgage revenue bonds are subject to extraordinary mandatory redemption at par in whole or in part from the proceeds derived from prepayments of underlying mortgage loans and also from the unused proceeds of the issue within a stated period which may be within a year from the date of issue.
Municipal leases are obligations issued by state and local governments or authorities to finance the acquisition of equipment and facilities. They may take the form of a lease, an installment purchase contract, a conditional sales contract, or a participation interest in any of the above.
Premium Securities. During a period of declining interest rates, many Municipal Securities in which the Funds invest likely will bear coupon rates higher than current market rates, regardless of whether the securities were initially purchased at a premium.
Risk Factors in Municipal Securities. The following is a summary of certain risks associated with Municipal Securities:
Tax Risk. The Code imposes certain continuing requirements on issuers of tax-exempt bonds regarding the use, expenditure and investment of bond proceeds and the payment of rebates to the U.S. Failure by the issuer to comply subsequent to the issuance of tax-exempt bonds with certain of these requirements could cause interest on the bonds to become includable in gross income retroactive to the date of issuance.
Housing Authority Tax Risk. The exclusion from gross income for Federal income tax purposes for certain housing authority bonds depends on qualification under relevant provisions of the Code and on other provisions of Federal law. These provisions of Federal law contain requirements relating to the cost and location of the residences financed with the proceeds of the single-family mortgage bonds and the income levels of tenants of the rental projects financed with the proceeds of the multi-family housing bonds. Typically, the issuers of the bonds, and other parties, including the originators and servicers of the single-family mortgages and the owners of the rental projects financed with the multi-family housing bonds, covenant to meet these requirements. However, there is no assurance that the requirements will be met. If such requirements are not met:
•
the interest on the bonds may become taxable, possibly retroactively from the date of issuance;
•
the value of the bonds may be reduced;
•
you and other Shareholders may be subject to unanticipated tax liabilities;
•
a Fund may be required to sell the bonds at the reduced value;
•
it may be an event of default under the applicable mortgage;

•
the holder may be permitted to accelerate payment of the bond; and
•
the issuer may be required to redeem the bond.
In addition, if the mortgage securing the bonds is insured by the Federal Housing Administration (“FHA”), the consent of the FHA may be required before insurance proceeds would become payable.
Information Risk. Information about the financial condition of issuers of Municipal Securities may be less available than that of corporations having a class of securities registered under the SEC.
State and Federal Laws. An issuer’s obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. These laws may extend the time for payment of principal or interest, or restrict the Fund’s ability to collect payments due on Municipal Securities. In addition, recent amendments to some statutes governing security interests (e.g., Revised Article 9 of the Uniform Commercial Code (“UCC”)) change the way in which security interests and liens securing Municipal Securities are perfected. These amendments may have an adverse impact on existing Municipal Securities (particularly issues of Municipal Securities that do not have a corporate trustee who is responsible for filing UCC financing statements to continue the security interest or lien).
Litigation and Current Developments. Litigation or other conditions may materially and adversely affect the power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for tax-exempt obligations, or may materially affect the credit risk with respect to particular bonds or notes. Adverse economic, business, legal or political developments might affect all or a substantial portion of a Fund’s Municipal Securities in the same manner. Given the recent bankruptcy-type proceedings by the Commonwealth of Puerto Rico, risks associated with municipal obligations are heightened.
New Legislation. From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on tax exempt bonds, and similar proposals may be introduced in the future. The Supreme Court has held that Congress has the constitutional authority to enact such legislation. It is not possible to determine what effect the adoption of such proposals could have on (i) the availability of Municipal Securities for investment by the Funds, and (ii) the value of the investment portfolios of the Funds.
Limitations on the Use of Municipal Securities. Certain Funds may invest in Municipal Securities if the Adviser determines that such Municipal Securities offer attractive yields. The Funds may invest in Municipal Securities either by purchasing them directly or by purchasing certificates of accrual or similar instruments evidencing direct ownership of interest payments or principal payments, or both, on Municipal Securities, provided that, in the opinion of counsel to the initial seller of each such certificate or instrument, any discount accruing on such certificate or instrument that is purchased at a yield not greater than the coupon rate of interest on the related Municipal Securities will to the same extent as interest on such Municipal Securities be exempt from federal income tax and state income tax (where applicable) and not be treated as a preference item for individuals for purposes of the federal alternative minimum tax. The Funds may also invest in Municipal Securities by purchasing from banks participation interests in all or part of specific holdings of Municipal Securities. Such participation interests may be backed in whole or in part by an irrevocable letter of credit or guarantee of the selling bank. The selling bank may receive a fee from a Fund in connection with the arrangement.
Each Fund will limit its investment in municipal leases to no more than 5% of its total assets.
Options and Futures Transactions
A Fund may purchase and sell (a) exchange traded and OTC put and call options on securities, on indexes of securities and other types of instruments, and on futures contracts on securities and indexes of securities and other instruments such as interest rate futures and global interest rate futures and (b) futures contracts on securities and other types of instruments and on indexes of securities and other types of instruments. Each of these instruments is a derivative instrument as its value derives from the underlying asset or index.
Subject to its investment objective and policies, a Fund may use futures contracts and options for hedging and risk management purposes and to seek to enhance portfolio performance.

Options and futures contracts may be used to manage a Fund’s exposure to changing interest rates and/or security prices. Some options and futures strategies, including selling futures contracts and buying puts, tend to hedge a Fund’s investments against price fluctuations. Other strategies, including buying futures contracts and buying calls, tend to increase market exposure. Options and futures contracts may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of a Fund’s overall strategy in a manner deemed appropriate by the Fund’s Adviser and consistent with the Fund’s objective and policies. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.
The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase a Fund’s return. While the use of these instruments by a Fund may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If a Fund’s Adviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower a Fund’s return. Certain strategies limit a Fund’s possibilities to realize gains, as well as its exposure to losses. A Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market. In addition, the Fund will incur transaction costs, including trading commissions and option premiums, in connection with its futures and options transactions, and these transactions could significantly increase the Fund’s turnover rate.
Certain Funds have filed a notice under the Commodity Exchange Act under Regulation 4.5 and are operated by a person that has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a commodity pool operator under the Commodity Exchange Act.
Purchasing Put and Call Options. By purchasing a put option, a Fund obtains the right (but not the obligation) to sell the instrument underlying the option at a fixed strike price. In return for this right, a Fund pays the current market price for the option (known as the option premium). Options have various types of underlying instruments, including specific securities, indexes of securities, indexes of securities prices, and futures contracts. A Fund may terminate its position in a put option it has purchased by allowing it to expire or by exercising the option. A Fund may also close out a put option position by entering into an offsetting transaction, if a liquid market exists. If the option is allowed to expire, a Fund will lose the entire premium it paid. If a Fund exercises a put option on a security, it will sell the instrument underlying the option at the strike price. If a Fund exercises an option on an index, settlement is in cash and does not involve the actual purchase or sale of securities. If an option is American style, it may be exercised on any day up to its expiration date. A European style option may be exercised only on its expiration date.
The buyer of a typical put option can expect to realize a gain if the value of the underlying instrument falls substantially. However, if the price of the instrument underlying the option does not fall enough to offset the cost of purchasing the option, a put buyer can expect to suffer a loss (limited to the amount of the premium paid, plus related transaction costs).
The features of call options are essentially the same as those of put options, except that the purchaser of a call option obtains the right to purchase, rather than sell, the instrument underlying the option at the option’s strike price. A call buyer typically attempts to participate in potential price increases of the instrument underlying the option with risk limited to the cost of the option if security prices fall. At the same time, the buyer can expect to suffer a loss if security prices do not rise sufficiently to offset the cost of the option.
Selling (Writing) Put and Call Options on Securities. When a Fund writes a put option on a security, it takes the opposite side of the transaction from the option’s purchaser. In return for the receipt of the premium, a Fund assumes the obligation to pay the strike price for the security underlying the option if the other party to the option chooses to exercise it. A Fund may seek to terminate its position in a put option it writes before exercise by purchasing an offsetting option in the market at its current price. If the market is not liquid for a put option a Fund has written, however, it must continue to be prepared to pay the strike price while the option is outstanding, regardless of price changes, and must continue to post margin as discussed below. If the market value of the underlying securities does not move to a level that would make exercise of the option profitable to its holder, the option will generally expire unexercised, and the Fund will realize as profit the premium it received.

If the price of the underlying securities rises, a put writer would generally expect to profit, although its gain would be limited to the amount of the premium it received. If security prices remain the same over time, it is likely that the writer will also profit, because it should be able to close out the option at a lower price. If security prices fall, the put writer would expect to suffer a loss. This loss should be less than the loss from purchasing and holding the underlying security directly, however, because the premium received for writing the option should offset a portion of the decline.
Writing a call option obligates a Fund to sell or deliver the option’s underlying security in return for the strike price upon exercise of the option. The characteristics of writing call options are similar to those of writing put options, except that writing calls generally is a profitable strategy if prices remain the same or fall. Through receipt of the option premium a call writer offsets part of the effect of a price decline. At the same time, because a call writer must be prepared to deliver the underlying instrument in return for the strike price, even if its current value is greater, a call writer gives up some ability to participate in security price increases.
When a Fund writes an exchange traded put or call option on a security, it will be required to deposit cash or securities or a letter of credit as margin and to make mark to market payments of variation margin as the position becomes unprofitable.
Certain Funds will usually sell covered call options or cash-secured put options on securities. A call option is covered if the writer either owns the underlying security (or comparable securities satisfying the cover requirements of the securities exchanges) or has the right to acquire such securities. Alternatively, a Fund will segregate or earmark liquid assets (i) in an amount equal to the Fund’s obligation under the contract with respect to call options or (ii) an amount greater of the market value of the instrument underlying the option or the strike price of the contract with respect to call options. A call option is also covered if a Fund (i) acquires a call option on the same security with a strike price equal to or lower than the strike price of the written call or (ii) acquires a call option on the same security with a strike price higher than the strike price of the written call and segregates liquid assets in an amount equal to the difference between the strike price of the two options. As the writer of a covered call option, the Fund foregoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but has retained the risk of loss should the price of the underlying security decline. As the Fund writes covered calls over more of its portfolio, its ability to benefit from capital appreciation becomes more limited. The writer of an option has no control over the time when it may be required to fulfill its obligation, but may terminate its position by entering into an offsetting option. Once an option writer has received an exercise notice, it cannot effect an offsetting transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.
A put option is cash-secured if the writer segregates cash, high-grade short-term debt obligations, or other permissible collateral equity to the exercise price. Alternatively, a put option is covered if a Fund (i) acquires a put option on the same security with a strike price equal to or higher than the strike price of written put or (ii) acquires a put option on the same security with a strike price lower than the strike price of the written put and segregates liquid assets in the amount equal to the difference between the strike price of the two options. When the Fund writes cash-secured put options, it bears the risk of loss if the value of the underlying stock declines below the exercise price minus the put premium. If the option is exercised, the Fund could incur a loss if it is required to purchase the stock underlying the put option at a price greater than the market price of the stock at the time of exercise plus the put premium the Fund received when it wrote the option. While the Fund’s potential gain in writing a cash-secured put option is limited to distributions earned on the liquid assets securing the put option plus the premium received from the purchaser of the put option, the Fund risks a loss equal to the entire exercise price of the option minus the put premium.
Engaging in Straddles and Spreads. In a straddle transaction, a Fund either buys a call and a put or sells a call and a put on the same security. In a spread, a Fund purchases and sells a call or a put. A Fund will sell a straddle when the Fund’s Adviser believes the price of a security will be stable. The Fund will receive a premium on the sale of the put and the call. A spread permits a Fund to make a hedged investment that the price of a security will increase or decline.
Options on Indexes. Certain Funds may purchase and sell options on securities indexes and other types of indexes. Options on indexes are similar to options on securities, except that the exercise of index options may be settled by cash payments (or in some instances by a futures contract) and does not involve the actual purchase or sale of securities or the instruments in the index. In addition, these options are designed to reflect price fluctuations in a group of securities or instruments or segment of the securities’ or instruments’ market rather than price fluctuations in a single security or instrument. A Fund, in purchasing or selling index options, is subject to the risk that the value of its portfolio may not change as much as an index because a Fund’s investments generally will not match the composition of an index. Unlike call options on securities, index options are cash settled, or settled with a futures contract in some instances, rather than settled by delivery of the underlying index securities or instruments.
Certain Funds purchase and sell credit options which are options on indexes of derivative instruments such as credit default swap indexes. Like other index options, credit options can be cash settled or settled with a futures contract in some instances. In addition, credit options can also be settled in some instances by delivery of the underlying index instrument. Credit options may be used for a variety of purposes including hedging, risk management such as positioning a portfolio for anticipated volatility or increasing income or gain to a Fund. There is no guarantee that the strategy of using options on indexes or credit options in particular will be successful.
Funds that sell (write) call and put options on indexes are required to segregate or earmark liquid assets in the amount equal to the market value of the obligation. Alternatively, written call options on indexes may be covered if a Fund (i) acquires a call option for the same securities indexes with a strike price equal to or lower than the strike price of the written call or (ii) acquires a call option on the same securities indexes with a strike price higher than the strike price of the written call and segregates liquid assets in an amount equal to the difference between the strike price of the two options. Written put options on indexes may be covered if a Fund (i) acquires a put option for the same securities indexes with a strike price equal to or higher than the strike price of the written put or (ii) acquires a put option on the same securities indexes with a strike price lower than the strike price of the written put and segregates liquid assets in the amount equal to the difference between the strike price of the two options.
For a number of reasons, a liquid market may not exist and thus a Fund may not be able to close out an option position that it has previously entered into. When a Fund purchases an OTC option (as defined below), it will be relying on its counterparty to perform its obligations and the Fund may incur additional losses if the counterparty is unable to perform.
Exchange-Traded and OTC Options. All options purchased or sold by a Fund will be traded on a securities exchange or will be purchased or sold by securities dealers (“OTC options”) that meet the Fund’s creditworthiness standards. While exchange-traded options are obligations of the Options Clearing Corporation, in the case of OTC options, a Fund relies on the dealer from which it purchased the option to perform if the option is exercised. Thus, when a Fund purchases an OTC option, it relies on the dealer from which it purchased the option to make or take delivery of the underlying securities. Failure by the dealer to do so would result in the loss of the premium paid by a Fund as well as loss of the expected benefit of the transaction. Accordingly, these OTC options are subject to heightened credit risk, as well as liquidity and valuation risk depending upon the type of OTC options in which the Fund invests.
Futures Contracts. When a Fund purchases a futures contract, it agrees to purchase a specified quantity of an underlying instrument at a specified future date or, in the case of an index futures contract, to make a cash payment based on the value of a securities index. When a Fund sells a futures contract, it agrees to sell a specified quantity of the underlying instrument at a specified future date or, in the case of an index futures contract, to receive a cash payment based on the value of a securities index. The price at which the purchase and sale will take place is fixed when a Fund enters into the contract. Futures can be held until their delivery dates or the position can be (and normally is) closed out before then. There is no assurance, however, that a liquid market will exist when the Fund wishes to close out a particular position.
When a Fund purchases a futures contract, the value of the futures contract tends to increase and decrease in tandem with the value of its underlying instrument. Therefore, purchasing futures contracts will tend to increase a Fund’s exposure to positive and negative price fluctuations in the underlying instrument, much as if it had purchased the underlying instrument directly. When a Fund sells a futures contract, by contrast, the value of its futures position will tend to move in a direction contrary to the value of the underlying instrument. Selling futures contracts, therefore, will tend to offset both positive and negative market price changes, much as if the underlying instrument had been sold.
The purchaser or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date. However, when a Fund buys or sells a futures contract, it will be required to deposit “initial margin” with a futures commission merchant (“FCM”). Initial margin deposits are typically equal to a small percentage of the contract’s value. If the value of either party’s position declines, that party will be required to make additional “variation margin” payments equal to the change in value on a daily basis.

The party that has a gain may be entitled to receive all or a portion of this amount. A Fund may be obligated to make payments of variation margin at a time when it is disadvantageous to do so. Furthermore, it may not always be possible for a Fund to close out its futures positions. Until it closes out a futures position, a Fund will be obligated to continue to pay variation margin. Initial and variation margin payments do not constitute purchasing on margin for purposes of a Fund’s investment restrictions. In the event of the bankruptcy of an FCM that holds margin on behalf of a Fund, the Fund may be entitled to return of margin owed to it only in proportion to the amount received by the FCM’s other customers, potentially resulting in losses to the Fund. For cash-settled futures, the Fund will segregate or earmark liquid assets in an amount equal to the mark-to-market value. For physically settled futures, the Funds generally will earmark or segregate liquid assets in an amount equal to the notional value. Futures contracts will be treated as cash-settled for asset segregation purposes when a Fund and/or its Cayman subsidiary have entered into a contractual arrangement (each, a “side letter”) with a third party FCM or other counterparty to off-set the Fund’s or Subsidiary’s exposure under the contract and, failing that, to assign its delivery obligation under the contract to the FCM or counterparty. In calculating the segregation amount, netting of similar contracts is generally permitted. Such assets cannot be sold while the futures contract or option is outstanding unless they are replaced with other suitable assets. By setting aside assets equal only to its net obligation under cash-settled futures or under physically-settled futures for which a Fund and/or its Cayman subsidiary have entered into a side letter, a Fund will have the ability to have exposure to such instruments to a greater extent than if a Fund were required to set aside assets equal to the full notional value of such contracts. There is a possibility that earmarking and reservation of a large percentage of a Fund’s assets could impede portfolio management or a Fund’s ability to meet redemption requests or other current obligations.
The Funds only invest in futures contracts on securities to the extent they could invest in the underlying securities directly. Certain Funds may also invest in index futures where the underlying securities or instruments are not available for direct investments by the Funds.
Cash Equitization. The objective where equity futures are used to “equitize” cash is to match the notional value of all futures contracts to a Fund’s cash balance. The notional values of the futures contracts and of the cash are monitored daily. As the cash is invested in securities and/or paid out to participants in redemptions, the Adviser simultaneously adjusts the futures positions. Through such procedures, a Fund not only gains equity exposure from the use of futures, but also benefits from increased flexibility in responding to client cash flow needs. Additionally, because it can be less expensive to trade a list of securities as a package or program trade rather than as a group of individual orders, futures provide a means through which transaction costs can be reduced. Such non-hedging risk management techniques involve leverage, and thus present, as do all leveraged transactions, the possibility of losses as well as gains that are greater than if these techniques involved the purchase and sale of the securities themselves rather than their synthetic derivatives.
Options on Futures Contracts. Futures contracts obligate the buyer to take and the seller to make delivery at a future date of a specified quantity of a financial instrument or an amount of cash based on the value of a securities or other index. Currently, futures contracts are available on various types of securities, including but not limited to U.S. Treasury bonds, notes and bills, Eurodollar certificates of deposit and on indexes of securities. Unlike a futures contract, which requires the parties to buy and sell a security or make a cash settlement payment based on changes in a financial instrument or securities or other index on an agreed date, an option on a futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to exercise its option, the holder may close out the option position by entering into an offsetting transaction or may decide to let the option expire and forfeit the premium thereon. The purchaser of an option on a futures contract pays a premium for the option but makes no initial margin payments or daily payments of cash in the nature of “variation margin” payments to reflect the change in the value of the underlying contract as does a purchaser or seller of a futures contract. The seller of an option on a futures contract receives the premium paid by the purchaser and may be required to pay initial margin.
Combined Positions. Certain Funds may purchase and write options in combination with futures or forward contracts, to adjust the risk and return characteristics of the overall position. For example, a Fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

Correlation of Price Changes. Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized options and futures contracts available will not match a Fund’s current or anticipated investments exactly. A Fund may invest in futures and options contracts based on securities or instruments with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of a Fund’s other investments.
Options and futures contracts prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Fund’s investments well. Options and futures contracts prices are affected by such factors as current and anticipated short term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. A Fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in a Fund’s options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.
Liquidity of Options and Futures Contracts. There is no assurance that a liquid market will exist for any particular option or futures contract at any particular time even if the contract is traded on an exchange. In addition, exchanges may establish daily price fluctuation limits for options and futures contracts and may halt trading if a contract’s price moves up or down more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached or a trading halt is imposed, it may be impossible for a Fund to enter into new positions or close out existing positions. If the market for a contract is not liquid because of price fluctuation limits or otherwise, it could prevent prompt liquidation of unfavorable positions, and could potentially require a Fund to continue to hold a position until delivery or expiration regardless of changes in its value. As a result, a Fund’s access to other assets held to cover its options or futures positions could also be impaired. (See “Exchange-Traded and OTC Options” above for a discussion of the liquidity of options not traded on an exchange.)
Foreign Investment Risk. Certain Funds may buy and sell options on interest rate futures including global interest rate futures in which the reference interest rate is tied to currencies other than the U.S. dollar. Such investments are subject to additional risks including the risks associated with foreign investment and currency risk. See “Foreign Investments (including Foreign Currencies)” in this Supplement.
Position Limits. Futures exchanges can limit the number of futures and options on futures contracts that can be held or controlled by an entity. If an adequate exemption cannot be obtained, a Fund or the Fund’s Adviser may be required to reduce the size of its futures and options positions or may not be able to trade a certain futures or options contract in order to avoid exceeding such limits.
Asset Coverage for Futures Contracts and Options Positions. A Fund will comply with guidelines established by the SEC with respect to coverage of options and futures contracts by mutual funds, and if the guidelines so require, will set aside or earmark appropriate liquid assets in the amount prescribed. For cash settled futures contracts and options on futures contracts, a Fund will segregate an amount equal to the mark-to-market value of the obligation. For physically settled futures contracts and options on futures contracts, a Fund will segregate an amount equal to the current notional value of the contract or underlying futures contracts, as applicable. Netting is generally permitted of similar contracts. Such assets cannot be sold while the futures contract or option is outstanding, unless they are replaced with other suitable assets. As a result, there is a possibility that the reservation of a large percentage of a Fund’s assets could impede portfolio management or a Fund’s ability to meet redemption requests or other current obligations. The Funds may also enter into offsetting transactions on futures contracts and options on futures in accordance with guidelines established by the SEC, similar to the transactions as described above in “Selling (Writing) Put and Call Options on Securities.”
Real Estate Investment Trusts (“REITs”)
Certain of the Funds may invest in equity interests or debt obligations issued by REITs. REITs are pooled investment vehicles which invest primarily in income producing real estate or real estate related loans or interest. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling property that has appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Similar to investment companies, REITs are not taxed on income distributed to shareholders provided they comply with several requirements of the Code. A Fund will indirectly bear its proportionate share of expenses incurred by REITs in which a Fund invests in addition to the expenses incurred directly by a Fund.
Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills and on cash flows, are not diversified, and are subject to default by borrowers and self-liquidation. REITs are also subject to the possibilities of failing to qualify for tax free pass-through of income under the Code and failing to maintain their exemption from registration under the 1940 Act.
REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT’s investment in such loans will gradually align themselves to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.
Investment in REITs involves risks similar to those associated with investing in small capitalization companies. These risks include:
•
limited financial resources;
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infrequent or limited trading; and
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more abrupt or erratic price movements than larger company securities.
In addition, small capitalization stocks, such as certain REITs, historically have been more volatile in price than the larger capitalization stocks included in the S&P 500 Index.
Recent Events Relating to the Overall Economy
The U.S. Government, the Federal Reserve, the Treasury, the SEC, the FDIC and other governmental and regulatory bodies have taken actions to address the 2008-2009 financial crisis and the recent disruption to economies and markets due to the COVID-19 pandemic. These actions included, in part, the enactment by the United States Congress of the “Dodd-Frank Wall Street Reform and Consumer Protection Act,” which was signed into law on July 21, 2010 and imposed a new regulatory framework over the U.S. financial services industry and the consumer credit markets in general, and proposed and final regulations by the SEC. Given the broad scope, sweeping nature, and relatively recent enactment of some of these regulatory measures, the potential impact they could have on securities held by the Funds is unknown. There can be no assurance that these measures will not have an adverse effect on the value or marketability of securities held by the Funds. Furthermore, no assurance can be made that the U.S. Government or any U.S. regulatory body (or other authority or regulatory body) will not continue to take further legislative or regulatory action, and the effect of such actions, if taken, cannot be known. However, current efforts by the U.S. Government to reduce the impact of regulations on the U.S. financial services industry could lead to the repeal of certain elements of the regulatory framework.
Additionally, COVID-19 has resulted in a global pandemic and major disruption to economies and markets around the world, including the United States. Financial markets have experienced extreme volatility and severe losses, and trading in many instruments has been disrupted. Liquidity for many instruments has been greatly reduced for periods of time. Some interest rates are very low and in some cases yields are negative. Some sectors of the economy and individual issuers have experienced particularly large losses. These circumstances may continue for an extended period of time, and may continue to affect adversely the value and liquidity of a Fund’s investments. The ultimate economic fallout from the pandemic, and the long-term impact on economies, markets, industries and individual issuers, are not known. Governments and central banks, including the Federal Reserve in the U.S., have taken extraordinary and unprecedented actions to support local and global economies and the financial markets. The impact of these measures, and whether they will be effective to mitigate the economic and market disruption, will not be known for some time.

Derivatives
In October 2020, the SEC adopted a final rule related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and cover transactions. The final rule requires the Funds to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to a value-at-risk (“VaR”) leverage limit and certain derivatives risk management program and reporting requirements. Generally, these requirements apply unless a Fund qualifies as a “limited derivatives user,” as defined in the final rule. Under the final rule, when a Fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether a Fund is a limited derivatives user, but for Funds subject to the VaR testing, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. Compliance with these new requirements will be required by August 19, 2022. Following the compliance date, these requirements may limit the ability of a Fund to use derivatives and reverse repurchase agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of a Fund’s investments and cost of doing business, which could adversely affect investors.
Repurchase Agreements
Repurchase agreements may be entered into with brokers, dealers or banks or other entities that meet the Adviser’s credit guidelines. A Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers or other entities believed by the Adviser to be creditworthy. The Adviser may consider the collateral received and any applicable guarantees in making its determination. In a repurchase agreement, a Fund buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time a Fund is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by a Fund to the seller. The maximum maturity permitted for a non-“putable” repurchase agreement will be 190 days for any Fund. The maximum notice period permitted for a “putable” or “open” repurchase agreement (i.e., where the Fund has a right to put the repurchase agreement to the counterparty or terminate the transaction at par plus accrued interest at a specified notice period) will be 190 days for any Fund. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of 190 days from the effective date of the repurchase agreement. In addition, the maturity of a “putable” or “open” repurchase agreement may be in excess of 190 days. A Fund will always receive securities as collateral during the term of the agreement whose market value is at least equal to 100% of the dollar amount invested by the Fund in each agreement plus accrued interest. The repurchase agreements further authorize the Fund to demand additional collateral in the event that the dollar value of the collateral falls below 100%. A Fund will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the custodian. Repurchase agreements are considered under the 1940 Act to be loans collateralized by the underlying securities.
All of the Funds that are permitted to invest in repurchase agreements may engage in repurchase agreement transactions that are collateralized fully as defined in Rule 5b-3(c)(1) of the 1940 Act, which has the effect of enabling a Fund to look to the collateral, rather than the counterparty, for determining whether its assets are “diversified” for 1940 Act purposes. The Adviser may consider the collateral received and any applicable guarantees in making its determination. Certain Funds may, in addition, engage in repurchase agreement transactions that are collateralized by money market instruments, debt securities, loan participations, equity securities or other securities including securities that are rated below investment grade by the requisite NRSROs or unrated securities of comparable quality. For these types of repurchase agreement transactions, the Fund would look to the counterparty, and not the collateral, for determining such diversification.
A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities would not be owned by the Fund, but would only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, a Fund may suffer time delays and incur costs in connection with the disposition of the collateral. The collateral underlying repurchase agreements may be more susceptible to claims of the seller’s creditors than would be the case with securities owned by the Fund.
Under existing guidance from the SEC, certain Funds may transfer uninvested cash balances into a joint account, along with cash of other Funds and certain other accounts. These balances may be invested in one or more repurchase agreements and/or short-term money market instruments.
Reverse Repurchase Agreements
In a reverse repurchase agreement, a Fund sells a security and agrees to repurchase the same security at a mutually agreed upon date and price reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act, a reverse repurchase agreement is considered borrowing by a Fund and, therefore, a form of leverage. Leverage may cause any gains or losses for a Fund to be magnified. The Funds will invest the proceeds of borrowings under reverse repurchase agreements. In addition, except for liquidity purposes, a Fund will enter into a reverse repurchase agreement only when the expected return from the investment of the proceeds is greater than the expense of the transaction. A Fund will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. A Fund would be required to pay interest on amounts obtained through reverse repurchase agreements, which are considered borrowings under federal securities laws. The repurchase price is generally equal to the original sales price plus interest. Reverse repurchase agreements are usually for seven days or less and cannot be repaid prior to their expiration dates. Each Fund will earmark and reserve Fund assets, in cash or liquid securities, in an amount at least equal to its purchase obligations under its reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the portfolio securities transferred may decline below the price at which a Fund is obliged to purchase the securities. All forms of borrowing (including reverse repurchase agreements) are limited in the aggregate and may not exceed 33 1∕3% of a Fund’s total assets, except as permitted by law.
Securities Lending
To generate additional income, the Funds may lend up to 33 1∕3% of such Fund’s total assets pursuant to agreements requiring that the loan be continuously secured by collateral equal to at least 100% of the market value plus accrued interest on the securities lent. The Funds use Citibank, N.A. (“Citibank”) as their securities lending agent. Pursuant to a Third Party Securities Lending Rider to the Custody Agreement between JPMorgan Chase Bank, Citibank and the Funds (the “Third Party Securities Lending Rider”) approved by the Board of Trustees, Citibank compensates JPMorgan Chase Bank for certain custodial services provided by JPMorgan Chase Bank in connection with the Funds’ use of Citibank as securities lending agent.
Pursuant to the Global Securities Lending Agency Agreement approved by the Board of Trustees between Citibank and the Trust on behalf of the applicable Funds, severally and not jointly (the “Securities Lending Agency Agreement”), collateral for loans will consist only of cash. The Funds receive payments from the borrowers equivalent to the dividends and interest that would have been earned on the securities lent. For loans secured by cash, the Funds seek to earn interest on the investment of cash collateral in investments permitted by the Securities Lending Agency Agreement. Under the Securities Lending Agency Agreement, cash collateral may be invested in IM Shares of JPMorgan Prime Money Market Fund, JPMorgan U.S. Government Money Market Fund, and Class Agency SL Shares of the JPMorgan Securities Lending Money Market Fund.
Under the Securities Lending Agency Agreement, Citibank marks to market the loaned securities on a daily basis. In the event the cash received from the borrower is less than 102% of the value of the loaned securities (105% for non-U.S. securities), Citibank requests additional cash from the borrower so as to maintain a collateralization level of at least 102% of the value of the loaned securities plus accrued interest (105% for non-U.S. securities) subject to certain de minimis amounts. Loans are subject to termination by a Fund or the borrower at any time, and are therefore not considered to be illiquid investments. The Fund does not have the right to vote proxies for securities on loans over a record date of such proxies. However, if the Fund’s Adviser has notice of the proxy in advance of the record date, a Fund’s Adviser may terminate a loan in advance of the record date if the Fund’s Adviser determines the vote is considered material with respect to an investment.

Securities lending involves counterparty risk, including the risk that the loaned securities may not be returned or returned in a timely manner and/or a loss of rights in the collateral if the borrower or the lending agent defaults or fails financially. This risk is increased when a Fund’s loans are concentrated with a single or limited number of borrowers. The earnings on the collateral invested may not be sufficient to pay fees incurred in connection with the loan. Also, the principal value of the collateral invested may decline and may not be sufficient to pay back the borrower for the amount of collateral posted. There are no limits on the number of borrowers a Fund may use and a Fund may lend securities to only one or a small group of borrowers. In addition, loans may be made to affiliates of Citibank. Funds participating in securities lending bear the risk of loss in connection with investments of the cash collateral received from the borrowers, which do not trigger additional collateral requirements from the borrower.
To the extent that the value or return of a Fund’s investments of the cash collateral declines below the amount owed to a borrower, the Fund may incur losses that exceed the amount it earned on lending the security. In situations where the Adviser does not believe that it is prudent to sell the cash collateral investments in the market, a Fund may borrow money to repay the borrower the amount of cash collateral owed to the borrower upon return of the loaned securities. This will result in financial leverage, which may cause the Fund to be more volatile because financial leverage tends to exaggerate the effect of any increase or decrease in the value of the Fund’s portfolio securities.
Short-Term Funding Agreements
Short-term funding agreements issued by insurance companies are sometimes referred to as Guaranteed Investment Contracts (“GICs”), while those issued by banks are referred to as Bank Investment Contracts (“BICs”). Pursuant to such agreements, a Fund makes cash contributions to a deposit account at a bank or insurance company. The bank or insurance company then credits to the Fund on a monthly basis guaranteed interest at either a fixed, variable or floating rate. These contracts are general obligations of the issuing bank or insurance company (although they may be the obligations of an insurance company separate account) and are paid from the general assets of the issuing entity.
Generally, there is no active secondary market in short-term funding agreements. Therefore, short-term funding agreements may be considered by a Fund to be illiquid investments.
Special Purpose Acquisition Companies
A Fund may invest in stocks, warrants, rights, debt and other securities of special purpose acquisition companies (“SPACs”) or similar special purpose entities in a private placement transaction or as part of a public offering. A SPAC is a publicly traded company that raises investment capital for the purpose of acquiring or merging with an existing company. The shares of a SPAC are typically issued in “units.” Units include one share of common stock and one right or warrant (or partial right or warrant) conveying the right to purchase additional shares of common stock. At a specified time, the rights and warrants may be separated from the common stock at the election of the holder, after which each security typically is freely tradeable. An alternative to private companies making an initial public offering (“IPO”) can be combining with a SPAC, which permits the private company to go public by taking the SPAC's place on an exchange. Until an acquisition or merger is completed, a SPAC generally invests its assets, less a portion retained to cover expenses, in U.S. government securities, money market securities and cash and does not typically pay dividends in respect of its common stock. In addition, a Fund may elect not to participate in a proposed SPAC transaction or may be required to divest its interests in the SPAC due to regulatory or other considerations. As a result, it is possible that an investment in a SPAC may lose value.
If an acquisition or merger that meets the requirements of the SPAC is not completed within a pre-established period of time (typically, two years), the funds invested in the SPAC (less any permitted expenses and any losses experienced by the SPAC) are returned to its shareholders. Any warrants or other rights with respect to a SPAC held by a Fund may expire worthless or may be repurchased or retired by the SPAC.
Because SPACs and similar entities are blank check companies and do not have any operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the SPAC’s management to identify a merger target and complete an acquisition. Some SPACs pursue acquisitions only within certain industries or regions, which may increase the volatility of their prices and the risks associated with these investments. In addition, the securities issued by a SPAC may be classified as illiquid and/or be subject to restrictions on resale, which may be for an extended time, and may only be traded in the over-the-counter market. If there is no market for the shares of the SPAC or only a thinly traded market for shares or interests in the SPAC develops, a Fund may not be able to sell its interest in a SPAC or to sell its interest only at a price below what the Fund believes is the SPAC interest's value. If not subject to a restriction on resale, a Fund may sell its investments in a SPAC at any time, including before, at or after the time of an acquisition or merger.
An investment in a SPAC may be diluted by additional, later offerings of securities by the SPAC or by other investors exercising existing rights to purchase securities of the SPAC. Generally, SPACs provide the opportunity for common shareholders to have some or all of their shares of common stock redeemed by the SPAC at or around the time of a proposed acquisition or merger. An investment in a SPAC is subject to the risks that any proposed acquisition or merger may not obtain the requisite approval of SPAC shareholders or that an acquisition or merger may prove unsuccessful and lose value. An investment in a SPAC is also subject to the risk that a significant portion of the funds raised by the SPAC may be expended during the search for a target acquisition or merger. The values of investments in SPACs may be highly volatile and may depreciate over time.
In addition, investments in SPACs may be subject to the risks of investing in an IPO. These risks include risks associated with companies that have little or no operating history as public companies, unseasoned trading and small number of shares available for trading and limited information about the issuer. Additionally, investments in SPACs may be subject to the risks inherent in those sectors of the market where these new issuers operate. The market for IPO issuers may be volatile, and share prices of newly-public companies have fluctuated significantly over short periods of time. Although some IPOs may produce high, double-digit returns, such returns are highly unusual and may not be sustainable.
Structured Investments
A structured investment is a security having a return tied to an underlying index or other security or asset class. Structured investments generally are individually negotiated agreements and may be traded over-the-counter. Structured investments are organized and operated to restructure the investment characteristics of the underlying security. This restructuring involves the deposit with or purchase by an entity, such as a corporation or trust, or specified instruments (such as commercial bank loans) and the issuance by that entity or one or more classes of securities (“structured securities”) backed by, or representing interests in, the underlying instruments. The cash flow on the underlying instruments may be apportioned among the newly issued structured securities to create securities with different investment characteristics, such as varying maturities, payment priorities and interest rate provisions, and the extent of such payments made with respect to structured securities is dependent on the extent of the cash flow on the underlying instruments. Because structured securities typically involve no credit enhancement, their credit risk generally will be equivalent to that of the underlying instruments. Investments in structured securities are generally of a class of structured securities that is either subordinated or unsubordinated to the right of payment of another class. Subordinated structured securities typically have higher yields and present greater risks than unsubordinated structured securities. Structured instruments include structured notes. In addition to the risks applicable to investments in structured investments and debt securities in general, structured notes bear the risk that the issuer may not be required to pay interest on the structured note if the index rate rises above or falls below a certain level. Structured securities are typically sold in private placement transactions, and there currently is no active trading market for structured securities. Investments in government and government-related restructured debt instruments are subject to special risks, including the inability or unwillingness to repay principal and interest, requests to reschedule or restructure outstanding debt and requests to extend additional loan amounts. Structured investments include a wide variety of instruments including, without limitation, CDOs, credit linked notes, and participation notes and participatory notes. Additional information including risk information is included under Asset-Backed Securities.
Total Annual Fund Operating Expenses set forth in the fee table section of the Confidential Offering Memorandum do not include any expenses associated with investments in certain structured or synthetic products that may rely on the exception for the definition of “investment company” provided by section 3(c)(1) or 3(c)(7) of the 1940 Act.
Credit Linked Notes. Certain Funds may invest in structured instruments known as credit linked securities or credit linked notes (“CLNs”). CLNs are typically issued by a limited purpose trust or other vehicle (the “CLN trust”) that, in turn, invests in a derivative or basket of derivatives instruments, such as credit default swaps, interest rate swaps and/or other securities, in order to provide exposure to certain high yield, sovereign debt, emerging markets, or other fixed income markets. Generally, investments in CLNs represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the CLN. However, these payments are conditioned on the CLN trust’s receipt of payments from, and the CLN trust’s potential obligations, to the counterparties to the derivative instruments and other securities in which the CLN trust invests. For example, the CLN trust may sell one or more credit default swaps, under which the CLN trust would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default were to occur, the stream of payments may stop and the CLN trust would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Fund would receive as an investor in the CLN trust.
Certain Funds may enter into CLNs structured as “First-to-Default” CLNs. In a First-to-Default CLN, the CLN trust enters into a credit default swap on a portfolio of a specified number of individual securities pursuant to which the CLN trust sells protection to a counterparty. The CLN trust uses the proceeds of issuing investments in the CLN trust to purchase securities, which are selected by the counterparty and the total return of which is paid to the counterparty. Upon the occurrence of a default or credit event involving any one of the individual securities, the credit default swaps terminate and the Fund’s investment in the CLN trust is redeemed for an amount equal to “par” minus the amount paid to the counterparty under the credit default swap.
Certain Funds may also enter in CLNs to gain access to sovereign debt and securities in emerging market particularly in markets where the Fund is not able to purchase securities directly due to domicile restrictions or tax restrictions or tariffs. In such an instance, the issuer of the CLN may purchase the reference security directly and/or gain exposure through a credit default swap or other derivative.
A Fund’s investments in CLNs is subject to the risks associated with the underlying reference obligations and derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk.
Equity-Linked Notes. Certain funds may invest in structured investments known as equity-linked notes (“ELNs”). ELNs are hybrid derivative-type instruments that are designed to combine the characteristics of one or more reference securities (e.g., a single stock, a stock index or a basket of stocks (“underlying securities”)) and a related equity derivative. ELNs are structured as notes that are issued by counterparties, including banks, broker-dealers or their affiliates, and are designed to offer a return linked to the underlying securities within the ELN. ELNs can provide a Fund with an efficient investment tool that may be less expensive than investing directly in the underlying securities and the related equity derivative.
Generally, when purchasing an ELN, a Fund pays the counterparty the current value of the underlying securities plus a commission. Upon the maturity of the note, the Fund generally receives the par value of the note plus a return based on the appreciation of the underlying securities. If the underlying securities have depreciated in value or if their price fluctuates outside of a preset range, depending on the type of ELN in which the Fund invested, the Fund may receive only the principal amount of the note, or may lose the principal invested in the ELN entirely.
ELNs are available with an assortment of features, such as periodic coupon payments (e.g., monthly, quarterly or semiannually), varied participation rates (the rate at which a Fund participates in the appreciation of the underlying securities), limitations on the appreciation potential of the underlying securities by a maximum payment or call right, and different protection levels on a Fund’s principal investment. In addition, when the underlying securities are foreign securities or indices, an ELN may be priced with or without currency exposure. A Fund may engage in all types of ELNs, including those that: (1) provide for protection of the Fund’s principal in exchange for limited participation in the appreciation of the underlying securities, and (2) do not provide for such protection and subject the Fund to the risk of loss of the Fund’s principal investment.
Investing in ELNs may be more costly to a Fund than if the Fund had invested in the underlying instruments directly. Investments in ELNs often have risks similar to the underlying instruments, which include market risk and, as applicable, foreign securities and currency risk. In addition, since ELNs are in note form, ELNs are also subject to certain debt securities risks, such as credit or counterparty risk. Should the prices of the underlying instruments move in an unexpected manner, a Fund may not achieve the anticipated benefits of an investment in an ELN, and may realize losses, which could be significant and could include the entire principal investment. Investments in ELNs are also subject to liquidity risk, which may make ELNs difficult to sell and value. A lack of liquidity may also cause the value of the ELN to decline. In addition, ELNs may exhibit price behavior that does not correlate with the underlying securities.

ELN investments are subject to the risk that issuers and/or counterparties will fail to make payments when due or default completely. Prices of these investments may be adversely affected if any of the issuers or counterparties it is invested in are subject to an actual or perceived deterioration in their credit quality.
If the ELN is held to maturity, the issuer would pay to the purchaser the underlying instrument’s value at maturity with any necessary adjustments. The holder of an ELN that is linked to a particular underlying security or instrument may be entitled to receive dividends paid in connection with that underlying equity security, but typically does not receive voting rights as it would if it directly owned the underlying equity security. In addition, there can be no assurance that there will be a trading market for an ELN or that the trading price of the ELN will equal the underlying value of the instruments that it seeks to replicate. Unlike a direct investment in equity securities, ELNs typically involve a term or expiration date, potentially increasing the Fund’s turnover rate, transaction costs and tax liability.
Participation Notes and Participatory Notes. Certain Funds may invest in instruments that have similar economic characteristics to equity securities, such as participation notes (also known as participatory notes (“P-notes”)) or other structured instruments that may be developed from time to time (“structured instruments”). Structured instruments are notes that are issued by banks, broker-dealers or their affiliates and are designed to offer a return linked to a particular underlying equity or market.
If the structured instrument were held to maturity, the issuer would pay to the purchaser the underlying instrument’s value at maturity with any necessary adjustments. The holder of a structured instrument that is linked to a particular underlying security or instrument may be entitled to receive dividends paid in connection with that underlying security or instrument, but typically does not receive voting rights as it would if it directly owned the underlying security or instrument. Structured instruments have transaction costs. In addition, there can be no assurance that there will be a trading market for a structured instrument or that the trading price of a structured instrument will equal the underlying value of the security, instrument or market that it seeks to replicate. Unlike a direct investment in equity securities, structured instruments typically involve a term or expiration date, potentially increasing the Fund’s turnover rate, transaction costs and tax liability.
Due to transfer restrictions, the secondary markets on which a structured instrument is traded may be less liquid than the market for other securities, or may be completely illiquid, which may expose the Fund to risks of mispricing or improper valuation. Structured instruments typically constitute general unsecured contractual obligations of the banks, broker-dealers or their relevant affiliates that issue them, which subjects the Fund to counterparty risk (and this risk may be amplified if the Fund purchases structured instruments from only a small number of issuers). Structured instruments also have the same risks associated with a direct investment in the underlying securities, instruments or markets that they seek to replicate.
Swaps and Related Swap Products
Swap transactions may include, but are not limited to, interest rate swaps, currency swaps, cross-currency interest rate swaps, forward rate agreements, contracts for differences, total return swaps, index swaps, basket swaps, specific security swaps, fixed income sectors swaps, commodity swaps, asset-backed swaps (ABX), commercial mortgage-backed securities (CMBS) and indexes of CMBS (CMBX), credit default swaps, interest rate caps, price lock swaps, floors and collars and swaptions (collectively defined as “swap transactions”).
A Fund may enter into swap transactions for any legal purpose consistent with its investment objective and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining that return or spread through purchases and/or sales of instruments in cash markets, to protect against currency fluctuations, to protect against any increase in the price of securities a Fund anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible.
Swap agreements are two-party contracts entered into primarily by institutional counterparties for periods ranging from a few weeks to several years. They may be bilaterally negotiated between the two parties (referred to as OTC swaps) or traded over an exchange. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) that would be earned or realized on specified notional investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated by reference to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency or commodity, or in a “basket” of securities representing a particular index. The purchaser of an interest rate cap or floor, upon payment of a fee, has the right to receive payments (and the seller of the cap or floor is obligated to make payments) to the extent a specified interest rate exceeds (in the case of a cap) or is less than (in the case of a floor) a specified level over a specified period of time or at specified dates. The purchaser of an interest rate collar, upon payment of a fee, has the right to receive payments (and the seller of the collar is obligated to make payments) to the extent that a specified interest rate falls outside an agreed upon range over a specified period of time or at specified dates. The purchaser of an option on an interest rate swap, also known as a “swaption,” upon payment of a fee (either at the time of purchase or in the form of higher payments or lower receipts within an interest rate swap transaction) has the right, but not the obligation, to initiate a new swap transaction of a pre-specified notional amount with pre-specified terms with the seller of the swaption as the counterparty.
The “notional amount” of a swap transaction is the agreed upon basis for calculating the payments that the parties have agreed to exchange. For example, one swap counterparty may agree to pay a floating rate of interest (e.g., 3 month LIBOR) calculated based on a $10 million notional amount on a quarterly basis in exchange for receipt of payments calculated based on the same notional amount and a fixed rate of interest on a semi-annual basis. In the event a Fund is obligated to make payments more frequently than it receives payments from the other party, it will incur incremental credit exposure to that swap counterparty. This risk may be mitigated somewhat by the use of swap agreements which call for a net payment to be made by the party with the larger payment obligation when the obligations of the parties fall due on the same date. Under most swap agreements entered into by a Fund, payments by the parties will be exchanged on a “net basis,” and a Fund will receive or pay, as the case may be, only the net amount of the two payments.
The amount of a Fund’s potential gain or loss on any swap transaction is not subject to any fixed limit. Nor is there any fixed limit on a Fund’s potential loss if it sells a cap or collar. If a Fund buys a cap, floor or collar, however, the Fund’s potential loss is limited to the amount of the fee that it has paid. When measured against the initial amount of cash required to initiate the transaction, which is typically zero in the case of most conventional swap transactions, swaps, caps, floors and collars tend to be more volatile than many other types of instruments.
The use of swap transactions, caps, floors and collars involves investment techniques and risks that are different from those associated with portfolio security transactions. If a Fund’s Adviser is incorrect in its forecasts of market values, interest rates, and other applicable factors, the investment performance of the Fund will be less favorable than if these techniques had not been used. These instruments are typically not traded on exchanges. Accordingly, there is a risk that the other party to certain of these instruments will not perform its obligations to a Fund or that a Fund may be unable to enter into offsetting positions to terminate its exposure or liquidate its position under certain of these instruments when it wishes to do so. Such occurrences could result in losses to a Fund. A Fund’s Adviser will consider such risks and will enter into swap and other derivatives transactions only when it believes that the risks are not unreasonable.
A Fund will earmark and reserve Fund assets, in cash or liquid securities, in an amount sufficient at all times to cover its current obligations under its swap transactions, caps, floors and collars. If a Fund enters into a swap agreement on a net basis, it will earmark and reserve assets with a daily value at least equal to the excess, if any, of a Fund’s accrued obligations under the swap agreement over the accrued amount a Fund is entitled to receive under the agreement. If a Fund enters into a swap agreement on other than a net basis, or sells a cap, floor or collar, it will earmark and reserve assets with a daily value at least equal to the full amount of a Fund’s accrued obligations under the agreement. A Fund will not enter into any swap transaction, cap, floor, or collar, unless the counterparty to the transaction is deemed creditworthy by the Fund’s Adviser. If a counterparty defaults, a Fund may have contractual remedies pursuant to the agreements related to the transaction. The swap markets in which many types of swap transactions are traded have grown substantially in recent years, with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the markets for certain types of swaps (e.g., interest rate swaps) have become relatively liquid. The markets for some types of caps, floors and collars are less liquid.
The liquidity of swap transactions, caps, floors and collars will be as set forth in guidelines established by a Fund’s Adviser and approved by the Trustees which are based on various factors, including: (1) the availability of dealer quotations and the estimated transaction volume for the instrument, (2) the number of dealers and end users for the instrument in the marketplace, (3) the level of market making by dealers in the type of instrument, (4) the nature of the instrument (including any right of a party to terminate it on demand) and (5) the nature of the marketplace for trades (including the ability to assign or offset a Fund’s rights and obligations relating to the instrument). Such determination will govern whether the instrument will be deemed within the applicable liquidity restriction on investments in securities that are not readily marketable.

During the term of a swap, cap, floor or collar, changes in the value of the instrument are recognized as unrealized gains or losses by marking to market to reflect the market value of the instrument. When the instrument is terminated, a Fund will record a realized gain or loss equal to the difference, if any, between the proceeds from (or cost of) the closing transaction and a Fund’s basis in the contract.
The federal income tax treatment with respect to swap transactions, caps, floors, and collars may impose limitations on the extent to which a Fund may engage in such transactions.
Under the Dodd-Frank Act, certain swaps that were historically traded OTC must now be traded on an exchange or facility regulated by the CFTC and/or centrally cleared (central clearing interposes a central clearing house to each participant’s swap). Exchange trading and central clearing are intended to reduce counterparty credit risk and increase liquidity and transparency, but they do not make swap transactions risk-free. Moving trading to an exchange-type system may increase market transparency and liquidity but may require Funds to incur increased expenses to access the same types of cleared and uncleared swaps. Moreover, depending on the size of a Fund and other factors, the margin required under the clearinghouse rules and by a clearing member may be in excess of the collateral required to be posted by the Fund to support its obligations under a similar uncleared swap. But applicable regulators have also adopted rules imposing margin requirements, including minimums, on uncleared swaps, which may result in a Fund and its counterparties posting higher margin amounts for uncleared swaps as well. Recently adopted rules also require centralized reporting of detailed information about many types of cleared and uncleared swaps. Swaps data reporting may result in greater market transparency, but may subject a Fund to additional administrative burdens, and the safeguards established to protect trader anonymity may not function as expected. Implementing these new exchange trading, central clearing, margin and data reporting regulations may increase Fund’s cost of hedging risk and, as a result, may affect returns to Fund investors.
Credit Default Swaps. As described above, swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In the case of a credit default swap (“CDS”), the contract gives one party (the buyer) the right to recoup the economic value of a decline in the value of debt securities of the reference issuer if the credit event (a downgrade or default) occurs. This value is obtained by delivering a debt security of the reference issuer to the party in return for a previously agreed payment from the other party (frequently, the par value of the debt security). CDS include credit default swaps, which are contracts on individual securities, and credit default swap indices (“CDX”), which are contracts on baskets or indices of securities.
Credit default swaps may require initial premium (discount) payments as well as periodic payments (receipts) related to the interest leg of the swap or to the default of a reference obligation. In cases where a Fund is a seller of a CDS contract including a CDX contract, the Fund will segregate or earmark liquid assets equal the notional amount of the contract. Furthermore, a Fund will segregate or earmark liquid assets to cover any accrued payment obligations when it is the buyer of a CDS including CDX. In calculating the amount to be segregated for this purpose, the Fund is not considered to have an accrued payment obligation when it is the buyer of a CDS including a CDX when the contract is in a gain position as no additional amounts are owed to the counterparty. In cases where a Fund is a buyer of a CDS contract including a CDX contract, the Fund will segregate or earmark liquid assets equal to the mark-to-market value when the contract is in a loss position.
If a Fund is a seller of protection under a CDS contract, the Fund would be required to pay the par (or other agreed upon) value of a referenced debt obligation to the counterparty in the event of a default or other credit event by the reference issuer, such as a U.S. or foreign corporate issuer, with respect to such debt obligations. In return, a Fund would receive from the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, a Fund would keep the stream of payments and would have no payment obligations. As the seller, a Fund would be subject to investment exposure on the notional amount of the swap.
If a Fund is a buyer of protection under a CDS contract, the Fund would have the right to deliver a referenced debt obligation and receive the par (or other agreed-upon) value of such debt obligation from the counterparty in the event of a default or other credit event (such as a downgrade in credit rating) by the reference issuer, such as a U.S. or foreign corporation, with respect to its debt obligations. In return, the Fund would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the counterparty would keep the stream of payments and would have no further obligations to the Fund.
The use of CDSs, like all swap agreements, is subject to certain risks. If a counterparty’s creditworthiness declines, the value of the swap would likely decline. Moreover, there is no guarantee that a Fund could eliminate its exposure under an outstanding swap agreement by entering into an offsetting swap agreement with the same or another party. In addition to general market risks, CDSs involve liquidity, credit and counterparty risks. The recent increase in corporate defaults further raises these liquidity and credit risks, increasing the possibility that sellers will not have sufficient funds to make payments. As unregulated instruments, CDSs are difficult to value and are therefore susceptible to liquidity and credit risks. Counterparty risks also stem from the lack of regulation of CDSs. Collateral posting requirements are individually negotiated between counterparties and there is no regulatory requirement concerning the amount of collateral that a counterparty must post to secure its obligations under a CDS. Because they are unregulated, there is no requirement that parties to a contract be informed in advance when a CDS is sold. As a result, investors may have difficulty identifying the party responsible for payment of their claims.
If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral. There is no readily available market for trading out of CDS contracts. In order to eliminate a position it has taken in a CDS, the Fund must terminate the existing CDS contract or enter into an offsetting trade. The Fund may only exit its obligations under a CDS contract by terminating the contract and paying applicable breakage fees, which could result in additional losses to the Fund. Furthermore, the cost of entering into an offsetting CDS position could cause the Fund to incur losses.
Under the Dodd-Frank Act, certain CDS indices are subject to mandatory central cleaning and exchange trading, which may reduce counterparty credit risk and increase liquidity compared to other credit default swap or CDS index transactions.
Treasury Receipts
A Fund may purchase interests in separately traded interest and principal component parts of U.S. Treasury obligations that are issued by banks or brokerage firms and are created by depositing U.S. Treasury notes and U.S. Treasury bonds into a special account at a custodian bank. Receipts include Treasury Receipts (“TRs”), Treasury Investment Growth Receipts (“TIGRs”), and Certificates of Accrual on Treasury Securities (“CATS”). Receipts in which an entity other than the government separates the interest and principal components are not considered government securities unless such securities are issued through the Treasury Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program.
Trust Preferred Securities
Certain Funds may purchase trust preferred securities, also known as “trust preferreds,” which are preferred stocks issued by a special purpose trust subsidiary backed by subordinated debt of the corporate parent. An issuer creates trust preferred securities by creating a trust and issuing debt to the trust. The trust in turn issues trust preferred securities. Trust preferred securities are hybrid securities with characteristics of both subordinated debt and preferred stock. Such characteristics include long maturities (typically 30 years or more), early redemption by the issuer, periodic fixed or variable interest payments, and maturities at face value. In addition, trust preferred securities issued by a bank holding company may allow deferral of interest payments for up to 5 years. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the parent company.
U.S. Government Obligations
U.S. government obligations may include direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the U.S., and separately traded principal and interest component parts of such obligations that are transferable through the Federal book-entry system known as STRIPS and Coupons Under Book Entry Safekeeping (“CUBES”). The Funds may also invest in TIPS. U.S. government obligations are subject to market risk, interest rate risk and credit risk.
The principal and interest components of U.S. Treasury bonds with remaining maturities of longer than ten years are eligible to be traded independently under the STRIPS program. Under the STRIPS program, the principal and interest components are separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts separately. The interest component of STRIPS may be more volatile than that of U.S. Treasury bills with comparable maturities.
Other obligations include those issued or guaranteed by U.S. government agencies, GSEs or instrumentalities. These obligations may or may not be backed by the “full faith and credit” of the U.S. Securities which are backed by the full faith and credit of the U.S. include obligations of the Government

National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank. In the case of securities not backed by the full faith and credit of the U.S., the Funds must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Funds may invest that are not backed by the full faith and credit of the U.S. include, but are not limited to: (i) obligations of the Tennessee Valley Authority, the Federal Home Loan Banks and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations; (ii) securities issued by Freddie Mac and Fannie Mae, which are supported only by the credit of such securities, but for which the Secretary of the Treasury has discretionary authority to purchase limited amounts of the agency’s obligations; and (iii) obligations of the Federal Farm Credit System and the Student Loan Marketing Association, each of whose obligations may be satisfied only by the individual credits of the issuing agency.
The total public debt of the United States and other countries around the globe as a percent of gross domestic product has grown rapidly since the beginning of the 2008 financial downturn and has accelerated in connection with the U.S. government's response to the COVID-19 pandemic. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented. A high national debt level may increase market pressures to meet government funding needs, which may drive debt cost higher and cause a country to sell additional debt, thereby increasing refinancing risk. A high national debt also raises concerns that a government will not be able to make principal or interest payments when they are due. Unsustainable debt levels can cause devaluations of currency, prevent a government from implementing effective counter-cyclical fiscal policy in economic downturns, and contribute to market volatility. In addition, the high and rising national debt may adversely impact the U.S. economy and securities in which the Funds may invest. From time to time, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could: increase the risk that the U.S. government may default on payments on certain U.S. government securities; cause the credit rating of the U.S. government to be downgraded or increase volatility in both stock and bond markets; result in higher interest rates; reduce prices of U.S. Treasury securities; and/or increase the costs of certain kinds of debt.
In the past, U.S. sovereign credit has experienced downgrades and there can be no guarantee that it will not experience further downgrades in the future by rating agencies. The market prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected by a rating agency’s decision to downgrade the sovereign credit rating of the United States.
When-Issued Securities, Delayed Delivery Securities and Forward Commitments
Securities may be purchased on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation, and for money market instruments and other fixed income securities, no interest accrues to a Fund until settlement takes place. At the time a Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its NAV and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement, a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, each Fund will earmark and reserve Fund assets, in cash or liquid securities, in an amount at least equal to such commitments. On delivery dates for such transactions, each Fund will meet its obligations from maturities or sales of the securities earmarked and reserved for such purpose and/or from cash flow. If a Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Also, a Fund may be disadvantaged if the other party to the transaction defaults.
Forward Commitments. Securities may be purchased for delivery at a future date, which may increase their overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date. In order to invest a Fund’s assets immediately, while awaiting delivery of securities purchased on a forward commitment basis, short-term obligations that offer same-day settlement and earnings will normally be purchased. When a Fund makes a commitment to purchase a security on a forward commitment basis, cash or liquid securities equal to the amount of such Fund’s commitments will be reserved for payment of the commitment. For the purpose of determining the adequacy of the securities reserved for payment of commitments, the reserved securities will be valued at market value. If the market value of such securities declines, additional cash, cash equivalents or highly liquid securities will be reserved for payment of the commitment so that the value of the Fund’s assets reserved for payment of the commitments will equal the amount of such commitments purchased by the respective Fund.
Purchases of securities on a forward commitment basis may involve more risk than other types of purchases. Securities purchased on a forward commitment basis and the securities held in the respective Fund’s portfolio are subject to changes in value based upon the public’s perception of the issuer and changes, real or anticipated, in the level of interest rates. Purchasing securities on a forward commitment basis can involve the risk that the yields available in the market when the delivery takes place may actually be higher or lower than those obtained in the transaction itself. On the settlement date of the forward commitment transaction, the respective Fund will meet its obligations from then available cash flow, sale of securities reserved for payment of the commitment, sale of other securities or, although it would not normally expect to do so, from sale of the forward commitment securities themselves (which may have a value greater or lesser than such Fund’s payment obligations). The sale of securities to meet such obligations may result in the realization of capital gains or losses. Purchasing securities on a forward commitment basis can also involve the risk of default by the other party on its obligation, delaying or preventing the Fund from recovering the collateral or completing the transaction.
To the extent a Fund engages in forward commitment transactions, it will do so for the purpose of acquiring securities consistent with its investment objective and policies and not for the purpose of investment leverage.
LIQUIDITY RISK MANAGEMENT PROGRAM
The Funds have adopted a Liquidity Risk Management Program (the “Program”) under Rule 22e-4 under the Investment Company Act of 1940 (the “Liquidity Risk Management Rule”). As required by the Liquidity Risk Management Rule, the Funds limit Illiquid Investments that are assets to 15% of the Fund’s net assets (“Illiquid Limit”) and report to the Board and SEC within specified time periods of a Fund exceeding its 15% Illiquid Limit. “Illiquid Investments” are defined as any investment the Fund reasonably expects cannot be sold or disposed of in current market conditions in 7 calendar days or less without the sale or disposition significantly changing the market value of the investment. For purposes of determining compliance with the Illiquid Limit, only Illiquid Investments that have positive values are used in the numerator, and Illiquid Investments with negative values should not be netted against Illiquid Investments with positive values.
QUALITY DESCRIPTION FOR THE FUNDS
Various Nationally Recognized Statistical Rating Organizations (“NRSROs”) assign ratings to securities. Generally, ratings are divided into two main categories: “Investment Grade Securities” and “Non-Investment Grade Securities.” Although there is always a risk of default, rating agencies believe that issuers of Investment Grade Securities have a high probability of making payments on such securities. Non-Investment Grade Securities include securities that, in the opinion of the rating agencies, are more likely to default than Investment Grade Securities.
The Funds only purchase securities that meet the rating criteria described below or in the Confidential Offering Memorandum. The Adviser will look at a security’s rating at the time of investment. If the securities are unrated, the Adviser must determine that they are of comparable quality to rated securities. Subsequent to its purchase by a Fund, a security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Fund. The Adviser will consider such an event in determining whether a Fund should continue to hold the security and is not required to sell a security in the event of a downgrade. Securities issued by the U.S. Government and its agencies and instrumentalities are not rated by NRSROs and so the rating of such securities is determined based on the ratings assigned to the issuer by the NRSRO(s) or if unrated, based on the Adviser’s determination of the issuer’s credit quality. The Adviser may also use the ratings assigned by NRSROs to issuers that are issued by non-U.S. governments and their agencies and instrumentalities to determine the rating of such securities.
From time to time, NRSROs may not agree on the credit quality of a security and issuer and assign different ratings. The Funds use the NRSROs and methodology described in the Confidential Offering Memorandum to determine the credit quality of their investments including whether a security is in a particular rating category for purposes of the credit quality requirements specified below. For securities that are not rated by the applicable NRSROs, the Adviser must determine that they are of comparable quality to rated securities.

Debt Securities. The Funds may invest in debt securities rated in any of the four investment grade rating categories.
Preferred Stock. The Funds may only invest in preferred stock rated in any of the four highest rating categories.
Municipal Securities. The Funds may only invest in municipal bonds rated in any of the four highest rating categories. The Core Bond Trust and the Intermediate Bond Trust may only invest in other municipal securities, such as tax-exempt commercial paper, notes and variable rate demand obligations which are rated in the highest or second highest rating categories.
Commercial Paper. The Funds may purchase commercial paper consisting of issues rated at the time of purchase in the highest or second highest rating category.
Mortgage-Backed Securities. The Funds may invest in mortgage-backed securities that are rated in one of the four highest rating categories.
INVESTMENT POLICIES
The following investment policies (including the Funds’ investment objectives) are fundamental and may be changed with respect to a particular Fund only by a vote of a majority of the outstanding Shares of that Fund. See “Additional Information—Miscellaneous” in this Supplement. Additional investment restrictions may be found in the Confidential Offering Memorandum.
FUNDAMENTAL POLICIES
The Funds have adopted certain investment policies that are fundamental and may not be changed without approval by a majority vote of the Funds’ shareholders. Such majority is defined in the 1940 Act as the lesser of (i) 67% or more of the voting securities of the Funds present in person or by proxy at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Funds. The Funds may also borrow money or engage in economically similar transactions if those transactions do not constitute “senior securities” under the 1940 Act. Under current pronouncements, certain Fund positions (e.g., reverse repurchase agreements) are excluded from the definition of “senior security” so long as the Fund maintains adequate cover, segregation of assets or otherwise. Similarly, a short sale will not be considered a senior security if a Fund takes certain steps contemplated by SEC staff pronouncements, such as ensuring the short sale transaction is adequately covered.
1.
Borrowing. The Funds may (i) borrow for non-leveraging, temporary or emergency purposes and (ii) engage in reverse repurchase agreements, make other investments or engage in other transactions, that may involve a borrowing, in a manner consistent with the Funds’ investment objective and program, provided that the combination of (i) and (ii) shall not exceed 33 1∕3% of the value of the Funds’ total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law. Any borrowings which come to exceed this amount will be reduced in accordance with applicable law. The Funds may borrow from banks or other persons to the extent permitted by applicable law.
2.
Senior Securities. The Funds may not issue senior securities, except as permitted under the 1940 Act.
3.
Underwriting. The Funds may not underwrite securities issued by other persons, except to the extent that the Funds may be deemed to be an underwriter, within the meaning of the Securities Act, in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective, policies and program.
4.
Purchases of Commodities. The Funds may not purchase or sell physical commodities, except that it may (i) enter into futures contracts and options thereon in accordance with applicable law and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Funds will not consider stock index futures contracts, currency contracts, hybrid investments, swaps or other similar instruments to be commodities.
5.
Loans. The Funds may not lend any security or make any loan if, as a result, more than 33 1∕3% of its total assets would be lent to other parties. This limitation does not apply to purchases of publicly distributed or privately placed debt securities or money market instruments or to entering into repurchase agreements by the Funds.

6.
Concentration. The Funds may not purchase the securities of any issuer if, as a result, more than 25% of the Funds’ total assets would be invested in the securities of issuers, the principal business activities of which are in the same industry, provided that this limitation does not apply to investment in obligations issued or guaranteed by the United States government, state or local governments, or their agencies or instrumentalities.
7.
Real Estate. The Funds may not purchase or sell real estate, except that the Funds may purchase (i) securities of issuers that invest or deal in real estate, (ii) securities that are directly or indirectly secured by real estate or interests in real estate, and (iii) securities that represent interests in real estate, and the Funds may acquire and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of debt obligations secured by real estate or interests therein. In addition, the Funds may make direct investments in mortgages.
8.
Diversification. The Funds may not, with respect to 75% of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities, or securities of other investment companies) if, as a result, (i) more than 5% of the Funds’ total assets would be invested in the securities of that issuer, or (ii) the Funds would hold more than 10% of the voting securities of any one issuer.
NON-FUNDAMENTAL POLICIES
The following investment policies are Non-Fundamental except as noted otherwise and therefore can be changed by the Board of Trustees without prior shareholder approval.
Portfolio Turnover
A portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Fund’s purchases or sales of securities (excluding short-term securities) by the average market value of the Fund. The Adviser intends to manage each Fund’s assets by buying and selling securities to help attain its investment objective. The table below sets forth the Funds’ portfolio turnover rates for the last two fiscal years. A rate of 100% indicates that the equivalent of all of a Fund’s assets have been sold and reinvested in a year. High portfolio turnover may affect the amount, timing and character of distributions, and, as a result, may increase the amount of taxes payable by shareholders. Higher portfolio turnover also results in higher transaction costs. To the extent that net short term capital gains are realized by a Fund, any distributions resulting from such gains are considered ordinary income for federal income tax purposes. See “Distribution and Tax Matters” below.
The table below sets forth the Fund's portfolio turnover rate (excluding short sales) for the two most recently completed fiscal years:
	Fiscal Year Ended
Fund	February 29, 2020	February 28, 2021
Core Bond Trust	32%	66%
Intermediate Bond Trust	23%	40%
DISTRIBUTIONS AND TAX MATTERS
The following discussion is a brief summary of some of the important federal (and, where noted, state) income tax consequences affecting each Fund and its shareholders. There may be other tax considerations applicable to particular shareholders. Except as otherwise noted in the Confidential Offering Memorandum, the Funds are not intended for foreign shareholders. As a result, this section does not address in detail the tax consequences affecting any shareholder who, as to the U.S., is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership. This section is based on the Code, the regulations thereunder, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The following tax discussion is very general; therefore, prospective investors are urged to consult their tax advisors about the impact an investment in a Fund may have on their own tax situations and the possible application of foreign, state and local law.
Each Fund generally will be treated as a separate entity for federal income tax purposes, and thus the provisions of the Code generally will be applied to each Fund separately. Net long-term and short-term capital gain, net income and operating expenses therefore will be determined separately for each Fund.

Special tax rules apply to investments held through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisors to determine the suitability of shares of the Fund as an investment through such plans.
Qualification as a Regulated Investment Company. Each Fund intends to elect to be treated and qualify each year as a regulated investment company under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, each Fund must, among other things:
(a)
derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gain from the sale or other disposition of stock, securities, or foreign currencies, or other income (including, but not limited to, gain from options, swaps, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (“QPTPs,” defined below);
(b)
diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested (x) in the securities (other than cash or cash items, or securities issued by the U.S. government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more QPTPs. In the case of a Fund’s investments in loan participations, the Fund shall treat both the financial intermediary and the issuer of the underlying loan as an issuer for the purposes of meeting this diversification requirement; and
(c)
distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, without regard to the deduction for dividends paid — generally, taxable ordinary income and any excess of net short-term capital gain over net long-term capital loss) and net tax-exempt interest income, for such taxable year.
In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (defined as a partnership (x) interests in which are traded on an established securities markets or readily tradable on a secondary market as the substantial equivalents thereof, (y) that derives at least 90% of its income from passive income sources defined in Section 7704(d) of the Code, and (z) that derives less than 90% of its income from the qualifying income described in (a)(i) above) will be treated as qualifying income. Although income from a QPTP is qualifying income, as discussed above, investments in QPTPs cannot exceed 25% of the Fund’s assets. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a QPTP.
Gains from foreign currencies (including foreign currency options, foreign currency swaps, foreign currency futures and foreign currency forward contracts) currently constitute qualifying income for purposes of the 90% test, described in paragraph (a) above. However, the Treasury Department has the authority to issue regulations (possibly with retroactive effect) excluding from the definition of “qualifying income” a fund’s foreign currency gains to the extent that such income is not directly related to the fund’s principal business of investing in stock or securities.
For purposes of paragraph (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a QPTP. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination of future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.

If a Fund qualifies for a taxable year as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, defined below). If a Fund were to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to taxation on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gain, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and for treatment as qualified dividend income in the case of individual shareholders. In addition, the Fund could be required to recognize unrealized gain, pay substantial taxes and interest, and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.
Each Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and may distribute its net capital gain (that is the excess of net long-term capital gain over net short-term capital loss). Investment company taxable income which is retained by a Fund will be subject to tax at regular corporate tax rates. A Fund might also retain for investment its net capital gain. If a Fund does retain such net capital gain, such gain will be subject to tax at regular corporate rates on the amount retained, but the Fund may designate the retained amount as undistributed capital gain in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their respective shares of the undistributed amount, and (ii) will be entitled to credit their respective shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of shares owned by a shareholder of a Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gain included in the shareholder’s gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.
In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend, its taxable income and its earnings and profits, a Fund may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion of the taxable year after October 31, or if there is no net capital loss, any net long-term capital loss or any net short-term capital loss attributable to the portion of the taxable year after that date) or late-year ordinary loss (generally, (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, plus (ii) other net ordinary loss attributable to the portion of the taxable year after December 31) as if incurred in the succeeding taxable year.
Excise Tax on Regulated Investment Companies. If a Fund fails to distribute in a calendar year an amount at least equal to the sum of 98% of its ordinary income (taking into account certain deferrals and elections) for such year and 98.2% of its capital gain net income (adjusted for certain ordinary losses) for the one-year period ending October 31 (or later if the Fund is permitted to elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts. The Funds intend to make distributions sufficient to avoid imposition of the 4% excise tax, although each Fund reserves the right to pay an excise tax rather than make an additional distribution when circumstances warrant (e.g., the excise tax amount is deemed by a Fund to be de minimis). Certain derivative instruments give rise to ordinary income and loss. If a Fund has a taxable year that begins in one calendar year and ends in the next calendar year, the Fund will be required to make this excise tax distribution during its taxable year. There is a risk that a Fund could recognize income prior to making this excise tax distribution and could recognize losses after making this distribution. As a result, all or a portion of an excise tax distribution could constitute a return of capital (see discussion below).
Fund Distributions. The Funds anticipate distributing substantially all of their net investment income for each taxable year. Distributions are taxable to shareholders even if they are paid from income or gain earned by the Fund before a shareholder’s investment (and thus were included in the price the shareholder paid). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. A shareholder whose distributions are reinvested in shares will be treated as having received a dividend equal to the amount of cash that the shareholder would have received if such shareholder had elected to receive the distribution in cash.
Dividends and distributions on a Fund’s shares generally are subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may represent economically a return of a particular shareholder’s investment. Such dividends and distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either (i) unrealized, or (ii) realized but not distributed.

For federal income tax purposes, distributions of net investment income generally are taxable as ordinary income. Taxes on distributions of capital gain are determined by how long a Fund owned the investment that generated it, rather than how long a shareholder may have owned shares in the Fund. Distributions of net capital gain from the sale of investments that a Fund owned for more than one year and that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable as long-term capital gain. Distributions of capital gain generally are made after applying any available capital loss carryovers. The maximum individual rate applicable to long-term capital gains is either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. A distribution of gain from the sale of investments that a Fund owned for one year or less will be taxable as ordinary income.
Distributions of investment income reported by a Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet certain holding-period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio, and the shareholder must meet certain holding-period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment interest for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the U.S. (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the U.S.) or (b) treated as a PFIC. The amount of a Fund’s distributions that would otherwise qualify for this favorable tax treatment may be reduced as a result of a fund’s securities lending activities or high portfolio turnover rate.
In general, distributions of investment income reported by a Fund as derived from qualified dividend income will be treated as qualified dividend income by a non-corporate taxable shareholder so long as the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares. In any event, if the qualified dividend income received by each Fund during any taxable year is equal to or greater than 95% of its “gross income,” then 100% of the Fund’s dividends (other than dividends that are properly reported as Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.
If a Fund receives dividends from an underlying fund, and the underlying fund reports such dividends as “qualified dividend income,” then the Fund may, in turn, report a portion of its distributions as “qualified dividend income” as well, provided the Fund meets the holding-period and other requirements with respect to shares of the underlying fund.
Under recently issued Treasury regulations, certain distributions reported by a Fund as section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that a Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any Capital Gain Dividends received by the shareholder with respect to those shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of such Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

A distribution paid to shareholders by a Fund in January of a year generally is deemed to have been received by shareholders on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Funds will provide federal tax information annually, including information about dividends and distributions paid during the preceding year to taxable investors and others requesting such information.
If a Fund makes a distribution to its shareholders in excess of its current and accumulated “earnings and profits” in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder’s basis (for tax purposes) in its shares, and any distribution in excess of basis will be treated as capital gain. A return of capital is not taxable, but it reduces the shareholder’s basis in its shares, which reduces the loss (or increases the gain) on a subsequent taxable disposition by such shareholder of the shares.
Dividends of net investment income received by corporate shareholders (other than shareholders that are S corporations) of a Fund will qualify for the 70% dividends-received deduction generally available to corporations to the extent of the amount of qualifying dividends received by the Fund from domestic corporations for the taxable year. A dividend received by a Fund will not be treated as a qualifying dividend (1) if the stock on which the dividend is paid is considered to be “debt-financed” (generally, acquired with borrowed funds), (2) if it has been received with respect to any share of stock that the Fund has held less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (3) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends-received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of a Fund or (2) by application of the Code. However, any distributions received by a Fund from REITs and PFICs will not qualify for the corporate dividends-received deduction. The amount eligible for the dividends received deduction may also be reduced as a result of a Fund’s securities lending activities or high portfolio turnover rate.
Certain distributions reported by a Fund as section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that a Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from a Fund and net gains from redemptions or other taxable dispositions of Fund shares, but excluding any exempt interest dividends from a Fund) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.
Sale or Redemption of Shares. The sale, exchange, or redemption of Fund shares may give rise to a gain or loss. In general, any gain or loss arising from (or treated as arising from) the sale or redemption of shares of the Fund will be considered capital gain or loss and will be long-term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the sale or redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on (or undistributed capital gains credited with respect to) such shares. Additionally, any loss realized upon the sale or exchange of Fund shares with a tax holding period of six months or less may be disallowed to the extent of any distributions treated as exempt interest dividends with respect to such shares. The maximum individual rate applicable to long-term capital gains is either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Capital gain of a corporate shareholder is taxed at the same rate as ordinary income.
Fund Investments. Certain investments of the Funds, including transactions in options, swaptions, futures contracts, forward contracts, straddles, swaps, short sales, foreign currencies, inflation-linked securities and foreign securities, including for hedging purposes, will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale and short sale rules). In a given case, these rules may accelerate income to a Fund, defer losses to a Fund, cause adjustments in the holding periods of a Fund’s securities, convert long-term capital gain into short-term capital gain, convert short-term capital losses into long-term capital loss, or otherwise affect the character of a Fund’s income. These rules could therefore affect the amount, timing and character of distributions to shareholders and cause differences between a Fund’s book income and its taxable income. If a Fund’s book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset. If a Fund’s book income is less than taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment. Income earned as a result of these transactions would, in general, not be eligible for the dividends-received deduction or for treatment as exempt-interest dividends when distributed to shareholders. The Funds will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interest of each Fund and its shareholders.
The Fund’s participation in loans of securities may affect the amount, timing, and character of distributions to shareholders. With respect to any security subject to a securities loan, any (i) amounts received by the Fund in place of dividends earned on the security during the period that such security was not directly held by the Fund will not give rise to qualified dividend income and (ii) withholding taxes accrued on dividends during the period that such security was not directly held by the Fund will not qualify as a foreign tax paid by the Fund and therefore cannot be passed through to shareholders even if the Fund meets the requirements described in “Foreign Taxes,” below.
Certain debt securities purchased by the Funds are sold at an original issue discount and thus do not make periodic cash interest payments. Similarly, zero-coupon bonds do not make periodic interest payments. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed) over the term of the debt security even though payment of that amount is not received until a later time, usually when the debt security matures. In addition, payment-in-kind securities will give rise to income that is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year. Because each Fund distributes substantially all of its net investment income to its shareholders (including such imputed interest), a Fund may have to sell portfolio securities in order to generate the cash necessary for the required distributions. Such sales may occur at a time when the Adviser would not otherwise have chosen to sell such securities and may result in a taxable gain or loss. Some of the Funds may invest in inflation-linked debt securities. Any increase in the principal amount of an inflation-linked debt security will be original issue discount, which is taxable as ordinary income and is required to be distributed, even though the Fund will not receive the principal, including any increase thereto, until maturity. A Fund investing in such securities may be required to liquidate other investments, including at times when it is not advantageous to do so, in order to satisfy its distribution requirements and to eliminate any possible taxation at the Fund level. Certain debt securities that may be acquired by a Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. A Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income.
A Fund may invest to a significant extent in debt obligations that are in the lowest rated categories (or are unrated), including debt obligations of issuers that are not currently paying interest or that are in default. Investments in debt obligations that are at risk of being in default (or are presently in default) present special tax issues for a Fund. Tax rules are not entirely clear about issues such as when a Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income. These and other related issues will be addressed by each Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income taxation or any excise tax.
A Fund’s investments in foreign currencies, foreign currency denominated debt securities and certain options, futures or forward foreign currency contracts (and similar instruments) will be subject to special tax rules. Generally, transactions in foreign currencies give rise to ordinary income or loss. An election under Section 988(a)(1)(B) may be available to treat foreign currency gain or loss attributable to certain forward, futures and option contracts as capital, including certain “foreign currency contracts.” A “foreign currency contract” is a contract that (1) requires delivery of, or settlement of, a foreign currency that is a currency in which positions are also traded through regulated futures contracts, (2) is traded in the interbank market, and (3) is entered into at an arm’s-length price determined by reference to the price in the interbank market. If this Section 988(a)(1)(B) election is made, foreign currency contracts are treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss under the Section 1256 mark-to-market rules. All other forward contracts under this 988(a)(1)(B) election would be characterized as capital and generally gain or loss would be recognized when the contract is closed and completed. Other rules apply to options, futures or forward foreign currency contracts that may be part of a straddle or a Section 988 hedging transaction within the meaning of Code Section 988(d). Proposed regulations also permit an election to use a mark-to-market method of accounting for currency gains and losses with respect to certain transactions. The elective method of accounting takes into account currently only changes in the value of the transaction attributable to exchange rate fluctuations and does not take into account changes in value due to other factors, such as changes in market interest rates. The election does not apply in certain cases, including with respect to any securities that are marked to market under any other provision.
Special tax considerations apply if a Fund invests in investment companies that are taxable as partnerships for federal income tax purposes. In general, the Fund will not recognize income earned by such an investment company until the close of the investment company’s taxable year. But the Fund will recognize such income as it is earned by the investment company for purposes of determining whether it is subject to the 4% excise tax. Therefore, if the Fund and such an investment company have different taxable years, the Fund may be compelled to make distributions in excess of the income recognized from such an investment company in order to avoid the imposition of the 4% excise tax. A Fund’s receipt of a non-liquidating cash distribution from an investment company taxable as a partnership generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds the Fund’s adjusted basis in shares of such investment company before the distribution. A Fund that receives a liquidating cash distribution from an investment company taxable as a partnership will recognize capital gain or loss to the extent of the difference between the proceeds received by the Fund and the Fund’s adjusted tax basis in shares of such investment company; however, the Fund will recognize ordinary income, rather than capital gain, to the extent that the Fund’s allocable share of “unrealized receivables” (including any accrued but untaxed market discount) exceeds the shareholder’s share of the basis in those unrealized receivables.
Some of the Funds may invest in REITs. Such investments in REIT equity securities may require a Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. A Fund’s investments in REIT equity securities may at other times result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes. Dividends received by a Fund from a REIT generally will not constitute qualified dividend income.
A Fund might invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”) or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued (but may apply with retroactive effect) a portion of a Fund’s income from a REIT that is attributable to the REIT’s residual interest in a REMIC or a TMP (referred to in the Code as an “excess inclusion”) will be subject to federal income taxation in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a regulated investment company, such as each of the Funds, will generally be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC or TMP residual interest directly.
In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions) and (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income.

In addition, because the Code provides that excess inclusion income is ineligible for treaty benefits, a regulated investment company must withhold tax on excess inclusions attributable to its foreign shareholders at a 30% rate of withholding, regardless of any treaty benefits for which a shareholder is otherwise eligible.
Any investment in residual interests of a CMO that has elected to be treated as a REMIC can create complex tax problems, especially if the Fund has state or local governments or other tax-exempt organizations as shareholders. Under current law, the Fund serves to block UBTI from being realized by its tax-exempt shareholders. Notwithstanding the foregoing, a tax-exempt shareholder will recognize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code. Furthermore, a tax-exempt shareholder may recognize UBTI if the Fund recognizes “excess inclusion income” derived from direct or indirect investments in REMIC residual interests or TMPs if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).
In addition, special tax consequences apply to charitable remainder trusts (“CRTs”) that invest in regulated investment companies that invest directly or indirectly in residual interests in REMICs or in TMPs. Under legislation enacted in December 2006, a CRT, as defined in Section 664 of the Code, that realizes UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI solely as a result of investing in a Fund that recognizes “excess inclusion income.” Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the U.S., a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a Fund that recognizes “excess inclusion income,” then the Fund will be subject to a tax on that portion of its “excess inclusion income” for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, each Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. The Funds have not yet determined whether such an election will be made. CRTs are urged to consult their tax advisors concerning the consequences of investing in a Fund.
If a Fund invests in PFICs, certain special tax consequences may apply. A PFIC is any foreign corporation in which (i) 75% or more of the gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose includes dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons. A Fund’s investments in certain PFICs could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company. This tax cannot be eliminated by making distributions to Fund shareholders. In addition, certain interest charges may be imposed on the Fund as a result of such distributions.
If a Fund is in a position to treat a PFIC as a “qualified electing fund” (“QEF”), the Fund will be required to include in its gross income its share of the company’s income and net capital gain annually, regardless of whether it receives any distributions from the company. Alternately, a Fund may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year. Such gain and loss are treated as ordinary income and loss. The QEF and mark-to-market elections may have the effect of accelerating the recognition of income (without the receipt of cash) and increasing the amount required to be distributed by the Fund to avoid taxation. Making either of these elections, therefore, may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. A Fund that invests indirectly in PFICs by virtue of the Fund’s investment in other investment companies that qualify as “U.S. persons” within the meaning of the Code may not make a QEF election; rather, such underlying investment companies investing directly in the PFICs would decide whether to make such election. Furthermore, the IRS recently issued final regulations that generally treat a Fund’s income inclusion with respect to a PFIC with respect to which the Fund has made a qualified electing fund, or “QEF,” election, as qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC if either if (A) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (B) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”
Backup Withholding. Each Fund generally is required to backup withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to, and the proceeds of share sales, exchanges, or redemptions made by, any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (“TIN”), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to backup withholding. The backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends. The backup withholding tax rate is 24%.
Foreign Shareholders. Shares of the Funds have not been registered for sale outside of the United States. This Supplement is not intended for distribution to prospective investors outside of the United States. The Funds generally do not market or sell shares to investors domiciled outside of the United States, even, with regard to individuals, if they are citizens or lawful permanent residents of the United States.
Distributions properly reported as Capital Gain Dividends and exempt-interest dividends generally will not be subject to withholding of federal income tax. However, exempt-interest dividends may be subject to backup withholding (as discussed above). In general, dividends other than Capital Gain Dividends and exempt-interest dividends paid by a Fund to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign person”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. However, the Fund will not be required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign person (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the foreign person is the issuer or is a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the United States, or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign person and the foreign person is a controlled foreign corporation) from U.S.-source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign person, to the extent such distributions are properly reported by the Fund (“interest-related dividends”), and (ii) with respect to distributions (other than (a) distributions to an individual foreign person who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions subject to special rules regarding the disposition of U.S. real property interests (as described below)) of net short-term capital gains in excess of net long-term capital losses to the extent such distributions are properly reported by the Fund (“short-term capital gain dividends”). Depending on the circumstances, a Fund may make reporting of interest-related and/or short-term capital gain dividends with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for these exemptions from withholding. In the case of shares held through an intermediary, the intermediary may withhold even if a Fund reports with respect to a payment. Foreign persons should contact their intermediaries regarding the application of these rules to their accounts.
A beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund or on Capital Gain Dividends or exempt-interest dividends unless (i) such gain or dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the Capital Gain Dividend and certain other conditions are met or (iii) the shares constitute “U.S. real property interests” (“USRPIs”) or the Capital Gain Dividends are attributable to gains from the sale or exchange of USRPIs in accordance with the rules set forth below.
Special rules apply to distributions to foreign shareholders from a Fund that is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of the exceptions to the definition thereof described below. Additionally, special rules apply to the sale of shares in a Fund that is a USRPHC. Very generally, a USRPHC is a domestic corporation that holds U.S. real property interests (“USRPIs”) — USRPIs are defined as any interest in U.S. real property or any equity interest in a USRPHC — the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States and certain other assets. A Fund that holds (directly or indirectly) significant interests in REITs may be a USRPHC. The special rules discussed in the next paragraph will also generally apply to distributions from a Fund that would be a USRPHC absent exclusions from USRPI treatment for interests in domestically controlled REITs or regulated investment companies and not-greater-than-10% or interests in publicly traded classes of stock in REITs or regulated investment companies, respectively.
In the case of a Fund that is a USRPHC or would be a USRPHC but for the exceptions from the definition of USRPI (described immediately above), distributions by the Fund that are attributable to (a) gains realized on the disposition of USRPIs by the Fund and (b) distributions received by the Fund from a lower-tier regulated investment company or REIT that the Fund is required to treat as USRPI gain in its hands will retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders. If the foreign shareholder holds (or has held in the prior year) more than a 5% interest in the Fund, such distributions will be treated as gains “effectively connected” with the conduct of a “U.S. trade or business,” and subject to tax at graduated rates. Moreover, such shareholders will be required to file a U.S. income tax return for the year in which the gain was recognized and the Fund will be required to withhold 21% of the amount of such distribution. In the case of all other foreign shareholders (i.e., those whose interest in the Fund did not exceed 5% at any time during the prior year), the USRPI distribution will be treated as ordinary income (regardless of any reporting by the Fund that such distribution is a short-term capital gain dividend or a Capital Gain Dividend), and the Fund must withhold 30% (or a lower applicable treaty rate) of the amount of the distribution paid to such foreign shareholder. Foreign shareholders of a Fund are also subject to “wash sale” rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.
In addition, a Fund that is a USRPHC must typically withhold 15% of the amount realized in a redemption by a greater-than-5% foreign shareholder, and that shareholder must file a U.S. income tax return for the year of the disposition of the USRPI and pay any additional tax due on the gain. No withholding is generally required with respect to amounts paid in redemption of shares of a Fund if the Fund is a domestically controlled USRPHC or, in certain limited cases, if the Fund (whether or not domestically controlled) holds substantial investments in regulated investment companies that are domestically controlled USRPHCs.
In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, the foreign investor must comply with special certification and filing requirements relating to its non-US status (including, in general, furnishing an applicable IRS Form W-8 or substitute form). Foreign investors in a Fund should consult their tax advisers in this regard.
If a shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States.
A beneficial holder of shares who is a foreign person may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above. Foreign shareholders in a Fund should consult their tax advisors with respect to the potential application of the above rules.
A Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to a Fund to enable the Fund to determine whether withholding is required.
Foreign Taxes. Certain Funds may be subject to foreign withholding taxes or other foreign taxes with respect to income (possibly including, in some cases, capital gain) received from sources within foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. If more than 50% of a Fund’s assets at year-end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code and the Treasury Regulations issued thereunder, as a result of which a shareholder may not get a full credit or deduction for the amount of such taxes. In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least

15 additional days during the 30-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend. Shareholders who do not itemize on their federal income tax returns may claim a credit (but no deduction) for such foreign taxes. Any foreign taxes withheld on payments made “in lieu of ” dividends or interest with respect to loaned securities will not qualify for the pass-through of foreign tax credits to shareholders.
If a Fund does not make the above election or if more than 50% of its assets at the end of the year do not consist of securities of foreign corporations, the Fund’s net income will be reduced by the foreign taxes paid or withheld. In such cases, shareholders will not be entitled to claim a credit or deduction with respect to foreign taxes.
The foregoing is only a general description of the treatment of foreign source income or foreign taxes under the U.S. federal income tax laws. Because the availability of a credit or deduction depends on the particular circumstances of each shareholder, shareholders are advised to consult their own tax advisors.
State and Local Tax Matters. Depending on the residence of the shareholders for tax purposes, distributions may also be subject to state and local taxation. Rules of state and local taxation regarding qualified dividend income, ordinary income dividends and capital gain dividends from regulated investment companies may differ from the rules of U.S. federal income tax in many respects. Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in the Funds.
Most states provide that a regulated investment company may pass through (without restriction) to its shareholders state and local income tax exemptions available to direct owners of certain types of U.S. government securities (such as U.S. Treasury obligations). Thus, for residents of these states, distributions derived from a Fund’s investment in certain types of U.S. government securities should be free from state and local income taxation to the extent that the interest income from such investments would have been exempt from state and local taxes if such securities had been held directly by the respective shareholders. Certain states, however, do not allow a regulated investment company to pass through to its shareholders the state and local income tax exemptions available to direct owners of certain types of U.S. government securities unless a Fund holds at least a required amount of U.S. government securities. Accordingly, for residents of these states, distributions derived from a Fund’s investment in certain types of U.S. government securities may not be entitled to the exemptions from state and local income taxes that would be available if the shareholders had purchased U.S. government securities directly. The exemption from state and local income taxes does not preclude states from asserting other taxes on the ownership of U.S. government securities. To the extent that a Fund invests to a substantial degree in U.S. government securities which are subject to favorable state and local tax treatment, shareholders of the Fund will be notified as to the extent to which distributions from the Fund are attributable to interest on such securities.
Tax Shelter Reporting Regulations. If a shareholder realizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.
General Considerations. The federal income tax discussion set forth above is for general information only. Prospective investors should consult their tax advisers regarding the specific federal tax consequences of purchasing, holding, and disposing of shares of each of the Funds, as well as the effects of state, local and foreign tax law and any proposed tax law changes.
Capital Loss Carryforwards
As of February 28, 2021, the Funds did not have capital loss carryforwards.
To the extent that these capital losses are used to offset future capital gain, it is probable that gain so offset will not be distributed to shareholders.

VALUATION
The net asset value (“NAV”) of a class of a Fund is equal to the value of all of the assets attributable to that class, minus the liabilities attributable to such class, divided by the number of outstanding shares of such class. The following is a discussion of the procedures used by the Funds in valuing their assets.
Securities for which market quotations are readily available are generally valued at their current market value. Other securities and assets, including securities for which market quotations are not readily available, quotations are determined not to be reliable, or their value has been materially affected by events occurring after the close of trading on the exchange or market on which the security is principally traded (for example, a natural disaster affecting an entire country or region, or an event that affects an individual company) but before a Fund’s NAV is calculated, may be valued at its fair value in accordance with policies and procedures adopted by the J.P. Morgan Funds’ Board of Trustees. Fair value represents a good faith determination of the value of a security or other asset based upon specifically applied procedures. Fair valuation determinations may require subjective determinations. There can be no assurance that the fair value of an asset is the price at which the asset could have been sold during the period in which the particular fair value was used in determining the Fund’s NAV.
Equity securities listed on a North American, Central American, South American or Caribbean (“Americas”) securities exchange are generally valued at the last sale price on the exchange on which the security is principally traded that is reported before the time when the net assets of the Funds are valued. The value of securities listed on the NASDAQ Stock Market, Inc. is generally the NASDAQ official closing price.
The Funds have implemented fair value pricing on a daily basis for all equity securities other than Americas equity securities. The fair value pricing utilizes the quotations of an independent pricing service. Generally, trading of foreign securities on most foreign markets is completed before the close in trading in U.S. markets. Trading on foreign markets may also take place on days on which the U.S. markets and the Funds are closed.
Shares of open-end investment companies are valued at their respective NAVs.
Fixed income securities are valued using market quotations supplied by approved independent third party pricing services, affiliated pricing services or broker/dealers. In determining security prices, pricing services and broker/dealers may consider a variety of inputs and factors, including but not limited to proprietary models that may take into account market transactions in securities with comparable characteristics, yield curves, option-adjusted spreads, credit spreads, estimated default rates, coupon rates, underlying collateral and estimated cash flows.
Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at the prevailing market rates from an approved independent pricing service as of 4:00 PM ET.
Options (e.g., on stock indices or equity securities) traded on U.S. equity securities exchanges are valued at the composite mean price, using the National Best Bid and Offer quotes at the close of options trading on such exchanges.
Options traded on foreign exchanges or U.S. commodity exchanges are valued at the settled price, or if no settled price is available, at the last sale price available prior to the calculation of a Fund’s NAV and will be fair valued by applying fair value factor provided by independent pricing services, as applicable, for any options involving equity reference obligations listed on exchanges other than North American, Central American, South American or Caribbean securities exchanges.
Exchange traded futures (e.g., on stock indices, debt securities or commodities) are valued at the settled price, or if no settled price is available, at the last sale price as of the close of the exchanges on which they trade. Any futures involving equity reference obligations listed on exchanges other than North American, Central American, South American or Caribbean securities exchanges will be fair valued by applying fair value factor provided by independent pricing services, as applicable.
Non-listed over-the-counter options and futures are valued utilizing market quotation provided by approved pricing services.
Swaps and structured notes are priced generally by an approved independent third party or affiliated pricing service or at an evaluated price provided by a counterparty or broker/dealer.

Any derivatives involving equity reference obligations listed on exchanges other than North American, Central American, South American or Caribbean securities exchanges will be fair valued by applying fair value factor provided by independent pricing services, as applicable.
Certain fixed income securities and swaps may be valued using market quotations or valuations provided by pricing services affiliated with the Adviser. Valuations received by the Funds from affiliated pricing services are the same as those provided to other affiliated and unaffiliated entities by these affiliated pricing services.
With respect to all Funds, securities or other assets for which market quotations are not readily available or for which market quotations do not represent the value at the time of pricing (including certain illiquid securities) are fair valued in accordance with policies and procedures (“Policies”) established by and under the supervision and responsibility of the Trustees. The Board of Trustees has established an Audit and Valuation Committee to assist the Board of Trustees in its oversight of the valuation of the Funds’ securities and delegated to JPMorgan Investment Management Inc., an indirect, wholly-owned subsidiary of JPMorgan Chase & Co. (the “Administrator” or “JPMIM”), the responsibility for implementing the day-to-day operational aspects of the valuation process. The Administrator has created the J.P. Morgan Asset Management (“JPMAM”) Americas Valuation Committee (“VC”) to oversee and carry out the Policies for the valuation of investments held in the Funds. The VC is comprised of senior representatives from JPMIM, J.P. Morgan Investment Management Inc. (“JPMIM” or the “Adviser”), a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc. (“JPMAM Holdings”), which is a wholly-owned subsidiary of JPMorgan Chase, JPMorgan’s Legal, Compliance and Risk Management and the Funds’ Chief Compliance Officer. Fair value situations could include, but are not limited to: (1) a significant event that affects the value of a Fund’s securities (e.g., news relating to natural disasters affecting an issuer’s operations or earnings announcements); (2) illiquid securities; (3) securities that may be defaulted or de-listed from an exchange and are no longer trading; or (4) any other circumstance in which the VC believes that market quotations do not accurately reflect the value of a security.
From time to time, there may be errors in the calculation of the NAV of a Fund or the processing of purchases and redemptions. Shareholders will generally not be notified of the occurrence of an error or the resolution thereof.
ADDITIONAL INFORMATION REGARDING THE CALCULATION OF PER SHARE NET ASSET VALUE
The net asset value of each Fund is determined as of the times specified in the Confidential Offering Memorandum. The net asset value per share of each Fund is calculated by determining the value of the securities and other assets of the Fund, less the liabilities allocable only to such Fund, and dividing such amount by the number of Shares of the Fund outstanding.
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION
J.P. Morgan Institutional Investments Inc. (“JPMII”) serves as the placement agent (“Placement Agent”) of the Funds’ shares pursuant to a placement agency agreement (“Placement Agency Agreement”) with the Trust, which is subject to annual approval by the Board. The Placement Agent is a subsidiary of JPMorgan Chase & Co. The Placement Agent, located at 383 Madison Avenue, New York, NY 10179, is a broker-dealer registered with the SEC.
Shares of the Funds may be purchased only by certain clients of JPMIM and its affiliates who maintain separately managed private accounts, and who are also “accredited investors,” as defined in Regulation D under the Securities Act. Eligible investors are institutional investors such as corporations, pension and profit sharing plans, financial institutions, endowments, and foundations. The Funds are not intended for individuals or accounts established for the benefit of individuals (other than certain pension and profit-sharing plans sponsored by employers or unions for the benefit of individual plan participants). Subscriptions may be accepted or rejected, in whole or in part, in the sole discretion of JPMIM. Shares of the Funds may also be purchased by certain investors outside of the U.S. consistent with applicable regulatory requirements.
Purchases-in-Kind
The Funds may, at their own option, accept securities in payment for shares. The securities delivered in such a transaction are valued in the same manner as they would be valued for purposes of computing a Fund’s NAV, as described in the section entitled “Valuation.” This is a taxable transaction to the shareholder. Purchases by means of in-kind contributions of securities will only be accepted if a variety of conditions are satisfied, including without limitation the following: (i) the securities must be traded on a public securities market or have quoted bid and asked prices available; (ii) JPMIM must determine that acceptance is in the best interest of the Fund and conforms with the applicable Fund’s fundamental objectives, policies and restrictions; and (iii) a Fund may not accept unregistered securities which, if transferred, would be required to be registered.
Redemptions-in-Kind
Subject to compliance with applicable regulations, each Fund has reserved the right to pay the redemption price of its shares, either totally or partially, by a distribution in-kind of readily marketable portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV of the shares being sold. If a Shareholder received a distribution in-kind, the Shareholder could incur brokerage or other charges in converting the securities to cash. The Trust has not filed an election under Rule 18f-1 under the 1940 Act.
Redemptions
The Trust may suspend the right of redemption or postpone the date of payment for Shares during any period when:
•
trading on the New York Stock Exchange (the “Exchange”) is broadly restricted by the applicable rules and regulations of the SEC;
•
the Exchange is closed for other than customary weekend and holiday closing;
•
the SEC has by order permitted such suspension; or
•
the SEC has declared a market emergency.
Cut-Off Times for Purchase and Redemption Orders
Orders to purchase, exchange or redeem shares received by the Funds by the cut-off times indicated in the Confidential Offering Memorandum will be processed at the NAV next calculated after the order is received by the Fund.
MANAGEMENT OF THE TRUST
The management and affairs of the Trust are supervised by the Board of Trustees under Delaware law. The Trustees and Officers of the Trust and their principal occupations during the past five years, addresses and year of birth are set forth below. Each may have held other positions with the named companies during that period. The Trust pays the fees to unaffiliated Trustees for their service as trustees. Unless otherwise noted, the business address of each Trustee and each officer is 277 Park Avenue, New York, New York 10172.
TRUSTEES
The Trustees of the Trust are responsible for the management and supervision of each Fund. The Trustees approve all significant agreements with those companies that furnish services to the Funds. These companies are as follows:
J.P. Morgan Investment Management Inc.	Investment Adviser, and Administrator
J.P. Morgan Institutional Investments Inc.	Placement Agent
JPMorgan Chase Bank, N.A.	Custodian, Fund Accountant, and Securities Lending Agent
Board of Trustees
The names of the Board of Trustees of the Trust, together with information regarding their year of birth, the year each Trustee became a Board member of the Trust, the year each Trustee first became a Board member of any of the heritage J.P. Morgan Funds or heritage One Group Mutual Funds, principal occupations and other board memberships, including those in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Securities

Exchange Act”) or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the 1940 Act, are shown below. The contact address for each of the Trustees is 277 Park Avenue, New York, NY 10172.
The following table contains basic information regarding the Trustees that oversee operations of the Trust and other investment companies within the J.P. Morgan Funds Complex.
Name (Year of Birth); Positions With the Funds (Since)	Principal Occupations During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee(1)	Other Directorships Held Outside Funds Complex During the Past 5 Years
Independent Trustees
John F. Finn (1947); Chair since 2020; Trustee of the Trust since 2009; Trustee of heritage One Group Mutual Funds since 1998.	Chairman, Gardner, Inc. (supply chain management company serving industrial and consumer markets) (serving in various roles 1974–present).	127
Director, Greif, Inc.
(GEF) (industrial
package products and
services) (2007–present);
Trustee, Columbus
Association for the
Performing Arts (1988–
present); Director,
Cardinal Health, Inc.
(CAH) (1994–2014).

Stephen P. Fisher (1959); Trustee of the Trust since 2018.	Retired; Chairman and Chief Executive Officer, NYLIFE Distributors LLC (registered broker- dealer) (serving in various roles 2008- 2013); Chairman, NYLIM Service Company LLC (transfer agent) (2008- 2017); New York Life Investment Management LLC (registered investment adviser) (serving in various roles 2005- 2017); Chairman, IndexIQ Advisors LLC (registered investment adviser for ETFs) (2014-2017); President, MainStay VP Funds Trust (2007-2017), MainStay DefinedTerm Municipal Opportunities Fund (2011-2017) and MainStay Funds Trust (2007-2017) (registered investment companies).	127	Honors Program Advisory Board Member, The Zicklin School of Business, Baruch College, The City University of New York (2017-present).

Name (Year of Birth); Positions With the Funds (Since)	Principal Occupations During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee(1)	Other Directorships Held Outside Funds Complex During the Past 5 Years
Kathleen M. Gallagher (1958); Trustee of the Trusts since 2018.	Retired; Chief Investment Officer – Benefit Plans, Ford Motor Company (serving in various roles 1985-2016).	127
Non-Executive Director,
Legal & General
Investment Management
(Holdings) (2018-
present); Non-Executive
Director, Legal &
General Investment
Management America
(financial services and
insurance) (2017-
present); Advisory Board
Member, Global
Fiduciary Solutions,
State Street Global
Advisors (2017-present);
Member, Client
Advisory Council,
Financial Engines, LLC
(registered investment
adviser) (2011-2016);
Director, Ford Pension
Funds Investment
Management Ltd. (2007-
2016).

Dennis P. Harrington (1950); Trustee of the Trust since 2017.	Retired; Partner, Deloitte LLP (serving in various roles 1984– 2012).	127	None.
Frankie D. Hughes (1952); Trustee of the Trust since 2009.	President, Ashland Hughes Properties (property management) (2014–present); President and Chief Investment Officer, Hughes Capital Management, Inc. (fixed income asset management) (1993– 2014).	127	None.

Name (Year of Birth); Positions With the Funds (Since)	Principal Occupations During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee(1)	Other Directorships Held Outside Funds Complex During the Past 5 Years
Raymond Kanner (1953); Trustee of the Trust since 2017.	Retired; Managing Director and Chief Investment Officer, IBM Retirement Funds (2007–2016).	127
Advisory Board
Member, Penso
Advisors, LLC (2020-
present); Advisory Board
Member, Los Angeles
Capital (2018-present);
Advisory Board
Member, State Street
Global Advisors Global
Fiduciary Solutions
Board (2017-present);
Acting Executive
Director, Committee on
Investment of Employee
Benefit Assets (CIEBA)
(2016-2017); Advisory
Board Member,
Betterment for Business
(robo advisor) (2016–
2017); Advisory Board
Member, BlueStar
Indexes (index creator)
(2013–2017); Director,
Emerging Markets
Growth Fund (registered
investment company)
(1997-2016); Member,
Russell Index Client
Advisory Board (2001–
2015).

Mary E. Martinez (1960); Trustee of the Trust since 2013.	Associate, Special Properties, a Christie’s International Real Estate Affiliate (2010– present); Managing Director, Bank of America (asset management) (2007– 2008); Chief Operating Officer, U.S. Trust Asset Management, U.S. Trust Company (asset management) (2003–2007); President, Excelsior Funds (registered investment companies) (2004–2005).	127	None.
Marilyn McCoy (1948); Trustee of the Trust since 2009; Trustee of heritage One Group Mutual Funds since 1999.	Vice President, Administration and Planning, Northwestern University (1985– present).	127	None.

Name (Year of Birth); Positions With the Funds (Since)	Principal Occupations During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee(1)	Other Directorships Held Outside Funds Complex During the Past 5 Years
Dr. Robert A. Oden, Jr. (1946); Trustee of the Trust since 2009; Trustee of heritage One Group Mutual Funds since 1997.	Retired; President, Carleton College (2002–2010); President, Kenyon College (1995–2002).	127
Trustee and Vice Chair,
Trout Unlimited (2017-
present); Trustee,
American Museum of
Fly Fishing (2013–
present); Trustee,
Dartmouth-Hitchcock
Medical Center (2011–
2021); Trustee, American
University in Cairo
(1999–2014).

Marian U. Pardo (1946); Trustee of the Trust since 2013.	Managing Director and Founder, Virtual Capital Management LLC (investment consulting) (2007– present); Managing Director, Credit Suisse Asset Management (portfolio manager) (2003–2006).	127	President and Member, Board of Governors, Columbus Citizens Foundation (not-for- profit supporting philanthropic and cultural programs) (2006–present).
(1)
A Fund Complex means two or more registered investment companies that hold themselves out to investors as related companies for purposes of investment and investor services or have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies. The J.P. Morgan Funds Complex for which the Board of Trustees serves currently includes ten registered investment companies (127 J.P. Morgan Funds).
Each Trustee may serve for an indefinite term, subject to the Trust’s current retirement policy, which is age 78 for all Trustees. The Board of Trustees decides upon general policies and is responsible for overseeing the business affairs of the Trust.
Ownership of Securities
The following table shows the dollar range of each Trustee’s beneficial ownership of equity securities in the Funds and each Trustee’s aggregate dollar range of ownership in the J.P. Morgan Funds that the Trustee (each of whom is an Independent Trustee) oversees in the Family of Investment Companies as of December 31, 2020:
Name of Trustee	Ownership of Core Bond Trust	Ownership of Intermediate Bond Trust	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by the Trustee in Family of Investment Companies[1,2]
Independent Trustees
John F. Finn	None	None	Over $100,000
Stephen P. Fisher	None	None	Over $100,000
Kathleen M. Gallagher	None	None	Over $100,000
Dennis P. Harrington	None	None	Over $100,000
Frankie D. Hughes	None	None	Over $100,000
Raymond Kanner	None	None	Over $100,000
Mary E. Martinez	None	None	Over $100,000
Marilyn McCoy	None	None	Over $100,000

Name of Trustee	Ownership of Core Bond Trust	Ownership of Intermediate Bond Trust	Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by the Trustee in Family of Investment Companies[1,2]
Dr. Robert A. Oden, Jr.	None	None	Over $100,000
Marian U. Pardo	None	None	Over $100,000
1
A Family of Investment Companies means any two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for purposes of investment and investor services. The Family of Investment Companies for which the Board of Trustees currently serves includes ten registered investment companies (127 J.P. Morgan Funds).
2
For Mses. Gallagher and McCoy and Messrs. Finn, Fisher, Harrington, Kanner and Oden, these amounts include deferred compensation balances, as of December 31, 2020, through participation in the J.P. Morgan Funds’ Deferred Compensation Plan for Eligible Trustees. For a more complete discussion, see the “Trustee Compensation” section in Part II of this SAI.
As of December 31, 2020, none of the Independent Trustees or their immediate family members owned securities of the Adviser or JPMorgan Distribution Services, Inc. (“JPMDS”) or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Adviser or JPMDS.
Qualifications of Trustees
The Governance Committee and the Board consider the experience, qualifications, attributes, and skills of each Trustee to determine whether the person should serve as a Trustee of the Trusts. The Governance Committee and the Board consider the commitment that each Trustee has demonstrated in serving on the Board, including the significant time each Trustee devotes to preparing for meetings and active engagement and participation at Board meetings. The Governance Committee and the Board consider the character of each Trustee and each Trustee’s commitment to executing his or her duties as a Trustee with diligence, honesty and integrity. The Governance Committee and the Board consider the contributions that each Trustee makes to the Board in terms of experience, leadership, independence and the ability to work effectively and collaboratively with other Board members.
The Governance Committee also considers each Trustee’s significant and relevant experience and knowledge with respect to registered investment companies and asset management, including the additional experience that each of the Trustees has gained as a result of his or her service on the J.P. Morgan Funds Board. Additionally, the Governance Committee and the Board consider each Trustee’s experience with respect to reviewing the Funds’ agreements with service providers, including the Funds’ investment advisers, custodian, and fund accountant.
The Governance Committee and the Board consider the experience and contribution of each Trustee in the context of the Board’s leadership and committee structure. The Board has six committees including: the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Money Market and Alternative Products Committee, and the Fixed Income Committee. Each Trustee, except the Chairman of the Board, serves on one of the Board’s investment committees, allowing the Board to effectively evaluate information for the Funds in the complex in a focused and disciplined manner.
The Governance Committee also considers the operational efficiencies achieved by having a single Board for the Funds and the other registered investment companies overseen by the Adviser and its affiliates, as well as the extensive experience of certain Trustees in serving on Boards for registered investment companies advised by subsidiaries or affiliates of JPMorgan Chase & Co. and/or Bank One Corporation (known as “heritage J.P. Morgan Funds” or “heritage One Group Mutual Funds”).
In reaching its conclusion that each Trustee should serve as a Trustee of the Trusts, the Board also considered the following additional specific qualifications, contributions and experience of the following Trustees:

John F. Finn. Mr. Finn has served as the Chair of the Board since January 2020 and is also Chair of the Governance Committee. He has served as a member of the J.P. Morgan Funds Board since 2005 and previously was a member of the heritage One Group Mutual Funds Board since 1998. Mr. Finn is the Chairman at Gardner, Inc., a supply chain management company that serves industrial and consumer markets. Mr. Finn has experience with board functions through his current positions as a Director for Greif, Inc. (industrial package products and services) and as a Trustee for Columbus Association for the Performing Arts and through his prior position as a Director for Cardinal Health, Inc., which he held from 1994 to 2014. Until June 2014, Mr. Finn was the head of the J.P. Morgan Funds Board’s Strategic Planning Working Group, comprised of Independent Trustees, which worked with the administrator to the Trusts on initiatives related to efficiency and effectiveness of Board materials and meetings.
Stephen P. Fisher. Mr. Fisher has served on the J.P. Morgan Funds Board since 2018. Mr. Fisher is Chair of the Money Market and Alternative Products Committee and a member of the Compliance Committee. He retired after a 30-year career in the investment management industry, including most recently serving as President of New York Life Investment Management LLC (NYLIM) and the MainStay Funds group. In addition, until his retirement, he served as Chairman of NYLIM Service Company LLC (a transfer agent), Chairman and CEO of NYLIFE Distributor LLC (a registered broker-dealer) and Chairman of IndexIQ Advisors LLC (an investment adviser for the IndexIQ ETFs). As President of NYLIM, Mr. Fisher oversaw all operational aspects of NYLIM’s mutual fund and ETF clients, which included functioning as a liaison to the boards of the funds. Prior to his retirement, Mr. Fisher was involved in governance matters at NYLIM, including serving on the NYLIM Investment Governance Committee, the NYLIM Risk Steering Committee and the NYLIM Compliance Committee.
Kathleen M. Gallagher. Ms. Gallagher has served on the J.P. Morgan Funds Board since 2018. Ms. Gallagher is Chair of the Audit and Valuation Committee and a member of the Money Market and Alternative Products Committee. She retired after a 30-year career as a finance professional in the automotive industry, including most recently as the Chief Investment Officer – Benefit Plans at Ford Motor Company (Ford), where she led Ford’s global pension de-risking investment strategy. In addition, Ms. Gallagher served as the Director of Global Risk Management, Corporate Treasury at Ford and as the Vice President of Finance at Ford Australia. During Ms. Gallagher’s career at Ford, she gained experience managing investment management and service provider relationships, and she frequently worked with Ford’s Board of Directors to recommend investment strategies and review performance.
Dennis P. Harrington. Mr. Harrington has served on the J.P. Morgan Funds Board since 2017. Mr. Harrington is a member of the Audit and Valuation Committee and of the Equity Committee. He retired after a 40-year career in public accounting with Deloitte LLP, including service as the Global Lead Client Service Partner for major financial service company clients. Mr. Harrington has extensive experience servicing banking, securities, asset management and insurance clients, including serving as the engagement partner on mutual fund companies.
Two family members of Mr. Harrington are employed as a partner and managing director, respectively, of the Funds’ independent registered public accounting firm. Such firm has represented to the Board that those family members are not involved in the audit of the Funds’ financial statements and do not provide other services to the Funds. The Board has concluded that such association does not interfere with Mr. Harrington’s exercise of independent judgment as an Independent Trustee.
Frankie D. Hughes. Ms. Hughes has served on the J.P. Morgan Funds Board since 2008. Ms. Hughes is a member of the Compliance Committee and the Fixed Income Committee. Ms. Hughes has experience in the asset management industry, previously serving as President and Chief Investment Officer of Hughes Capital Management, Inc. from 1993-2014. Ms. Hughes is currently the President of Ashland Hughes Properties, a property management company, and she has held such position since 2014.
Raymond Kanner. Mr. Kanner has served on the J.P. Morgan Funds Board since 2017. Mr. Kanner is Chair of the Equity Committee and a member of the Audit and Valuation Committee. Mr. Kanner retired after a 31-year career in the finance industry including most recently as the Chief Investment Officer for the IBM Retirement Funds. He started his career with IBM in 1978, joined IBM’s Credit Corporation in 1985 and moved to the Retirement Funds in 1993. During his career at IBM, Mr. Kanner gained experience overseeing substantial investments in all asset classes, including equities, fixed income and alternatives. Since his retirement and until 2017, he served as the Acting Executive Director of the Committee on Investment of Employee Benefit Assets (CIEBA). He previously served as a director of an emerging markets equity fund and as an advisory board member to Betterment for Business and to BlueStar Indexes. He currently serves as an advisory board member for State Street Global Advisors’

Global Fiduciary Solutions business, Los Angeles Capital and Penso Advisors. Mr. Kanner served as a member of the Compliance Committee and the Money Market and Alternative Products Committee until December 31, 2018.
A family member of Mr. Kanner is employed by JPMorgan Chase Bank, which is affiliated with JPMIM and JPMDS. In that capacity, this employee provides services to various JPMorgan affiliates including JPMIM and JPMDS and for which JPMIM and JPMDS bear some portion of the expense thereof.
Mary E. Martinez. Ms. Martinez has served as the Vice Chair of the Board since January 2021 and has served on the J.P. Morgan Funds Board since January 2013. Ms. Martinez is a member of the Governance Committee and the Fixed Income Committee and previously served as Chair of the Money Markets and Alternative Products Committee from 2017 to 2020. She has over 25 years of experience in asset management, wealth management and private banking services. She served as Managing Director of Asset Management at Bank of America (which acquired U.S. Trust Company (“U.S. Trust”) in 2007). Ms. Martinez served in various roles at U.S. Trust, including President of the Excelsior Funds, member of U.S. Trust’s Executive Management Committee, Chief Executive Officer and President of U.S. Trust Private Bank, and Chief Operating Officer of Asset Management where she had responsibility for product development, management, infrastructure and operating oversight. Prior to that she was Head of Products/Services/Strategic-Planning-Alternative & Asset/Wealth Management at Bessemer Trust Company and a member of their Executive Management Committee. Ms. Martinez is a real estate investor/adviser and a Realtor Associate with Special Properties, a Christie’s International Real Estate Affiliate.
Marilyn McCoy. Ms. McCoy has served on the J.P. Morgan Funds Board since 2005 and previously was a member of the heritage One Group Mutual Funds Board since 1999. She has served on the boards of the Pegasus Funds and the Prairie Funds. Ms. McCoy is a member of the Money Market and Alternative Products Committee and the Governance Committee. Ms. McCoy has served as the Vice President of Administration and Planning at Northwestern University for over 30 years, where she manages strategic planning, program review, information and analytics, executive level searches, and other programs and initiatives. Ms. McCoy also oversees Northwestern University’s Board of Trustees function and supports the University’s President.
Dr. Robert A. Oden Jr. Dr. Oden has served on the J.P. Morgan Funds Board since 2005 and previously was a member of the heritage One Group Mutual Funds Board since 1997. Dr. Oden is the Chair of the Fixed Income Committee and a member of the Governance Committee. He retired after a long career in the education industry, previously serving as the President of Carleton College from 2002 to 2010 and as the President of Kenyon College from 1995 to 2002. Prior to that, Dr. Oden was the Headmaster of the Hotchkiss School from 1989 to 1995 and a Professor at Dartmouth College from 1975 to 1989. Dr. Oden currently serves as a Trustee of Trout Unlimited, a Trustee and Vice Chair of the American Museum of Fly Fishing and as a Trustee of Dartmouth-Hitchcock Medical Center serving as a member of the Advancement Committee, and he previously served as a Trustee of American University in Cairo.
Marian U. Pardo. Ms. Pardo has served on the J.P. Morgan Funds Board since February 2013. Ms. Pardo is Chair of the Compliance Committee and a member of the Equity Committee. Ms. Pardo has been in the financial services industry since 1968, with experience in investment management, banking and lending. She is a Managing Director and founder of Virtual Capital Management LLC, an investment consulting firm. She has extensive experience with respect to portfolio management, the J.P. Morgan Funds’ investment advisory business and banking and investment management, and previously served as a portfolio manager for equity funds across the capitalization spectrum.
In connection with prior employment with JPMorgan Chase, Ms. Pardo was the recipient of non-qualified pension plan payments from JPMorgan Chase in the amount of approximately $2,055 per month, which she irrevocably waived effective January 1, 2013, and deferred compensation payments from JPMorgan Chase in the amount of approximately $7,294 per year, which ended in January 2013. In addition, Ms. Pardo receives payments from a fully-funded qualified plan, which is not an obligation of JPMorgan Chase.
Board Leadership Structure and Oversight
The Board has structured itself in a manner that allows it to effectively perform its oversight function. The Chair of the Board is an Independent Trustee, which allows him to carry out his leadership duties as Chair with objectivity.

In addition, the Board has adopted a committee structure that allows it to effectively perform its oversight function for all of the Funds in the complex. As described under “Qualifications of Trustees” and “Standing Committees,” the Board has six committees: the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Fixed Income Committee and the Money Market and Alternative Products Committee. The Board has determined that the leadership and committee structure is appropriate for the Funds and allows the Board to effectively and efficiently evaluate issues that impact the Funds as a whole as well as issues that are unique to each Fund.
The Board and the Committees take an active role in overseeing the risk associated with registered investment companies including investment risk, compliance and valuation. In addition, the Board receives regular reports from the Chief Compliance Officer (“CCO”), the Advisers, the Administrator, and the internal audit department of JPMorgan Chase & Co. The Board also receives periodic reports from the Chief Risk Officer of Investment Management Americas and Alternatives of J.P. Morgan Asset Management1 (“JPMAM”) including reports concerning operational controls that are designed to address market risk, credit risk, and liquidity risk among others. The Board also receives regular reports from personnel responsible for JPMAM’s business resiliency and disaster recovery.
In addition, the Board, the Equity Committee, the Fixed Income Committee, and the Money Market and Alternative Products Committee meet regularly with representatives of the Advisers and an independent consultant to review and evaluate the ongoing performance of the Funds. Each of these three Committees reports these reviews to the full Board. The Audit and Valuation Committee is responsible for oversight of the performance of the Fund’s audit, accounting and financial reporting policies, practices and internal controls and valuation policies, assisting the Board in its oversight of the valuation of the Funds’ securities by the Advisers, overseeing the quality and objectivity of the Funds’ independent audit and the financial statements of the Funds, and acting as a liaison between the Funds’ independent registered public accounting firm and the full Board. The Compliance Committee is responsible for oversight of the Funds’ compliance with legal, regulatory and contractual requirements and compliance with policy and procedures. The Governance Committee is responsible for, among other things, oversight of matters relating to the Funds’ corporate governance obligations, Fund service providers and litigation. At each quarterly meeting, each of the Governance Committee, the Audit and Valuation Committee and the Compliance Committee report their committee proceedings to the full Board. This Committee structure allows the Board to efficiently evaluate a large amount of material and effectively fulfill its oversight function. Annually, the Board considers the efficiency of this committee structure.
Additional information about each of the Committees is included below in “Standing Committees.”
Standing Committees
There are six standing committees of the Board of Trustees: the Audit and Valuation Committee, the Compliance Committee, the Governance Committee, the Equity Committee, the Fixed Income Committee and the Money Market and Alternative Products Committee. The following table shows how often each Committee met during the fiscal year ended February 28, 2021:
Committee	Fiscal Year Ended February 28, 2021
Audit and Valuation Committee	5
Compliance Committee	5
Governance Committee	4
Equity Committee	7
Fixed Income Committee	10
Money Market and Alternative Products Committee	6
The members of each Committee are set forth below:
Name of Committee	Members	Committee Chair
Audit and Valuation Committee	Ms. Gallagher Mr. Harrington Mr. Kanner	Ms. Gallagher

1
J.P. Morgan Asset Management is the marketing name for the asset management businesses of JPMorgan Chase & Co. Those businesses include, but are not limited to, J.P. Morgan Investment Management Inc. and J.P. Morgan Alternative Asset Management, Inc.

Name of Committee	Members	Committee Chair
Compliance Committee	Ms. Pardo Mr. Fisher Ms. Hughes	Ms. Pardo
Governance Committee	Mr. Finn Ms. Martinez Ms. McCoy Dr. Oden	Mr. Finn
Equity Committee	Mr. Kanner Mr. Harrington Ms. Pardo	Mr. Kanner
Fixed Income Committee	Dr. Oden Ms. Hughes Ms. Martinez	Dr. Oden
Money Market and Alternative Products Committee	Mr. Fisher Ms. Gallagher Ms. McCoy	Mr. Fisher
Audit and Valuation Committee. The purposes of the Audit and Valuation Committee are to: (i) appoint and determine compensation of the Funds’ independent accountants; (ii) evaluate the independence of the Funds’ independent accountants; (iii) oversee the performance of the Funds’ audit, accounting and financial reporting policies, practices and internal controls and valuation policies; (iv) approve non-audit services, as required by the statutes and regulations administered by the SEC, including the 1940 Act and the Sarbanes-Oxley Act of 2002; (v) assist the Board in its oversight of the valuation of the Funds’ securities by the Administrator, Adviser and any sub-adviser, as applicable; (vi) oversee the quality and objectivity of the Funds’ independent audit and the financial statements of the Funds; and (vii) act as a liaison between the Funds’ independent registered public accounting firm and the full Board. The Audit and Valuation Committee has delegated responsibilities to the Chair of the Committee or any designated member of the Committee to respond to inquiries on valuation matters and that occur between meetings of the Committee when the Funds’ valuation procedures or law require Board or Committee action, but it is impracticable or impossible to hold a meeting of the entire Board or Committee.
Compliance Committee. The primary purposes of the Compliance Committee are to (i) oversee the Funds’ compliance with legal and regulatory and contractual requirements and the Funds’ compliance policies and procedures; and (ii) consider the appointment, compensation and removal of the Funds’ Chief Compliance Officer.
Governance Committee. The members of the Governance Committee are each Independent Trustees of the J.P. Morgan Funds. The duties of the Governance Committee include, but are not limited to, (i) selection and nomination of persons for election or appointment as Trustees; (ii) periodic review of the compensation payable to the Independent Trustees; (iii) establishment of Independent Trustee expense policies; (iv) periodic review and evaluation of the functioning of the Board and its committees; (v) with respect to the JPMT II Funds, appointment and removal of the Funds’ Senior Officer, and approval of compensation for the Funds’ Senior Officer and retention and compensation of the Senior Officer’s staff and consultants; (vi) selection of independent legal counsel to the Independent Trustees and legal counsel to the Funds; (vii) oversight of ongoing litigation affecting the Funds, the Adviser or the Independent Trustees; (viii) oversight of regulatory issues or deficiencies affecting the Funds (except financial matters considered by the Audit Committee); and (ix) oversight and review of matters with respect to service providers to the Funds (except the Funds’ independent registered public accounting firm). When evaluating a person as a potential nominee to serve as an Independent Trustee, the Governance Committee may consider, among other factors, (i) whether or not the person is “independent” and whether the person is otherwise qualified under applicable laws and regulations to serve as a Trustee; (ii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of an Independent Trustee; (iii) the contribution that the person can make to the Board and the J.P. Morgan Funds, with consideration being given to the person’s business experience, education and such other factors as the Committee may consider relevant; (iv) the character and integrity of the person; (v) the desirable personality traits, including independence, leadership and the ability to work with the other members of the Board; and (vi) to the extent consistent with the 1940 Act, such recommendations from management as are deemed appropriate. The process of identifying nominees involves the consideration of candidates recommended by one or more of the following: current Independent Trustees, officers, shareholders and other sources that the Governance Committee deems appropriate, including the Mutual Fund Directors Forum. The Governance Committee will review nominees recommended to the Board by shareholders and will evaluate such nominees in the same manner as it evaluates nominees identified by the Governance Committee. Nominee recommendations may be submitted to the Secretary of the Trusts at each Trust’s principal business address.
Equity Committee, Fixed Income Committee and Money Market and Alternative Products Committee. Each member of the Board, other than Mr. Finn, serves on one of the following committees, which are divided by asset type: the Equity Committee, the Fixed Income Committee or the Money Market and Alternative Products Committee. The function of the Committees is to assist the Board in the oversight of the investment management services provided by the Adviser to the Funds, as well as any sub-adviser to the Funds. The primary purposes of each Committee are to (i) assist the Board in its oversight of the investment management services provided by the Adviser to the Funds designated for review by each Committee; and (ii) review and make recommendations to the Board concerning the approval of proposed new or continued advisory and distribution arrangements for the Funds or for new funds. The full Board may delegate to the applicable Committee from time to time the authority to make Board level decisions on an interim basis when it is impractical to convene a meeting of the full Board. Each of the Committees receives reports concerning investment management topics, concerns or exceptions with respect to particular Funds that the Committee is assigned to oversee, and works to facilitate the understanding by the Board of particular issues related to investment management of Funds reviewed by the applicable Committee.
Trustee Compensation
For the year ended December 31, 2020, the Funds of the J.P. Morgan Funds Complex overseen by the Trustees paid each Trustee an annual base fee of $395,000 (with any new Trustees receiving a pro rata portion of the base fee depending on when each became a Trustee). Committee chairs who are not already receiving an additional fee are each paid $50,000 annually in addition to their base fee. In addition to the base fee, the Funds pay the Chairman $225,000 annually and reimburse expenses of the Chairman in the amount of $4,000 per month. The Chairman receives no additional compensation for service as committee chair. In addition to the base fee, the Funds pay the Vice Chair $125,000 annually, effective January 1, 2021.
Trustee aggregate compensation paid by each Fund and the J.P. Morgan Funds Complex for the calendar year ended December 31, 2020, is set forth below:
Name of Trustee	Core Bond Trust	Intermediate Bond Trust	Total Compensation Paid From Fund Complex[1]
Independent Trustees
John F. Finn	$2,967	$2,143	$620,000
Stephen P. Fisher	2,414	2,106	395,000
Kathleen M. Gallagher	2,414	2,106	395,000[2]
Dennis P. Harrington	2,537	2,114	445,000
Frankie D. Hughes	2,414	2,106	395,000
Raymond Kanner	2,541	2,114	445,000[3]
Peter C. Marshall[4]	2,414	2,106	395,000[2]
Mary E. Martinez	2,612	2,119	470,000
Marilyn McCoy	2,414	2,106	395,000[5]
Mitchell M. Merin[6]	2,537	2,114	445,000
Dr. Robert A. Oden, Jr.	2,489	2,111	420,000
Marian U. Pardo	2,537	2,114	445,000
1
A Fund Complex means two or more registered investment companies that (i) hold themselves out to investors as related companies for purposes of investment and investor services or (ii) have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies. The J.P. Morgan Funds Complex for which the Board of Trustees currently serves includes ten registered investment companies (127 Funds).
2
Includes $118,500 of Deferred Compensation.
3
Includes $445,000 of Deferred Compensation.
4
Mr. Marshall retired as a Trustee of the Trusts, effective 12/31/20.
5
Includes $395,000 of Deferred Compensation.
6
Mr. Merin retired as Trustee of the Trusts, effective 2/1/21. Mr. Merin will serve as a consultant to the Board of Trustees until 12/31/21 and, in that role, will receive a fee equivalent to the pro rata portion, for that period, of the annual base fee payable to Trustees.

The Funds’ executive officers (listed below) are generally employees of JPMIM or one of its affiliates. The officers conduct and supervise the business operations of the Funds. As of December 31, 2020, the Trust has no employees and as of this date, did not provide any compensation to any non-employees of the Trust.
OFFICERS
The officers of the Funds, together with their year of birth, information regarding their positions held with the Funds and principal occupations are shown below. The contact address for each of the officers, unless otherwise noted, is 277 Park Avenue, New York, NY 10172.
Name (Year of Birth), Positions Held With the Funds (Since)	Principal Occupations During Past 5 Years
Brian S. Shlissel (1964), President and Principal Executive Officer (2016)*	Managing Director and Chief Administrative Officer for J.P. Morgan pooled vehicles, J.P. Morgan Investment Management Inc. since 2014.
Timothy J. Clemens (1975), Treasurer and Principal Financial Officer (2018)	Executive Director, J.P. Morgan Investment Management Inc. since February 2016. Mr. Clemens has been with J.P. Morgan Investment Management Inc. since 2013.
Gregory S. Samuels (1980), Secretary (2019)** (formerly Assistant Secretary since 2010)	Managing Director and Assistant General Counsel, JPMorgan Chase. Mr. Samuels has been with JPMorgan Chase since 2010.
Stephen M. Ungerman (1953), Chief Compliance Officer (2005)	Managing Director, JPMorgan Chase & Co.; Mr. Ungerman has been with JPMorgan Chase & Co. since 2000.
Elizabeth A. Davin (1964), Assistant Secretary (2005)***	Executive Director and Assistant General Counsel, JPMorgan Chase. Ms. Davin has been with JPMorgan Chase (formerly Bank One Corporation) since 2004.
Jessica K. Ditullio (1962), Assistant Secretary (2005)***	Executive Director and Assistant General Counsel, JPMorgan Chase. Ms. Ditullio has been with JPMorgan Chase (formerly Bank One Corporation) since 1990.
Anthony Geron (1971), Assistant Secretary (2018)**
Vice President and Assistant General Counsel, JPMorgan Chase
since September 2018; Lead Director and Counsel, AXA Equitable
Life Insurance Company from 2015 to 2018 and Senior Director and
Counsel, AXA Equitable Life Insurance Company from 2014 to
2015.

Carmine Lekstutis (1980), Assistant Secretary (2011)**	Executive Director and Assistant General Counsel, JPMorgan Chase. Mr. Lekstutis has been with JPMorgan Chase since 2011.
Zachary E. Vonnegut- Gabovitch (1986), Assistant Secretary (2017)**	Vice President and Assistant General Counsel, JPMorgan Chase since September 2016; Associate, Morgan, Lewis & Bockius (law firm) from 2012 to 2016.
Michael M. D’Ambrosio (1969), Assistant Treasurer (2012)	Managing Director, J.P. Morgan Investment Management Inc. Mr. D’Ambrosio has been with J.P. Morgan Investment Management Inc. since 2012.
Aleksandr Fleytekh (1972), Assistant Treasurer (2019)	Vice President, J.P. Morgan Investment Management Inc. since February 2012.
Shannon Gaines (1977), Assistant Treasurer (2018)***	Vice President, J.P. Morgan Investment Management Inc. since January 2014.
Jeffrey D. House (1972), Assistant Treasurer (2017)***	Vice President, J.P. Morgan Investment Management Inc. since July 2006.
Michael Mannarino (1985), Assistant Treasurer (2020)	Vice President, J.P. Morgan Investment Management Inc. since 2014.
Joseph Parascondola (1963), Assistant Treasurer (2011)*	Executive Director, J.P. Morgan Investment Management Inc. since February 2020; formerly Vice President, J.P. Morgan Investment Management Inc. from August 2006 to January 2020.

Name (Year of Birth), Positions Held With the Funds (Since)	Principal Occupations During Past 5 Years
Gillian I. Sands (1969), Assistant Treasurer (2012)	Vice President, J.P. Morgan Investment Management Inc. since September 2012.
*
The contact address for the officer is 575 Washington Boulevard, Jersey City, NJ 07310.
**
The contact address for the officer is 4 New York Plaza, New York, NY 10004.
***
The contact address for the officer is 1111 Polaris Parkway, Columbus, OH 43240.
As of December 31, 2020, the officers and Trustees as a group owned less than 1% of the shares of each Fund.
THE ADVISER
The Trust has retained J.P. Morgan Investment Management Inc. (“JPMIM”) as investment adviser to provide investment advice and portfolio management services to the Funds, pursuant to an advisory agreement (the “Advisory Agreement”). Under the Advisory Agreement, JPMIM manages the investment of the assets of each Fund and obtains and evaluates economic, statistical and financial information to formulate and implement investment policies for each Fund. Any investment program undertaken by JPMIM is and will at all times be subject to the policies and control of the Trustees. JPMIM also provides certain administrative services to each Fund.
The Advisory Agreement provides that JPMIM shall not be protected against any liability to the Funds’ shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.
Effective October 1, 2003, JPMIM became a wholly-owned subsidiary of JPMorgan Asset Management Holdings Inc., which, in turn, is a wholly-owned subsidiary of JPMorgan Chase & Co. (“JPMorgan Chase”). JPMIM is a registered investment adviser under the Investment Advisers Act of 1940, as amended, (the “Advisers Act”). JPMIM acts as investment adviser to individuals, governments, corporations, employee benefit plans, labor unions and state and local governments, mutual funds and other institutional investors.
The investment advisory services JPMIM provides to the Funds are not exclusive under the terms of the Advisory Agreement. JPMIM is free to and does render similar investment advisory services to others. JPMIM serves as investment adviser to personal investors and other investment companies and acts as fiduciary for trusts, estates and employee benefit plans. Investors in the Funds are required to maintain separately managed private accounts with JPMIM or its affiliates. Certain of the assets of trusts and estates under management are invested in common trust funds for which JPMIM serves as trustee. The accounts which are managed or advised by JPMIM have varying investment objectives, and JPMIM invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Funds. Such accounts are supervised by employees of JPMIM who may also be acting in similar capacities for the Funds. See the “Portfolio Transactions” section. The Funds are managed by employees of JPMIM who, in acting for their customers, including the Funds, do not discuss their investment decisions with any personnel of JPMorgan Chase or any personnel of other divisions of JPMIM or with any of their affiliated persons, with the exception of certain other investment management affiliates of JPMorgan Chase which execute transactions on behalf of the Funds.
As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by JPMIM under the Advisory Agreement, the Fund has agreed to pay JPMIM a fee, which is computed daily and may be paid monthly, equal to a percentage of each Fund’s average daily net assets specified in the Confidential Offering Memorandum. In the interest of limiting total expenses of the Fund, JPMIM and the Administrator have entered into an expense limitation agreement with the Trust (“Expense Limitation Agreement”), pursuant to which JPMIM and the Administrator have agreed to waive or limit their fees and to assume other expenses so that the total annual fund operating expenses (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, placement related expenses (if any), and other extraordinary expenses not incurred in the ordinary course of the Fund’s business) are limited to the following amounts with respect to each Fund: 0.07% of the average daily net assets of the JPMorgan Intermediate Bond Trust and 0.12% of the average daily net assets of the JPMorgan Core Bond Trust, for the fiscal year ended February 28, 2021.

For the fiscal year ended as indicated, the operational Funds of the Trust paid the following investment advisory fees to JPMIM (waived amounts in parentheses), (amounts in thousands) as follows:
	Fiscal Year Ended
	February 28, 2019		February 29, 2020		February 28, 2021
Fund	Paid	Waived	Paid	Waived	Paid	Waived
Core Bond Trust	$2,492	$(3,723)	$2,424	$(3,291)	$2,429	$(3,198)
Intermediate Bond Trust	12	(441)	4	(393)	10	(341)
Other Accounts Managed by the Funds’ Portfolio Managers*.
The following table shows information regarding all of the other accounts for which advisory fees are not based on the performance of the accounts that are managed by each portfolio manager as of February 28, 2021:
	Non-Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($thousands)	Number of Accounts	Total Assets ($thousands)	Number of Accounts	Total Assets ($thousands)
Core Bond Trust
Richard Figuly	28	$72,965,715	11	$17,961,789	17	$4,533,735
Justin Rucker	15	50,351,167	6	14,820,111	21	6,647,924
Steven Lear	7	59,455,130	5	15,466,066	13	2,217,349
Intermediate Bond Trust
Scott Grimshaw	2	1,400,528	2	1,378,694	21	4,537,249
Daniel Ateru	11	4,476,074	1	543,174	17	4,949,746
The following table shows information regarding the other accounts managed by each portfolio manager that have advisory fees wholly or partly based on performance as of February 28, 2021:
	Performance Based Fee Advisory Accounts
	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets ($thousands)	Number of Accounts	Total Assets ($thousands)	Number of Accounts	Total Assets ($thousands)
Core Bond Trust
Richard Figuly	0	$0	0	$0	1	$1,166,729
Justin Rucker	0	0	0	0	1	1,166,729
Steven Lear	0	0	0	0	0	0
Intermediate Bond Trust
Scott Grimshaw	0	0	0	0	0	0
Daniel Ateru	0	0	0	0	0	0
*
The total value and number of accounts managed by a portfolio manager may include sub-accounts of asset allocation, multi-managed and other accounts.
Potential Conflicts of Interest
JPMIM
JPMIM and/or its affiliates (the “Affiliates” and, together, “JPMorgan”) provide an array of discretionary and non-discretionary investment management services and products to institutional clients and individual investors. In addition, JPMorgan is a diversified financial services firm that provides a broad range of services and products to its clients and is a major participant in the global currency, equity, commodity, fixed-income and other markets in which a Fund invests or will invest. Investors should carefully review the following, which describes potential and actual conflicts of interest that JPMorgan can face in the operation of its investment management services. JPMorgan and the Funds have adopted policies and procedures reasonably designed to appropriately prevent, limit or mitigate the conflicts of interest described below. In addition, many of the activities that create these conflicts of interest are limited and/or prohibited by law, unless an exception is available.

This section is not, and is not intended to be, a complete enumeration or explanation of all of the potential conflicts of interest that may arise. Additional information about potential conflicts of interest regarding JPMIM and JPMorgan is set forth in JPMIM’s Form ADV. A copy of Part 1 and Part 2A of JPMIM’s Form ADV is available on the SEC’s website (www.adviserinfo.sec.gov).
Acting for Multiple Clients. In general, JPMIM faces conflicts of interest when it renders investment advisory services to several clients and, from time to time, provides dissimilar investment advice to different clients. For example, when funds or accounts managed by JPMIM (“Other Accounts”) engage in short sales of the same securities held by a Fund, JPMIM could be seen as harming the performance of a Fund for the benefit of the Other Accounts engaging in short sales, if the short sales cause the market value of the securities to fall. In addition, a conflict could arise when one or more Other Accounts invest in different instruments or classes of securities of the same issuer than those in which a Fund invests. In certain circumstances, Other Accounts have different investment objectives or could pursue or enforce rights with respect to a particular issuer in which a Fund has also invested and these activities could have an adverse effect on the Fund. For example, if a Fund holds debt instruments of an issuer and an Other Account holds equity securities of the same issuer, then if the issuer experiences financial or operational challenges, the Fund (which holds the debt instrument) may seek a liquidation of the issuer, whereas the Other Account (which holds the equity securities) may prefer a reorganization of the issuer. In addition, an issuer in which the Fund invests may use the proceeds of the Fund’s investment to refinance or reorganize its capital structure which could result in repayment of debt held by JPMorgan or an Other Account. If the issuer performs poorly following such refinancing or reorganization, the Fund’s results will suffer whereas the Other Account’s performance will not be affected because the Other Account no longer has an investment in the issuer. Conflicts are magnified with respect to issuers that become insolvent. It is possible that in connection with an insolvency, bankruptcy, reorganization, or similar proceeding, a Fund will be limited (by applicable law, courts or otherwise) in the positions or actions it will be permitted to take due to other interests held or actions or positions taken by JPMorgan or Other Accounts.
Positions taken by Other Accounts may also dilute or otherwise negatively affect the values, prices or investment strategies associated with positions held by a Fund. For example, this may occur when investment decisions for the Fund are based on research or other information that is also used to support portfolio decisions by JPMIM for Other Accounts following different investment strategies or by Affiliates in managing their clients’ accounts. When an Other Account or an account managed by an Affiliate implements a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies for a Fund (whether or not the portfolio decisions emanate from the same research analysis or other information), market impact, liquidity constraints, or other factors could result in the Fund receiving less favorable investment results, and the costs of implementing such portfolio decisions or strategies could be increased or the Fund could otherwise be disadvantaged.
Investment opportunities that are appropriate for a Fund may also be appropriate for Other Accounts and there is no assurance the Fund will receive an allocation of all or a portion of those investments it wishes to pursue. JPMIM’s management of an Other Account that pays it a performance fee or a higher management fee and follows the same or similar strategy as a Fund or invests in substantially similar assets as a Fund, creates an incentive for JPMIM to favor the account paying it the potentially higher fee, e.g., in placing securities trades.
JPMIM and its Affiliates, and any of their directors, officers or employees, also buy, sell, or trade securities for their own accounts or the proprietary accounts of JPMIM and/or an Affiliate. JPMIM or its Affiliates, within their discretion, may make different investment decisions and take other actions with respect to their own proprietary accounts than those made for client accounts, including the timing or nature of such investment decisions or actions. Further, JPMIM is not required to purchase or sell for any client account securities that it, an Affiliate or any of its or their employees may purchase or sell for their own accounts or the proprietary accounts of JPMIM or an Affiliate or its clients. JPMIM, its Affiliates and their respective directors, officers and employees face a conflict of interest as they will have income or other incentives to favor their own accounts or proprietary accounts.
The portfolio managers of certain Funds-of-Funds have access to the holdings and may have knowledge of the investment strategies and techniques of certain underlying Funds because they are portfolio managers of separately managed accounts following similar strategies as a Fund-of-Funds. They therefore face conflicts of interest in the timing and amount of allocations to an underlying Fund, as well as in the choice of an underlying fund. JPMorgan also faces conflicts of interest when waiving certain fees if those waivers enhance performance.

The chart in this Confidential Offering Memorandum Supplement entitled “Portfolio Managers’ Other Accounts Managed” shows the number, type and market value as of a specified date of the accounts and other Funds managed by each Fund’s portfolio managers.
Acting in Multiple Commercial Capacities. JPMorgan is a diversified financial services firm that provides a broad range of services and products to its clients and is a major participant in the equity, fixed-income and other markets in which a Fund invests or may invest. JPMorgan is typically entitled to compensation in connection with these activities and the Funds will not be entitled to any such compensation. In providing services and products to clients other than the Funds, JPMorgan, from time to time, faces conflicts of interest with respect to activities recommended to or performed for a Fund on one hand and for JPMorgan’s other clients on the other hand. For example, JPMorgan has, and continues to seek to develop, banking and other financial and advisory relationships with numerous U.S. and non-U.S. persons and governments. JPMorgan also advises and represents potential buyers and sellers of businesses worldwide. The Funds have invested in, or may wish to invest in, such entities represented by JPMorgan or with which JPMorgan has a banking or other financial relationship. In addition, certain clients of JPMorgan may invest in entities in which JPMorgan holds an interest, including a Fund. In providing services to its clients, JPMorgan from time to time recommends activities that compete with or otherwise adversely affect a Fund or the Fund’s investments. It should be recognized that such relationships may also preclude the Fund from engaging in certain transactions and may constrain the Fund’s investment flexibility. For example, Affiliates that are broker dealers cannot deal with the Funds as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. Certain of the Funds have received exemptive orders permitting the Funds to engage in principal transactions with Affiliates involving taxable and tax exempt money market instruments. However, for the purchase and sale of longer term fixed income securities, which are generally principal transactions, the Funds cannot use broker dealer Affiliates. Or, if an Affiliate is the sole underwriter of an initial or secondary offering, the Funds could not purchase in the offering. In both cases the number of securities and counterparties available to the Funds will be fewer than are available to mutual funds that are not affiliated with major broker dealers.
JPMorgan derives ancillary benefits from providing investment advisory, custody, administration, fund accounting and shareholder servicing, and other services to the Funds, and providing such services to the Funds may enhance JPMorgan’s relationships with various parties, facilitate additional business development and enable JPMorgan to obtain additional business and generate additional revenue.
Participations Adverse to the Funds. JPMorgan’s participation in certain markets or its actions for certain clients may also restrict or affect a Fund’s ability to transact in those markets and JPMorgan may face conflicts with respect to the interests involved. For example, when a Fund and another JPMorgan client invest in different parts of an issuer’s capital structure, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment implicate conflicts of interest. See also “Acting for Multiple Clients.”
Preferential Treatment. JPMIM receives more compensation with respect to certain Funds or Other Accounts than it receives with respect to a Fund, or receives compensation based in part on the performance of certain accounts. This creates a conflict of interest for JPMIM and its portfolio managers by providing an incentive to favor those accounts. Actual or potential conflicts of interest also arise when a portfolio manager has management responsibilities to more than one account or Fund, such as devotion of unequal time and attention to the management of the Funds or accounts.
Allocation and Aggregation. Potential conflicts of interest also arise with both the aggregation of trade orders and allocation of securities transactions or investment opportunities. Allocations of aggregated trades, particularly trade orders that were only partially filled due to limited availability, and allocation of investment opportunities raise a potential conflict of interest because JPMorgan has an incentive to allocate trades or investment opportunities to certain accounts or Funds. For example, JPMorgan has an incentive to cause accounts it manages to participate in an offering where such participation could increase JPMorgan’s overall allocation of securities in that offering. When JPMorgan serves as adviser to the Funds, as well as certain Funds-of-Funds, it faces certain potential conflicts of interest when allocating the assets of the Funds-of-Funds among its underlying Funds. For example, JPMorgan has an incentive to allocate assets of the Fund-of-Funds to seed a new Fund or to allocate to an underlying Fund that is small, pays higher fees to JPMorgan or to which JPMorgan has provided seed capital.
Overall Position Limits. Potential conflicts of interest also exist when JPMorgan maintains certain overall investment limitations on positions in securities or other financial instruments due to, among other things, investment restrictions imposed upon JPMorgan by law, regulation, contract or internal policies.

These limitations have precluded and, in the future could preclude, a Fund from purchasing particular securities or financial instruments, even if the securities or financial instruments would otherwise meet the Fund’s objectives. For example, there are limits on the aggregate amount of investments by affiliated investors in certain types of securities that may not be exceeded without additional regulatory or corporate consent. There also are limits on the writing of options by a Fund that could be triggered based on the number of options written by JPMIM on behalf of other investment advisory clients. If certain aggregate ownership thresholds are reached or certain transactions are undertaken, the ability of a Fund to purchase or dispose of investments, or exercise rights or undertake business transactions, will be restricted.
Soft Dollars. JPMIM pays certain broker-dealers with “soft” or commission dollars generated by client brokerage transactions in exchange for access to statistical information and other research services. JPMIM faces conflicts of interest because the statistical information and other research services may benefit certain other clients of JPMIM more than a Fund and can be used in connection with the management of accounts other than the accounts whose trades generated the commissions.
Additionally, when JPMIM uses client brokerage commissions to obtain statistical information and other research services, JPMIM receives a benefit because it does not have to produce or pay for the information or other research services itself. As a result, JPMIM may have an incentive to select a particular broker-dealer in order to obtain such information and other research services from that broker-dealer, rather than to obtain the lowest price for execution.
Redemptions. JPMorgan, as a seed investor, JPMorgan Funds of Funds and JPMorgan on behalf of its discretionary clients have significant ownership in certain Funds. JPMorgan faces conflicts of interest when considering the effect of redemptions on such Funds and on other shareholders in deciding whether and when to redeem its shares. A large redemption of shares by JPMorgan, by a JPMorgan Fund of Funds or by JPMorgan acting on behalf of its discretionary clients could result in the Fund selling securities when it otherwise would not have done so, accelerating the realization of capital gains and increasing transaction costs. A large redemption could significantly reduce the assets of a Fund, causing decreased liquidity and, depending on any applicable expense caps, a higher expense ratio.
Affiliated Transactions. The Funds are subject to conflicts of interest if they engage in principal or agency transactions with other Funds or with JPMorgan. To the extent permitted by law, the Funds can enter into transactions in which JPMorgan acts as principal on its own behalf (principal transactions), advises both sides of a transaction (cross transactions) and acts as broker for, and receives a commission from, the Funds (agency transactions). Principal and agency transactions create the opportunity for JPMorgan to engage in self-dealing. JPMorgan faces a conflict of interest when it engages in a principal or agency transaction on behalf of a Fund, because such transactions result in additional compensation to JPMorgan. JPMorgan faces a potentially conflicting division of loyalties and responsibilities to the parties in these transactions.
In addition, Affiliates of JPMIM have direct or indirect interests in electronic communication networks and alternative trading systems (collectively “ECNs”). JPMIM, in accordance with its fiduciary obligation to seek to obtain best execution, from time to time executes client trades through ECNs in which an Affiliate has, or may acquire, an interest. In such case, the Affiliate will be indirectly compensated based upon its ownership percentage in relation to the transaction fees charged by the ECNs.
JPMorgan also faces conflicts of interest if a Fund purchases securities during the existence of an underwriting syndicate for such securities, of which JPMorgan is a member because JPMorgan typically receives fees for certain services that it provides to the syndicate and, in certain cases, will be relieved directly or indirectly of certain financial obligations as a result of a Fund’s purchase of securities.
Affiliated Service Providers. JPMorgan faces conflicts of interest when the Funds use service providers affiliated with JPMorgan because JPMorgan receives greater overall fees when they are used. Affiliates provide investment advisory, custody, administration, fund accounting and shareholder servicing services to the Funds for which they are compensated by the Funds. Similarly, JPMIM faces a conflict of interest if it decides to use or negotiate the terms of a credit facility for a Fund if the facility is provided by an Affiliate. In addition, in selecting actively managed underlying funds for JPMorgan Funds of Funds, JPMIM limits its selection to Funds in the JPMorgan family of mutual funds. JPMIM does not consider or canvass the universe of unaffiliated investment companies available, even though there may be unaffiliated investment companies that may be more appropriate for the JPMorgan Fund of Funds or that have superior returns. The JPMorgan affiliates providing services to the Funds benefit from additional fees when a Fund is included as an underlying Fund in a JPMorgan Fund of Funds.

Proxy Voting. Potential conflicts of interest can arise when JPMIM votes proxies for securities held by a Fund. A conflict is deemed to exist when the proxy is for JPMorgan Chase & Co. stock or for J.P. Morgan Funds, or when the proxy administrator has actual knowledge indicating that an Affiliate is an investment banker or rendered a fairness opinion with respect to the matter that is the subject of the proxy vote. When such conflicts are identified, the proxy ordinarily will be voted by an independent third party either in accordance with JPMIM’s proxy voting guidelines or by the third party using its own guidelines. Potential conflicts of interest can arise when JPMIM invests Fund assets in securities of companies that are also clients of JPMIM or that have material business relationships with JPMIM or an Affiliate and a vote against management could harm or otherwise affect JPMIM’s or the Affiliate’s business relationship with that company. See the Proxy Voting section in this Confidential Offering Memorandum Supplement.
Lending. JPMorgan faces conflicts of interest with respect to interfund lending or the JPMorgan Chase Bank, N.A. credit facility, which could harm the lending or the borrowing Fund if JPMorgan favors one Fund’s or JPMorgan’s interests over those of another Fund. If a Fund engages in securities lending transactions, JPMIM faces a conflict of interest when a JPMIM affiliate operates as a service provider in the securities lending transaction or otherwise receives compensation as part of the securities lending activities.
Personal Trading. JPMorgan and any of its directors, officers, agents or employees, face conflicts of interest when transacting in securities for their own accounts because they could benefit by trading in the same securities as a Fund, which could have an adverse effect on a Fund.
Valuation. JPMIM acting in its capacity as the Funds’ administrator is the primary valuation agent of the Funds. JPMIM values securities and assets in the Funds according to the Funds’ valuation policies. From time to time JPMIM will value an asset differently than an Affiliate values the identical asset, including because the Affiliate has information regarding valuation techniques and models or other information that it does not share with JPMIM. This arises particularly in connection with securities or other assets for which market quotations are not readily available or for which market quotations do not represent the value at the time of pricing (e.g., startup companies) and which are fair valued. JPMIM will also face a conflict with respect to valuations as they affect the amount of JPMIM’s compensation as investment adviser and administrator.
Information Access. As a result of JPMorgan’s various other businesses, Affiliates, from time to time, come into possession of information about certain markets and investments which, if known to JPMIM, could cause JPMIM to seek to dispose of, retain or increase interests in investments held by a Fund or acquire certain positions on behalf of a Fund. However, JPMorgan’s internal information barriers restrict JPMIM’s ability to access such information even when it would be relevant to its management of the Funds. Such Affiliates can trade differently from the Funds potentially based on information not available to JPMIM. If JPMIM acquires or is deemed to acquire material non-public information regarding an issuer, JPMIM will be restricted from purchasing or selling securities of that issuer for its clients, including a Fund, until the information has been publicly disclosed or is no longer deemed material. (Such an issuer could include an underlying Fund in a Fund-of-Funds.)
Gifts and Entertainment. From time to time, employees of JPMIM receive gifts and/or entertainment from clients, intermediaries, or service providers to the Funds or JPMIM, which could have the appearance of affecting or may potentially affect the judgment of the employees, or the manner in which they conduct business.
Portfolio Managers' Compensation
JPMorgan’s compensation programs are designed to align the behavior of employees with the achievement of its short- and long-term strategic goals, which revolve around client investment objectives. This is accomplished, in part, through a balanced performance assessment process and total compensation program, as well as a clearly defined culture that rigorously and consistently promotes adherence to the highest ethical standards.
In determining portfolio manager compensation, JPMorgan uses a balanced discretionary approach to assess performance against four broad categories: (1) business results; (2) risk and control; (3) customers and clients; and (4) people and leadership. The primary consideration is investment performance; these performance categories consider short-, medium- and long-term goals that drive sustained value for clients, while accounting for risk and control objectives. Specifically, portfolio manager performance is evaluated against various factors including the following (1) blended pre-tax investment performance relative to competitive indices, generally weighted more to the long-term; and (2) individual contribution relative to the client’s risk/return objective.

Portfolio managers are subject to a mandatory deferral of long-term incentive compensation under JPMorgan’s Mandatory Investment Plan (“MIP”). The MIP provides for a rate of return equal to that of the Fund(s) that the portfolio managers manage, thereby aligning portfolio manager’s pay with that of their client’s experience/return. 100% of the portfolio manager’s long-term incentive compensation is eligible for MIP with 50% allocated to the specific Fund(s) they manage, as determined by their respective manager. The remaining portion of the overall amount is electable and may be treated as if invested in any of the other Funds available in the plan or can take the form of Restricted Stock Units (“RSUs”).
In evaluating each portfolio manager’s performance with respect to the mutual funds he or she manages, the Adviser uses the following indices as benchmarks to evaluate the performance of the portfolio manager identified below with respect to the Funds:
Name of Fund	Benchmark
Core Bond Trust	Bloomberg Barclays U.S. Aggregate Bond Index
Intermediate Bond Trust	Bloomberg Barclays Intermediate U.S. Government/ Credit Index
Ownership of Securities
The following table indicates the dollar range of securities beneficially owned by each portfolio manager, as of February 28, 2021. Aggregate Dollar Range, if applicable, includes each portfolio manager’s deferred compensation balance attributable to each Fund through participation in the Adviser’s deferred compensation plan. If applicable, this reflects an obligation of the Adviser to pay deferred compensation to the portfolio manager at a future date in an amount based on the performance of that Fund and accordingly, is the economic equivalent of an investment in Fund shares.
Dollar Range of Shares in the Fund
Fund	None	$1-$10,000	$10,001 $50,000	$50,001- $100,000	$100,001- 500,000	$500,0001- 1,000,000	Over $1,000.000
Core Bond Trust
Richard Figuly	X
Justin Rucker	X
Steven Lear	X
Intermediate Bond Trust
Scott Grimshaw	X
Daniel Ateru	X
CODES OF ETHICS
The Trust and JPMIM have each adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act and pursuant to Rule 204A-1 under the Advisers Act with respect to JPMIM.
The Trust’s code of ethics includes policies which require “access persons” (as defined in Rule 17j-1) to: (i) place the interest of Trust shareholders first; (ii) conduct personal securities transactions in a manner that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and (iii) refrain from taking inappropriate advantage of his or her position with the Trust or a Fund. The Trust’s code of ethics prohibits any access person from: (i) employing any device, scheme or artifice to defraud the Trust or a Fund; (ii) making to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or (iv) engaging in any manipulative practice with respect to the Trust or a Fund. The Trust’s code of ethics permits personnel subject to the code to invest in securities, including securities that may be purchased or held by a Fund so long as such investment transactions are not in contravention of the above noted policies and prohibitions.
The code of ethics adopted by the Adviser requires that all employees must: (i) place the interest of the accounts which are managed by the Adviser first; (ii) conduct all personal securities transactions in a manner that is consistent with the code of ethics and the individual employee’s position of trust and responsibility; and (iii) refrain from taking inappropriate advantage of their position. Employees of the Adviser are also prohibited from certain mutual fund trading activity including excessive trading of shares of a mutual fund as described in the applicable Fund’s Confidential Offering Memorandum or Confidential Offering Memorandum Supplement and effecting or facilitating a mutual fund transaction to engage in market timing. The Adviser’s code of ethics permits personnel subject to the code to invest in securities including securities that may be purchased or held by a Fund subject to certain restrictions. However, all employees are required to preclear securities trades (except for certain types of securities such as non-proprietary mutual fund shares and U.S. government securities). Each of the Adviser’s affiliated sub-advisers has also adopted the code of ethics described above.
PORTFOLIO TRANSACTIONS
Investment Decisions and Portfolio Transactions. Pursuant to the Advisory Agreement, JPMIM determines, subject to the general supervision of the Board of Trustees of the Trust and in accordance with each Fund’s investment objective and restrictions, which securities are to be purchased and sold by each such Fund and which brokers are to be eligible to execute its portfolio transactions. JPMIM operates independently in providing services to their respective clients. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, for example, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, one client may sell a particular security to another client. It also happens that two or more clients may simultaneously buy or sell the same security, in which event each day’s transactions in such security are, insofar as possible, averaged as to price and allocated between such clients in a manner which in the opinion of JPMIM is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.
Brokerage and Research Services. On behalf of the Funds, JPMIM places orders for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of a Fund unless otherwise prohibited.
Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price, which includes an amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. Transactions on stock exchanges (other than foreign stock exchanges) involve the payment of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve payment of fixed brokerage commissions, which are generally higher than those in the U.S. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.
In connection with portfolio transactions, the overriding objective is to obtain the best execution of purchase and sales orders. In making this determination, the Adviser considers a number of factors including, but not limited to: the price per unit of the security, the broker’s execution capabilities, the commissions charged, the broker’s reliability for prompt, accurate confirmations and on-time delivery of securities, the broker-dealer firm’s financial condition, the broker’s ability to provide access to public offerings, as well as the quality of research services provided. As permitted by Section 28(e) of the Securities Exchange Act, JPMIM may cause the Funds to pay a broker-dealer which provides brokerage and research services to JPMIM, or the Funds and/or other accounts for which JPMIM exercises investment discretion an amount of commission for effecting a securities transaction for a Fund in excess of the amount other broker-dealers would have charged for the transaction if JPMIM determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or JPMIM’s overall responsibilities to accounts over which it exercises investment discretion. Not all such services are useful or of value in advising the Funds. JPMIM reports to the Board of Trustees regarding overall commissions paid by the Funds and their reasonableness in relation to the benefits to the Funds. In accordance with Section 28(e) of the Securities Exchange Act and consistent with applicable SEC guidance and interpretation, the term “brokerage and research services” includes (i) advice as to the value of securities; (ii) the advisability of investing in, purchasing or selling securities; (iii) the availability of securities or of purchasers or sellers of securities; (iv) furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and (v) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement, and custody) or required by rule or regulation in connection with such transactions.

Brokerage and research services received from such broker-dealers will be in addition to, and not in lieu of, the services required to be performed by an Adviser under the Advisory Agreement (or with respect to a Sub-Adviser, under the sub-advisory agreement). The fees that the Funds pay to JPMIM are not reduced as a consequence of JPMIM’s receipt of brokerage and research services. To the extent the Funds’ portfolio transactions are used to obtain such services, the brokerage commissions paid by the Funds may exceed those that might otherwise be paid by an amount that cannot be presently determined. Such services generally would be useful and of value to JPMIM in serving one or more of its other clients and, conversely, such services obtained by the placement of brokerage business of other clients generally would be useful to JPMIM in carrying out its obligations to the Funds. While such services are not expected to reduce the expenses of JPMIM, JPMIM would, through use of the services, avoid the additional expenses that would be incurred if it should attempt to develop comparable information through its own staff.
Subject to the overriding objective of obtaining the best execution of orders, JPMIM may allocate a portion of a Fund’s brokerage transactions to affiliates of JPMIM. Under the 1940 Act, persons affiliated with a Fund and persons who are affiliated with such persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. The SEC has granted exemptive orders permitting each Fund to engage in principal transactions with J.P. Morgan Securities LLC, an affiliated broker, involving taxable and tax exempt money market instruments (including commercial paper, banker acceptances and medium term notes) and repurchase agreements. The orders are subject to certain conditions. An affiliated person of a Fund may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions.
In addition, a Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which JPMorgan Chase Bank or an affiliate is a member or in a private placement in which JPMorgan Chase Bank or an affiliate serves as placement agent, except pursuant to procedures adopted by the Board of Trustees that either comply with rules adopted by the SEC or with interpretations of the SEC’s staff. Each Fund expects to purchase securities from underwriting syndicates of which certain affiliates of JPMorgan Chase act as a member or manager. Such purchases will be effected in accordance with the conditions set forth in Rule 10f-3 under the 1940 Act and related procedures adopted by the Trustees, including a majority of the Trustees who are not “interested persons” of a Fund. Among the conditions are that the issuer of any purchased securities will have been in operation for at least three years, that not more than 25% of the underwriting will be purchased by a Fund and all other accounts over which the same investment adviser has discretion, and that no shares will be purchased from JPMDS or any of its affiliates.
On those occasions when JPMIM deems the purchase or sale of a security to be in the best interests of a Fund as well as other customers, including other Funds, JPMIM, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by JPMIM in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Funds. In some instances, the allocation procedure might not permit a Fund to participate in the benefits of the aggregated trade.
If a Fund that writes options effects a closing purchase transaction with respect to an option written by it, normally such transaction will be executed by the same broker-dealer who executed the sale of the option. The writing of options by a Fund will be subject to limitations established by each of the exchanges governing the maximum number of options in each class which may be written by a single investor or group of investors acting in concert, regardless of whether the options are written on the same or different exchanges or are held or written in one or more accounts or through one or more brokers. The number of options that a Fund may write may be affected by options written by JPMIM for other investment advisory clients. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.
Allocation of transactions, including their frequency, to various broker-dealers is determined by a Fund’s Adviser based on its best judgment and in a manner deemed fair and reasonable to Shareholders and consistent with the Adviser’s obligation to obtain the best execution of purchase and sales orders. In making this determination, the Adviser considers the same factors for the best execution of purchase and sales orders listed above. Accordingly, in selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, a Fund’s Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act) provided to the Funds and/or other accounts over which a Fund’s Adviser exercises investment discretion. A Fund’s Adviser may cause a Fund to pay a broker-dealer that furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that a Fund’s Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of a Fund’s Adviser to the Funds. To the extent such services are permissible under the safe harbor requirements of Section 28(e) of the Securities Exchange Act and consistent with applicable SEC guidance and interpretation, such brokerage and research services might consist of advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, the availability of securities or purchasers or sellers of securities; analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, market data, stock quotes, last sale prices, and trading volumes. Shareholders of the Funds should understand that the services provided by such brokers may be useful to a Fund’s Adviser in connection with its services to other clients and not all the services may be used by JPMIM in connection with the Fund.
Under JPMIM’s policy, “soft dollar” services refer to arrangements that fall within the safe harbor requirements of Section 28(e) of the Securities Exchange Act, as amended, which allow JPMIM to allocate client brokerage transactions to a broker-dealer in exchange for products or services that are research and brokerage-related and provide lawful and appropriate assistance in the performance of the investment decision-making process. These services include third party research, market data services, and proprietary broker-dealer research. The Funds receive proprietary research where broker-dealers typically incorporate the cost of such research into their commission structure. Many brokers do not assign a hard dollar value to the research they provide, but rather bundle the cost of such research into their commission structure. It is noted in this regard that some research that is available only under a bundled commission structure is particularly important to the investment process. For the fiscal year ended February 28, 2021, with respect to the Funds, JPMIM did not allocate any funds for brokerage commissions to brokers who provided broker research. The Funds do not participate in soft dollar arrangements for market data services and third-party research.
Investment decisions for each Fund are made independently from those for the other Funds or any other investment company or account managed by an Adviser. Any such other investment company or account may also invest in the same securities as the Trust. When a purchase or sale of the same security is made at substantially the same time on behalf of a given Fund and another Fund, investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which JPMIM of the given Fund believes to be equitable to the Fund and such other investment company or account. In some instances, this procedure may adversely affect the price paid or received by a Fund or the size of the position obtained by a Fund. To the extent permitted by law, JPMIM may aggregate the securities to be sold or purchased by it for a Fund with those to be sold or purchased by it for other Funds or for other investment companies or accounts in order to obtain best execution. In making investment recommendations for the Trust, JPMIM will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Trust is a customer of JPMIM or their parents or subsidiaries or affiliates and in dealing with its commercial customers, JPMIM and their respective parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by the Trust.
For the fiscal year ended as indicated, the Funds of the Trust that paid brokerage commissions and the amounts paid for such period were as follows:
Brokerage Commissions
Fiscal Year Ended
Fund	February 28, 2019	February 29, 2020	February 28, 2021
Core Bond Trust
Total Brokerage Commissions	$—	$—	$—
Brokerage Commissions to Affiliated Broker/ Dealers	—	—	—

Fiscal Year Ended
Fund	February 28, 2019	February 29, 2020	February 28, 2021
Intermediate Bond Trust
Total Brokerage Commissions	$—	$—	$—
Brokerage Commissions to Affiliated Broker/ Dealers	—	—	—
During the last fiscal year, JPMIM utilized JPMorgan Securities, Inc. (“JPMSI”) to execute portfolio transactions for the Funds.
As of February 28, 2021, the Funds owned securities of their regular broker dealers (or parents) as shown below:
Fund	Name of Broker-Dealer	Value of Securities Owned (000's)*
Core Bond Trust	Bank of America Corp.	$19,598
	Barclays plc	2,543
	Citigroup, Inc.	12,026
	Credit Agricole SA	3,828
	Credit Suisse Group AG	5,555
	Deutsche Bank AG	4,114
	Goldman Sachs Group, Inc. (The)	11,593
	Morgan Stanley	14,912
	Nomura Securities International, Inc.	1,868
	Wells Fargo & Co.	11,114
Intermediate Bond Trust	Bank of America Corp.	812
	Barclays plc	103
	Citigroup, Inc.	664
	Goldman Sachs Group, Inc. (The)	372
	HSBC Holdings plc	412
	Morgan Stanley	559
	Wells Fargo & Co.	442
*
The totals above do not include asset-backed and mortgage-backed securities where a security includes the name of the regular broker-dealer.
*
Investment in an affiliate. This security is included in an index in which the Fund, as an index fund, invests.
Investment decisions for each Fund of the Trust are made independently from those for the other Funds. Other investment companies or accounts managed by JPMIM may also invest in the same securities as the Trust. When a purchase or sale of the same security is made at substantially the same time on behalf of a given Fund and another Fund, investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which the Adviser of the given Fund believes to be equitable to the Fund(s) and such other investment company or account. In some instances, this procedure may adversely affect the price paid or received by a Fund or the size of the position obtained by a Fund. To the extent permitted by law, JPMIM may aggregate the securities to be sold or purchased by it for a Fund with those to be sold or purchased by it for other Funds or for other investment companies or accounts in order to obtain best execution. As provided by the Investment Advisory Agreement, in making investment recommendations for the Trust, JPMIM will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Trust is a customer of JPMIM or their parents or subsidiaries or affiliates and, in dealing with its commercial customers, JPMIM and their respective parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by the Trust.
ADMINISTRATOR
JPMIM serves as administrator for the Trust (the “Administrator”) pursuant to an administration agreement (“Administration Agreement”).
The Administrator assists in supervising all operations of each Fund to which it serves (other than those performed under the Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement for that Fund). Under the Administration Agreement, the Administrator has agreed to maintain the necessary office space for the Funds, to price the Fund securities of each Fund it serves and compute the net asset value and net income of the Funds on a daily basis, to maintain each Fund’s financial accounts and records, and to furnish certain other services required by the Funds with respect to each Fund. The

Administrator prepares annual and semi-annual reports to the SEC, prepares federal and state tax returns, and generally assists in all aspects of the Trust’s operations other than those performed under the Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement. Under the Administration Agreement, the Administrator may, at its expense, subcontract with any entity or person concerning the provision of services under the Administration Agreement.
If not terminated, the Administration Agreement between the Trust and the Administrator will continues in effect for annual periods beyond October 31, provided that such continuance is specifically approved at least annually by the vote of a majority of those members of the Board of Trustees who are not parties to the Administration Agreement or interested persons of any such party. The Administration Agreement may be terminated without penalty, on not less than 60 days’ prior written notice, by the Board of Trustees of the Trust or by JPMIM. The termination of the Administration Agreement with respect to one Fund will not result in the termination of the Administration Agreement with respect to any other Fund.
J.P. Morgan Investor Services, Co (“JPMIS”) serves as the Funds’ sub-administrator. For its services as sub-administrator, JPMIS receives a portion of the fees payable to the Administrator.
The Administrator is entitled to a fee for its services, which is calculated daily and paid monthly, at the annual rate of ten-hundredths of one percent (0.10%) of the aggregate daily net assets of all the Funds. The Trust paid fees for administrative services to J.P. Morgan Investment Management Inc., as Administrator for the fiscal year ended as indicated (waived amounts in parentheses) as follows:
Administrative Fees (amounts in thousands)
	Fiscal Year Ended
	February 28, 2019		February 29, 2020		February 28, 2021
Fund	Paid	Waived	Paid	Waived	Paid	Waived
Core Bond Trust	$—	$(1,996)	$6	$(1,990)	$15	$(1,994)
Intermediate Bond Trust	—	(145)	—	(139)	—	(125)
The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or any loss suffered by the Funds in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or from the reckless disregard by it of its obligations and duties thereunder.
PLACEMENT AGENT
J.P. Morgan Institutional Investments Inc. (“JPMII”) serves as the placement agent (“Placement Agent”) of the Funds’ shares pursuant to a placement agency agreement (“Placement Agency Agreement”) with the Trust, which is subject to annual approval by the Board. The Placement Agent is a subsidiary of JPMorgan Chase & Co. The Placement Agent is located at 383 Madison Avenue, New York, NY 10179, and is a broker-dealer and member of Financial Industry Regulatory Authority (FINRA).
The Placement Agency Agreement is terminable with respect to a Fund without penalty, at any time, by the Fund by not less than 30 days’ written notice to the Placement Agent, or by the Placement Agent upon not less than 30 days’ written notice to the Trust.
The Placement Agency Agreement will continue in effect with respect to each Fund for successive one-year periods, provided that each such continuance is specifically approved by the Trustees of the Trust, including by the vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act). If the
Placement Agency Agreement is terminated (or not renewed) with respect to one or more Funds, it may continue in effect with respect to any Fund as to which it has not been terminated (or has been renewed).

CUSTODIAN, TRANSFER AGENT, ACCOUNTING AGENT AND DIVIDEND DISBURSING AGENT
Pursuant to the Amended and Restated Global Custody Agreement (the “JPMorgan Custody Agreement”) with JPMorgan Chase Bank, 383 Madison Avenue, New York, NY 10179, JPMorgan Chase Bank serves as the Funds’ custodian and fund accounting agent and is responsible for holding portfolio securities and cash and maintaining the books of account and records of portfolio transactions. JPMorgan Chase Bank is an affiliate of JPMIM.
Custodian and Fund Accounting Fees prior to December 1, 2019
For custodian services prior to December 1, 2019, each Fund pays to JPMorgan Chase Bank annual safekeeping fees of between 0.0006% and 0.35% of the assets held by the JPMorgan Chase Bank (depending on the domicile in which the asset is held), calculated monthly in arrears and fees between $2.50 and $80 for securities trades (depending on the domicile in which the trade is settled), as well as transaction fees on certain activities of $2.50 to $20 per transaction. JPMorgan Chase Bank is also reimbursed for its reasonable out-of-pocket or incidental expenses, including, but not limited to, registration and transfer fees and related legal fees.
JPMorgan Chase Bank also is paid $15, $35 or $60 per proxy (depending on the country where the issuer is located) for its service which helps facilitate the voting of proxies throughout the world. For securities in the U.S. market, this fee is waived if the Adviser votes the proxies directly.
With respect to fund accounting services, the following schedule shall be employed in the calculation of the fees payable for the services provided under the JPMorgan Custody Agreement. For purposes of determining the asset levels at which a Tier applies, assets for that fund type across the entire J.P. Morgan Funds shall be used.
Complex Assets[1] Funds:
Tier One	First $75 billion	0.00425%
Tier Two	Next $25 billion	0.0040%
Tier Three	Over $100 billion	0.0035%
Non-Complex Assets Funds:
Tier One	First $75 billion	0.0025%
Tier Two	Next $25 billion	0.0020%
Tier Three	Over $100 billion	0.0015%
1
“Complex Assets Funds” are Funds whose strategy “routinely” employs one or more of the following instrument types: Bank Loans, Exchange Traded Derivatives or CFD/Portfolio Swaps. The Funds’ classification as either “Complex” or “Non-Complex” will be reviewed on at least an annual basis. Fund of Funds are excluded by both “Complex Assets Funds” and “Non-Complex Assets Funds.”
Transaction fees with respect to servicing exchange traded derivatives and bank loans are included in the asset tiers noted above, as are bank loan servicing fees.
The minimum total annual fund accounting charge per Fund is $20,000.
In addition, JPMorgan Chase Bank provides derivative servicing, including, with respect to swaps, swaptions and bond and currency options. The fees for these services include a transaction fee of $5 or $75 per new contract (depending on whether the transaction is electronic or manual), a fee of up to $5 or $75 per contract amendment (including transactions such as trade amendments, cancellations, terminations, novations, option exercises, option expiries, maturities or credit events) and a daily fee of $1.00 per contract for position management services. In addition a Fund will pay a fee of $2.00 to $12.25 per day for the valuation of the derivative positions covered by these services.
Pursuant to an arrangement with JPMorgan Chase Bank, custodian fees may be reduced by amounts calculated as a percentage of uninvested balances for certain Funds.

Fund Accounting Fees
The table below sets forth the fund accounting fees paid by the Funds to JPMorgan Chase Bank for the fiscal years indicated (amounts in thousands):
	Fiscal Year Ended
Fund	February 28, 2019	February 29, 2020	February 28, 2021
Core Bond Trust	$39	$41	$53
Intermediate Bond Trust	20	20	20
Custodian and Fund Accounting Fees Beginning December 1, 2019
For custodian services beginning December 1, 2019, each Fund will pay JPMorgan Chase Bank annual safekeeping fees of between 0.0005% and 0.50% of a Fund’s assets held by JPMorgan Chase Bank (depending on the domicile in which the asset is held), calculated monthly in arrears and fees between $2.25 and $100 for securities trades (depending on the domicile in which the trade is settled), as well as additional transaction fees on certain activities of $2.25 to $50 per transaction. JPMorgan Chase Bank is also reimbursed for its reasonable out-of-pocket or incidental expenses, including, but not limited to, registration and transfer fees and related legal fees.
JPMorgan Chase Bank may also be paid for the following additional custody services:
•
$15 or $45 per proxy (depending on the country where the issuer is located) for its service which helps facilitate the voting of proxies throughout the world. For securities in the U.S. market, this fee is waived if the Adviser votes the proxies directly;
•
$2,000 per year for account maintenance for each custody collateral control account;
•
$2.25 or $15 for income or redemption processing (depending on whether the security is held book entry or physically); and
•
$2.50 to $53.50 for each cash payment or receipt transaction.
With respect to fund accounting services, the following schedule shall be employed in the calculation of the fees payable for the services provided under the JPMorgan Custody Agreement. For purposes of determining the asset levels at which a tier applies, assets for that fund type across the entire J.P. Morgan Funds Complex shall be used.
All Funds except Money Market Funds
Tier One	Up to $100 billion	0.00375%
Tier Two	$100 billion to $175 billion	0.0030%
Tier Three	Over $175 billion	0.0020%
Annual Minimums:		$20,000 per Fund
In addition, JPMorgan Chase Bank provides additional servicing for certain types of more complex assets. The fees for these services include a transaction fee of $50 for each manual trade and an annual fee of $500 for each bank loan position held by a Fund. In addition, JPMorgan Chase Bank will be paid fees of $0.50 to $4.50 per position per day for the valuation and processing of certain asset positions covered by these services.
If agreed-upon by the Trust and JPMorgan Chase Bank, custodian fees may, from time to time, be reduced by amounts calculated as a percentage of uninvested balances for certain Funds.
A Fund may at times hold some of its assets in cash, which may subject the Fund to additional risks and costs, such as increased credit exposure to the custodian bank and fees imposed for cash balances. Cash positions may also hurt a Fund’s performance.
Transfer Agent and Dividend Disbursing Agent
DST Asset Manager Solutions, Inc. (“DST”), 2000 Crown Colony Drive, Quincy, MA 02169, serves as Transfer Agent and Dividend Disbursing Agent for each Fund pursuant to a Transfer Agency Agreement with the Trust (the “Transfer Agency Agreement”). Under the Transfer Agency Agreement, DST has agreed:
(i)
to issue and redeem Shares of the Trust;

(ii)
to address and mail all communications by the Trust to its Shareholders, including reports to Shareholders, dividend and distribution notices, and proxy material for its meetings of Shareholders;
(iii)
to respond to correspondence or inquiries by Shareholders and others relating to its duties;
(iv)
to maintain Shareholder accounts and certain sub-accounts; and
(v)
to make periodic reports to the Trust’s Board of Trustees concerning the Trust’s operations.
SECURITIES LENDING AGENT
To generate additional income, certain Funds may lend up to 33 1∕3% of their total assets pursuant to agreements (“Borrower Agreements”) requiring that the loan be continuously secured by cash. Citibank serves as securities lending agent pursuant to the Securities Lending Agency Agreement effective October 4, 2018. The Funds did not loan their securities or employ Citibank during their most recent fiscal year. To the extent that the Funds engage in securities lending during the current fiscal year, information concerning the amounts of income and fees/compensation related to securities lending activities will be included in the SAI in the Funds’ next annual update to its registration statement.
Under the Securities Lending Agency Agreement, Citibank acting as agent for the Funds, loans securities to approved borrowers pursuant to Borrower Agreements substantially in the form approved by the Board of Trustees in exchange for collateral. During the term of the loan, the Fund receives payments from borrowers equivalent to the dividends and interest that would have been earned on securities lent while simultaneously seeking to earn income on the investment of cash collateral in accordance with investment guidelines contained in the Securities Lending Agency Agreement. The Fund retains the interest on cash collateral investments but is required to pay the borrower a rebate for the use of cash collateral. The net income earned on the securities lending (after payment of rebates and the lending agent’s fee) is included in the Statement of Operations as income from securities lending (net in the Fund’s financial statements). Information on the investment of cash collateral is shown in the Schedule of Portfolio Investments (in the Fund’s financial statements).
Under the Securities Lending Agency Agreement, Citibank is entitled to a fee equal to 8% of (i) the investment income (net of rebates) on cash collateral delivered to Citibank on the Fund’s behalf in respect of any loans by the Borrowers; and (ii) fees paid by a Borrower with respect to a Loan for which non-cash collateral is provided (to the extent that the Funds subsequently authorize Citibank to accept non-cash collateral for securities loans).
Securities Lending Activities
To the extent that any Funds engaged in securities lending during the fiscal year ended February 28, 2021, such Funds and information concerning the amounts of income and fees/compensation related to securities lending activities are described below:
	Core Bond Trust	Intermediate Bond Trust
Gross Income from Securities Lending Activities[1]	$665	$5
Fees and/or Compensation for Securities Lending Activities
Revenue Split[2]	16	—
Cash Collateral Management Fees[3]	85	1
Administrative Fees	—	—
Indemnification Fees	—	—
Rebates to Borrowers	386	3
Others Fees	—	—
Aggregate Fees/Compensation for Securities Lending Activities	486	4
Net Income from the Securities Lending Activities	179	1
1
Gross income includes income from the reinvestment of cash collateral, premium income (i.e. rebates paid by borrowers to the Fund), management fees from a pooled cash collateral reinvestment vehicle that are deducted from the vehicle's assets before income is distributed, and any other income.
2
Revenue split represents the share of revenue generated by securities lending program and paid to Citi.
3
Cash collateral is reinvested in certain JPMorgan money market funds that are advised by JPMIM (“money market funds”). Cash collateral management fees include the fees and expenses deducted from the money market funds. The contractual management fees are derived using the Total Annual Fund Operating Expenses after Fee Waivers and/or Expense Reimbursements from the money market funds’ most recently available prospectus. Actual fees incurred by the Money Market Funds may differ due to other expenses, fee waivers and expense reimbursements.
ADDITIONAL INFORMATION
Proxy Voting Policies and Procedures
The Board of Trustees has delegated to the Adviser and its affiliated advisers, proxy voting authority with respect to the Funds’ portfolio securities. To ensure that the proxies of portfolio companies are voted in the best interests of the Funds, the Funds’ Board of Trustees has adopted the Adviser’s detailed proxy voting procedures (the “Procedures”) that incorporate guidelines (“Guidelines”) for voting proxies on specific types of issues.
The Adviser and its affiliated advisers are part of a global asset management organization with the capability to invest in securities of issuers located around the globe. Because the regulatory framework and the business cultures and practices vary from region to region, the Guidelines are customized for each region to take into account such variations. Separate Guidelines cover the regions of (1) North America, (2) Europe, Middle East, Africa, Central America and South America (“EMEA”), (3) Asia (ex-Japan) and (4) Japan, respectively.
Notwithstanding the variations among the Guidelines, all of the Guidelines have been designed with the uniform objective of encouraging corporate action that enhances shareholder value consistent with each Fund’s objectives and strategies. As a general rule, in voting proxies of a particular security, the Adviser and its affiliated advisers will apply the Guidelines of the region in which the issuer of such security is organized. Except as noted below, proxy voting decisions will be made in accordance with the Guidelines covering a multitude of both routine and non-routine matters that the Adviser and its affiliated advisers have encountered globally, based on many years of collective investment management experience.
To oversee and monitor the proxy-voting process, the Adviser has established a proxy committee and appointed a proxy administrator in each global location where proxies are voted. The primary function of each proxy committee is to review periodically general proxy-voting matters, review and approve the Guidelines annually, and provide advice and recommendations on general proxy-voting matters as well as on specific voting issues. The procedures permit an independent voting service, to perform certain services otherwise carried out or coordinated by the proxy administrator.
Although for many matters the Guidelines specify the votes to be cast, for many others, the Guidelines contemplate case-by-case determinations. In addition, there will undoubtedly be proxy matters that are not contemplated by the Guidelines. For both of these categories of matters and to override the Guidelines, the Procedures require a certification and review process to be completed before the vote is cast. That process is designed to identify actual or potential material conflicts of interest (between the Fund on the one hand, and the Fund’s Adviser, principal underwriter or an affiliate of any of the foregoing, on the other hand) and ensure that the proxy vote is cast in the best interests of the Fund. A conflict is deemed to exist when the proxy is for JPMorgan Chase & Co. stock or for a J.P. Morgan Fund, or when the proxy administrator has actual knowledge indicating that a JPMorgan affiliate is an investment banker or rendered a fairness opinion with respect to the matter that is the subject of the proxy vote. When such conflicts are identified, the proxy will be voted by an independent third party either in accordance with JPMorgan proxy voting guidelines or by the third party using its own guidelines; provided, however, that the Adviser’s investment professional(s) may request an exception to this process to vote against a proposal rather than referring it to an independent third party (“Exception Request”) where the proxy administrator has actual knowledge indicating that a JPMorgan Chase affiliate is an investment banker or rendered a fairness opinion with respect to the matter that is the subject of the proxy vote. The applicable proxy committee shall review the Exception Request and shall determine whether the Adviser should vote against the proposal or whether such proxy should still be referred to an independent third party due to the potential for additional conflicts or otherwise.
When other types of potential material conflicts of interest are identified, the applicable proxy administrator and, as necessary a legal representative from the applicable proxy committee will evaluate the potential conflict of interest and determine whether such conflict actually exists, and if so, will recommend how JPMIM will vote the proxy. In addressing any material conflict, JPMIM may take one or more of the following measures (or other appropriate action): removing or “walling off” from the proxy voting process certain JPMIM personnel with knowledge of the conflict, voting in accordance with any applicable Guideline if the application of the Guideline would objectively result in the casting of a proxy vote in a predetermined manner, or deferring the vote to or obtaining a recommendation from an independent third party, in which case the proxy will be voted by, or in accordance with the recommendation of, the independent third party.
For securities held in Funds that seek to follow the investment returns of an underlying index, the Adviser may abstain from voting if it determines that casting a vote would not have a material effect on the value of the Fund’s investments based on the size of the Fund’s holdings, its ownership in the issuer, and/or its consideration of the importance of the proxy vote.
The following summarizes some of the more noteworthy types of proxy voting policies of the North America Guidelines:
•
The Adviser considers votes on director nominees on a case-by-case basis. Votes generally will be withheld from directors who: (a) attend less than 75% of board and committee meetings without a valid excuse; (b) adopt or renew a poison pill without shareholder approval; (c) are affiliated directors who serve on audit, compensation or nominating committees or are affiliated directors and the full board serves on such committees or the company does not have such committees; (d) ignore a shareholder proposal that is approved by a majority of either the shares outstanding or the votes cast based on a review over a consecutive two year time frame; (e) are insiders and affiliated outsiders on boards that are not at least majority independent; or (f) are CEOs of publicly-traded companies who serve on more than three public boards or serve on more than four public company boards. In addition, votes are generally withheld for directors who serve on committees in certain cases. For example, the Adviser generally withholds votes from audit committee members in circumstances in which there is evidence that there exists material weaknesses in the company’s internal controls. Votes generally are also withheld from directors when there is a demonstrated history of poor performance or inadequate risk oversight or when the board adopts changes to the company’s governing documents without shareholder approval if the changes materially diminish shareholder rights. Votes generally will be withheld from Board chair, lead independent directors, or government committee chairs of publicly traded companies where employees have departed for significant violation of code of conduct without claw back of compensation.
•
The Adviser votes proposals to classify boards on a case-by-case basis, but normally will vote in favor of such proposal if the issuer’s governing documents contain each of eight enumerated safeguards (for example, a majority of the board is composed of independent directors and the nominating committee is composed solely of such directors).
•
The Adviser also considers management poison pill proposals on a case-by-case basis, looking for shareholder-friendly provisions before voting in favor.
•
The Adviser votes against proposals for a super-majority vote to approve a merger.
•
The Adviser considers proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan on a case-by-case basis, taking into account such factors as the extent of dilution and whether the transaction will result in a change in control.
•
The Adviser considers vote proposals with respect to compensation plans on a case-by-case basis. The analysis of compensation plans focuses primarily on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders) and includes an analysis of the structure of the plan and pay practices of other companies in the relevant industry and peer companies. Other matters included in the analysis are the amount of the company’s outstanding stock to be reserved for the award of stock options, whether the exercise price of an option is less than the stock’s fair market value at the date of the grant of the options, and whether the plan provides for the exchange of outstanding options for new ones at lower exercise prices.
•
The Adviser also considers on a case-by-case basis proposals to change an issuer’s state of incorporation, mergers and acquisitions and other corporate restructuring proposals and certain social issue proposals.
•
The Adviser generally votes for management proposals which seek shareholder approval to make the state of incorporation the exclusive forum for disputes if the company is a Delaware corporation; otherwise, the Adviser votes on a case by case basis.
•
The Adviser supports board refreshment, independence, and a diverse skill set for directors. As a matter of principle, the Adviser expects its investee companies to be committed to diversity and inclusiveness in their general recruitment policies as we believe such diversity contributes to the effectiveness of boards. The Adviser will utilize its voting power to bring about change where Boards are lagging in gender and racial/ethnic diversity. The Adviser will generally vote against the chair of the Nominating Committee when the issuer does not disclose the gender or racial and ethnic composition of the Board, with adequate diversity data considered as adequate in instances where individual directors do not wish to disclose personal identification. The Adviser will also generally vote against the chair of the Nominating Committee when the issuer lacks any gender diversity or any racial/ethnic diversity unless there are mitigating factors such as recent retirement of relevant directors, a relatively new public company, and an ongoing search for a director.
•
The Adviser reviews Say on Pay proposals on a case by case basis with additional review of proposals where the issuer’s previous year’s proposal received a low level of support.
The following summarizes some of the more noteworthy types of proxy voting policies of Section 12 Social and Enviornmental Issues from the North America Guidelines:
•
The Adviser generally encourages a level of reporting on environmental matters that is not unduly costly or burdensome and which does not place the company at a competitive disadvantage, but which provides meaningful information to enable shareholders to evaluate the impact of the company’s environmental policies and practices on its financial performance. In general, the Adviser supports management disclosure practices that are overall consistent with the goals and objective expressed above. Proposals with respect to companies that have been involved in controversies, fines or litigation are expected to be subject to heightened review and consideration.
•
In evaluating how to vote environmental proposals, key considerations may include, but are not limited to, issuer considerations such as asset profile of the company, including whether it is exposed to potentially declining demand for the company’s products or services due to environmental considerations; cash deployments; cost structure of the company, including its position on the cost curve, expected impact of future carbon tax and exposure to high fixed operating costs; corporate behavior of the company; demonstrated capabilities of the company, its strategic planning process, and past performance; current level of disclosure of the company and consistency of disclosure across its industry; and whether the company incorporates environmental or social issues in a risk assessment or risk reporting framework. The Adviser may also consider whether peers have received similar proposals and if so, were the responses transparent and insightful; would adoption of the proposal inform and educate shareholders; and have companies that adopted the proposal provided insightful and meaningful information that would allow shareholders to evaluate the long-term risks and performance of the company; does the proposal require disclosure that is already addressed by existing and proposed mandated regulatory requirements or formal guidance at the local, state, or national level or the company’s existing disclosure practices; and does the proposal create the potential for unintended consequences such as a competitive disadvantage.
•
The Adviser votes against the chair of the committee responsible for providing oversight of environmental matters and/or risk where the Adviser believes the company is lagging peers in terms of disclosure, business practices or targets. The Adviser also votes against committee members, lead independent director and/or board chair for companies that have lagged over several years.
•
With regard to social issues, among other factors, the Adviser considers the company’s labor practices, supply chain, how the company supports and monitors those issues, what types of disclosure the company and its peers currently provide, and whether the proposal would result in a competitive disadvantage for the company.
•
The Adviser expects Boards to provide oversight of human capital management which includes the company management of its workforce, use of full time versus part time employees, workforce cost, employee engagement and turnover, talent development, retention and training, compliance record and health and safety. As an engaged and diverse employee base is integral to a company’s ability to innovate, respond to a diverse customer base and engage with diverse communities and deliver shareholder returns, the Adviser will generally support shareholder resolutions seeking the company to disclose data on workforce demographics including diversity, and release of EEO-1 or comparable data where such disclosure is deemed by the Adviser as inadequate.
In accordance with regulations of the SEC, the Fund’s proxy voting records for the most recent 12-month period ended June 30 are on file with the SEC and are available on the Funds’ website at www.jpmorganfunds.com and are on the SEC’s website at www.sec.gov.

Description of Shares
The Trust is an open-end, management investment company organized as Delaware statutory trust. Each Fund represents a separate series of shares of beneficial interest. The Trust presently includes two series, which represent interests in the following:
1.
JPMorgan Core Bond Trust; and
2.
JPMorgan Intermediate Bond Trust
The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares ($0.0001 par value) of one or more series and classes within any series and to divide or combine the shares of any series or class without materially changing the proportionate beneficial interest of such shares of such series or class in the assets held with respect to that series. Each share represents an equal beneficial interest in the net assets of a Fund with each other share of that Fund. The Trustees may authorize the issuance of shares of additional series and the creation of classes of shares within any series with such preferences, voting powers, rights, duties and privileges as the Trustees may determine; however, the Trustees may not classify or change outstanding shares in a manner materially adverse to shareholders of each share. Upon liquidation of a Fund, shareholders are entitled to share pro rata in the net assets of a Fund available for distribution to such shareholders. The rights of redemption and exchange are described in the Confidential Offering Memorandum and elsewhere in this Confidential Offering Memorandum Supplement.
The shareholders of each Fund are entitled to one vote for each dollar of NAV (and a proportionate fractional vote with respect to the remainder of the NAV of shares, if any), on matters on which shares of a Fund shall be entitled to vote. Subject to the 1940 Act, the Trustees themselves have the power to alter the number of the Trustees, provided that there are no fewer than three, and to appoint their own successors, provided, however, that immediately after such appointment the requisite majority of the Trustees have been elected by the shareholders of the Trust. The voting rights of shareholders are not cumulative with respect to the election of Trustees. It is the intention of the Trust not to hold meetings of shareholders annually. The Trustees may call meetings of shareholders for action by shareholder vote as may be required by either the 1940 Act or the Declaration of Trust.
Each share of a series or class represents an equal proportionate interest in the assets in that series or class with each other share of that series or class. The shares of each series or class participate equally in the earnings, dividends and assets of the particular series or class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular series or class shall be allocated and charged by the Trustees to and among any one or more of the series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Except as otherwise provided by the trustees, shares have no pre-emptive or conversion rights, and when issued, are fully paid and non-assessable. Shares of each series or class generally vote together, except when required under federal securities laws to vote separately on matters that may affect a particular class, such as the approval of distribution plans for a particular class, or when the Trustees have determined that the matter voted upon will only affect a series or class.
The Trustees of the Trust may, without shareholder approval (unless otherwise required by applicable law): (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law, partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations, or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust’s registration under the 1940 Act and that is formed, organized, or existing under the laws of the U.S. or of a state, commonwealth, possession or territory of the U.S., unless otherwise permitted under the 1940 Act; (ii) cause any one or more series or classes of the Trust to merge or consolidate with or into any one or more other series or classes of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations; (iii) cause the shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction. However, the exercise of such authority may be subject to certain restrictions under the 1940 Act.
The Trustees may, without shareholder vote, generally restate, amend or otherwise supplement the Trust’s governing instruments, including the Declarations of Trust and the By-Laws, without the approval of shareholders, subject to limited exceptions, such as the right to elect Trustees.

The Trustees, without obtaining any authorization or vote of shareholders, may change the name of any series or class or dissolve or terminate any series or class of shares.
Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Trustees may grant in their discretion. When issued for payment as described in the Confidential Offering Memorandum and this Confidential Offering Memorandum Supplement, the Trust’s Shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the Trust, Shares of a Fund are entitled to receive the assets available for distribution belonging to the Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets not belonging to any particular Fund which are available for distribution.
Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding Shares of each Fund affected by the matter. For purposes of determining whether the approval of a majority of the outstanding Shares of a Fund will be required in connection with a matter, a Fund will be deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are identical, or that the matter does not affect any interest of the Fund. Under Rule 18f-2, the approval of an investment advisory agreement or any change in investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding Shares of such Fund. However, Rule 18f-2 also provides that the ratification of independent public accountants, the approval of principal underwriting contracts, and the election of Trustees may be effectively acted upon by Shareholders of the Trust voting without regard to series.
Shareholder and Trustee Liability
The Trust’s Declaration of Trust provides that if any Shareholder or former Shareholder of any series shall be held personally liable solely by reason of being or having been a Shareholder, such Shareholder or former Shareholder shall be held harmless from and indemnified against all loss and expense arising from such liability. Under the Declaration of Trust, neither the Trust, the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided therein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. The Declaration of Trust grants to Shareholders the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.
The Trust’s Declaration of Trust states further that no Trustee of the Trust shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust or any Trustee. The Declaration of Trust also states that a Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, unless the Trustee would be subject to liability to the Trust or to Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee thereunder.
Portfolio Holdings Disclosure
No sooner than 10 days after the end of each month, each Fund will make available upon request a complete, uncertified schedule of its portfolio holdings as of the last day of that month. Not later than sixty days after the end of each quarter, each Fund will make available a complete, certified schedule of its portfolio holdings as of the last day of that quarter. In addition to providing hard copies upon request, the Funds will post these quarterly schedules on the SEC’s website at www.sec.gov. Shareholders may request portfolio holdings schedules at no charge by contacting their client relationship or client service manager.
The Funds’ publicly available uncertified complete list of portfolio holdings information, as described above, may also be provided regularly pursuant to a standing request, such as on a monthly or quarterly basis, to (i) third party service providers, rating and ranking agencies, financial intermediaries, and affiliated persons of the Funds and (ii) clients of JPMIM or its affiliates that invest in the Funds or such clients’ consultants. No compensation or other consideration is received by the Funds or JPMIM, or any other person for these disclosures. A list of the entities that receive the Funds’ portfolio holdings information on such basis and the frequency with which it is provided to them is provided below:
All Funds
JPMorgan Chase & Co.	Monthly	30 days after month end
JPMorgan Core Bond Trust

Rockwell Automation Inc.	Monthly	30 days after month end
Detroit Symphony Orchestra	Monthly	30 days after month end
New England Pension Consultants	Monthly	30 days after month end
Alan Biller	Monthly	30 days after month end
BNY Mellon	Monthly	30 days after month end
Timken Company	Monthly	30 days after month end
University of Illinois	Monthly	10 days after month end
Wayne State University	Monthly	10 days after month end
Exelon Corporation	Monthly	10 days after month end
JPMorgan Intermediate Bond Trust
Brunswick Corporation	Monthly	30 days after month end
Blue Cross Blue Shield	Monthly	10 days after month end
BNY Mellon	Monthly	10 days after month end
In addition, certain service providers to the Funds or JPMIM, Administrator, or the Placement Agent may for legitimate business purposes receive the Funds’ portfolio holdings information earlier than the time periods specified in the Confidential Offering Memorandum and this Supplement, such as rating and ranking agencies, pricing services, proxy voting service providers, accountants, attorneys, custodians, securities lending agents (to the extent the Funds commence securities lending), consultants retained to assist in the drafting of management discussion of fund performance in shareholder reports, brokers in connection with Fund transactions and in providing price quotations, and transfer agents. These service providers include the following: JPMorgan Chase Bank, N.A.; Financial Graphic Solutions, Inc.; Dechert LLP; Digital Publishing Solutions, Inc.; FT Interactive Data; Institutional Shareholder Services, Inc.; J.J. Kenny; Jeff Booth; and Morgan Stanley & Co. Other service providers (e.g., the Fund’s administrator) are identified elsewhere in the registration statement. The Funds will also provide portfolio holdings information earlier than the time periods specified in the Offering Memorandum and this Offering Memorandum Supplement to the Investment Company Institute (the “ICI”) to support the ICI’s advocacy efforts on behalf of the mutual fund industry. In addition, when a Fund redeems a shareholder in kind, the shareholder generally receives its proportionate share of the Fund’s portfolio holdings and, therefore, the shareholder and its agent may receive such information earlier than the time periods specified in the Offering Memorandum and this Offering Memorandum Supplement. Such holdings are released on conditions of confidentiality, which include appropriate trading prohibitions. “Conditions of confidentiality” include confidentiality terms included in written agreements, implied by the nature of the relationship (e.g., attorney-client relationship), or required by fiduciary or regulatory principles (e.g., custody services provided by financial institutions). Disclosure of a Fund’s portfolio securities as an exception to the Fund’s normal business practice requires the business unit proposing such exception to identify a legitimate business purpose for the disclosure and submit the proposal to the Fund’s Treasurer for approval following business and compliance review. Additionally, no compensation or other consideration is received by a Fund or JPMIM, or any other person for these disclosures. The Fund’s Trustees will review annually a list of such entities that have received such information, the frequency of such disclosures and the business purpose therefor. These procedures are designed to address conflicts of interest between the Fund’s shareholders on the one hand and JPMIM or any affiliated person of the Fund or such entities on the other hand by creating a structured review and approval process which seeks to ensure that disclosure of information about the Fund’s portfolio securities is in the best interests of the Fund’s shareholders. There can be no assurance, however that a Fund’s policies and procedures with respect to the disclosure of portfolio holdings information will prevent the misuse of such information by individuals or firms in possession of such information.
Portfolio holdings of each Fund will be disclosed on a quarterly basis on forms required to be filed with the SEC as follows: (i) portfolio holdings as of the end of each fiscal year will be filed as part of the annual report filed on Form N-CSR; (ii) portfolio holdings as of the end of the first and third fiscal quarters will be filed on Form N-Q; and (iii) portfolio holdings as of the end of the six month period will be filed as part of the semi-annual report filed on Form N-CSR. The Trust’s Form N-CSRs and Form N-Qs will be available on the SEC’s website at www.sec.gov.
Finally, the Funds release information concerning any and all portfolio holdings when required by law. Such releases may include providing information concerning holdings of a specific security to the issuer of such security. In addition to information on portfolio holdings, no sooner than 10 days after month end, you may obtain a portfolio characteristics summary by calling your client relationship or client service manager. In addition, no sooner than 15 days after month end, you may obtain an attribution analysis report by calling your client relationship or client service manager.

Miscellaneous
The Trust is not required to hold a meeting of Shareholders for the purpose of electing Trustees except that (i) the Trust is required to hold a Shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by Shareholders and (ii) if, as a result of a vacancy on the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the Shareholders, that vacancy may only be filled by a vote of the Shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of Shares representing two-thirds of the outstanding Shares of the Trust at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of Shares representing not less than 10% of the outstanding Shares of the Trust. Except as set forth above, the Trustees may continue to hold office and may appoint successor Trustees.
As used in the Trust’s Confidential Offering Memorandum and in this Supplement, “assets belonging to a Fund” means the consideration received by the Trust upon the issuance or sale of Shares in that Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or payments derived from any reinvestment of such proceeds, and any general assets of the Trust not readily identified as belonging to a particular Fund that are allocated to that Fund by the Trust’s Board of Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. It is anticipated that the factor that will be used by the Board of Trustees in making allocations of general assets to particular Funds will be the relative net asset values of the respective Funds at the time of allocation. Assets belonging to a particular Fund are charged with the direct liabilities and expenses in respect of that Fund, and with a share of the general liabilities and expenses of the Trust not readily identified as belonging to a particular Fund that are allocated to that Fund in proportion to the relative net asset values of the respective Funds at the time of allocation. The timing of allocations of general assets and general liabilities and expenses of the Trust to particular Funds will be determined by the Board of Trustees of the Trust and will be in accordance with generally accepted accounting principles. Determinations by the Board of Trustees of the Trust as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a particular Fund are conclusive. As used in the Confidential Offering Memorandum and in this Supplement, a “vote of a majority of the outstanding Shares” of the Trust, a particular Fund means the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of the Trust or such Fund or (b) 67% or more of the Shares of the Trust or such Fund present at a meeting at which the holders of more than 50% of the outstanding Shares of the Trust or such Fund are represented in person or by proxy.
The Trust is registered with the SEC as an open-end, management investment company. Such registration does not involve supervision by the SEC of the management or policies of the Trust.
The Confidential Offering Memorandum and this Supplement omit certain of the information contained in the Registration Statement filed with the SEC. Copies of such information may be obtained from the SEC upon payment of the prescribed fee.
The Confidential Offering Memorandum and this Supplement are not an offering of the securities herein described in any State in which such offering may not lawfully be made. No salesperson, dealer, or other person is authorized to give any information or make any representation other than those contained in the Confidential Offering Memorandum and this Supplement.
The Adviser, with respect to each Fund, has filed a notice of eligibility with the National Futures Association (“NFA”) claiming an exclusion from the definition of the term Commodity Pool Operator (“CPO”) with respect to the Fund’s operations. Therefore, each Fund and the Adviser with respect to each such Fund are not subject to registration or regulation as a commodity pool or CPO under the Commodity Exchange Act, as amended. Changes to a Fund’s investment strategies or investments may cause the Fund to lose the benefits of this exclusion and may trigger additional CFTC requirements. If the Adviser or a Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

As of May 31, 2020, the following persons were the owners of record of, or known by the Trust to own beneficially more than 5% of the outstanding Shares of the following Funds:
Name of Fund	Name and Address of Shareholder	Percentage Held
JPMORGAN CORE BOND TRUST
	JPMIM AS AGENT FOR MCLAREN HEALTH* CARE CORP MASTER TRUST POOL ATTN: CLIENT SERVICES 1111 POLARIS PKWY OH1-0084 COLUMBUS OH 43240-2031	11.47%

	JPMIM AS AGENT FOR* CONCORDIA RETIREMENT PLAN JPMIT CORE BOND TRUST ATTN CLIENT SERVICES 1111 POLARIS PKWY # OH1-0084 COLUMBUS OH 43240-2031	10.10%

	JPMIM AS AGENT FOR* THE LUTHERAN CHURCH - MISSOURI SYNOD FOUNDATION ATTN: CLIENT SERVICES 1111 POLARIS PKWY # OH1-0084 COLUMBUS OH 43240-2031	6.37%

	JPMIM AS AGENT FOR* NEBRASKA METHODIST HEALTH SYSTEM ATTN CLIENT SERVICES 1111 POLARIS PKWY OH1-0084 COLUMBUS OH 43240-2031	6.02%

	JPMIM AS AGENT FOR* ROCKWELL ATTN CLIENT SERVICES 1111 POLARIS PKWY # OH1-0084 COLUMBUS OH 43240-2031	5.62%
JPMORGAN INTERMEDIATE BOND TRUST
	JPMIM AS AGENT FOR* HEALTH INTELLIGENCE COMPANY LLC ATTN CLIENT SERVICES 1111 POLARIS PKWY # OH1-0084 COLUMBUS OH 43240-2031	33.48%

	JPMIM AS AGENT FOR* BLUE CROSS BLUE SHIELD ASSOCIATION ATTN CLIENT SERVICES 500 STANTON CHRISTIANA RD OPS3/FLR2 DE3-3650 NEWARK DE 19713-2105	19.87%

	JPMIM AS AGENT FOR* UNION HOSPITAL INC ATTN CLIENT SERVICES 1111 POLARIS PKWY # OH1-0084 COLUMBUS OH 43240-2031	16.42%

Name of Fund	Name and Address of Shareholder	Percentage Held

	JPMIM AS AGENT FOR* BLUE CROSS BLUE SHIELD ASSOCIATION ATTN CLIENT SERVICES 500 STANTON CHRISTIANA RD NEWARK DE 19713-2105	8.96%

	JPMIM AS AGENT FOR* ELECTRICAL WORKERS IBEW 4TH DISTRICT ATTN CLIENT SERVICES 1111 POLARIS PKWY # OH1-0084 COLUMBUS OH 43240-2031	7.87%

	JPMIM AS AGENT FOR* UNION BENEFITS TRUST ATTN CLIENT SERVICES 1111 POLARIS PKWY # OH1-0084 COLUMBUS OH 43240-2031	7.72%

	JPMIM AS AGENT FOR* ASSOCIATED GENERAL CONTRACTORS SAN DIEGO CHAPTER INC ATTN CLIENT SERVICES 1111 POLARIS PKWY OH1-0084 COLUMBUS OH 43240-2031	5.69%
*
The shareholder of record is a subsidiary or affiliate of JPMorgan Chase & Co. (a “JPMorgan Affiliate”). Typically, the shares are held for the benefit of underlying accounts for which the JPMorgan Affiliate may have voting or investment power. To the extent that JPMorgan Affiliates own 25% or more of a class of shares of a Fund, JPMorgan Chase & Co. may be deemed to be a “controlling person” of such shares under the 1940 Act.
Persons owning 25% or more of the outstanding shares of a Fund may be presumed to “control” (as that term is defined in the 1940 Act) a Fund. As a result, those persons may have the ability to control the outcome on any matter requiring the approval of shareholders of a Fund.
Financial Statements
The Financial Statements are incorporated by reference into this Supplement. The Financial Statements of the Trust for the fiscal year ended February 28, 2021 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm to the Funds, as indicated in their reports with respect thereto, and are incorporated herein by reference on the report of said firm, given on the authority of said firm as experts in accounting and auditing. These Financial Statements are available to shareholder without charge upon request by calling their Client Service Manager.

APPENDIX A — DESCRIPTION OF RATINGS
The following is a summary of published ratings by certain Nationally Recognized Statistical Rating Organizations (“NRSROs”). Credit ratings evaluate only the safety of principal and interest payments, not the market value risk of lower quality securities. NRSROs may fail to change credit ratings to reflect subsequent events on a timely basis. Although the Adviser considers security ratings when making investment decisions, it also performs its own investment analysis and does not rely solely on the ratings assigned by NRSROs.
A Fund only purchases securities that meet the rating criteria, if any, described in its Prospectus and/or SAI. The Adviser will look at a security’s rating at the time of investment. If the securities are unrated, the Adviser must determine that they are of comparable quality to rated securities. Subsequent to its purchase by a Fund, a security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by a Fund. The Adviser will consider such an event in determining whether a Fund should continue to hold the security and is not required to sell a security in the event of a downgrade. Securities issued by the U.S. Government and its agencies and instrumentalities are not rated by NRSROs and so the rating of such securities is determined based on the ratings assigned to the issuer by the NRSRO(s) or if unrated, based on the Adviser’s determination of the issuer’s credit quality. The Adviser may also use the ratings assigned by NRSROs to issuers that are issued by non-U.S. governments and their agencies and instrumentalities to determine the rating of such securities.
From time to time, NRSROs may not agree on the credit quality of a security and issuer and assign different ratings. Certain Funds use the NRSROs and methodology described in their prospectuses to determine the credit quality of their investments, including whether a security is in a particular rating category for purposes of the credit quality requirements specified below. For securities that are not rated by the applicable NRSROs, the Adviser must determine that they are of comparable quality to rated securities. If a Fund’s prospectus does not specify the methodology for determining the credit quality of securities that have received different ratings from more than one NRSRO, such securities will be considered investment grade if at least one agency has rated the security investment grade.
Certain Funds are rated by NRSROs. In order to maintain a rating from a rating organization, the Funds may be subject to additional investment restrictions.
DESCRIPTION OF SHORT-TERM CREDIT RATINGS
Standard & Poor’s Financial Services LLC (“S&P”)
An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.
Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.
A-1
A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global
Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2
A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3
A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B
A short-term obligation rated ‘B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.

C
A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D
A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Dual Ratings
Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).
Active Qualifiers (Currently applied and/or outstanding)
L: Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
P: This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
Preliminary: Preliminary ratings, with the “prelim” suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P Global Ratings of appropriate documentation. S&P Global Ratings reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
•
Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
•
Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
•
Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P Global Ratings’ opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
•
Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P Global Ratings would likely withdraw these preliminary ratings.

•
A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.
t: This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir: This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.
Inactive Qualifiers (No longer applied or outstanding)
*: This symbol indicated that the rating was contingent upon S&P Global Ratings’ receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c: This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G: The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
pi: This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr: The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q: A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r: The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P Global Ratings discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings (“Fitch”)
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1	HIGHEST SHORT-TERM CREDIT QUALITY. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2	GOOD SHORT-TERM CREDIT QUALITY. Good intrinsic capacity for timely payment of financial commitments.
F3	FAIR SHORT-TERM CREDIT QUALITY. The intrinsic capacity for timely payment of financial commitments is adequate.

B	SPECULATIVE SHORT-TERM CREDIT QUALITY. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C	HIGH SHORT-TERM DEFAULT RISK. Default is a real possibility.
RD
RESTRICTED DEFAULT. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.
Typically applicable to entity ratings only.

D	DEFAULT. Indicates a broad-based default event for an entity, or the default of a short- term obligation.
Limitations of the Credit Ratings Scale
Specific limitations relevant to the Credit Ratings scale include:
•
The ratings do not predict a specific percentage of default likelihood or failure likelihood over any given time period.
•
The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.
•
The ratings do not opine on the liquidity of the issuer’s securities or stock.
•
The ratings do not opine on the possible loss severity on an obligation should an issuer (or an obligation with respect to structured finance transactions) default, except in the following two cases:
•
Ratings assigned to individual obligations of issuers in corporate finance, banks, non-bank financial institutions, insurance and covered bonds.
•
In limited circumstances for U.S. public finance obligations where Chapter 9 of the Bankruptcy Code provides reliably superior prospects for ultimate recovery to local government obligations that benefit from a statutory lien on revenues or during the pendency of a bankruptcy proceeding under the Code if there is sufficient visibility on potential recovery prospects.
•
The ratings do not opine on the suitability of an issuer as a counterparty to trade credit.
The ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency‘s opinion on its relative vulnerability to default or in the case of bank Viability Ratings on its relative vulnerability to failure. For the avoidance of doubt, not all defaults will be considered a default for rating purposes. Typically, a default relates to a liability payable to an unaffiliated, outside investor.
The ratings do not opine on any quality related to a transaction’s profile other than the agency’s opinion on the relative vulnerability to default of an issuer and/or of each rated tranche or security.
The ratings do not predict a specific percentage of extraordinary support likelihood over any given period.
In the case of bank Support Ratings and Support Rating Floors, the ratings do not opine on any quality related to an issuer’s business, operational or financial profile other than the agency’s opinion on its relative likelihood of receiving external extraordinary support.
The ratings do not opine on the suitability of any security for investment or any other purposes.
Moody’s Investors Service, Inc. (“Moody’s”)
Moody’s global short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non- standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Short-term ratings are assigned for obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1	Ratings of Prime-1 reflect a superior ability to repay short-term debt obligations.
P-2	Ratings of Prime-2 reflect a strong ability to repay short-term debt obligations.
P-3	Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
DBRS Morningstar
The DBRS Morningstar short-term debt rating scale provides an opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. Ratings are based on quantitative and qualitative considerations relevant to the issuer and the relative ranking of claims. The R-1 and R-2 rating categories are further denoted by the subcategories “(high),” “(middle),” and “(low).”
R-1 (high)	Highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.
R-1 (middle)
Superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from R-1 (high) by a relatively modest degree.
Unlikely to be significantly vulnerable to future events.

R-1 (low)
Good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

R-2 (high)	Upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.
R-2 (middle)
Adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

R-2 (low)
Lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.
A number of challenges are present that could affect the issuer’s ability to meet such obligations.

R-3
Lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

R-4	Speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.
R-5	Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.
D
When the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to D may occur. DBRS Morningstar may also use SD (Selective Default)
in cases where only some securities are impacted, such as the case of a “distressed exchange.”

DESCRIPTION OF LONG-TERM CREDIT RATINGS
S&P
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ analysis of the following considerations:
•
The likelihood of payment — the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
•
The nature and provisions of the financial obligation, and the promise we impute; and
•
The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
An issue rating is an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A
An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories.
However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB
An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB,B,CCC,CC and C
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB
An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues.
However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B
An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC
An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC
An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C
An obligation rated ‘C; is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D
An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Plus(+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Fitch
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies, and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA
HIGHEST CREDIT QUALITY. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA
VERY HIGH CREDIT QUALITY. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A
HIGH CREDIT QUALITY. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB
GOOD CREDIT QUALITY. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB
SPECULATIVE. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

B
HIGHLY SPECULATIVE. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met;
however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC	SUBSTANTIAL CREDIT RISK. Default is a real possibility.
CC	VERY HIGH LEVELS OF CREDIT RISK. Default of some kind appears probable.
C
NEAR DEFAULT. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired.
Conditions that are indicative of a ‘C’ category rating for an issuer include:

•the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
•the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;
•the formal announcement by the issuer or their agent of a distressed debt exchange;
•a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

RD	RESTRICTED DEFAULT. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:

•an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but
•has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and
•has not otherwise ceased operating. This would include:
•the selective payment default on a specific class or currency of debt;
•the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;
•the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

D
DEFAULT. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
Limitations of the Credit Rating Scale:
Specific limitations relevant to the credit rating scale are listed under Description of Short-Term Credit Ratings section.
Moody’s
Long-Term Obligation Ratings
Moody’s long-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B	Obligations rated B are considered speculative and are subject to high credit risk.
Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers, 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
*By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
DBRS Morningstar
Long-Term Obligations
The DBRS Morningstar long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligations has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories “(high)” and “(low).” The absence of either a “(high)” or “(low)” designation indicates the rating is in the middle of the category.
AAA	Highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.
AA
Superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from AAA only to a small degree. Unlikely to be significantly vulnerable to future events.

A
Good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than AA. May be vulnerable to future events, but qualifying negative factors are considered manageable.

BBB	Adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.
BB	Speculative, non-investment grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.
B	Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.
CCC/CC/C
Very highly speculative credit quality. In danger of defaulting on financial obligations.
There is little difference between these three categories, although CC and C ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the CCC to B range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the C category.

D
When the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to D may occur. DBRS Morningstar may also use SD (Selective Default)
in cases where only some securities are impacted, such as the case of a “distressed exchange.”

DESCRIPTION OF INSURANCE RATINGS
S&P
Insurer Financial Strength Rating Definitions
An S&P Global Ratings insurer financial strength rating is a forward-looking opinion about the financial security characteristics of an insurance organization with respect to its ability to pay under its insurance policies and contracts in accordance with their terms. Insurer financial strength ratings are also assigned to health maintenance organizations and similar health plans with respect to their ability to pay under their policies and contracts in accordance with their terms.
This opinion is not specific to any particular policy or contract, nor does it address the suitability of a particular policy or contract for a specific purpose or purchaser. Furthermore, the opinion does not take into account deductibles, surrender or cancellation penalties, timeliness of payment, nor the likelihood of the use of a defense such as fraud to deny claims.
Insurer financial strength ratings do not refer to an organization’s ability to meet nonpolicy (i.e. debt) obligations. Assignment of ratings to debt issued by insurers or to debt issues that are fully or partially supported by insurance policies, contracts, or guarantees is a separate process from the determination of insurer financial strength ratings, and it follows procedures consistent with those used to assign an issue credit rating. An insurer financial strength rating is not a recommendation to purchase or discontinue any policy or contract issued by an insurer.
Insurer Financial Strength Ratings
AAA	An insurer rated ‘AAA’ has extremely strong financial security characteristics. ‘AAA’ is the highest insurer financial strength rating assigned by S&P Global Ratings.
AA	An insurer rated ‘AA’ has very strong financial security characteristics, differing only slightly from those rated higher.
A	An insurer rated ‘A’ has strong financial security characteristics, but is somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.
BBB	An insurer rated ‘BBB’ has good financial security characteristics, but is more likely to be affected by adverse business conditions than are higher-rated insurers.
BB, B, CCC, and CC	An insurer rated ‘BB’ or lower is regarded as having vulnerable characteristics that may outweigh its strengths, ‘BB’ indicates the least degree of vulnerability within the range and ‘CC’ the highest.

BB	An insurer rated ‘BB’ has marginal financial security characteristics. Positive attributes exist, but adverse business conditions could lead to insufficient ability to meet financial commitments.
B	An insurer rated ‘B’ has weak financial security characteristics. Adverse business conditions will likely impair its ability to meet financial commitments.
CCC	An insurer rated ‘CCC’ has very weak financial security characteristics, and is dependent on favorable business conditions to meet financial commitments.
CC	An insurer rated ‘CC’ has extremely weak financial security characteristics and is likely not to meet some of its financial commitments.
SD and D
An insurer rated ‘SD’ (selective default) or ‘D’ is in default on one or more of its insurance policy obligations.
The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on a policy obligation are at risk. A ‘D’ rating is assigned when S&P Global Ratings believes that the default will be a general default and that the obligor will fail to pay substantially all of its obligations in full in accordance with the policy terms.
An ‘SD’ rating is assigned when S&P Global Ratings believes that the insurer has selectively defaulted on a specific class of policies but it will continue to meet its payment obligations on other classes of obligations. An ‘SD’ includes the completion of a distressed debt restructuring. Claim denials due to lack of coverage or other legally permitted defenses are not considered defaults.

Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Fitch
Insurer Financial Strength Ratings
The Insurer Financial Strength (IFS) Rating provides an assessment of the financial strength of an insurance organization. The IFS Rating is assigned to the insurance company’s policyholder obligations, including assumed reinsurance obligations and contract holder obligations, such as guaranteed investment contracts. The IFS Rating reflects both the ability of the insurer to meet these obligations on a timely basis, and expected recoveries received by claimants in the event the insurer stops making payments or payments are interrupted, due to either the failure of the insurer or some form of regulatory intervention. In the context of the IFS Rating, the timeliness of payments is considered relative to both contract and/or policy terms but also recognizes the possibility of reasonable delays caused by circumstances common to the insurance industry, including claims reviews, fraud investigations and coverage disputes.
The IFS Rating does not encompass policyholder obligations residing in separate accounts, unit-linked products or segregated funds, for which the policyholder bears investment or other risks. However, any guarantees provided to the policyholder with respect to such obligations are included in the IFS Rating.
Expected recoveries are based on the agency’s assessments of the sufficiency of an insurance company’s assets to fund policyholder obligations, in a scenario in which payments have ceased or been interrupted. Accordingly, expected recoveries exclude the impact of recoveries obtained from any government sponsored guaranty or policyholder protection funds. Expected recoveries also exclude the impact of collateralization or security, such as letters of credit or trusteed assets, supporting select reinsurance obligations.
IFS Ratings can be assigned to insurance and reinsurance companies in any insurance sector, including the life & annuity, non-life, property/casualty, health, mortgage, financial guaranty, residual value and title insurance sectors, as well as to managed care companies such as health maintenance organizations.
The IFS Rating uses the same symbols used by the agency for its International and National credit ratings of long-term or short-term debt issues. However, the definitions associated with the ratings reflect the unique aspects of the IFS Rating within an insurance industry context.
Obligations for which a payment interruption has occurred due to either the insolvency or failure of the insurer or some form of regulatory intervention will generally be rated between ‘B’ and ‘C’ on the Long-Term IFS Rating scales (both International and National). International Short-Term IFS Ratings assigned under the same circumstances will align with the insurer’s International Long-Term IFS Rating.
Long-Term International IFS Ratings
The following rating scale applies to foreign currency and local currency ratings. Ratings of ‘BBB-’ and higher are considered to be “secure,” and those of ‘BB+’ and lower are considered to be “vulnerable.”
AAA
EXCEPTIONALLY STRONG. ‘AAA’ IFS Ratings denote the lowest expectation of ceased or interrupted payments. They are assigned only in the case of exceptionally strong capacity to meet policyholder and contract obligations. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA
VERY STRONG. ‘AA’ IFS Ratings denote a very low expectation of ceased or interrupted payments. They indicate very strong capacity to meet policyholder and contract obligations. This capacity is not significantly vulnerable to foreseeable events.

A
STRONG. ‘A’ IFS Ratings denote a low expectation of ceased or interrupted payments.
They indicate strong capacity to meet policyholder and contract obligations. This capacity may, nonetheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB
GOOD. ‘BBB’ IFS Ratings indicate that there is currently a low expectation of ceased or interrupted payments. The capacity to meet policyholder and contract obligations on a timely basis is considered adequate, but adverse changes in circumstances and economic conditions are more likely to impact this capacity.

BB
MODERATELY WEAK. ‘BB’ IFS Ratings indicate that there is an elevated vulnerability to ceased or interrupted payments, particularly as the result of adverse economic or market changes over time. However, business or financial alternatives may be available to allow for policyholder and contract obligations to be met in a timely manner.

B
WEAK. ‘B’ IFS Ratings indicate two possible conditions. If obligations are still being met on a timely basis, there is significant risk that ceased or interrupted payments could occur in the future, but a limited margin of safety remains. Capacity for continued
timely payments is contingent upon a sustained, favorable business and economic environment, and favorable market conditions. Alternatively, a ‘B’ IFS Rating is assigned to obligations that have experienced ceased or interrupted payments, but with the potential for extremely high recoveries. Such obligations would possess a recovery assessment of ‘RR1’ (Outstanding).

CCC
VERY WEAK. ‘CCC’ IFS Ratings indicate two possible conditions. If obligations are still being met on a timely basis, there is a real possibility that ceased or interrupted payments could occur in the future. Capacity for continued timely payments is solely reliant upon a sustained, favorable business and economic environment, and favorable market conditions. Alternatively, a ‘CCC’ IFS Rating is assigned to obligations that have experienced ceased or interrupted payments, and with the potential for average to superior recoveries. Such obligations would possess a recovery assessment of ‘RR2’
(Superior), ‘RR3’ (Good), and ‘RR4’ (Average).

CC
EXTREMELY WEAK. ‘CC’ IFS Ratings indicate two possible conditions. If obligations are still being met on a timely basis, it is probable that ceased or interrupted payments will occur in the future. Alternatively, a ‘CC’ IFS Rating is assigned to obligations that have experienced ceased or interrupted payments, with the potential for average to below-average recoveries. Such obligations would possess a recovery assessment of ‘RR4’ (Average) or ‘RR5’ (Below Average).

C
DISTRESSED. ‘C’ IFS Ratings indicate two possible conditions. If obligations are still being met on a timely basis, ceased or interrupted payments are imminent. Alternatively, a ‘C’ IFS Rating is assigned to obligations that have experienced ceased or interrupted payments, and with the potential for below average to poor recoveries. Such obligations would possess a recovery assessment of ‘RR5’ (Below Average) or ‘RR6’ (Poor).

Short-Term IFS Ratings
A Short-Term Insurer Financial Strength Rating (ST-IFS Rating) provides an assessment of the near-term financial health of an insurance organization and its capacity to meet senior obligations to policyholders and contract holders that would be expected to be due within one year. The analysis supporting the ST-IFS Rating encompasses all of the factors considered within the context of the IFS Rating, but with greater weight given to an insurer’s near-term liquidity, financial flexibility and regulatory solvency characteristics, and less weight given to longer-term issues such as competitiveness and earnings trends.
The agency will only assign a ST-IFS Rating to insurers that also have been assigned an IFS Rating. Currently, ST-IFS Ratings are used primarily by U.S. life insurance companies that sell short-term funding agreements.
The ST-IFS Rating uses the same international ratings scale used by the agency for short-term debt and issuer ratings.
F1
Insurers are viewed as having a strong capacity to meet their near-term obligations.
When an insurer rated in this rating category is designated with a (+) sign, it is viewed as having a very strong capacity to meet near-term obligations.

F2	Insurers are viewed as having a good capacity to meet their near-term obligations.
F3	Insurers are viewed as having an adequate capacity to meet their near-term obligations.
B	Insurers are viewed as having a weak capacity to meet their near-term obligations.
C	Insurers are viewed as having a very weak capacity to meet their near-term obligations.

Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate finance issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgement, but actual recoveries for a given security may deviate materially from historical averages.
RR1	OUTSTANDING RECOVERY PROSPECTS GIVEN DEFAULT. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%–100% of current principal and related interest.
RR2	SUPERIOR RECOVERY PROSPECTS GIVEN DEFAULT. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%–90% of current principal and related interest.
RR3	GOOD RECOVERY PROSPECTS GIVEN DEFAULT. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%–70% of current principal and related interest.
RR4	AVERAGE RECOVERY PROSPECTS GIVEN DEFAULT. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%–50% of current principal and related interest.
RR5	BELOW AVERAGE RECOVERY PROSPECTS GIVEN DEFAULT. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%– 30% of current principal and related interest.
RR6	POOR RECOVERY PROSPECTS GIVEN DEFAULT. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%–10% of current principal and related interest.
Limitations of the Recovery Ratings Scale
Specific limitations relevant to the Recovery Ratings scale include:
•
The ratings do not predict a specific percentage of recovery should a default occur.
•
The ratings do not opine on the market value of any issuer’s securities or stock, or the likelihood that this value may change.
•
The ratings do not opine on the liquidity of the issuer’s securities or stock.
•
The ratings do not opine on any quality related to an issuer or transaction’s profile other than the agency’s opinion on the relative loss severity of the rated obligation should the obligation default.
•
Recovery Ratings, in particular, reflect a fundamental analysis of the underlying relationship between financial claims on an entity or transaction and potential sources to meet those claims. The size of such sources and claims is subject to a wide variety of dynamic factors outside the agency’s analysis that will influence actual recovery rates.
•
Out-of-court settlements are not contemplated by Fitch’s Recovery Ratings, other than in broad concession payments for some classes of junior-ranking bonds in some specific scenarios. In reality, out-of-court settlements will be influenced heavily by creditor composition and local political and economic imperatives, and Fitch does not attempt to factor these into its Recovery Ratings.

•
Creditor composition is outside the scope of Recovery Ratings. Concentration of creditors at a certain level of the capital structure, common ownership of claims at different levels in a capital structure or even differing entry prices of investors within a creditor class can have a profound effect on actual recovery rates.
•
Information flows for companies close to default can become erratic, which may reduce Fitch’s visibility on its Recovery Ratings.
•
Enterprise valuations play a key role in the allocation of recoveries across credit classes. Recovery Ratings assume cash-flow multiples or advance rates, which are driven by subjective forecasts of Fitch analysts of post-restructuring cash flow, achievable exit multiples and appropriate advance rates. All these parameters are subject to volatility before and during the restructuring process.
•
Recovery rates are strongly influenced by legal decisions. Potential legal decisions are not factored into Fitch’s Recovery Ratings.
Moody’s
Insurance Financial Strength Ratings
Moody’s Insurance Financial Strength Ratings are opinions of the ability of insurance companies to pay punctually senior policyholder claims and obligations and also reflect the expected financial loss suffered in the event of default.
Aaa	Insurance companies rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa	Insurance companies rated Aa are judged to be of high quality and are subject to very low credit risk.
A	Insurance companies rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa	Insurance companies rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba	Insurance companies rated Ba are judged to be speculative and are subject to substantial credit risk.
B	Insurance companies rated B are considered speculative and are subject to high credit risk.
Caa	Insurance companies rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca	Insurance companies rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C	Insurance companies rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
*By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Short-Term Insurance Financial Strength Ratings
P-1	Ratings of Prime-1 reflect a superior ability to repay short-term debt obligations.
P-2	Ratings of Prime-2 reflect a strong ability to repay short-term debt obligations.
P-3	Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
P-4	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

DESCRIPTION OF SHORT-TERM MUNICIPAL BOND RATINGS
S&P
Municipal Short-Term Note Ratings
An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:
•
Amortization schedule — the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
•
Source of payment — the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
Note rating symbols are as follows:
SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3	Speculative capacity to pay principal and interest.
D
‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example, due to automatic stay provisions.

Moody’s
Short-Term Obligation Ratings
The Municipal Investment Grade (MIG) scale is used to rate US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, the MIG scale is used for bond anticipation notes with maturities of up to five years.
MIG 1
This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.
VMIG 1
This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2
This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3
This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.

DESCRIPTION OF PREFERRED STOCK RATINGS
DBRS Morningstar
Preferred Share Rating Scale
The DBRS Morningstar preferred share rating scale reflects an opinion on the risk that an issuer will not fulfil its obligations with respect to both dividend and principal commitments in respect of preferred shares issued in the Canadian securities market in accordance with the terms under which the relevant preferred shares have been issued. Every DBRS Morningstar rating using the preferred share rating scale is based on quantitative and qualitative considerations relevant to the issuing entity. Each rating category may be denoted by the subcategories “high” and “low”. The absence of either a “high” or “low” designation indicates the rating is in the middle of the category.
Preferred shares issued in the Canadian securities markets are rated using the preferred share rating scale and preferred shares issued outside of the Canadian securities markets are rated using the long-term obligations scale. Because preferred share dividends are only payable when approved, the non-payment of a preferred share dividend does not necessarily result in a “D”. DBRS Morningstar may also use “SD” (Selective Default) in cases where only some securities are affected, such as in the case of a “distressed exchange”.
Pfd-1
Preferred shares rated Pfd-1 are generally of superior credit quality, and are supported by entities with strong earnings and balance sheet characteristics. Pfd-1 ratings generally correspond with issuers with a AAA or AA category reference point[1].

Pfd-2
Preferred shares rated Pfd-2 are generally of good credit quality. Protection of dividends and principal is still substantial, but earnings, the balance sheet and coverage ratios are not as strong as Pfd-1 rated companies. Generally, Pfd-2 ratings correspond with issuers with an A category or higher reference point.

Pfd-3
Preferred shares rated Pfd-3 are generally of adequate credit quality. While protection of dividends and principal is still considered acceptable, the issuing entity is more susceptible to adverse changes in financial and economic conditions, and there may be other adverse conditions present which detract from debt protection. Pfd-3 ratings generally correspond with issuers with a BBB category or higher reference point.

Pfd-4
Preferred shares rated Pfd-4 are generally speculative, where the degree of protection afforded to dividends and principal is uncertain, particularly during periods of economic adversity. Issuers with preferred shares rated Pfd-4 generally correspond with issuers with a BB category or higher reference point.

Pfd-5
Preferred shares rated Pfd-5 are generally highly speculative and the ability of the entity to maintain timely dividend and principal payments in the future is highly uncertain.
Entities with a Pfd-5 rating generally correspond with issuers with a B category or higher reference point. Preferred shares rated Pfd-5 often have characteristics that, if not remedied, may lead to default.

D
When the issuer has filed under any applicable bankruptcy, insolvency or winding up or the issuer is in default per the legal documents, a downgrade to D may occur. Because preferred share dividends are only payable when approved, the non-payment of a preferred share dividend does not necessarily result in a D. DBRS Morningstar may also use SD (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”. See the Default Definition document posted on the website for more information.

1
The reference point is a credit rating or intrinsic assessment on the relevant issuer expressed using the long-term obligations scale. For instance, it could be the issuer rating (for a corporate issuer), the intrinsic assessment (for a bank or a non-bank finance company), or the financial strength rating (for an insurance company).

PART C: OTHER INFORMATION
Item 23.
Exhibits
Exhibits filed pursuant to Form N-1A:
(a)(1)	Certificate of Trust is incorporated by reference to Registrant’s Initial Registration Statement on Form N-1A, SEC File No. 811-21638.
(a)(2)	Declaration of Trust, dated September 14, 2004 (amended May 14, 2014). Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(a)(3)	Schedule A to the Declaration of Trust. Incorporated herein by reference to Amendment No. 12 to Registrant’s Registration Statement filed on June 26, 2009.
(b)	By-Laws of JPMorgan Institutional Trust, as Amended and Restated April 15, 2019. Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.
(c)	None.
(d)(1)
Investment Advisory Agreement between the Registrant and J.P. Morgan Investment Management Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(d)(2)
Form of Schedule A to the Investment Advisory Agreement (amended as of June 25, 2019). Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.

(e)	Not applicable.
(f)	Deferred Compensation Plan for Eligible Trustees of the Trust. Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on June 27, 2014.
(g)(1)(a)
Amended and Restated Global Custody and Fund Accounting Agreement dated September 1, 2010 between JPMorgan
Chase Bank, N.A. and the entities named on Schedule A. Incorporated herein by reference to Amendment No. 17 to the Registrant’s Registration Statement filed on January 12, 2011.

(g)(1)(b)
Form of Amended Schedule A to the Amended and Restated Global Custody & Fund Accounting Agreement
(amended as of February 9, 2021). Incorporated herein by reference to Amendment No. 47 to Registrant’s Registration
Statement filed on March 1, 2021.

(g)(1)(c)
Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated December 1, 2013.
Incorporated herein by reference to Amendment No. 22 to the Registrant’s Registration Statement filed on
June 27, 2014.

(g)(1)(d)
Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated September 1, 2014.
Incorporated herein by reference to Amendment No. 24 to the Registrant’s Registration Statement filed on
December 29, 2014.

(g)(1)(e)
Joinder and Amendment, dated December 1, 2015, including Schedule A, to Amended and Restated Global Custody and Fund Accounting Agreement dated September 1, 2004. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.

(g)(1)(f)
Amendment to the Amended and Restated Global Custody & Fund Accounting Agreement, dated February 1, 2020.
Incorporated herein by reference to Amendment No. 49 to the Registrant’s Registration Statement filed on
May 4, 2021.

(g)(2)
Third Party Securities Lending Rider, dated October 4, 2018 to the Amended and Restated Global Custody and Fund
accounting Agreement dated September 1, 2010 among the Registrant, JPMorgan Chase Bank, N.A. and Citibank,
N.A. Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on
June 28, 2019.

(h)(1)(a)
Amended and Restated Transfer Agency Agreement between the Trust and Boston Financial Data Services, Inc.
(“BFDS”), effective September 1, 2014. Incorporated herein by reference to Amendment No. 24 to the Registrant’s
Registration Statement filed on December 29, 2014.

(h)(1)(b)
Form of Amended Appendix A, dated as of February 9, 2021, to the Amended and Restated Transfer Agency
Agreement between the Trust and DST Asset Manager Solutions, Inc., dated September 1, 2014. Incorporated herein by reference to Amendment No. 47 to Registrant’s Registration Statement filed on March 1, 2021.

(h)(1)(c)
Amendment to Amended and Restated Transfer Agency Agreement between the Trust and BFDS, dated
November 11, 2015. Incorporated herein by reference to Amendment No. 44 to Registrant’s Registration Statement
filed on April 13, 2020.

(h)(1)(d)
Form of Amendment to Amended and Restated Transfer Agency Agreement between the Trust and BFDS, dated
September 30, 2016. Incorporated herein by reference to Amendment No. 44 to Registrant’s Registration Statement
filed on April 13, 2020.

(h)(1)(e)
Second Amendment to Amended and Restated Transfer Agency Agreement between the Trust and DST Asset Manager
Solutions, Inc. (“DST AMS” f/k/a “Boston Financial Data Services, Inc.”), dated August 30, 2019. Incorporated herein by reference to Amendment No. 44 to Registrant’s Registration Statement filed on April 13, 2020.

(h)(2)(a)
Form of Agreement between the Registrant and JPMorgan Funds Management, Inc. (formerly known as One Group
Administrative Services, Inc.) is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement
filed on October 28, 2005.

(h)(2)(b)	Schedule A to the Administration Agreement (amended as of June 26, 2009). Incorporated herein by reference to Amendment No. 13 to Registrant’s Registration Statement filed on October 2, 2009.
(h)(2)(c)	Amendment dated April 1, 2016, to Administration Agreement. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(h)(3)
Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc. is incorporated by reference to Amendment No. 4 to Registrant’s Registration Statement filed on October 28, 2005.

(h)(4)
Placement Agency Agreement between the Registrant and J.P. Morgan Institutional Investments Inc., dated
May 25, 2005, is incorporated by reference to Amendment No. 8 to Registrant’s Registration Statement filed on
June 28, 2006.

(h)(5)(a)
Global Securities Lending Agency Agreement dated as of October 4, 2018, between Citibank, N.A. and Registrant.
Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.

(h)(5)(b)
Amendment to the Global Securities Lending Agency Agreement, dated as of December 11, 2018. Incorporated herein by reference to Amendment No. 39 to Registrant’s Registration Statement filed on June 28, 2019.

(h)(6)(a)	Form of Fee Waiver Agreement, dated July 1, 2021. Filed herewith.
(h)(6)(b)	Form of Amendment to Fee Waiver Agreement, dated October 5, 2018. Incorporated herein by reference to Amendment 37 to the Registrant’s Registration Statement filed on October 5, 2018.
(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.
(l)	Not applicable.
(m)	Not applicable.
(n)	Not applicable.
(o)	Reserved.
(p)	Codes of Ethics.
(1)	Code of Ethics of Trust. Incorporated herein by reference to Amendment No. 31 to the Registrant’s Registration Statement filed on June 28, 2016.
(2)
Code of Ethics of JPMAM, including JPMIM, (Effective February 1, 2005, Revised December 18, 2020).
Incorporated herein by reference to Amendment No. 47 to Registrant’s Registration Statement filed on March 1, 2021.

(99)(a)	Powers of Attorney for the Trustees. Incorporated herein by reference to Amendment No. 48 to Registrant’s Registration Statement filed on April 1, 2021.
(99)(b)	Power of Attorney for Brian S. Shlissel. Incorporated herein by reference to Amendment No. 48 to Registrant’s Registration Statement filed on April 1, 2021.
(99)(c)	Power of Attorney for Timothy J. Clemens. Incorporated herein by reference to Amendment No. 48 to Registrant’s Registration Statement filed on April 1, 2021.
Item 24.
Persons Controlled by or Under Common Control with the Registrant
The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees. It does not have any subsidiaries.

Item 25.
Indemnification
Article VII, Section 3 of the Trust’s Declaration of Trust provides that, subject to the exceptions and limitations contained in the Trust’s By-Laws: (a) every person who is, has been, or becomes a Trustee or officer of the Trust (hereinafter referred to as a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer of the Trust and against amounts paid or incurred by him in the settlement thereof; and (ii) expenses in connection with the defense of any proceeding of the character described in clause (i) above shall be advanced by the Trust to the Covered Person from time to time prior to final disposition of such proceeding to the fullest extent permitted by law.
Article VII, Section 2 of the Trust’s By-Laws provides that subject to the exceptions and limitations contained in Article VII, Section 4 of the By-Laws the Trust shall indemnify its Covered Persons to the fullest extent consistent with state law and the Investment Company Act of 1940, as amended (“1940 Act”). Without limitation of the foregoing, the Trust shall indemnify each person who was or is a party or is threatened to be made a party to any proceedings, by reason of alleged acts or omissions within the scope of his or her service as a Trustee or officer of the Trust, against judgments, fines, penalties, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. Subject to the exceptions and limitations contained in Section 4 of Article VII of the By-Laws, the Trust may, to the fullest extent consistent with law, indemnify each person who is serving or has served at the request of the Trust as a director, officer, partner, trustee, employee, agent or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (“Other Position”) and who was or is a party or is threatened to be made a party to any proceeding by reason of alleged acts or omissions while acting within the scope of his or her service in such Other Position, against judgments, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such proceeding to the maximum extent consistent with state law and the 1940 Act. The indemnification and other rights provided by Article VII of the By-Laws shall continue as to a person who has ceased to be a Trustee or officer of the Trust.
Article VII, Section 4 of the Trust’s By-Laws provides that: (a) the Trust shall not indemnify a Covered Person or agent who shall have been adjudicated by a court or body before which the proceeding was brought (i) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (collectively, “disabling conduct”) or (ii) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interest of the Trust; and (b) the Trust shall not indemnify a Covered Person or agent unless the court or other body before which the proceeding was brought determines that such Trustee, officer or agent did not engage in disabling conduct or, with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought, there has been a dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such a Covered Person or agent has been charged and a determination that such Trustee, officer or agent did not engage in disabling conduct by at least a majority of those Trustees who are neither interested persons of the Trust (as that term is defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry).
Item 26.
Business and Other Connections of the Investment Adviser
See “Management of the Trust” in Part B. Information as to the directors and officers of the Adviser is included in its Form ADV filed with the SEC and is incorporated herein by reference.
Item 27.
Principal Underwriter
Not applicable.
Item 28.
Location of Accounts and Records
All accounts, books, records and documents required pursuant to Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder are maintained in the physical possession of: JPMorgan Funds Management, Inc. (named One Group Administrative Services, Inc. through February 15, 2005), the Registrant’s administrator, at 383 Madison Avenue, New York, NY 10179; JPMorgan Chase Bank, the Registrant’s custodian at 383 Madison Avenue, New York, NY 10179; J.P. Morgan Investment Management Inc., the Registrant’s investment adviser, at 383 Madison Avenue, New York, NY 10179; DST Systems Inc., 333 W. 11th Street, Kansas City, MO 64105, the Registrant’s transfer agent.
Item 29.
Management Services
None.

Item 30.
Undertakings
Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, the Registrant, JPMorgan Institutional Trust, has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on the 29th day of June, 2021.
JPMorgan Institutional Trust
By:	Brian S. Shlissel*
Name: Brian S. Shlissel
Title: President and Principal Executive Officer
Pursuant to the requirements of the Securities Act, this Amendment to the registration statement has been signed below by the following persons in the capacities indicated on June 29, 2021.

John F. Finn*
John F. Finn
Trustee

Stephen P. Fisher*
Stephen P. Fisher
Trustee

Kathleen M. Gallagher*
Kathleen M. Gallagher
Trustee

Dennis P. Harrington*
Dennis P. Harrington
Trustee

Frankie D. Hughes*
Frankie D. Hughes
Trustee

Timothy J. Clemens*
Timothy J. Clemens
Treasurer and Principal Financial Officer

*By	/s/ Zachary E. Vonnegut-Gabovitch
Zachary E. Vonnegut-Gabovitch
Attorney-In-Fact

Raymond Kanner*
Raymond Kanner
Trustee

Mary E. Martinez*
Mary E. Martinez
Trustee

Marilyn McCoy*
Marilyn McCoy
Trustee

Robert A. Oden, Jr.*
Robert A. Oden, Jr.
Trustee

Marian U. Pardo*
Marian U. Pardo
Trustee

Brian S. Shlissel*
Brian S. Shlissel
President and Principal Executive Officer

Exhibit Index
(h)(6)(a)	Form of Fee Waiver Agreement, dated July 1, 2021.